   As filed with the Securities and Exchange Commission on February 1, 2007

                                                     Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         -------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

                         -------------------------------

            Delaware                                                                    13-3416059
-------------------------------              250 Vesey Street                        ----------------
(State or other jurisdiction of    4 World Financial Center, 28th Floor              (I.R.S. Employer
incorporation or organization)          New York, New York 10080                 Identification Number)
                                              (212) 449-0357

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         -------------------------------
                               MICHAEL M. MCGOVERN
                     Merrill Lynch Mortgage Investors, Inc.
                                250 Vesey Street
                      4 World Financial Center, 28th Floor
                            New York, New York 10080
                                 (212) 449-0357
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         -------------------------------

                                    Copy to:
                             STEVEN J. MOLITOR, ESQ.
                                   Dechert LLP
                              30 Rockefeller Plaza
                            New York, New York 10112

                         -------------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM            PROPOSED
TITLE OF EACH CLASS OF SECURITIES TO       AMOUNT TO BE          OFFERING PRICE PER      MAXIMUM AGGREGATE            AMOUNT OF
            BE REGISTERED                   REGISTERED             CERTIFICATE(1)        OFFERING PRICE(1)       REGISTRATION FEE(2)
------------------------------------   --------------------     --------------------    -------------------     --------------------
Asset-Backed Securities                 $1,000,000.00 (1)             100%                       100%                   $107.00

(1)      Estimated solely for the purpose of calculating the registration fee.

(2) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         Pursuant to Rule 429 of the Securities and Exchange Commissions Rules and Regulations under the Securities Act of 1933, as amended, the prospectus and prospectus supplement contained in this Registration Statement also relate to the Registrant's Registration Statement on Form S-3 (Registration Statement No. 333-130545).

================================================================================

This information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell those securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION DATED February 1, 2007

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                     The date of this Prospectus is [DATE].

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Exchangeable Certificates...........    30
Description of the Agreements.......    30
     Agreements Applicable to a
       Series.......................    30
     Assignment of Assets;
       Repurchases..................    32
     Representations and Warranties;
       Repurchases..................    33
     Collection Account and Related
       Accounts.....................    34
     Collection and Other Servicing
       Procedures...................    38
     Sub-Servicers..................    38
     Realization upon Defaulted
       Mortgage Loans...............    39
     Primary Mortgage Insurance
       Policies.....................    40
     Hazard Insurance Policies......    41
     Fidelity Bonds and Errors and
       Omissions Insurance..........    42
     Due-on-Sale Provisions.........    42
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    43
     Evidence as to Compliance......    43
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    44
     Events of Default under the
       Agreement....................    45
     Rights upon Event of Default
       under the Agreement..........    46
     Amendment......................    46
     The Trustee....................    47
     Duties of the Trustee..........    47
     Certain Matters Regarding the
       Trustee......................    47
     Resignation and Removal of the
       Trustee......................    48
     Certain Terms of the
       Indenture....................    48
Description of Credit Support.......    51
     General........................    51
     Subordinate Securities.........    51
     Cross-Support Provisions.......    52
     Insurance or Guarantees........    52
     Letter of Credit...............    52
     Insurance Policies and Surety
       Bonds........................    52
     Reserve Funds..................    52
Certain Legal Aspects of Mortgage
  Loans.............................    53
     General........................    53
     Types of Mortgage
       Instruments..................    53

     Interest in Real Property......    54
     Cooperative Loans..............    54
     Foreclosure....................    55
     Junior Mortgages...............    58
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    59
     Environmental Legislation......    60
     Due-on-Sale Clauses............    60
     Subordinate Financing..........    61
     Applicability of Usury Laws....    61
     Alternative Mortgage
       Instruments..................    62
     Servicemembers Civil Relief
       Act..........................    62
     Forfeitures in Drug and RICO
       Proceedings..................    62
     The Contracts..................    63
Material Federal Income Tax
  Consequences......................    66
     General........................    66
     Grantor Trust Funds............    66
     New Withholding Regulations....    74
     REMICs.........................    74
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    90
     Tax Characterization of a Trust
       Fund as a Partnership........    93
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....    99
Taxation of Classes of Exchangeable
  Securities........................   102
     General........................   102
     Tax Status.....................   102
     Tax Accounting for Exchangeable
       Securities...................   102
     Exchanges of Exchangeable
       Securities...................   104
     Tax Treatment of Foreign
       Investors....................   104
     Backup Withholding.............   104
     Reporting and Administrative
       Matters......................   104
State Tax Considerations............   104
ERISA Considerations................   104
     General........................   104
     Prohibited Transactions........   105
     Availability of Underwriter's
       Exemption for Certificates...   106
     Review by Plan Fiduciaries.....   111
Legal Investment....................   111
Plan of Distribution................   113
Legal Matters.......................   114
Financial Information...............   114
Incorporation of Certain Information
  by Reference......................   114
Ratings.............................   115
Index of Defined Terms..............   116

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

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

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

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

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

*Exchangeable Class*.........................  A class that may be exchanged for another class under terms specified in the related Prospectus
                                               Supplement.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

Exchangeable Certificates

General

If specified in the related prospectus supplement, a Series of Certificates may include one or more classes that are exchangeable certificates ("Exchangeable Certificates"). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of Exchangeable Certificates.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the prospectus supplement. The Classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of Exchangeable Certificates will be referred to as a "combination." Each combination of Exchangeable Certificates will be issued by the related issuing entity and, in the aggregate, will represent a distinct combination of uncertificated interests in the issuing entity. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the Certificates of a Series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of Certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of Exchangeable Certificates in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of Exchangeable Certificates.

Exchanges

If a holder elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, the following three conditions must be satisfied:

- the aggregate principal balance of the Exchangeable Certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

- the aggregate amount of interest payable on each Distribution Date with respect to the Exchangeable Certificates received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

- the class or classes of Exchangeable Certificates must be exchanged in the applicable proportions, if any, described in the related prospectus supplement. There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

- A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of Exchangeable Certificates with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

- An interest-only class and a principal only class of Exchangeable Certificates may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

- Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other Exchangeable Certificates that have different principal payment characteristics. Examples of these types of combinations include:

- A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of Exchangeable Certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of Exchangeable Certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

- A class of Exchangeable Certificates that is a Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, and a class of Exchangeable Certificates that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, as applicable, may be exchangeable, together, for a class of Exchangeable Certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an Exchangeable Certificateholder to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the Certificateholder may not be able to obtain the desired class of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A Certificateholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the securities and payment of the administrative fee. A Certificateholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the Certificateholder of record as of the applicable record date.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement.

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

In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

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

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

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

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The

Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

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

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

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

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it

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

makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

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

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

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

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all

                                        45
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Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,
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

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

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

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an

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

amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.
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

      Generally, moneys deposited in any Reserve Funds will be invested in Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor

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

executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket

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mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases,
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

courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally,

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state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

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Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and,
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upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified
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pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than

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three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation

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of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances and may not be covered by any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations

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issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that

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the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

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      Consumer Protection Laws.  The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.
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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment

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charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method

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taxpayer. Accordingly, the sum of the income includible to the Grantor Trust
Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount

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greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a
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deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and

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

request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor
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

Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

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

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced

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

maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the
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

Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC
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

Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate.
The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC
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Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is

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possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such
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

day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

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

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason

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

of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of
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

defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance

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

accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

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

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

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      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

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      The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized

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

deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable

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REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed

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

property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

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

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally

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exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant

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evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include

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requirements that (i) the transferor represent to the Master Servicer or the
Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and
(iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise

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the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

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

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

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

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's
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

method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to

                                        98
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withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

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      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each

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Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.
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      The Trustee will be required to report annually to the IRS, and to each
Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

GENERAL

      The arrangement pursuant to which the exchangeable securities of a series are created, sold and administered (an "Exchangeable Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the Exchangeable Pool and the classes of exchangeable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of exchangeable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of exchangeable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of exchangeable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

      A class of exchangeable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a exchangeable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of exchangeable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such exchangeable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the exchangeable securities should account
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

for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a exchangeable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of exchangeable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.
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      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of exchangeable securities that may be exchanged for a single class of exchangeable securities that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF EXCHANGEABLE SECURITIES

      An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other related classes of exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of exchangeable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of exchangeable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In

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Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code
Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. Pursuant to Section 3(42) of ERISA, equity investment in the entity will not be significant if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors." The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis. However, pursuant to Section 3(42) of ERISA, an entity shall be considered to hold plan assets only to the extent of the percentage of the equity interest in the entity held by benefit plan investors. "Benefit Plan Investor" means an employee benefit plan subject to Part 4 of Title I of ERISA, a plan to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of any such plan by reason of a plan's investment in the entity.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or
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before December 31, 1998, and under which an insurer would not be considered an
ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

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

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance

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due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations,

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Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

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

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code, which exempt certain transactions with persons who provide services to Plans, PTCE 90-1, which

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

exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments

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

are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing

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

bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a
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

percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary,

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

telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

                             INDEX OF DEFINED TERMS

1986 Act............................    72
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    31
Allowable Interest Rate.............   108
Allowable Notional Amount...........   108
Amortizable Bond Premium
  Regulations.......................    68
Applicable Amount...................    86
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    44
Available Distribution Amount.......    22
Average Interest Rate...............   107
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    76
CMT.................................     8
Code................................    66
CODI................................     9
COFI................................     8
Collection Account..................    34
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    54
Cooperatives........................     7
Contributions Tax...................    89
COSI................................     9
Covered Trust.......................    51
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    73
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   106
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    92
ERISA...............................   104
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   106
Exchangeable Certificates...........    27
Exchanged Class.....................   103
EYS Agreement.......................   109
FDIC................................    34
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    31
Indirect Participants...............    28
Insurance Proceeds..................    35
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   111
L/C Bank............................    52
Labor...............................   105
Legislative History.................    72
Leveraged...........................   108
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    35
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    75
Merrill Lynch.......................   113
Mezzanine Securities................    19
Model Law...........................   113
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   112
New Regulations.....................    74
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    66
OID Regulations.....................    68
Originator..........................     8
OTS.................................   112
PAC.................................    18
Participants........................    28
Parties In Interest.................   104
Pass-Through Rate...................    23
Payment Lag Certificates............    82
Permitted Investments...............    34
Plan Asset Regulations..............   105
Planned Amortization Class..........    18
Plans...............................   104
Policy Statement....................   112
Pooling and Servicing Agreement.....    30
Pre-Funded Amount...................    11
Pre-Funding Period..................   107
Prepayment Assumption...............    72
Primary Mortgage Insurance Policy...    40

Prime Rate...................................          8
Principal-Only Class.........................         21
Prohibited Transactions Tax..................         88
Purchase Price...............................         33
PTCE.........................................        108
PTE..........................................        106
Rating Agency................................        106
Received Class...............................        103
Record Date..................................         22
Refinance Loans..............................          9
Related Proceeds.............................         25
Relief Act...................................         62
REMIC Certificates...........................         75
REMIC Regular Certificateholders.............         76
REMIC Regular Certificates...................         75
REMIC Regulations............................         66
REMIC Residual Certificateholder.............         84
REMIC Residual Certificates..................         75
Retained Interest............................         43
Exchangeable Pool............................        102
Scheduled Amortization Class.................         19
Security.....................................         31
Security Balance.............................         24
Security Owners..............................         28
Senior Securities............................         17
Senior Support Securities....................         19
Sequential Pay Class.........................         19
Servicing Agreement..........................         31
Servicing Standard...........................         38
Short-Term Note..............................         94
SIBOR........................................          8
Similar Law..................................        105
Single Family Mortgage Loan..................          7
Single Family Property.......................          7
SMMEA........................................        111
SMMEA Securities.............................        111
SPA..........................................         14
Step-up Class................................         21
Strip........................................        103
Strip Class..................................         19
Stripped ARM Obligations.....................         73
Stripped Bond Certificates...................         70
Stripped Coupon Certificates.................         70
Stripped Interest Securities.................         17
Stripped Principal Securities................         17
Subordinate Securities.......................         17
Subsequent Assets............................         11
Sub-Servicer.................................         38
Sub-Servicing Agreement......................         38
Subsidiary REMIC.............................         75
Super-Premium Certificates...................         77
Super Senior Securities......................         19
Support Class................................         20
Swap.........................................        108
Swap Agreement...............................        108
TAC..........................................         20
T-Bill.......................................          8
Targeted Amortization Class..................         20
Tax Counsel..................................         99
Terms and Conditions.........................         29
Title V......................................         61
Title VIII...................................         62
Trust Agreement..............................         31
U.S. Person..................................         66
UCC..........................................         28
Value........................................          9
Variable Rate Class..........................         20
Voting Rights................................         46
Warranting Party.............................         33

This information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell those securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION DATED February 1, 2007

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED [DATE])

                          $_____________ (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 200[_]-[_]
                                 ISSUING ENTITY

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                       [MERRILL LYNCH CREDIT CORPORATION]
                              Sponsor [and Seller]

             [IF OTHER SPONSOR, NOTE SEPARATE SPONSOR HERE ON COVER]


Consider carefully the risk factors beginning on page S-__ of this prospectus supplement.

The certificates will represent interests in the issuing entity only and will not represent an interest in, or an obligation of, the sponsor, the seller the depositor or any of their affiliates.

Merrill Lynch Mortgage Investors Trust, Mortgage Pass-Through Certificates, Series 200[_]-[_] will issue:

- [Eight] classes of senior certificates, including [four] classes of interest-only certificates; and

-     [Six] classes of subordinate certificates.

This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table on page S-1 under "Summary -- Offered Certificates" and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

These certificates will be backed only by the assets of the issuing entity. Neither these certificates nor the assets of the issuing entity will be obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Mortgage Investors, Inc., Merrill Lynch Credit Corporation or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency or any other entity.

The assets of the issuing entity will primarily consist of [two] pools of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties having the additional characteristics described in "Description of the Mortgage Pools" in this prospectus supplement. The Certificates represent interests of the issuing entity only.

Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected distribution date will be __________. Credit enhancement for the offered certificates includes subordination [list other credit enhancement, if applicable].

The certificates offered by this prospectus supplement will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, from Merrill Lynch Mortgage Investors, Inc., as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Merrill Lynch Mortgage Investors, Inc. from the sale of these certificates will be approximately _______% of their initial principal balance before deducting expenses.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

On or about [DATE], delivery of the certificates (other than the Class A-R Certificate which will be delivered in physical, fully registered form) offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System.

                               -------------------

                               MERRILL LYNCH & CO.

                                     [DATE]

                IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED
          IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

      IF THE TERMS OF YOUR CERTIFICATES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Defined Terms" beginning on page S-___ in this prospectus supplement.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

      Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

     Woolworth Building               Chicago Regional Office
     233 Broadway                     Citicorp Center
     New York, New York 10279         500 West Madison Street, Suite 1400
                                      Chicago, Illinois 60661

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

      This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC (Registration No. 333-_____). You may request a free copy of any of the above filings by writing or calling:

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                250 VESEY STREET
                      4 WORLD FINANCIAL CENTER, 28TH FLOOR
                            NEW YORK, NEW YORK 10080
                                 (212) 449-0357

      You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

TO UNDERSTAND THE STRUCTURE OF THESE CERTIFICATES, YOU MUST READ CAREFULLY BOTH THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                               TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
SUMMARY OF PROSPECTUS SUPPLEMENT ....................................................................  S-1
RISK FACTORS ........................................................................................  S-11
   Prepayments Are Unpredictable and Affect Yield ...................................................  S-12
   Mortgage Loans with Interest-Only Payments and High Balance Loans.................................  S-12
   Your Yield May Be Affected by Changes in Interest Rates ..........................................  S-12
   Limited Cross-Collateralization Among the Mortgage Pools..........................................  S-13
   Limited Recourse .................................................................................  S-14
   Potential Inadequacy of Credit Enhancement .......................................................  S-14
   Cash Flow Considerations and Risks ...............................................................  S-15
   Concentration of Mortgage Loans Could Adversely Affect Your Investment ...........................  S-15
   [Potential Damage to Mortgaged Properties] . ..... ...............................................  S-15
   Ability to Resell Securities May Be Limited ......................................................  S-15
Consequences of Owning Book-Entry Securities ........................................................  S-16
   Delinquencies May Adversely Affect Investment ....................................................  S-16
   You Could Be Adversely Affected by Violations of Consumer Protection Laws ........................  S-16
   Bankruptcy and Insolvency Risks ..................................................................  S-16
   Recent Developments May Increase Risk of Loss on the Mortgage Loans ..............................  S-17
   Limited Obligations ..............................................................................  S-17
DESCRIPTION OF THE MORTGAGE POOLS....................................................................  S-18
   General ..........................................................................................  S-18
   The Additional Collateral Loans ..................................................................  S-20
   The Indices ......................................................................................  S-29
   Assignment of the Mortgage Loans .................................................................  S-29
THE TRANSACTION PARTIES..............................................................................  S-30
   The Issuing Entity ...............................................................................  S-30
   The Depositor ....................................................................................  S-30
   The Originators...................................................................................  S-30
   The Sponsor [and Seller]..........................................................................  S-31
   Static Pool Information...........................................................................  S-31
   The Trustee.......................................................................................  S-32
   The Servicer .....................................................................................  S-32
   [Certificate Insurer] ............................................................................  S-34
   [Primary Mortgage Insurer] .......................................................................  S-34
   [Interest Rate Cap/Swap Provider].................................................................  S-34
   Affiliations and Relationship.....................................................................  S-34
   [MLCC] Underwriting Guidelines ...................................................................  S-34
ADMINISTRATION OF THE ISSUING ENTITY.................................................................  S-39
   Servicing and Administrative Responsibilities.....................................................  S-39
   Fees and Expenses of the Issuing Entity...........................................................  S-40
[CERTIFICATE INSURANCE POLICY].......................................................................  S-41
[PRIMARY MORTGAGE INSURANCE POLICY]..................................................................  S-41
[INTEREST RATE CAP/SWAP AGREEMENT]...................................................................  S-41
DESCRIPTION OF THE CERTIFICATES .....................................................................  S-42
   General ..........................................................................................  S-42
   Example of Distributions..........................................................................  S-43
   Book-Entry Certificates ..........................................................................  S-44
   [Exchangeable Certificates].......................................................................  S-48
   Payments on Mortgage Loans; Accounts..............................................................  S-48
   Available Distribution Amount ....................................................................  S-49
   Distributions of Interest ........................................................................  S-50
   Distributions of Principal .......................................................................  S-56
   Priority of Distributions.........................................................................  S-62
   Subordination of the Payment of the Subordinated Certificates.....................................  S-63
   Allocation of Realized Losses ....................................................................  S-63
   Reports to Certificateholders.....................................................................  S-64
   Final Scheduled Distribution Date ................................................................  S-67
   Optional Clean-Up Call of the Certificates .......................................................  S-67
   The Trustee ......................................................................................  S-67
   Voting Rights ....................................................................................  S-67
SERVICING OF THE MORTGAGE LOANS .....................................................................  S-68
   Servicing and Collection Procedures ..............................................................  S-68
   Servicing Compensation and Payment of Expenses ...................................................  S-69
   Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans....................  S-69
   Advances .........................................................................................  S-69
   Custody of the Mortgage Files ....................................................................  S-70
   Evidence as to Compliance ........................................................................  S-70
   Resignation of Servicer; Assignment and Merger....................................................  S-70
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE..........................................................  S-70
   General...........................................................................................  S-70
   Subordination of the Offered Subordinate Certificates ............................................  S-73
   Weighted Average Life ............................................................................  S-73
USE OF PROCEEDS .....................................................................................  S-79
FEDERAL INCOME TAX CONSEQUENCES .....................................................................  S-79
   [Additional Tax Considerations Applicable to the LIBOR Certificates...............................  S-79
   [Additional Tax Considerations Applicable to the Exchangeable Certificates].......................  S-81
   The Class A-R Certificate ........................................................................  S-81
   Tax Return Disclosure Requirements ...............................................................  S-83
ERISA MATTERS .......................................................................................  S-83
METHOD OF DISTRIBUTION ..............................................................................  S-85
LEGAL MATTERS .......................................................................................  S-86
RATINGS .............................................................................................  S-86
INDEX OF CERTAIN DEFINITIONS ........................................................................  S-88
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ...............................  A-I-1
[ANNEX II PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS]...........................................  A-II-1

                                     SUMMARY

      This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

OFFERED CERTIFICATES

      Merrill Lynch Mortgage Investors Trust Mortgage Pass-Through Certificates, Series 200[_]-[_]consist of the classes of certificates listed in the table below, together with the Class B-4, Class B-5 and Class B-6 Certificates. Only the classes of certificates listed in the table below are being offered by this prospectus supplement

                  INITIAL CLASS
CLASS          PRINCIPAL AMOUNT(1)      INTEREST RATE        DESIGNATION          CUSIP
-----          -------------------      -------------        -----------          -----
1A                  $___________             (4)                Senior          _________
2A-1                 ___________             (4)                Senior          _________
2A-2(2)              ___________             (4)                Senior          _________
X-1A                          (3)            (3)           Notional/Senior      _________
X-1B                          (3)            (3)           Notional/Senior      _________
X-2                           (3)            (3)           Notional/Senior      _________
X-B                           (3)            (3)           Notional/Senior      _________
A-R                  ___________             (5)           Residual/Senior      _________
B-1                  ___________             (4)             Subordinate        _________
B-2                  ___________             (4)             Subordinate        _________
B-3                  ___________             (4)             Subordinate        _________

                                                                              INTEREST
                   MINIMUM             INCREMENTAL        DELAY/ACCRUAL       ACCRUAL
CLASS            DENOMINATION          DENOMINATION         PERIOD(2)        CONVENTION
-----            ------------          ------------       ------------       -----------
1A                $___________        $___________           0 day           Actual/360
2A-1               ___________         ___________           0 day           Actual/360
2A-2(2)            ___________         ___________           0 day           Actual/360
X-1A               ___________         ___________           0 day           Actual/360
X-1B               ___________         ___________           0 day           Actual/360
X-2                ___________         ___________           0 day           Actual/360
X-B                ___________         ___________           0 day           Actual/360
A-R                ___________         ___________           0 day           Actual/360
B-1                ___________         ___________           0 day           Actual/360
B-2                ___________         ___________           0 day           Actual/360
B-3                ___________         ___________           0 day           Actual/360

                             FINAL SCHEDULED          EXPECTED FINAL             RATINGS
CLASS       RECORD DATE     DISTRIBUTION DATE      DISTRIBUTION DATE(3)      [RATING AGENCY]
-----       -----------     -----------------      --------------------      ---------------
1A              (6)             ___________           ___________               ___________
2A-1            (6)             ___________           ___________               ___________
2A-2(2)         (6)             ___________           ___________               ___________
X-1A            (6)             ___________           ___________               ___________
X-1B            (6)             ___________           ___________               ___________
X-2             (6)             ___________           ___________               ___________
X-B             (6)             ___________           ___________               ___________
A-R             (6)             ___________           ___________               ___________

                             FINAL SCHEDULED          EXPECTED FINAL             RATINGS
CLASS       RECORD DATE     DISTRIBUTION DATE       DISTRIBUTION DATE(3)      [Rating Agency]
-----       -----------     -----------------       --------------------      ---------------
B-1             (6)             ___________           ___________               ___________
B-2             (6)             ___________           ___________               ___________
B-3             (6)             ___________           ___________               ___________

----------

(1) These balances are approximate and are subject to an increase or decrease of up to 10%, as described in this prospectus supplement.

(2) The Class 2A-2 Certificates will not receive accelerated payments of principal to the same extent as the other related senior certificates, discussed in this prospectus supplement under "Description of the Certificates -- Distributions of Principal." In addition, realized losses which would otherwise be allocated to the Class 2A-1 Certificates in any period will first be allocated to the Class 2A-2 Certificates as described at "Description of the Certificates -- Allocation of Realized Losses."

(3) Interest will accrue on the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates based upon notional amounts as described in this prospectus supplement under "Description of the Certificates -- Distributions of Interest." No principal will be distributed on the Class X-1A, Class X-IB, Class X-2 and Class X-B Certificates.

(4) Interest will accrue on the Class 1A, Class 2A-1, Class 2A-2, Class B-1, Class B-2 and Class B-3 Certificates based upon one-month LIBOR plus a specified margin, subject to limitation, as described in this prospectus supplement.

(5) Interest will accrue on the Class A-R Certificate based upon the weighted average of the net interest rates on the pool 1 mortgage loans, as described in this prospectus supplement.

(6) For any distribution date, the last business day preceding a distribution date.

      The certificates offered by this prospectus supplement, except for the Class A-R Certificate, will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth under "Description of the Certificates - General" in this prospectus supplement. The Class A-R Certificate will be issued in fully registered definitive form.

      The certificates represent ownership interests in a trust fund that will consist primarily of two separate pools of mortgage loans, "pool 1" and "pool 2."

      Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, distributions to the Class 1A, Class A-R, Class X-1A and Class X-1B Certificates will be solely derived from collections on the pool 1 mortgage loans and distributions to the Class 2A-1, Class 2A-2 and Class X-2 Certificates will be solely derived from collections on the pool 2 mortgage loans. Aggregate collections from both pools of mortgage loans will be available to make distributions on the Class X-B, Class B-1, Class B-2 and Class B-3 Certificates and the other subordinate classes.

THE ISSUING ENTITY

      Merrill Lynch Mortgage Investors Trust Mortgage Pass Through Certificates, Series 200[_]-[_] will be formed pursuant to a pooling and servicing agreement among the depositor, the servicer and the trustee. The certificates solely represent beneficial ownership interests in the issuing entity created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

THE TRUSTEE

      [TRUSTEE], will act as trustee of the trust under the pooling and servicing agreement.

      We refer you to "The Transaction Parties -- The Trustee" in this prospectus supplement for more information.

THE ORIGINATORS

      All of the mortgage loans were either originated by [Merrill Lynch Credit Corporation] pursuant to a private label relationship with [_______________] or acquired by [Merrill Lynch Credit Corporation] in the course of its correspondent lending activities and underwritten in accordance with [Merrill Lynch Credit Corporation] underwriting guidelines as in effect at the time of origination. On the closing date, [Merrill Lynch Credit Corporation] will sell all its interest in the mortgage loans to the depositor. [Merrill Lynch Credit Corporation is an affiliate of the depositor and the underwriter.]

      We refer you to "Description of the Mortgage Pools-[MLCC] Underwriting Guidelines" and "The Transaction Parties -- The Originators" in this prospectus supplement for more information.

[If other Originators, disclose such here.]

THE SPONSOR [AND SELLER]

[Merrill Lynch Mortgage Lending Inc.], a [Delaware] corporation whose address is [ ] and whose telephone number is [ ], will sell all of its interest in the mortgage loans to the depositor on the closing date. The sponsor is an affiliate of Merrill Lynch Mortgage Investors, Inc., the depositor, [Merrill Lynch Credit Corporation], an originator, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.

See "The Transaction Parties - The Sponsor" and "Affiliations and
Relationships."

[If other Sponsor or Seller, disclose such here.]

THE DEPOSITOR

      On the closing date, Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of the certificateholders. The depositor is an affiliate of the [seller and sponsor] and of the underwriter.

      We refer you to "The Transaction Parties -- The Depositor" and "affiliations and Relationships" in this prospectus supplement for more information.

THE SERVICER

      [_________________] will service the mortgage loans pursuant to the pooling and servicing agreement. [If an affiliate of any other transaction party, disclose such here.]

      We refer you to "Servicing of the Mortgage Loans" and "The Transaction Parties -- The Servicer" in this prospectus supplement for more information.

      [Identify any Interest Rate Cap Provider, Swap Provider, Mortgage Insurer, Certificate Insurer or other credit enhancement provider, if applicable]

[Identify the applicable Ratings Agencies]

[Identify any Master Servicer or Securities Administrator]

AFFILIATIONS AND RELATIONSHIPS

      Merrill Lynch Mortgage Investors, Inc., Merrill Lynch Credit Corporation and [any other applicable party] are all affiliated. There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

[The following diagram illustrates the Various parties involved in the transaction and their respective functions.]

[INSERT FLOW CHART]

CUT-OFF DATE

      [DATE].

DISTRIBUTION DATE

      The 20th day of each month or, if such day is not a business day, the next business day thereafter, commencing in [DATE]. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

RECORD DATE

      With respect to the Class 1A, Class 2A-1, Class 2A-2, Class B-1, Class B-2 and Class B-3 Certificates, the last business day preceding a distribution date (or the closing date, in the case of the first distribution date), unless such certificates are no longer book-entry certificates, in which case the record date is the last business day of the month preceding the month of a distribution date. With respect to all other classes of certificates, the record date will be last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date).

DETERMINATION DATE

With respect to each distribution date, the determination date is the [ ] day of the month in which such distribution date occurs, or, if such [ ] day is not a business day, the next succeeding business day.

    THE MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES [ ] [ ]-[ ] MORTGAGE
                            PASS-THROUGH CERTIFICATES

The Merrill Lynch Mortgage Investors Trust, Series [ ] [ ]-[ ] mortgage pass-through certificates solely represent beneficial ownership interests in the issuing entity, the assets of which will consist of conventional, adjustable rate, fully amortizing, first lien residential mortgage loans.

Distributions of principal and interest on the certificates will be based primarily on collections from the mortgage loans.

[The Class [ ] and Class [ ] Certificates are exchangeable for certain other classes of certificates in the combinations identified on Annex II to this prospectus supplement.]

DENOMINATIONS

      The minimum denominations and the incremental denominations of each class of certificates offered through this prospectus supplement are set forth in the table on page S-3.

DISTRIBUTIONS OF INTEREST

      On each distribution date, to the extent funds are available from the related mortgage pool (or both pools in the aggregate, in the case of the Class X-B, Class B-1, Class B-2 and Class B-3 Certificates and the other subordinate classes), each class of certificates will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date (or notional amount, in the case of the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates), the applicable certificate interest rate and accrual period, and, in the case of the Class 1A, Class 2A-1, Class 2A-2, Class B-1, Class B-2 and Class B-3 Certificates, any accrued and unpaid interest shortfall attributable solely to basis risk (i.e. that the pass-through rate for a class of certificates is limited by the weighted average of the net mortgage rates for the related pool), but solely to the extent of funds available in the basis risk reserve fund.

      For each distribution date, the accrual period applicable to the Class 1A, Class 2A-1, Class 2A-2, Class B-1, Class B-2 and Class B-3 Certificates for a given distribution date, will be the period commencing on the 20th day of the month immediately preceding the month in which such distribution date occurs (or in the case of the first distribution date, beginning on the closing date of this transaction) and ending on the 19th day of the month in which such distribution date occurs. The accrual period applicable to all other classes of offered certificates will be the calendar month preceding the month in which such distribution date occurs. Interest on all classes of certificates for all accrual periods will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

      Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

      We refer you to "Description of the Certificates -- Distributions of Interest" in this prospectus supplement for more information.

DISTRIBUTIONS OF PRINCIPAL

      The amount of principal distributable on the certificates (other than the interest-only certificates) on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

      Generally, the Class 1A, Class 2A-1, Class 2A-2 and Class A-R Certificates will receive principal payments on each distribution date in an amount equal to their pro rata share of the related "Senior Principal Distribution Amount" based on principal collections from the related mortgage pool for the related due period; provided, however, as described herein, the allocation of the Senior Principal Distribution Amount with respect to pool 2 between the Class 2A-1 and Class 2A-2 Certificates will be determined by applying the same shifting interest percentage rules described herein with respect to the subordinate classes of certificates. As a result, until the Distribution Date in [DATE], unless certain performance triggers are satisfied, the Class 2A-2 Certificates will not receive principal distributions, but rather the Class 2A-1 Certificates will be allocated all pool 2 principal collections allocable to the pool 2 senior certificates. Thereafter, the Class 2A-2 Certificates will generally receive their pro rata share of scheduled principal and increasing portions of unscheduled principal payments from pool 2 principal collections. Generally, unless certain performance triggers are satisfied the Class B-1, Class B-2 and Class B-3 Certificates and the other subordinate classes will not receive principal distributions from collections on the mortgage loans until the distribution date in [DATE]. From and after that distribution date, provided that certain tests are met, the Class B-1, Class B-2 and Class B-3 Certificates and the other subordinate classes will receive principal collections in an amount equal to their allocable share of the related "Subordinate Principal Distribution Amount" based on collections of principal from the mortgage pools in the aggregate for the related due period.

      We refer you to "Description of the Certificates -- Distributions of Principal" in this prospectus supplement and "Description of the Securities -- Distributions on Securities" in the prospectus for more information.

FINAL SCHEDULED DISTRIBUTION DATE

      The final scheduled distribution date for the offered certificates is the distribution date in [DATE] which is the distribution date in the month after the scheduled maturity date for the latest maturing mortgage loan.

PRIORITY OF DISTRIBUTIONS

      Distributions on the certificates will be made on each distribution date from available principal and interest collections received in the related due period from the related mortgage pool (in the case of the senior certificates other than the Class X-B Certificates) and from both mortgage pools in the aggregate (in the case of the subordinate certificates and the Class X-B Certificates), and other available funds, in the following order of priority.

      [Describe payment priorities]

      We refer you to "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Realized Losses" in this prospectus supplement for more information.

[EXCHANGEABLE CERTIFICATES]

[On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable related certificates are allocated to the related exchangeable certificates that are entitled to principal. The payment characteristics of the classes of exchangeable certificates will reflect the payment characteristics of their related classes of certificates. Annex II shows the characteristics of the exchangeable certificates and the combinations of certificates and exchangeable certificates. See "Description of the Certificates--Exchangeable Certificates" in this prospectus supplement and "Description of the Securities--Exchangeable Certificates" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.]

OPTIONAL CLEAN-UP CALL

      Subject to the restrictions described in this prospectus supplement, on any distribution date on or after the distribution date (the "initial clean-up call date") on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than [10]% of the aggregate principal balance of the mortgage loans as of the cut-off date, the trustee will attempt to terminate the issuing entity through an auction process.

      If the issuing entity is not terminated because a sufficient purchase price is not achieved at such auction, then on the immediately succeeding distribution date and each distribution date thereafter, the related margin over the LIBOR component of the interest rate of the Class 1A, Class 2A-1, Class 2A-2, Class B-1, Class B-2 and Class B-3 Certificates will increase as described at "Description of the Certificates -- Distributions of Interest" and "-- Optional Clean-Up Call of the Certificates" in this prospectus supplement.

      We refer you to "Description of the Certificates -- Optional Clean-Up Call of the Certificates" in this prospectus supplement for more information.

CREDIT ENHANCEMENT

      Subordination. The subordinate classes of certificates will provide credit enhancement for the senior certificates. In addition, the Class B-1 Certificates will have a payment priority over the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; the Class B-2 Certificates will have a payment priority over the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; and the Class B-3 Certificates will have a payment priority over the Class B-4, Class B-5 and Class B-6 Certificates.

      If the mortgage loans in any pool experience losses (except for certain excess losses as described in this prospectus supplement), then the principal amount of the subordinate class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those losses until the total outstanding principal balance of such class equals zero.

      If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction. If the applicable subordination of the subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the mortgage pool incurring the realized losses will be allocated such losses and may never receive all of their principal payments; provided, however, that losses that would otherwise be allocated to the Class 2A-1 Certificates will first be allocated to the Class 2A-2 Certificates until the principal balance of the Class 2A-2 Certificates has been reduced to zero.

      We refer you to "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Realized Losses" in this prospectus supplement for more information.

THE MORTGAGE LOANS

      Statistical Information. The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of the cut-off date. Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final mortgage pools as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

      General. On the cut-off date, the assets of the issuing entity consisted of approximately _____ mortgage loans with a total principal balance of approximately $_____________. The mortgage loans consist primarily of adjustable rate, conventional, fully amortizing, first lien residential mortgage loans, substantially all of which have an original term to stated maturity of approximately 25 years. [All of the mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of ten years following origination of such mortgage loan. Following such ten-year period, the monthly payment with respect to each mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining 15-year term and to pay interest at the related mortgage interest rate.] The mortgage loan swill be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

      Pool 1 Characteristics of the cut-off date, pool 1 consisted of approximately _____ mortgage loans having a total principal balance of approximately $___________ (or approximately _____% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of approximately _____% and _____% of the pool 1 mortgage loans adjust based on the one-month LIBOR and six-month LIBOR index, respectively, and substantially all of such mortgage loans have original terms to maturity of approximately 25 years.

      Pool 2 Characteristics. As of the cut-off date, pool 2 consisted of approximately ___ mortgage loans having a total principal balance of approximately $___________ (or approximately _____% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of all of the pool 2 mortgage loans adjust based on the six-month LIBOR index.

      We refer you to "Description of the Mortgage Pools" in this prospectus supplement for more information.

      Summary Statistical Data. The following table summarizes the characteristics of the mortgage loans in the aggregate and by pool as of the cut-off date. Tabular information concerning the characteristics of the mortgage loans in each mortgage pool as of the cut-off date can be found at "Description of the Mortgage Pools - Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

Aggregate Outstanding Principal Balance:............................                      $_____________
Pool 1:.............................................................                      $_____________
Pool 2:.............................................................                      $_____________

Aggregate Number of Mortgage Loans:.................................                      $_____________
Pool 1:.............................................................                      $_____________
Pool 2:.............................................................                      $_____________

Aggregate Average Current Balance:..................................                      $_____________
Pool 1:.............................................................                      $_____________
Pool 2:.............................................................                      $_____________

Aggregate Weighted Average .Mortgage Interest Rate:.................                              _____%
Pool 1:.............................................................                              _____%
Pool 2:.............................................................                              _____%

Aggregate Weighted Average .Gross Margin Interest Rate:.............                              _____%
Pool 1:.............................................................                              _____%
Pool 2:.............................................................                              _____%

Aggregate Weighted Average Original Term to Maturity:...............                          ___ months
Pool 1:.............................................................                          ___ months
Pool 2:.............................................................                          ___ months

Aggregate Weighted Average Remaining Term to Maturity:..............                          ___ months
Pool 1:.............................................................                          ___ months
Pool 2:.............................................................                          ___ months

      Additional Collateral Loans. Approximately _____% and _____% of the pool 1 and pool 2 mortgage loans, respectively, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the servicer.

      We refer you to "Description of the Mortgage Pools - The Additional Collateral Loans" for more information.

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

      The seller, the originators and the sponsor have made certain representations and warranties concerning the mortgage loans. The benefit of those representations and warranties will be assigned to the depositor and by the depositor to the trustee for the benefit of the certificateholders under the pooling and servicing agreement. Such representations and warranties will include that none of the mortgage loans in the issuing entity will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

      Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of such breach, the seller, the sponsor or, if applicable, the originator will be required to (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity or (3) in certain circumstances, substitute another mortgage loan.

      In order to substitute a new mortgage loan for a mortgage loan that has been removed from the assets of the issuing entity because of a breach of a representation or warranty, (a) the substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

      See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" in this prospectus supplement.

FEES AND EXPENSES

      Before payments are made on the certificates, the servicer will be paid a monthly fee calculated as ___% per annum on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement).

[Include applicable fees or expenses of the Master Servicer or Securities Administrator, if any.]

      See "Fees and Expenses of the Issuing Entity" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

      [SERVICER], as servicer, is generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans on the immediately preceding determination date. The servicer will be entitled to reimburse itself for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the mortgage loans. However, if the servicer makes advances which are nonrecoverable from future payments and collections on the related mortgage loan, the servicer will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

      The servicer will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a mortgage loan in whole or in part. However, the amount of such payments will generally not exceed the servicing fees payable to the servicer for the related due period.

      We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement for more detail.

FEDERAL INCOME TAX CONSEQUENCES

      The trustee will elect to treat all or a part of the assets of the issuing entity as comprising one or more REMICs in a tiered structure for federal income tax purposes. Each of the certificates, other than the Class A-R Certificate, will represent ownership of "regular interests" in a REMIC and the Class A-R Certificate will represent the sole class of "residual interest" in each of the REMICs.

      There are restrictions on the types of investors that are permitted to purchase the Class A-R Certificate.

      We refer you to "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more information.

ERISA MATTERS

      Subject to important considerations described under "ERISA Matters" in this prospectus supplement and under "ERISA Considerations" in the accompanying prospectus, the offered certificates, other than the Class A-R Certificate, will be eligible for acquisition by persons investing assets of employee benefit plans or individual retirement accounts. The Class A-R Certificate will NOT be eligible for acquisition by any such plan or account.

      We refer you to "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus for more information.

LEGAL INVESTMENT

      Generally all of the certificates offered by this prospectus supplement (except the Class A-R, Class B-2 and Class B-3 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

      We refer you to "Legal Investment" in the prospectus for more information.

RATING OF THE CERTIFICATES

      The issuance of the certificates offered by this prospectus supplement is conditioned on the certificates receiving the following ratings from [RATING AGENCY], [RATING AGENCY] and [RATING AGENCY].

CLASS                [___] RATING      [___] RATING      [___] RATING
-----                ------------      ------------      ------------
1A
2A-1
2A-2
X-1A
X-1B
X-2
X-B

CLASS                [___] RATING      [___] RATING      [___] RATING
-----                ------------      ------------      ------------
B-1
B-2
B-3

- These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

- The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

- The ratings do not address the likelihood that any basis risk shortfall will be repaid to certificateholders.

      We refer you to "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

EXCHANGE ACT FILINGS

      The issuing entity will file Distribution Reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "Merrill Lynch Mortgage Investors Inc" (Commission file no. 333-[ ]). Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov. [Additionally, any reports filed will be made available on
the [Trustee's] website at                        .]

                                  RISK FACTORS

      INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CONSIDER THE RISK FACTORS DESCRIBED IN THE ACCOMPANYING PROSPECTUS. ALL STATISTICAL INFORMATION REFERRED TO IN THIS
SECTION IS BASED ON THE MORTGAGE POOLS AS CONSTITUTED ON THE CUT-OFF DATE.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

      The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans of the related mortgage pool, in the case of the senior certificates, or the combined mortgage pools, in the case of the subordinate certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

      -     the amortization schedules of the mortgage loans;

      - the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

            -     refinancing by borrowers;

            -     liquidations of defaulted loans by the servicer; and

            - repurchases of mortgage loans by the seller, the related originator or the sponsor as a result of defective documentation or breaches of representations and warranties.

      In addition to the rate of principal payments on the mortgage loans, the yield to maturity of the certificates will also be affected by the depositor's exercise of its optional redemption rights.

      All of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

      - If you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

      - If you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

      - If the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

      - The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect;

      - The priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinate certificates and to the holders of the Class 2A-1 Certificates relative to the holders of the Class 2A-2 Certificates; and

      - Prospective purchasers of the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates should carefully consider the risk that a rapid rate of principal payments on the mortgage loans could result in the failure of such purchasers to recover their initial investments.

      See "Yield, Prepayment and Weighted Average Life" and "Description of the Certificates - Distributions of Principal" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

      All of the mortgage loans provide for payment of interest at the related mortgage rate, but no scheduled payment of principal, for a period of ten years following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to the mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

      Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first ten years of the term of the mortgage loan as a disincentive to prepayment.

      If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

      See "Description of the Mortgage Pools" in this prospectus supplement.

      As of the cut-off date, the principal balances of approximately ___ of the mortgage loans in pool 1 and of approximately __ of the mortgage loans in pool 2 (representing approximately _____% and _____%, respectively, of each such pool's cut-off date principal balance) were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the performance of each pool.

YOUR YIELD MAY BE AFFECTED BY CHANGES IN INTEREST RATES

      No prediction can be made as to future levels of one-month LIBOR (the applicable index in determining the certificate interest rate for the Class 1A, Class 2A-1, Class 2A-2, Class B-1, Class B-2 and Class B-3 Certificates and the mortgage interest rate for approximately _____% of the mortgage loans in pool
1), six-month LIBOR (the applicable index in determining the mortgage interest rate for approximately _____% of the mortgage loans in pool 1 and all of the mortgage loans in pool 2) or as to the timing of any changes therein, each of which will directly affect the yields of the certificates.

      Except for any payments made from the basis risk reserve fund, as described herein, the holders of the Class 1A, Class 2A-1, Class 2A-2, Class B-1, Class B-2 and Class B-3 Certificates will absorb the risk associated with basis risk shortfalls determined as the excess of (1) the related certificate interest rate calculated on the basis of one-month LIBOR plus the applicable margin (subject to the maximum interest rate of _____%) over (2) the weighted average net mortgage rate of the pool 1 mortgage loans (in the case of the Class 1A Certificates), the weighted average net mortgage rate of the pool 2 mortgage loans (in the case of the Class 2A-1 and Class 2A-2 Certificates) or the subordinate net WAC limitation (in the case of the Class B-1, Class B-2 and Class B3 Certificates) as described herein under "Description of the Certificates--Distributions of Interest."

      The holders of the Class 1A, Class 2A-1, Class 2A-2, Class B-1, Class B-2 and Class B-3 Certificates may not always receive interest at a rate equal to one-month LIBOR plus the applicable margin. If the weighted average net mortgage rate of the mortgage loans in pool 1, in the case of the Class 1A Certificates, the weighted average net mortgage rate of the mortgage loans in pool 2, in the case of the Class 2A-1 and Class 2A-2 Certificates, or the subordinate net WAC limitation, in the case of the Class B-1, Class B-2 and Class B-3 Certificates, is less than one-month LIBOR plus the related margin, the interest rate of those certificates will be reduced to the applicable weighted average net mortgage rate or subordinate net WAC limitation, as applicable. Thus, the yield to investors in those certificates will be sensitive to fluctuations in the level of one-month LIBOR and six-month LIBOR and may be adversely affected by the application of the weighted average net mortgage rate of the mortgage loans.

      The prepayment of mortgage loans with relatively higher net mortgage rates may result in a lower weighted average net mortgage rate. Consequently, if on any distribution date the application of the related weighted average net mortgage rate results in an interest payment lower than one-month LIBOR plus the related margin on the Class 1A, Class 2A-1, Class 2A-2, Class B-1, Class B-2 and Class B-3 Certificates during the related interest accrual period, the value of those certificates may be temporarily or permanently reduced.

      Investors in the Class 1A, Class 2A-1, Class 2A-2, Class B-1, Class B-2 and Class B-3 Certificates should be aware that the mortgage rates on approximately _____% of the mortgage loans in pool 1 and on all of the mortgage loans in pool 2 are generally adjustable semi-annually based on the related six-month LIBOR index. Consequently, the interest that becomes due on those mortgage loans during the related due period may be less than interest that would accrue on the related certificates at the rate of one-month LIBOR plus the related margin. In a rising interest rate environment, such certificates may receive interest at the related weighted average net mortgage rate for a protracted period of time.

      To the extent that the related weighted average net mortgage rate of the mortgage loans limits the amount of interest paid on the Class 1A, Class 2A-1, Class 2A-2, Class B-1, Class B-2 and Class B-3 Certificates, the difference between the related weighted average net mortgage rate and one-month LIBOR plus the related margin for such class of certificates, will create a shortfall that will carry forward, with interest thereon as described herein. However, any such resulting shortfall will only be paid after any current interest for such distribution date has been paid to such certificates and only to the extent that there are amounts on deposit in the basis risk reserve fund funded from interest accrued on and otherwise distributable to the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates on the related distribution date. Accordingly, these shortfalls may remain unpaid on any optional redemption or final distribution date.

      See "Description of the Certificates - Distributions of Interest" in this prospectus supplement.

LIMITED CROSS-COLLATERALIZATION AMONG THE MORTGAGE POOLS

      With limited exceptions described in "Description of the Certificates - Limited Cross-Collateralization," interest and principal on the senior certificates will be payable solely out of amounts collected in respect of the mortgage loans in the related mortgage pool. In the case of the senior certificates, the mortgage pools will generally not be "cross-collateralized" - interest and principal collections received from the mortgage loans in a pool will only be available for distribution to the related certificates and not to the senior certificates related to the other pool. For example, collections from pool 1 will generally only be available to make distributions to the Class 1A, Class X-1A, Class X-1B and Class A-R Certificates, but not to the Class 2A-1, Class 2A-2 or Class X-2 Certificates. On the other hand, the applicable subordinate percentage of collections from each mortgage pool will be available to make distributions to the Class X-B Certificates and the subordinate certificates.

      The applicable coverages for special hazard losses, fraud losses and bankruptcy losses cover mortgage loans in both mortgage pools. Therefore, if mortgage loans in any one pool suffer a high level of these types of losses, it will reduce the available coverage for all of the senior certificates in either of the pools. After the available coverage has been exhausted, if any mortgage loan suffers these types of losses, all senior certificates will be allocated a portion of the loss.

      Because the subordinate certificates represent interests in both mortgage pools, the class principal amounts of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any one pool. Therefore, the allocation of realized losses on the mortgage loans in any one pool to the subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the senior certificates, including the senior certificates related to the mortgage pool that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the mortgage pool that did not suffer those previous losses.

LIMITED RECOURSE

      Neither the certificates nor the assets of the trust fund will be guaranteed by the depositor, the seller, the sponsor, the servicer, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

      The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

      The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur losses and may never receive all of their principal payments. You should consider the following:

      - if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-3 Certificates by the amount of that excess;

      - if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-2 Certificates by the amount of that excess;

      - if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-1 Certificates by the amount of that excess; and

      - after the total class principal amount of the subordinate certificates has been reduced to zero, losses realized on the mortgage loans in a mortgage pool will reduce the class principal amounts of the related senior certificates; provided, however, losses that would otherwise be allocated to the Class 2A-1 Certificates will first be allocated to the Class 2A-2 Certificates until the principal balance of the Class 2A-2 Certificates has been reduced to zero.

      See "Description of the Certificates - Priority of Distributions" and " - Allocation of Realized Losses" in this prospectus supplement.

CASH FLOW CONSIDERATIONS AND RISKS

      The related mortgage loans, the related mortgaged property and additional collateral and other assets of the trust fund are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties and additional collateral fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

      Approximately _____% and _____% of the Mortgage Loans included in pool 1 and pool 2, respectively, are secured by mortgaged properties located in [STATE]. Consequently, losses and prepayments on the mortgage loans in a particular pool and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, mud slides, fires and floods, in these areas.

      See "Description of the Mortgage Pools - Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

[POTENTIAL DAMAGE TO MORTGAGED PROPERTIES]

      [Hurricane [NAME], which struck [STATE] and surrounding areas on [DATE], may have adversely affected mortgaged properties located in those areas. As of the cut-off date, approximately ___% of the mortgaged properties were located in disaster areas designated by the Federal Emergency Management Agency. the seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. We do not know how many mortgaged properties have been or may be affected by Hurricane Katrina or Hurricane Rita. Damages to mortgaged properties as a result of Hurricane Katrina or Hurricane Rita may or may not be covered by the related hazard insurance policies. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by Hurricane [NAME]. Any adverse impact as a result of Hurricane [NAME] may be borne by the holders of the certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, property values in these areas may be adversely affected by Hurricane [NAME]. Mortgagors in areas affected by the hurricanes may also be affected by a decline in the economic environment in these areas.]

ABILITY TO RESELL SECURITIES MAY BE LIMITED

      There is currently no market for any of the certificates and the underwriters are not required to assist investors in resales of the offered certificates, although they may do so. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary market for mortgage pass-through certificates has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

      LIMIT ON LIQUIDITY OF SECURITIES. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the book-entry certificates can be effected only though The Depository Trust Company, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in The Depository Trust Company system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

      DELAYS IN PAYMENTS. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by [TRUSTEE] to The Depository Trust Company for The Depository Trust Company to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

      The mortgage loans were either originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

      Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, federal, state and local consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

      See "Certain Legal Aspects of the Mortgage Loans" in the accompanying prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

      It is believed that the transfer of the mortgage loans from the seller to the depositor will be treated as a sale rather than a secured financing for purposes of state law. Counsel for the seller will render an opinion on the closing date that in the event of the bankruptcy of the seller, the mortgage loans and other assets of the issuing entity would not be considered part of the seller's bankruptcy estate and, thus, would not be available to its creditors. On the other hand, a bankruptcy trustee or one of the creditors of the seller might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

      The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

      The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

      The Seller does not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See "Certain Legal Aspects of Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

LIMITED OBLIGATIONS

The assets of the issuing entity are the sole source of payments on the certificates. The certificates are not the obligations of any other entity. None of the seller, the sponsor, the depositor, the underwriter, the trustee, the servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the ratings of the certificates. If credit enhancement is not available, holders of certificates may suffer losses on their investments.

                        DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

      The following is a summary description of the Mortgage Loans (as defined below) in the Mortgage Pools (as defined below) as of [DATE] (the "Cut-off Date"). The information presented herein does not take into account any Mortgage Loans that have been or may be prepaid in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Mortgage Pools as of the Closing Date.

      Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of a Mortgage Pool, such percentage is determined on the basis of the Stated Principal Balance of the Mortgage Loans in the aggregate or of a particular Mortgage Pool as of the Cut-off Date.

      At the Cut-off Date, the assets of the Issuing Entity consisted of two pools ("Pool 1" and "Pool 2," respectively, and each, a "Mortgage Pool") of approximately _____ conventional, adjustable rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties, including condominiums and co-ops, (each, a "Mortgaged Property"), substantially all of which have original terms to maturity of 25 years, having an aggregate Stated Principal Balance as of the Cut-off Date of approximately $_____________ (the "Aggregate Cut-off Date Balance"). [All of the Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan. Following the ten-year interest-only period, the Scheduled Payment with respect to each such Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.]

      As described herein at "Description of the Certificates - General," the Mortgage Loans have been segregated into Pool 1 and Pool 2 for the purpose of allocating distributions among the Senior Certificates. Each Mortgage Pool has the characteristics described below.

      Pool 1 consists of approximately _____ Mortgage Loans (the "Pool 1 Mortgage Loans") having a Cut-off Date balance of approximately $___________ (approximately _____% of the Aggregate Cut-off Date Balance). Approximately _____% and _____% of the Pool 1 Mortgage Loans are One-Month LIBOR and Six-Month LIBOR indexed Mortgage Loans, respectively (see " - The Indices" below).

      As of the Cut-off Date, with respect to those Mortgage Loans in Pool 1 which adjust their Mortgage Rates in accordance with One-Month LIBOR (the "One-Month LIBOR Loans"), the weighted average Mortgage Rate is approximately _____% per annum, the weighted average Servicing Fee Rate is approximately ____% per annum, the weighted average margin is approximately _____% per annum, the weighted average remaining term to maturity is approximately ___ months, and the weighted average interest only remaining term is approximately ___ months.

      As of the Cut-off Date, with respect to those Mortgage Loans in Pool 1 which adjust their Mortgage Rates in accordance with Six-Month LIBOR (the "Six-Month LIBOR Loans") the weighted average Mortgage Rate is approximately _____% per annum, the weighted average Servicing Fee Rate is approximately ____% per annum, the weighted average margin is approximately _____% per annum, the weighted average remaining term to maturity is approximately ___ months, and the weighted average interest only remaining term is approximately ___ months.

      Pool 2 consists of approximately ___ Mortgage Loans (the "Pool 2 Mortgage Loans"), having a Cut-off Date balance of approximately $___________ (approximately _____% of the Aggregate Cut-off Date Balance). As of the Cut-off Date, with respect to the Mortgage Loans in Pool 2, the weighted average Mortgage Rate is approximately _____% per annum, the weighted average Servicing Fee Rate is approximately ____% per annum, the weighted average margin is approximately _____% per annum, the weighted average remaining term to maturity is approximately ___ months, and the weighted average interest only remaining term is approximately ___ months.

      Substantially all of the Mortgage Loans were originated by [SERVICER] on behalf of [Merrill Lynch Credit Corporation] ("[MLCC]") in accordance with [MLCC] underwriting parameters.

      Certain general information with respect to the Mortgage Loans is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the issuing entity and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 10%. If the characteristics of the Mortgage Loans included in the assets of the issuing entity on the Closing Date differ by 5% or more from the Mortgage Loans described herein, the Depositor will file a Form 8-K with updated disclosure regarding the Mortgage Loans.

      None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans will be assigned to the issuing entity by the Depositor, which, in turn, will acquire them from the Seller pursuant to a mortgage loan purchase agreement (the "Mortgage Loan Purchase Agreement") between the Depositor and the Seller. The Mortgage Loans have been acquired by the Seller from [MLCC] in the ordinary course of its business. All of the Mortgage Loans were underwritten substantially in accordance with the [MLCC] underwriting criteria specified herein. See "--Underwriting Standards" below.

      The Servicer will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. See "Servicing of the Mortgage Loans--Servicing and Collections Procedures."

      All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). Due to the provisions for monthly advances by the Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Date thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Loans may be prepaid in whole or in part at any time without payment of a prepayment penalty.

      The Mortgage Loans were originated from [DATE] through [DATE]. No more than approximately ____% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area. The latest stated maturity date of any Mortgage Loan is [DATE].

      [As of the Cut-off Date, none of the Mortgage Loans was more than 30 days delinquent.]

      As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately _____% per annum, the weighted average Servicing Fee Rate is approximately ____% per annum, the weighted average margin is approximately _____% per annum, the weighted average remaining term to maturity is approximately ___ months, and the weighted average interest only remaining term is approximately ___ months.

      [None of the Mortgage Loans had a Loan-to-Value Ratio at origination of more than 100.00%.] Approximately ____% of the Mortgage Loans had an Effective Loan-to-Value Ratio at origination of greater than 80%, and such Mortgage Loans are covered by a primary mortgage insurance policy. All of the Mortgage Loans with Loan-to-Value Ratios greater than 80% at origination were originated in accordance with [MLCC]'s Mortgage 100(SM) or Parent Power(R) programs or are covered by primary mortgage insurance policies. In the case of the Mortgage Loans which were originated in accordance with [MLCC]'s Mortgage 100(SM) or Parent Power(R) programs, in addition to being secured by real property, such Mortgage Loans may be secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee as described at "-- The Additional Collateral Loans" below.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans. The "Effective Loan-to-Value Ratio" means a fraction, expressed as a percentage, the numerator of which is the original Stated Principal Balance of the related Mortgage Loan, less the amount secured by the Additional Collateral required at the time of origination, if any, and the denominator of which is the appraised value of the related Mortgaged Property at such time, or in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the sales price of the Mortgaged Property if such sales price is less than such appraised value.

      As set forth in the "Credit Scores" table below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately ___ to approximately ___, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

THE ADDITIONAL COLLATERAL LOANS

      [Those Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% originated in accordance with [MLCC]'s Mortgage 100(SM) or Parent Power(R) programs are, in general, also either (i) secured by a security interest in additional collateral (generally securities) owned by the borrower, such loans being referred to as Mortgage 100(SM) Loans or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn was secured by a security interest in collateral (normally securities), such loans in clause (ii) being referred to as "Parent Power(R) Loans." Such Mortgage Loans secured by collateral described in clauses (i) and (ii) are also collectively referred to as "Additional Collateral Loans" and the collateral referred to in clauses (i) and (ii) is referred to herein as "Additional Collateral." The amount of Additional Collateral generally does not exceed 30% of the loan amount, although the amount of Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, [MLCC] may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of an Additional Collateral

      Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or, at the request of the mortgagor, when the Loan-to-Value Ratio is reduced to [MLCC]'s applicable Loan-to-Value Ratio limit for that loan by virtue of an increase in the appraised value of the related mortgaged property as determined by [MLCC] in accordance with its policies and procedures. The pledge agreement and the guaranty agreement, as applicable, and the security interest in the Additional Collateral, if any, provided in the case of an Additional Collateral Loan will be assigned to the Trustee as part of the assets of the Issuing Entity.

      On or prior to the Closing Date, the Depositor will have assigned to the Issuing Entity its rights under a limited purpose surety bond issued to [MLCC] by AMBAC Assurance Corporation (the "Limited Purpose Surety Bond"), which is intended to guarantee the receipt by the Issuing Entity of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount generally not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent that any such shortfall results in a loss of principal on such Additional Collateral Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the Additional Collateral Mortgage Loans that are recoverable or sought to be recovered as a voidable preference under applicable law.

      No assurance can be given as to the amount of proceeds, if any, that might be realized from Additional Collateral. Proceeds from the liquidation of any Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge or guaranty agreement, as applicable.]

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

Tabular Characteristics of the Pool 1 Mortgage Loans

      The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1 Mortgage Loans..............................         _____________
Total Stated Principal Balance...............................         $_____________
Mortgage Rates:
      Weighted Average.......................................         _____________%
      Range..................................................         ____% to ____%
Weighted Average Remaining Term to Maturity (in months)......         _____________

      The Stated Principal Balances of the Pool 1 Mortgage Loans range from approximately $______ to approximately $_________. The Pool 1 Mortgage Loans have an average Stated Principal Balance of approximately $________.

      The weighted average Effective Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately _____%, and no Pool 1 Mortgage Loan had an Effective Loan-to-Value Ratio at origination exceeding ________%.

      No more than approximately ____% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Pool 1 Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

                CUT-OFF DATE STATED PRINCIPAL BALANCES -- POOL 1

                                                                                                        Percentage of
    Range of Cut-off Date                                        Aggregate Principal Balance      Aggregate Principal Balance
Stated Principal Balances ($)      Number of Mortgage Loans              Outstanding                      Outstanding
-----------------------------      ------------------------      ---------------------------      ---------------------------
                                   ------------------------      ---------------------------      ---------------------------
Total........................

As of the Cut-off Date, the average Stated Principal Balance of the Pool 1 Mortgage Loans is expected to be approximately $_______.

                        CURRENT MORTGAGE RATES -- POOL 1

                                                                                          Percentage of
         Range of                                             Aggregate Principal      Aggregate Principal
Current Mortgage Rates (%)      Number of Mortgage Loans      Balance Outstanding      Balance Outstanding
--------------------------      ------------------------      -------------------      -------------------
                                ------------------------      -------------------      -------------------
Total.....................
                                ========================      ===================      ===================

As of the Cut-off Date, the weighted average Mortgage Rate is of the Pool 1 Mortgage Loans is expected to be approximately _____% per annum.

                            REMAINING TERM -- POOL 1

                                                                                       Percentage of
                                                           Aggregate Principal      Aggregate Principal
Remaining Term (Months)      Number of Mortgage Loans      Balance Outstanding      Balance Outstanding
-----------------------      ------------------------      -------------------      -------------------
                             ------------------------      -------------------      -------------------
Total..................
                             ========================      ===================      ===================

As of the Cut-off Date, the weighted average "Remaining Term" of the Pool 1 Mortgage Loans is expected to be approximately ___ months.

                     ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 1

                                                                                        Percentage of
        Original                                            Aggregate Principal      Aggregate Principal
Loan-to-Value Ratios (%)      Number of Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------      ------------------------      -------------------      -------------------
                              ------------------------      -------------------      -------------------
Total...................
                              ========================      ===================      ===================

The weighted average "Original Loan-to-Value Ratio" of the Pool 1 Mortgage Loans is expected to be approximately _______%.

                    EFFECTIVE LOAN-TO-VALUE RATIOS -- POOL 1

                                                                                        Percentage of
       Effective                                            Aggregate Principal      Aggregate Principal
Loan-to-Value Ratios (%)      Number of Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------      ------------------------      -------------------      -------------------
                              ------------------------      -------------------      -------------------
Total...................
                              ========================      ===================      ===================

The weighted average "Effective Loan-to-Value Ratio" of the Pool 1 Mortgage Loans is expected to be approximately ______%.

                             CREDIT SCORE -- POOL 1

                                                                            Percentage of
                                                Aggregate Principal      Aggregate Principal
Credit Score      Number of Mortgage Loans      Balance Outstanding      Balance Outstanding
------------      ------------------------      -------------------      -------------------
                  ------------------------      -------------------      -------------------
Total.......
                  ========================      ===================      ===================

The weighted average "Credit Score" of the Pool 1 Mortgage Loans is approximately _____%. See discussion above under " -- General."


            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES -- POOL 1

                                                                            Percentage of
                                                Aggregate Principal      Aggregate Principal
State             Number of Mortgage Loans      Balance Outstanding      Balance Outstanding
-----             ------------------------      -------------------      -------------------
                  ------------------------      -------------------      -------------------
Total.......
                  ========================      ===================      ===================


                            OCCUPANCY TYPE -- POOL 1

                                                                              Percentage of
                                                  Aggregate Principal      Aggregate Principal
Occupancy Type      Number of Mortgage Loans      Balance Outstanding      Balance Outstanding
--------------      ------------------------      -------------------      -------------------
                    ------------------------      -------------------      -------------------
Total.........
                    ========================      ===================      ===================

Based upon representations of the related borrowers as the time of origination.


                             PROPERTY TYPE -- POOL 1

                                                                              Percentage of
                                                  Aggregate Principal      Aggregate Principal
Property Type      Number of Mortgage Loans       Balance Outstanding      Balance Outstanding
-------------      ------------------------       -------------------      -------------------
                   ------------------------       -------------------      -------------------
Total........
                   ========================       ===================      ===================

                             LOAN PURPOSE -- POOL 1

                                                        Aggregate Principal                  Percentage of
                                                              Balance                     Aggregate Principal
Loan Purpose      Number of Mortgage Loans                  Outstanding                   Balance Outstanding
------------      ------------------------              -------------------               -------------------

                  ------------------------              -------------------              --------------------
Total.......
                  ========================              ===================              ====================

                          LOAN DOCUMENTATION -- POOL 1

                                                        Aggregate Principal                  Percentage of
                                                             Balance                      Aggregate Principal
Documentation     Number of Mortgage Loans                 Outstanding                    Balance Outstanding
-------------     ------------------------              -------------------               -------------------

                  ------------------------              -------------------              --------------------
Total.......
                  ========================              ===================              ====================


                                MARGIN -- POOL 1


                                                          Aggregate Principal                  Percentage of
    Range of                                                   Balance                      Aggregate Principal
Gross Margins (%)   Number of Mortgage Loans                 Outstanding                    Balance Outstanding
-------------       ------------------------              -------------------               -------------------

                    ------------------------              -------------------              --------------------
Total.......
                    ========================              ===================              ====================



                             MAXIMUM RATES -- POOL 1


                                                            Aggregate Principal                  Percentage of
     Range of                                                     Balance                      Aggregate Principal
Maximum Rates (%)     Number of Mortgage Loans                 Outstanding                    Balance Outstanding
-------------         ------------------------              -------------------               -------------------

                      ------------------------              -------------------              --------------------
Total.......
                      ========================              ===================              ====================



As of the Cut-off Date, the weighted average maximum Mortgage Rate of the Pool 1 Mortgage Loans is expected to be approximately _____% per annum.

                       NEXT RATE ADJUSTMENT DATE -- POOL 1

                                                                  Aggregate Principal                   Percentage of
                                                                        Balance                      Aggregate Principal
Next Rate Adjustment Date     Number of Mortgage Loans                Outstanding                    Balance Outstanding
-------------------------     ------------------------              -------------------              --------------------

                              ------------------------              -------------------              --------------------
Total.......
                              ========================              ===================              ====================

As of the Cut-off Date, the weighted average next rate to adjustment date of the Pool 1 Mortgage Loans was approximately _____ months.

Tabular Characteristics of the Pool 2 Mortgage Loans

      The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 2 Mortgage Loans................................           _____________
Total Stated Principal Balance.................................           $_____________
Mortgage Rates:
      Weighted Average.........................................           _____________%
      Range....................................................           ____% to ____%
Weighted Average Remaining Term to Maturity (in months)........           _____________

      The Stated Principal Balances of the Pool 2 Mortgage Loans range from approximately $______ to approximately $_________. The Pool 2 Mortgage Loans have an average Stated Principal Balance of approximately $_______.

      The weighted average Effective Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately _____%, and no Pool 2 Mortgage Loan had an Effective Loan-to-Value Ratio at origination exceeding _____%.

      No more than approximately ____% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

                CUT-OFF DATE STATED PRINCIPAL BALANCES -- POOL 2


                                                                            Aggregate Principal                 Percentage of
   Range of Cut-off Dates                                                       Balance                      Aggregate Principal
Stated Principal Balances ($)       Number of Mortgage Loans                   Outstanding                   Balance Outstanding
-----------------------------       ------------------------                -------------------              -------------------

                                    ------------------------                -------------------              --------------------
Total.......
                                    ========================                ===================              ====================




                        CURRENT MORTGAGE RATES -- POOL 2



                                                                            Aggregate Principal                 Percentage of
Range of Cut-off Dates                                                           Balance                      Aggregate Principal
Current Mortgage Rates (%)          Number of Mortgage Loans                   Outstanding                   Balance Outstanding
--------------------------          ------------------------                -------------------              -------------------

                                    ------------------------                -------------------              --------------------
Total.......
                                    ========================                ===================              ====================

As of the Cut-off Date, the weighted average Mortgage Rate is of the Pool 2 Mortgage Loans is expected to be approximately _____% per annum.

                            REMAINING TERM -- POOL 2

                                                             Aggregate Principal Balance      Percentage of Aggregate Principal
Remaining Term (Months)      Number of Mortgage Loans                Outstanding                     Balance Outstanding
-----------------------      ------------------------                -----------                     -------------------

                             ------------------------        ---------------------------      --------------------------------

Total..................
                             ========================        ===========================      ================================

As of the Cut-off Date, the weighted average "Remaining Term" of the Pool 2 Mortgage Loans is expected to be approximately ___ months.


                     ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 2

        Original                                              Aggregate Principal Balance      Percentage of Aggregate Principal
Loan-to-Value Ratios (%)      Number of Mortgage Loans                Outstanding                     Balance Outstanding
------------------------      ------------------------                -----------                     -------------------

                              ------------------------        ---------------------------      --------------------------------

Total..................
                              ========================        ===========================      ================================

The weighted average "Original Loan-to-Value Ratio" of the Pool 2 Mortgage Loans is expected to be approximately ______%.


                    EFFECTIVE LOAN-TO-VALUE RATIOS -- POOL 2

       Effective                                              Aggregate Principal Balance      Percentage of Aggregate Principal
Loan-to-Value Ratios (%)      Number of Mortgage Loans                Outstanding                     Balance Outstanding
------------------------      ------------------------                -----------                     -------------------

                              ------------------------        ---------------------------      --------------------------------

Total..................
                              ========================        ===========================      ================================

The weighted average "Effective Loan-to-Value Ratio" of the Pool 2 Mortgage Loans is expected to be approximately_____%.


                             CREDIT SCORE -- POOL 2

                                                              Aggregate Principal Balance      Percentage of Aggregate Principal
Credit Score                  Number of Mortgage Loans                 Outstanding                     Balance Outstanding
------------                  ------------------------                 -----------                     -------------------

                              ------------------------        ---------------------------      --------------------------------

Total..................
                              ========================        ===========================      ================================

The weighted average "Credit Score" of the Pool 2 Mortgage Loans is approximately _____%. See discussion above under "--General."

            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES -- POOL 2

                                                 Aggregate Principal Balance      Percentage of Aggregate Principal
State            Number of Mortgage Loans                Outstanding                     Balance Outstanding
-----            ------------------------                -----------                     -------------------

                 ------------------------        ---------------------------      ---------------------------------

Total........
                 ========================        ===========================      =================================

                            OCCUPANCY TYPE -- POOL 2

                                                    Aggregate Principal Balance      Percentage of Aggregate Principal
Occupancy Type      Number of Mortgage Loans                Outstanding                     Balance Outstanding
--------------      ------------------------                -----------                     -------------------

                 ------------------------        ---------------------------      ---------------------------------

Total........
                 ========================        ===========================      =================================

Based upon representations of the related borrowers as the time of origination.

                             PROPERTY TYPE -- POOL 2

                                                   Aggregate Principal Balance      Percentage of Aggregate Principal
Property Type      Number of Mortgage Loans                Outstanding                     Balance Outstanding
-------------      ------------------------                -----------                     -------------------

                 ------------------------        ---------------------------      ---------------------------------

Total........
                 ========================        ===========================      =================================

                             LOAN PURPOSE -- POOL 2


Property Type      Number of Mortgage Loans                Outstanding                     Balance Outstanding
-------------      ------------------------                -----------                     -------------------

                 ------------------------        ---------------------------      ---------------------------------

Total........
                 ========================        ===========================      =================================

                          LOAN DOCUMENTATION -- POOL 2

                                                   Aggregate Principal Balance      Percentage of Aggregate Principal
Documentation      Number of Mortgage Loans                Outstanding                     Balance Outstanding
-------------      ------------------------                -----------                     -------------------
                   ------------------------                -----------                     -------------------
Total........
                   ========================                ===========                     ===================

                                MARGIN -- POOL 2

     Range of                                             Aggregate Principal Balance      Percentage of Aggregate Principal
Gross Margins (%)         Number of Mortgage Loans                Outstanding                     Balance Outstanding
-----------------         ------------------------                -----------                     -------------------
                          ------------------------                -----------                     -------------------
Total............
                          ========================                ===========                     ===================

As of the Cut-off Date, the weighted average margin of the Pool 2 Mortgage Loans is expected to be approximately _____% per annum.

                             MAXIMUM RATES -- POOL 2

    Range of                                            Aggregate Principal Balance      Percentage of Aggregate Principal
Maximum Rate (%)        Number of Mortgage Loans                Outstanding                     Balance Outstanding
----------------        ------------------------                -----------                     -------------------
                        ------------------------                -----------                     -------------------
Total...........
                        ========================                ===========                     ===================

As of the Cut-off Date, the weighted average maximum Mortgage Rate of the Pool 2 Mortgage Loans is expected to be approximately _____% per annum

                       NEXT RATE ADJUSTMENT DATE -- POOL 2

                                                                Aggregate Principal Balance      Percentage of Aggregate Principal
Next Rate Adjustment Date       Number of Mortgage Loans                Outstanding                     Balance Outstanding
-------------------------       ------------------------                -----------                     -------------------
                                ------------------------                -----------                     -------------------
Total....................
                                ========================                ===========                     ===================

As of the Cut-off Date, the weighted average next rate to adjustment date of the Pool 2 Mortgage Loans was approximately _____ months.

THE INDICES

      The Mortgage Rate for all of the Mortgage Loans will be adjusted monthly or semi-annually on the related adjustment date. The index for the Mortgage Rate borne by each of the Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

            ONE-MONTH LIBOR. The Mortgage Rates borne by approximately _____% of the Mortgage Loans (by Aggregate Cut-off Date Balance) are adjusted every month to equal the London interbank offered rate for one-month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal most recently available as of 25 days prior to the date on which the related interest adjustment date occurs ("One-Month LIBOR") plus a margin ranging from _____% to ____%.

            SIX-MONTH LIBOR. The Mortgage Rates borne by approximately _____% of the Mortgage Loans (by Aggregate Cut-off Date Balance) are adjusted every six months to equal the London interbank offered rate for six-month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal most recently available as specified in the related Mortgage Note ("Six-Month LIBOR") plus a margin ranging from ____% to ____%.

ASSIGNMENT OF THE MORTGAGE LOANS

      Under the Mortgage Loan Purchase Agreement, [SELLER] (the "Seller") will sell the Mortgage Loans to the Depositor. Pursuant to the Mortgage Loan Purchase Agreement, the Seller will make certain representations, warranties and covenants relating to, among other things, certain characteristics of the Mortgage Loans. The Seller also will represent that each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable predatory or abusive lending laws Subject to the limitations described below, the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of such Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a "Defective Mortgage Loan"). See "Description of the Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus.

      Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Issuing Entity all of its rights to the Mortgage Loans and its rights under the Mortgage Loan Purchase Agreement (including the right to enforce the Seller's purchase obligations). The obligations of the Seller with respect to the Certificates are limited to the Seller's obligations to purchase or substitute for Defective Mortgage Loans.

      In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage and, additionally in connection with the transfer and assignment to the Issuing Entity of Additional Collateral Loans, the pledge agreement, security agreement, stock power, guaranty agreement or other evidence of a security interest in the Additional Collateral (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, delivered at the request and at the expense of the Depositor on the Closing Date, such recording is not required to protect the

Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

      The Trustee will review each Mortgage File within 270 days of the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such 270-day period, any document in a Mortgage File is found to be missing or defective in a material respect and the Seller does not cure such omission or defect within 90 days after its receipt of notice from the Trustee, then the Seller is obligated to purchase the related Defective Mortgage Loan from the Issuing Entity at a price equal to the sum of (a) 100% of the Stated Principal Balance thereof, (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase and (c) any unreimbursed Monthly Advances and servicing advances not included in clauses (a) and (b) above. Rather than purchase a Defective Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Mortgage Pool and substitute in its place one or more mortgage loans of like kind (such loan a "Replacement Mortgage Loan"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any of the REMICs or result in a prohibited transaction tax under the Code.

      Any Replacement Mortgage Loan generally will, on the date of substitution, as confirmed by a certificate delivered by the Seller to the Trustee, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i) have an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess (and not less than 90%) of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account not later than the succeeding Determination Date and held for distribution to the Certificateholders on the related Distribution Date), (ii) have a maximum Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan, (iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans of a Mortgage Pool equal to 1% or more of the Cut-off Date balance of such Mortgage Pool have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan, (iv) have an Effective Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vi) not permit conversion of the related Mortgage Rate to a permanent fixed Mortgage Rate, (vii) have the same or higher credit score, (viii) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial interest adjustment date of the Deleted Mortgage Loan, (ix) be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code and
(x) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement. This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.


                             THE TRANSACTION PARTIES

THE ISSUING ENTITY

        [TRUST NAME] is a common law trust formed under the laws of the State of New York under the Pooling and Servicing Agreement. After its formation, the Trust will not engage in any activity other than:

      - acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds from those Mortgage Loans,

      -     issuing the Certificates,

      -     making payments on the Certificates and

      - engaging in other activities that are necessary, suitable or convenient to accomplish the specified obligations or are incidental to the specified obligations or connected with those obligations.

THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, is the Depositor of the Mortgage Loans. [The Depositor generally does not engage in activities other than the securitization of assets.] [Describe continuing duties of after issuance of certificates]

      [The Depositor has an active program of securitizing residential and commercial mortgage loans. The Depositor has been securitizing residential mortgage loans similar to the Mortgage Loans since [1986]. ] [No such securitization transaction has experienced an event of default or similar difficulty.]

THE ORIGINATORS

      The Seller and Sponsor, MLCC, a wholly owned direct subsidiary of Merrill Lynch Bank USA, an indirect subsidiary of Merrill Lynch & Co., Inc. ("MERRILL LYNCH"), and an affiliate of the underwriter, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is a Delaware corporation qualified to do business (to the extent qualification is required) in each jurisdiction where its mortgage program is offered. It maintains licenses in various jurisdictions as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one- to four-family mortgagee; FHA-approved mortgagee; Fannie Mae first and second mortgage one- to four-family seller/servicer; Freddie Mac home and second mortgage one- to four-family seller/servicer; GNMA mortgage-backed securities issuer under the GNMA I and GNMA II single-family programs; and supervised VA lender.

      MLCC's offices are located in Jacksonville, Florida. MLCC generally does not establish local offices in the jurisdictions where its loans are offered, but has, in the past, and where required, appointed employees of other Merrill Lynch companies which do have local offices as officers or agents of MLCC, and has used the other Merrill Lynch companies' local offices as MLCC's local offices for licensing purposes.

      MLCC is primarily in the business of originating conforming and nonconforming fixed and adjustable rate mortgage loans and other loan products. MLCC also originates home equity lines of credit to individuals. MLCC currently originates loans in fifty states, the District of Columbia and the U.S. Virgin Islands. The Mortgage Loans are secured by first liens on one- to four-family residences, condominiums, and cooperative apartments (New York State only), most of which are owner-occupied.

      MLCC's mortgage programs are marketed primarily to Merrill Lynch clients through MLPF&S's financial advisors and mortgage and credit specialists employed by MLCC, as well as through newspaper and other print advertising and direct marketing campaigns.

For further information regarding MLCC, See "MLCC Underwriting Guidelines" in this Prospectus Supplement.

[For each originator originating 20% or more of the pool, disclose originator's form of organization, describe originating experience in originating assets of this type and insert a description of the originator's underwriting guidelines.]

THE SPONSOR

      [Describe the sponsor's securitization program and state how long the sponsor has been engaged in the securitization of assets. The description must include, to the extent material, a general discussion of the sponsor's experience in securitizing assets of any type as well as a more detailed discussion of the sponsor's experience in and overall procedures for originating or acquiring and securitizing assets of the type included in the current transaction. Include to the extent material information regarding the size, composition and growth of the sponsor's portfolio of assets of the type to be securitized and information or factors related to the sponsor that may be material to an analysis of the origination or performance of the pool assets, such as whether any prior securitizations organized by the sponsor have defaulted or experienced an early amortization triggering event.]

      [Describe the sponsor's material roles and responsibilities in its securitization program, including whether the sponsor or an affiliate is responsible for originating, acquiring, pooling or servicing the pool assets, and the sponsor's participation in structuring the transaction.]

[If other Sponsor or Seller, disclose here.]

STATIC POOL INFORMATION

      For static pool information regarding the Sponsor please refer to [website]. This website includes information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of this prospectus supplement, prospectus or the registration statement.

THE TRUSTEE

      [TRUSTEE] will act as Trustee under the Pooling and Servicing Agreement. [TRUSTEE] is a __________________ with approximately $____ in assets, __ million customers and ______ employees. The Depositor, the Seller and the Servicer may maintain banking and other commercial relationships with [TRUSTEE] and its affiliates. [TRUSTEE's} principal corporate trust offices are located at
_________________.

      [TRUSTEE] has provided corporate trust services since _____. As of ___________, [TRUSTEE] was acting as trustee with respect to _________ series of securities with an aggregate outstanding principal balance of approximately $__________. This portfolio includes [corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations]. As of _____________, [TRUSTEE] was acting as trustee on more than _____ series of residential mortgage-backed securities with an aggregate principal balance of approximately $______.

      [Under the terms of the Pooling and Servicing Agreement, the Trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the [Trust REMICs] and the preparation of monthly reports on Form 10-D [in regards to Distribution and Pool Performance Information] and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. [TRUSTEE] has been engaged in the business of securities administration since __________. It has acted as securities administrator with respect to _______ series of securities, and, as of ____________, was acting as securities administrator with respect to more than $_______ of outstanding residential mortgage-backed securities.]

      For a description of the Trustee's fees and compensation, see "Fees and Expenses of the Issuing Entity"

THE SERVICER

      The Mortgage Loans included in the assets of the Issuing Entity will initially be serviced by [SERVICER]. [If multiple servicers, disclose percentage of mortgage loan pool serviced by each here.] The Servicer will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the related Mortgaged Properties. Such responsibilities may be performed under the supervision of a Master Servicer in accordance with the provisions of the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, any Master Servicer will be obligated to terminate the Servicer for certain events of default which indicate the Servicer is not performing, or is unable to perform, its duties and obligations under the Pooling and Servicing Agreement.

      The Servicer has been servicing assets since _____ and has been servicing residential mortgage loans similar to the Mortgage Loans since ______. [Describe Servicer's experience in, and procedures for the servicing function it will perform.]

      The following table describes size, composition and growth of Servicer's total residential mortgage loan servicing portfolio as of the dates indicated.

                        DECEMBER 31, 2003          DECEMBER 31, 2004           DECEMBER 31, 2005                  [ ] 2006
                        -----------------          -----------------           -----------------                  --------
                                    TOTAL                       TOTAL                       TOTAL                          TOTAL
                                PORTFOLIO OF                  PORTFOLIO                 PORTFOLIO OF                    PORTFOLIO OF
LOAN TYPE             NUMBER        LOANS         NUMBER      OF LOANS      NUMBER          LOANS          NUMBER          LOANS
---------             ------        -----         ------      --------      ------          -----          ------          -----
Residential
  Mortgage
  Loans........

        DELINQUENCY AND FORECLOSURE EXPERIENCE IN [SERVICER]'S PORTFOLIO
              OF ONE- TO FOUR-FAMILY RESIDENTIAL MORTGAGE LOANS(1)

                                       As of                   As of                   As of
                                 December 31, 2003       December 31, 2004        ________, 2005
                                 -----------------       -----------------        --------------
                               Number of   Principal   Number of   Principal   Number of   Principal
                                Loans       Balance     Loans       Balance     Loans       Balance
                                -----       -------     -----       -------     -----       -------
Total Portfolio
Period of
Delinquency(2)(3)
   30 to 59 days
   Percent Delinquent
   60 to 89 days
   Percent Delinquent
   90 days or more
   Percent Delinquent
Total Delinquencies(4)
Total Delinquencies by
Percent of Total Portfolio
Foreclosures, Bankruptcies
or Real Estate Owned
Percent of Total Portfolio
in Foreclosure,
Bankruptcies or Real
Estate Owned(5)

----------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions and have been rounded to the nearest whole number.

(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3) Bankruptcies are included in the delinquency calculations and also in the "Foreclosures, Bankruptcies or Real Estate Owned" category. The Foreclosures and Real Estate Owned categories are excluded from the delinquency calculations.

(4)   Entries may not add up to total due to rounding.

(5)   Percentages stated are of the total servicing portfolio.

      While the above foreclosure and delinquency experience is typical of [SERVICER]'s recent experience, there can be no assurance that the foreclosure and delinquency experience on the Mortgage Loans will be similar. As a result of the rapid growth experienced by [SERVICER], its servicing portfolio is relatively unseasoned. Accordingly, the above information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the table is based on all of the loans in [SERVICER]'s servicing portfolio, excluding certain home-equity loans subserviced for others. The Mortgage Loans may be more recently originated than, and also have other characteristics which distinguish them from, the majority of the loans in [SERVICER]'s servicing portfolio.

      [Describe any material changes to the servicer's policies or procedures in the servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past three years.]

      [Provide information regarding the servicer's financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance or performance of the asset-backed securities.]

      [Describe to the extent material any special or unique factors involved in servicing the particular type of assets included in the current transaction, such as subprime assets, and the servicer's processes and procedures designed to address such factors.]

      [Describe to the extent material the servicer's process for handling delinquencies, losses, bankruptcies and recoveries].

      [Describe to the extent material any ability of the servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cash flows from the assets. ].

      [The Servicer will not be liable for any losses on the Mortgage Loans except in the event of negligence.]

      The Servicer is required to make advances to the extent described herein. See "The Servicing of the Mortgage Loans -- Advances." The Servicer has not failed to make a required advance in connection with any mortgage-backed securitization.

      For a description of the Servicer's fees and compensation, see "Fees and Expenses of the Issuing Entity."

[If applicable, insert equivalent disclosure for any other affiliated servicer or unaffiliated servicer servicing 20% or more of the mortgage pool.]

[CERTIFICATE INSURER]

      [Name, organizational form and general character of business of [Certificate Insurer] and, if liable or contingently liable to provide more than 10% or more, but less than 20% of the cash flow for a class of certificates, then financial data as required by Item 301 of Regulation S-K will be provided and if contingently liable to provide 20% or more of the cash flow for a class of certificates, financial statements meeting the requirements of Regulation S-X will be provided.]

      [See "[The Certificate Insurance Policy]" for a description of the [Certificate Insurance Policy]]

[PRIMARY MORTGAGE INSURER]

      [Name, organizational form and general character of business of [Primary Mortgage Insurer] and, if liable or contingently liable to provide more than 10% or more, but less than 20% of the cash flow for a class of certificates, then financial data as required by Item 301 of Regulation S-K will be provided and if contingently liable to provide 20% or more of the cash flow for a class of certificates, financial statements meeting the requirements of Regulation S-X will be provided.]

      [See "[Primary Mortgage Insurance]" for a description of the [Primary Mortgage Insurance Policy]]

[INTEREST RATE CAP/SWAP PROVIDER]

      [Name, organizational form and general character of business of [Interest Rate Cap/Swap Provider]. If the [Interest Rate Cap/Swap Provider] provides a significance percentage of 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided. If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

      [See "[The Interest Rate Cap/Swap Agreement]" for a description of the [Interest Rate Cap/Swap Agreement]]

AFFILIATIONS AND RELATIONSHIPS

      The Depositor, the Sponsor, MLCC, and the Underwriter [and any other applicable party], are all affiliates of each other and have the following ownership structure:

      [Insert applicable ownership structure].

[MLCC] UNDERWRITING GUIDELINES

      As of January 2001, MLCC retained Cendant Mortgage Corporation, now known as PHH Mortgage Corporation ("PHH" ) to originate, process, and underwrite MLCC's real estate based loan products on a "private-label" basis. Substantially all of the Mortgage Loans were either originated on MLCC's behalf pursuant to this private-label relationship or acquired by MLCC pursuant to its Correspondent Lending Program (as hereinafter described). All first-lien closed-end residential mortgage loans originated or acquired on this basis are serviced by PHH at its servicing headquarters located in Mt. Laurel, New Jersey.

      MLCC underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property and Additional Collateral, if any, as collateral for any loan made by MLCC. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income, and expenses (except as described below), along with an authorization permitting MLCC to obtain any necessary third-party verifications, including a credit report summarizing the applicant's credit history. Unless prohibited by applicable state law, the applicant may be required to pay an application fee to MLCC.

      In evaluating the applicant's ability and willingness to repay the proposed loan, MLCC reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, MLCC generally requests a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

      MLCC verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and at least two months' worth of cash reserves.

      Except as described below, MLCC also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed MLCC debt payment. MLCC's guidelines for verifying an applicant's income and employment are generally as follows. For salaried applicants, MLCC typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS forms 1040 or W-2, a current pay stub, and oral verification of employment. Oral verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. For non-salaried applicants, including self-employed applicants, MLCC requires copies of the applicant's two most recent federal income tax returns, along with all supporting schedules. In some cases, MLCC may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall income, or does not affect the applicant's ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

      In determining the adequacy of the property as collateral for the loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH on MLCC's behalf, except as noted below. The appraiser is required to inspect the property and verify that it is in good condition and that renovation or construction, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. For certain re-finance transactions, MLCC typically will accept (a) the re-certification or appraisal update of a previously prepared appraisal if the applicant can produce an appraisal that was prepared approximately twelve months or less from the date of the application for the MLCC loan; or (b) an FNMA Form 2055 "short form" appraisal (e.g., no interior inspection) if the applicant can produce an appraisal that was prepared roughly between twelve and twenty-four months from the date of the application for the MLCC loan. Most of the aforementioned appraisals may have been procured by STARS, an affiliate of PHH.

      The applicant has the option of directly obtaining a title report or may choose to have MLCC obtain the report. Generally, all liens must be satisfied and removed prior to or upon the closing of the loan. Title insurance is required to be obtained for all first lien Mortgage Loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

      Once sufficient employment, credit, and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. MLCC also reviews the level of an applicant's liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have a good credit history and a total debt-service-to-income ("DTI") ratio that generally does not exceed 38%; however, this limit may be raised to 50% or greater if the borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. Generally, the DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations (including the interest-only payment that will be due on the requested loan calculated at the initial interest rate for such loan plus an additional 0.25% to 2.50%, depending upon the particular loan product requested by the applicant (with the qualifying rate never being less than 8%)), divided by the borrower's total verified monthly income. In general, it is MLCC's belief that the DTI ratio is only one of several factors, such as loan-to-value ("LTV" ) ratio, credit history, and reserves, that should be considered in making a determination of an applicant's ability to repay the proposed loan. As part of the underwriting process, MLCC typically reviews an applicant's credit score. MLCC considers an applicant's credit score in connection with other factors, including the applicant's overall credit payment history, level of income, debts, and assets. It is not MLCC's practice to accept or reject an application solely on the basis of the applicant's credit score.

      Certain loans originated by MLCC were originated under loan programs that do not require verification of borrower income. In certain limited cases, MLCC may accept verification of borrower assets and/or status of credit history in addition to or in lieu of income verification, provided that the borrower meets certain standards with regard to the ratio of liquid assets to the loan amount and other compensating factors are present. MLCC's loan origination process allows for expedited processing on certain loans based on the risk profile of the loan. During the origination process, MLCC conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. MLCC categorizes loans into different processing tracks based upon the overall risk profile of the loan, as evidenced by the LTV ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for MLCC to process the loan.

      MLCC uses a "liquidity ratio" as part of its underwriting criteria. The liquidity ratio is defined as the total amount of a borrower's liquid assets, as verified by MLCC, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who requests a $250,000 loan amount would have a 2:1 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower's liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, concentrated equity positions if the share price is less than $10, and any stock options or unvested shares of stock. MLCC believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income.

      The level of income documentation required by MLCC is determined by the combination of the borrower's credit score and overall credit profile, liquidity ratio, and the LTV ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, MLCC may require the following different levels of income disclosure and verification:

            (1) no income disclosure;

            (2) debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required;

            (3) verification of income using streamlined/alternate documentation; or

            (4) full income disclosure and verification.

      A prospective borrower may apply for a loan that does not require income verification. MLCC determines if the prospective borrower would qualify for approval given no income verification based on several factors, including the borrower's credit score and overall credit profile, amount of liquid assets and the LTV ratio of the proposed loan. If the borrower does not qualify for the requested loan based on no income verification underwriting, MLCC would require verification of income using streamlined/alternative documentation or full income disclosure and verification for such prospective borrower.

      MLCC also requires that the proposed loan have an LTV ratio that generally does not exceed 80%, but under certain circumstances may exceed 100%. MLCC's practice is to continuously review LTV ratio limits and to adjust such limits where economic conditions dictate that such adjustments are appropriate. Any negative comments concerning the quality, condition, and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV ratio permitted for the loan. In the case of a loan which is a purchase money mortgage, MLCC computes the loan's LTV ratio as the original loan balance divided by the appraised value of the property or the contract sales price, whichever is lower.

      Loans that have an LTV ratio in excess of 80% are, in general, also either
(i) covered by primary mortgage insurance, (ii) secured by a security interest in Additional Collateral (normally securities) owned by the borrower (such loans being referred to as "MORTGAGE 100(SM) LOANS"), or (iii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in collateral (normally securities) (such loans in clause
(iii) being referred to as "PARENT POWER(R) LOANS"). Such loans in clauses (ii) and (iii) are also collectively referred to herein as "ADDITIONAL COLLATERAL LOANS," and the collateral referred to in clauses (ii) and (iii) is herein referred to as "ADDITIONAL COLLATERAL." The amount of such Additional Collateral generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, MLCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of such Additional Collateral Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV ratio for such Additional Collateral Loan is reduced to MLCC's applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by MLCC. To the extent the Mortgage Loans include any Additional Collateral Loans that are supported by a guarantee that is secured by a lien on residential real estate, such lien will not be transferred to the Trustee. MLCC will be obligated to make all reasonable efforts to realize on any such security interest if the related Mortgage Loan defaults and is accelerated or is liquidated upon default as permitted by the related pledge agreement and applicable state law. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable.

      The Depositor is assigning to the Issuing Entity its rights under a limited purpose surety bond issued to MLCC by AMBAC Assurance Corporation (the "LIMITED PURPOSE SURETY BOND"), which is intended to guarantee the receipt by the Issuing Entity of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal on such Additional Collateral Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the

Additional Collateral Loans that are recoverable or sought to be recovered as a voidable preference under applicable law. Although the Limited Purpose Surety Bond is limited in amount, the Depositor has been advised by the surety bond provider that such amount will be sufficient to cover all potential claims on behalf of the Issuing Entity with respect to the Additional Collateral securing the Additional Collateral Loans and on behalf of other assignees of Additional Collateral securing similar Additional Collateral Loans from MLCC covered by such Limited Purpose Surety Bond.

      Loans may be made to corporations, partnerships, and trustees of certain trusts in connection with applications that have been received from individuals. Such loans are generally structured as follows: (i) the loan is to the individual and the entity which owns the real property, and is secured by a mortgage or deed of trust executed solely by the entity; or (ii) the loan is to the entity, secured by a mortgage from the entity and guaranteed by the individual applicant; or (iii) the loan is made jointly to the individual applicant and the entity, and secured by a mortgage from the entity. In such cases, MLCC applies its standard underwriting criteria to the property and the individual applicant. Such loans are categorized as owner-occupied in this prospectus supplement if the individual applicant states in the application that, as of the closing of the related loan, he or she will occupy the property as his or her primary residence.

      MLCC originates loans through mortgage brokers that are not affiliated with MLCC under its Mortgage Broker Program. The mortgage brokers solicit the prospective borrower and process the documentation described above for such borrower's loan. Personnel of PHH review such documentation and underwrite the loan in accordance with the above-described underwriting standards. In that regard, the related appraisals are either conducted or reviewed by appraisers who are approved by PHH on MLCC's behalf. Such loans are closed in the name of, and funded by, MLCC.

      In 1995, MLCC began purchasing mortgage loans from mortgage banking related entities under its Correspondent Lending program. In order for MLCC to approve a lender as a seller under its Correspondent Lending program, a lender must meet certain qualifying criteria. These criteria include requirements that the lender must (a) be a bank, savings and loan, or HUD-approved mortgagee which is a Fannie Mae or Freddie Mac seller in good standing; (b) demonstrate at least three years' experience in mortgage originations; (c) have a quality control plan in place which is acceptable to MLCC; (d) show profitability for the prior two years; and (e) have a corporate net worth of at least $1.0 million and/or a corporate credit history acceptable to MLCC.

      Under MLCC's Correspondent Lending program, the correspondent lender processes and closes the mortgage loans in its name and thereafter funds the mortgage loans from its own funds. Personnel of PHH, or in certain cases, the correspondent lender, underwrite the loans in accordance with MLCC's standard underwriting guidelines, as published in the MLCC Seller Guide. Certain loans are reviewed prior to MLCC purchasing loans from a correspondent lender and certain of such loans are reviewed after MLCC purchases a loan from a correspondent lender.

      The purchase price that MLCC pays for correspondent mortgage loans is typically an amount equal to the principal balance of the loans plus a premium, which is paid at the time the correspondent lender assigns the loans to MLCC.

      In 1995, MLCC began originating mortgage loans under its construction to permanent financing program. Such loans have the same terms as other loans under MLCC's mortgage program but include certain requirements for the completion of construction, at which time such loans become permanent loans, as evidenced by a certificate of occupancy and/or appraiser's certification of completion.

      Upon the approval of a loan, the borrower obtains the loan by paying an origination fee (employees of Merrill Lynch & Co., Inc., MLCC's ultimate parent, and its affiliates generally pay a lower origination fee) and reimbursing MLCC for all out-of-pocket closing costs incurred by MLCC, all or part of which fees or costs may be waived by MLCC from time to time.

      The above described underwriting guidelines may be varied in certain cases, on the basis of compensating factors, as deemed appropriate by MLCC's underwriting personnel.

      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

      The Servicer and the Trustee will have the following responsibilities with respect to the Issuing Entity:

PARTY:                        RESPONSIBILITIES:

Servicer Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

                              - collecting monthly remittances of principal and
                                interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Custodial Account, and delivering all amounts on deposit in the Custodial Account to the Trustee for deposit in the Distribution Account on the Servicer Remittance Date;

                              - collecting amounts in respect of taxes and
                                insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                              - making Advances with respect to delinquent
                                payments of principal and interest on the Mortgage Loans;

                              - making advances in respect of customary costs
                                and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                              - providing monthly loan-level reports to the
                                Trustee;

                              - maintenance of certain insurance policies
                                relating to the Mortgage Loans; and

                              - enforcement of foreclosure proceedings.

                              See "The Servicer" and "Servicing of the Mortgage Loans".

Trustee................       - act as fiduciary of the assets of the Issuing
                                Entity.

                              - communicate with investors in connection with an
                                event of default

                              - Holding and maintaining the Mortgage Loan
                                documents related to the Mortgage Loans in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Issuing Entity.

PARTY:                        RESPONSIBILITIES:

                              - monitoring the Servicer's performance and
                                enforcing the Servicer's obligations under the Pooling and Servicing Agreement;

                              - upon the termination of the Servicer, appointing
                                a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

                              - [upon the failure of the Servicer to make
                                Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Pooling and Servicing Agreement.] [if applicable]

                              - collecting monthly remittances from the Servicer
                                for deposit in the Distribution Account and distributing all amounts on deposit in the Distribution Account to the Certificateholders in accordance with the priorities described under "Descriptions of the
                                Certificates-Distributions of Interest" and " -- Distributions of Principal" on each Distribution Date;

                              - preparing and distributing annual investor
                                reports necessary to enable Certificateholders to prepare their tax returns;

                              - preparing and distributing investor reports,
                                including the monthly distribution date
                                statement to Certificateholders based on information received from the Servicer;

                              - preparing and filing annual federal and (if
                                required) state tax returns on behalf of the Issuing Entity;

                              - preparing and filing periodic reports with the
                                Securities Exchange Commission on behalf of the Issuing Entity with respect to the Certificates; and

                              - [acting as successor servicer in the event the
                                Servicer resigns or is removed, unless another successor servicer is appointed.] [if applicable]

                              See "The Pooling and Servicing Agreement -- The Trustee" in the Prospectus.

FEES AND EXPENSES OF THE ISSUING ENTITY

      In consideration of their duties on behalf of the Issuing Entity, the Servicer and the Trustee will receive from the assets of the Issuing Entity certain fees as set forth in the following table:

                   FREQUENCY
FEE PAYABLE TO:    OF PAYMENT:                    AMOUNT OF FEE:                               HOW AND WHEN FEE IS PAID:
---------------    -----------    ----------------------------------------------     -----------------------------------------------
Servicer           Monthly        For each Mortgage Loan, a monthly fee paid to      The monthly fee will be deducted by the
                                  the Servicer out of interest collections           Servicer from the Custodial Account in respect
                                  received from the related Mortgage Loan            of each Mortgage Loan serviced by the Servicer,
                                  calculated on the outstanding principal            before payment of any amounts to
                                  balance of each Mortgage Loan at ______% per       Certificateholders.
                                  annum for each Mortgage Loan.

                   FREQUENCY
FEE PAYABLE TO:    OF PAYMENT:                    AMOUNT OF FEE:                               HOW AND WHEN FEE IS PAID:
---------------    -----------    ----------------------------------------------     -----------------------------------------------
                                  Additionally, any investment earnings on the
                                  Custodial Account will be paid as compensation
                                  to the Servicer, and will not be available for
                                  distributions to Certificateholders. As
                                  additional servicing compensation, the
                                  Servicer is entitled to receive Prepayment
                                  Interest Excesses, all assumption fees,
                                  customary real estate referral fees and other
                                  similar charges (other than prepayment
                                  charges.

Trustee            Monthly        Any investment earnings on the Distribution Account
                                  will be paid as compensation to the Trustee,
                                  and will not be available for distributions to
                                  Certificateholders


      The fees of the Servicer and the Trustee as set forth in the table above may not be increased without amendment of the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement -- Amendment" in the prospectus.

      Expenses of the Servicer and the Trustee will be reimbursed before payments are made on the Certificates.



                         [CERTIFICATE INSURANCE POLICY]

      [Describe material terms of certificate insurance policy, including limits on timing, limits on amount of payments, conditions precedent and substitution, as necessary. Indicate that policy will be filed as an exhibit.]

                       [PRIMARY MORTGAGE INSURANCE POLICY]

      [Describe material terms of primary mortgage insurance policy, including limits on timing, limits on amount of payments, conditions precedent and substitution, as necessary. Indicate that policy will be filed as an exhibit.]

                       [INTEREST RATE CAP/SWAP AGREEMENT]

      [Describe material terms of Interest Rate Cap/Swap Agreement, including limits on timing, limits on amount of payments, conditions precedent and substitution, as necessary. Indicate that agreement will be filed as an exhibit.] [State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      On or about [DATE] (the "Closing Date"), the Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of [DATE], among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), [SERVICER], as servicer (the "Servicer") and [TRUSTEE], as trustee (the "Trustee") and acknowledged by the Seller. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The Certificates will consist of the Class 1A, Class 2A-1, Class 2A-2, Class X-1A, Class X-1B, Class X-2, Class X-B and Class A-R Certificates (the "Senior Certificates") and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (the "Subordinate Certificates" or the "Subordinate Classes"). The Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates are sometimes collectively referred to herein as the "Offered Certificates." Only the Offered Certificates are offered under this prospectus supplement. The Class B-4, Class B-5 and Class B-6 Certificates are collectively referred to as the "Privately-Offered Certificates." The Privately-Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately-Offered Certificates provided in this prospectus supplement is solely to enhance the description of the Offered Certificates. The Class 1A, Class 2A-1, Class 2A-2, Class B-1, Class B-2 and Class B-3 Certificates are sometimes collectively referred to herein as the "LIBOR Certificates" for the purposes of describing interest payments with respect to such classes. The Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates are sometimes collectively referred to herein as the "Class X Certificates."

      The Offered Certificates will be issued in the initial Class Principal Amounts or Class Notional Amounts set forth in the table under "Summary -- Offered Certificates." The Class B-4, Class B-5 and Class B-6 Certificates will be issued in the approximate initial Class Principal Amounts of $____________, $____________ and $__________ respectively. The initial Class Principal Amounts and Class Notional Amounts of each class may be increased or decreased by up to 10% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Pools."

      The Offered Certificates (other than the Class X and Class A-R Certificates) and the Class B-4, Class B-5 and Class B-6 Certificates will be issued in book-entry form, in minimum denominations in principal amount of $______ and integral multiples of $1 in excess thereof. Each class of the Class X Certificates (which will be issued in book-entry form) will have no principal balance, but will be issuable in minimum denominations in notional amount of $______ and integral multiples of $1 in excess thereof. The Class A-R Certificate will be issued as a single instrument in fully registered definitive form, representing the entire principal amount of such Certificate.

      The Certificates represent beneficial ownership interests in the Issuing Entity, which consists of a trust fund (the "Trust Fund"), the corpus of which on the Closing Date will consist primarily of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Account and the Distribution Account (see "-- Payments on Mortgage Loans; Accounts" below); (3) funds on deposit in the Basis Risk Reserve Fund maintained for the benefit of the Class X Certificates and the LIBOR Certificates; (4) the Issuing Entity's rights under the Mortgage Loan Purchase Agreement, as described above under "Description of the Mortgage Pools -- Assignment of the Mortgage Loans; (5) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (6) any applicable insurance policies; and (7) the proceeds of all of the foregoing. In addition, the rights under certain pledged collateral accounts and the Limited Purpose Surety Bond with respect to the Additional

Collateral Loans will be assigned to the Trustee for the benefit of the Certificateholders. See "Description of the Mortgage Pools -- The Additional Collateral Loans." The Basis Risk Reserve Fund will not be part of any REMIC.

      Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates (other than the Class X-B Certificates) have been divided into the following payment groups (each a "Certificate Group"):

      THE GROUP 1 CERTIFICATES: The Class 1A, Class X-1A, Class X-1B and Class A-R Certificates are also referred to collectively herein as the "Group 1 Certificates." With limited exceptions described at "-- Limited
Cross-Collateralization," distributions of interest and principal on the Group 1 Certificates will be based solely on interest and principal received on, or advanced with respect to, the Pool 1 Mortgage Loans.

      THE GROUP 2 CERTIFICATES: The Class 2A-1, Class 2A-2 and Class X-2 Certificates are also referred to collectively herein as the "Group 2 Certificates." With limited exceptions described at "-- Limited
Cross-Collateralization," distributions of interest and principal on the Group 2 Certificates will be based solely on interest and principal received on, or advanced with respect to, the Pool 2 Mortgage Loans.

      Distributions of interest on the Class X-B Certificates and of interest and principal on the Class B-1, Class B-2 and Class B-3 Certificates and the other Subordinate Classes will be based on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1 and Pool 2 Mortgage Loans in the aggregate.

      Distributions on the Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter commencing in [DATE] (each, a "Distribution Date"), to the persons in whose names such Certificates are registered on the applicable Record Date. For this purpose, a "Business Day" is any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the states of Maryland or Minnesota or any city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or Executive Order to be closed. A "Record Date" with respect to the LIBOR Certificates and any Distribution Date is the last Business Day preceding that Distribution Date (or the Closing Date, in the case of the first Distribution
Date) or, in the case of all other Offered Certificates (including LIBOR Certificates that are subsequently reissued as Definitive Certificates (as described below at "- Book Entry Certificates")), the last Business Day of the month preceding the month of that Distribution Date.

      Payments on each Distribution Date will be made by check mailed to the address of the holder of the certificate (the "Certificateholder") entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a notional class of Certificates or the Class A-R Certificate or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee. See "-- Book Entry Certificates" below for the method of payment to Beneficial Owners of Book-Entry Certificates.

EXAMPLE OF DISTRIBUTIONS

      The following sets forth an example of distributions on the Certificates for the Distribution Date in October _____:

September 2 through
October 1...............   Due Period:                      Payments due on the first day of the month of the month of the related
                                                            Distribution Date from borrowers will be deposited in the Servicer's collection account as received and will include scheduled principal payments [plus interest on September 1 principal balances of the
                                                            Mortgage Loans.]

September 1 through
September 31............   Principal Prepayment Period:     Prepayments in full or in part received by the Servicer during the related Principal Prepayment Period will be deposited into the Custodial
                                                            Account for remittance to the Trustee on October 18.

October 24..............   Record Date                      With respect to all Classes of Offered Certificates distributions will be made to Certificateholders of record as of the Business Day immediately preceding such Distribution Date.

October 18th............   Servicer Remittance Date:        The Servicer will remit collections and recoveries in respect of the
                                                            Mortgage Loans including any Advances required to be made by the
                                                            Servicer for that Distribution Date to the Trustee [two Business Days]
                                                            prior to the related Distribution Date.

October 25..............   Distribution Date:               On the 25th day of each month (or if the 25th day is not a Business Day, the next succeeding Business Day), the Trustee will make distributions to Certificateholders.

Succeeding months follow the same pattern.

      The diagram on the next page illustrates the flow of collections and other payments on the mortgage loans through the trust accounts.


                                FLOW OF PAYMENTS

            Monthly Payments of Principal and Interest from Mortgagor

       Servicer Advances of Principal and Interest and Repurchase Proceeds

                               Collection Account

                              Certificate Account

                      Distributions to Certificateholders


BOOK-ENTRY CERTIFICATES

      GENERAL. The Offered Certificates (other than the Class A-R Certificate) will be book-entry certificates (each, a class of "Book-Entry Certificates") issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein).

      Each class of Book-Entry Certificates will be represented by one or more global certificates which equal the initial principal balance of such class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate instrument in registered form evidencing such person's interest (a "Definitive Certificates"), except as set forth in the prospectus under "Description of the Securities--Book-Entry Registration and Definitive Securities." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described in the prospectus, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. Beneficial Owners are only entitled to exercise their rights indirectly through Participants in the DTC.

      REGISTRATION. Beneficial Owners will hold their interests in their Offered Certificates through DTC in the United States, or, upon request, through Clearstream Banking, societe anonyme (formerly Cedelbank) (hereafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depository" and collectively, the "European Depositories").

      The Beneficial Owner's ownership interest in a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Beneficial Owners will receive all payments of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive Definitive Certificates representing their respective interests in the Book-Entry Certificates except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer their interest by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, refer to "Material Federal Income Tax Consequences--REMICs -- Taxation of owners of REMIC Regular Certificates -- Non-U.S. Persons" and " -- Information Reporting and Backup Withholding" in the accompanying prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator").

      The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

      The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

      Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

      The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Payments with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such payments will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates-Non--U.S. Persons" and "--Information Reporting and Backup Withholding" in the accompanying prospectus.

      Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      Monthly reports will be made available by the Trustee to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

      DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related

      Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Certificates.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Sponsor, the Seller, the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the accompanying prospectus under "Description of the Securities - Book-Entry Registration of Securities." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Trustee is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for the Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates, and upon receipt of instruction from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal balances owned by each individual Beneficial Owner and thereafter the Trustee will recognize each holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

      For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities--Book-Entry Registration and Definitive Securities" in the accompanying prospectus.

[EXCHANGEABLE CERTIFICATES]

[General. All or a portion of the Class [ ] and Class [ ] Certificates (the "Exchangeable Certificates") may be exchanged for a proportionate interest in the related offered Certificates in the combinations shown in Annex II. All or a portion of the offered Certificates may also be exchanged for the related Exchangeable Certificates in the same manner. This process may occur repeatedly.

      The classes of offered certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur. Exchangeable Certificates and offered Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as shown in Annex II.

      Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures. If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the [Trustee][Securities Administrator][Certificate Registrar] by [ ] at [ ] or [ ] no later than [ ] Business Days before the proposed exchange date. The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Trustee's][Securities Administrator's] [Certificate Registrar's] approval. The notice must be on the Certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the Certificateholder's DTC participant number and the proposed exchange date. After receiving the notice, the [Trustee][Securities Administrator][Certificate Registrar] will [e-mail] the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the [ ] Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the [Trustee][Securities Administrator][Certificate Registrar] a fee equal to [ ]. In no event, however, will the fee be either less than $[ ] or greater than $[_].

      The [Trustee][Securities Administrator] will make the first distribution on an offered certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations. The characteristics of the Exchangeable Certificates will reflect the characteristics of the related offered certificates. Investors should also consider a number of factors that will limit a Certificateholder's ability to exchange offered certificates for Exchangeable Certificates and vice versa:

      -At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

      -A Certificateholder that does not own the certificates may be unable to obtain the necessary offered certificates or Exchangeable Certificates.

      -The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

      -Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

      -Principal distributions will decrease the amounts available for exchange over time.

      -Only the combinations listed on Annex II are permitted.]

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or prior to the Closing Date, the Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from the Servicer's other assets (each, a "Custodial Account"). On or prior to the Closing Date, the Trustee will establish and maintain an account (the "Distribution Account") in trust for the benefit of the Certificateholders. On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), the Servicer will remit all amounts on deposit in the Custodial Account to the Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount on deposit in the Distribution Account, the Trustee will withdraw the Certificate Distribution Amount to pay the Certificateholders. The "Certificate Distribution Amount" for any Distribution Date will equal the sum of the (i) respective Interest Distribution Amounts with respect to each class of Certificates, (ii) the related Senior Principal Distribution Amount and (iii) the Subordinate Principal Distribution Amount (as each such term is defined herein). As additional compensation to the Trustee, funds credited to the Distribution Account may be invested at the discretion of the Trustee for its own benefit in Permitted Investments (as defined in the Pooling and Servicing Agreement).

      Funds credited to the Custodial Account established by the Servicer may be invested at the discretion of the Servicer for its own benefit in Permitted Investments. The Trustee will be entitled to any interest earned on funds in the Distribution Account.

AVAILABLE DISTRIBUTION AMOUNT

      Distributions of interest and principal on the Certificates will be made on each Distribution Date from the "Available Distribution Amount" of the related Mortgage Pool (in the case of the Senior Certificates other than the Class X-B Certificates) and from the Available Distribution Amount of both Mortgage Pools in the aggregate (in the case of the Class X-B Certificates and the Subordinate Certificates) in the order of priority set forth below at "-- Priority of Distributions." The "Available Distribution Amount" with respect to each Mortgage Pool and any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will generally equal the sum of the following amounts:

      (1) [all scheduled installments of interest (net of the Servicing Fee) and principal collected on the Mortgage Loans in such Mortgage Pool and due during the related Due Period, together with any Monthly Advances in respect thereof;

      (2) all proceeds of any primary mortgage guaranty insurance policies or any other insurance policies with respect to the Mortgage Loans in such Mortgage Pool, to the extent such proceeds are not applied to the restoration or repair of the related Mortgaged Property or released to the related mortgagor in accordance with the Servicer's normal servicing procedures (collectively, "Insurance Proceeds");

      (3) all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Mortgage Pool, by foreclosure or otherwise ("Liquidation Proceeds") in the month preceding the month of such Distribution Date, including, with respect to any Additional Collateral Loans, all proceeds of the related Additional Collateral, to the extent payable;

      (4) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the in such mortgage Pool Mortgage Loans during the calendar month immediately preceding the Distribution Date (the "Prepayment Period"), plus any amounts received from the Servicer in respect of Prepayment Interest Shortfalls (as defined at "-- Distributions of Interest") on the Mortgage Loans in such Mortgage Pool; and

      (5) amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Mortgage Pool purchased or replaced by the Seller or Sponsor as of such Distribution Date as a result of a breach of a representation or warranty or a document defect;

minus the sum of the following amounts:

- all charges and other amounts payable or reimbursable to the Trustee under the Pooling and Servicing Agreement, up to an aggregate maximum amount equal to $300,000 annually, such aggregate amount not to include any of the Trustee's reasonable costs associated with any termination of the Servicer and the transfer of the servicing to a successor servicer under the Servicing Agreement;

- in the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed Monthly Advances or servicing advances due to the Servicer;

- any related unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and

- in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period. ]

DISTRIBUTIONS OF INTEREST

      General. The "Interest Distribution Amount" on each Distribution Date with respect to each class of Certificates will equal the Current Interest for that class on that Distribution Date as reduced by such class' share of Net Interest Shortfalls and Relief Act Reductions.

      - "CURRENT INTEREST" for each class of Certificates on any Distribution Date will equal the amount of interest accrued during the related Accrual Period on the related Class Principal Amount immediately prior to that Distribution Date (or, in the case of the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates, the related Class Notional Amount for that Distribution Date) at the applicable Certificate Interest Rate.

      - The "ACCRUAL PERIOD" applicable to the LIBOR Certificates with respect to any Distribution Date, will be the period commencing on the 25th day of the month immediately preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning on the Closing Date of this transaction) and ending on 24th day of the month in which such Distribution Date occurs. The "Accrual Period" applicable to all other classes of Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs. For each Distribution Date and each related Accrual Period, interest on all classes of Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

      - The "CLASS NOTIONAL AMOUNT" of the Class X-1A Certificates with respect to any Distribution Date will equal the product of (i) the Class Principal Amount of the Class 1A Certificates immediately before such Distribution Date and (ii) the Class X-1A Percentage for such Distribution Date.

      - The "CLASS NOTIONAL AMOUNT" of the Class X-1B Certificates with respect to any Distribution Date will equal the product of (i) the Class Principal Amount of the Class 1A Certificates immediately before such Distribution Date and (ii) the Class X-1B Percentage for such Distribution Date.

      - The "CLASS NOTIONAL AMOUNT" of the Class X-2 Certificates with respect to any Distribution Date will equal the sum of the Class Principal Amounts of the Class 2A-1 and the Class 2A-2 Certificates immediately before such Distribution Date.

      - The "CLASS NOTIONAL AMOUNT" of the Class X-B Certificates with respect to any Distribution Date will equal the sum of the Class Principal Amounts of the Class B-1, Class B-2 and Class B-3 Certificates immediately before such Distribution Date.

      - The "CLASS X-1A PERCENTAGE" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Stated Principal Balances (as defined below at "-- Certificate Interest Rates") of the One Month LIBOR Loans in Pool 1 and the denominator of which is the Stated Principal Balances of the Pool 1 Mortgage Loans. For purposes of determining the Class X-1A Percentage for any Distribution Date, the Stated Principal Balance of the Pool 1 Mortgage Loans shall be determined as of the first day of the month preceding the month in which such Distribution Date occurs.

      - The "CLASS X-1B PERCENTAGE" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Stated Principal Balances of the Six-Month LIBOR Loans in Pool 1 and the denominator of which is the Stated Principal Balances of the Pool 1 Mortgage Loans. For purposes of determining the Class X-1B Percentage for any Distribution

            Date, the Stated Principal Balance of the Mortgage Loans shall be determined as of the first day of the month preceding the month in which such Distribution Date occurs.

      - The "CLASS PRINCIPAL AMOUNT" of each class of Certificates will be equal to the aggregate Certificate Principal Amount of the Certificates of that class.

      - The "CERTIFICATE PRINCIPAL AMOUNT" of any Certificate will equal its Certificate Principal Amount as of the Closing Date of this transaction as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (as defined at "-- Allocation of Realized Losses") previously allocated to that Certificate. The Certificate Principal Amount of a class of Subordinate Certificates may be additionally reduced by allocation of any Subordinate Certificate Writedown Amount (as defined at "-- Allocation of Realized Losses").

      - The "CLASS EXCESS INTEREST AMOUNT" for any class of the LIBOR Certificates shall equal the product of (i) the initial Class Principal Amount of such class of LIBOR Certificates, (ii) the initial Certificate Interest Rate of such class of LIBOR Certificates and (iii) a fraction, the numerator of which is the excess of 30 over the number of days in the initial Accrual Period for such class of LIBOR Certificates and the denominator of which is 360.

      Net Interest Shortfalls. As described above, the Current Interest for each class of Certificates for any Distribution Date will be reduced by the amount of any Net Interest Shortfalls experienced by (a) the related Mortgage Pool, in the case of the Senior Certificates (other than the Class X-B Certificates) and (b) both Mortgage Pools, in the case of the Subordinate Certificates and the Class X-B Certificates. With respect to any Distribution Date and any Mortgage Pool, the "NET INTEREST SHORTFALL" is equal to:

      - any Net Prepayment Interest Shortfalls for that Mortgage Pool and Distribution Date; and

      - the amount of interest that would otherwise have been received with respect to any Mortgage Loan in such Mortgage Pool that was subject to a (i) reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act, as amended (the "Relief Act") or similar state law (any such reduction, a "Relief Act Reduction") or (ii) the interest portion of any Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those types of losses (see "Certain Legal Aspects of the Loans--Servicemembers Civil Relief Act" in the accompanying prospectus and "--Allocation of Realized Losses" below).

      - "NET PREPAYMENT INTEREST SHORTFALLS" with respect to a Mortgage Loan and any Distribution Date is the amount by which a Prepayment Interest Shortfall for the related Due Period exceeds the amount that the Servicer is obligated to remit pursuant to the Servicing Agreement, to cover such shortfall for such Due Period.

      - A "PREPAYMENT INTEREST SHORTFALL" with respect to a Mortgage Loan and any Distribution Date is the amount by which one month's interest at the applicable Mortgage Rate on a Mortgage Loan as to which a voluntary prepayment in full or in part has been made, exceeds the amount of interest actually received in connection with such prepayment.

      - The "DUE PERIOD" with respect to a Mortgage Loan and any Distribution Date is the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

      Net Interest Shortfalls for a Mortgage Pool on any Distribution Date will be allocated among all classes of Senior Certificates of the related Certificate Group and all classes of Subordinate Certificates entitled to receive distributions of interest on such Distribution Date from such Mortgage Pool proportionately based on (1) in the case of the Senior Certificates, Current Interest otherwise distributable thereon on such Distribution Date and (2) in the case of Subordinate Certificates, interest accrued on their Apportioned Principal Balances before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

      For purposes of allocating Net Interest Shortfalls for a Mortgage Pool to the Subordinate Certificates on any Distribution Date, the "APPORTIONED PRINCIPAL BALANCE" of any class of Subordinate Certificates for a Mortgage Pool and any Distribution Date will be equal to the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate) for that date; provided, however, that on any Distribution Date when the Certificate Principal Amounts of the Certificates of the related Certificate Group have been reduced to zero, the Net Interest Shortfalls for the related Mortgage Pool will be allocated to the classes of Subordinate Certificates based on the amount of interest each such class of Subordinate Certificates would otherwise be entitled to receive on that Distribution Date.

      -     The "POOL SUBORDINATE AMOUNT" for each Mortgage Pool is as follows:

      - "POOL 1 SUBORDINATE AMOUNT" for any Distribution Date shall equal the excess of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs over the sum of the Class Principal Amounts of the Class 1A and Class A-R Certificates immediately before such Distribution Date.

      - The "POOL 2 SUBORDINATE AMOUNT" for any Distribution Date shall equal the excess of the aggregate Stated Principal Balance of the Pool 2 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs over interest portion of any Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinate the sum of the Class Principal Amounts of the Class 2A-1 and Class 2A-2 Certificates immediately before such Distribution Date.

      If on a particular Distribution Date, the Available Distribution Amount for a Mortgage Pool applied in the order described below under "--Priority of Distributions" is not sufficient to make a full distribution of Current Interest on the Certificates in the related Certificate Group (an "Interest Shortfall"), interest will be distributed on each Certificate of equal priority within such Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next Distribution Date. An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Mortgage Pool were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest. Unlike Basis Risk Shortfall Amounts, such Interest Shortfalls are not covered by amounts in the Basis Risk Reserve Fund.

      Certificate Interest Rates. The Certificate Interest Rate for each Accrual Period for each class of Certificates is as follows:

      CERTIFICATE INTEREST RATES FOR THE LIBOR CERTIFICATES AND CLASS A-R CERTIFICATE. The "Certificate Interest Rate" for each class of LIBOR Certificates and the Class A-R Certificate and the Class A-R Certificate will be the applicable annual rate described below:

      - CLASS 1A CERTIFICATES: the least of (i) LIBOR plus ____% (the "A1 Margin"), (ii) the Pool 1 Net WAC and (iii) _____%;

      - CLASS 2A-1 CERTIFICATES: the least of (i) LIBOR plus ____% (the "2A-1 Margin"), (ii) the Pool 2 Net WAC and (iii)

      - CLASS 2A-2 CERTIFICATES: the least of (i) LIBOR plus ____% (the "2A-2 Margin"), (ii) the Pool 2 Net WAC and (iii) _____%;

      -     CLASS A-R CERTIFICATE: the Pool 1 Net WAC;

      - CLASS B-1 CERTIFICATES: the least of (i) LIBOR plus ____% (the "B-1 Margin"), (ii) the Subordinate Net WAC and (iii) _____%;

      - CLASS B-2 CERTIFICATES: the least of (i) LIBOR plus ____% (the "B-2 Margin"), (ii) the Subordinate Net WAC and (iii) _____%; and

      - CLASS B-3 CERTIFICATES: the least of (i) LIBOR plus ____% (the "B-3 Margin"), (ii) the Subordinate Net WAC and (iii) _____%.

      [As described under "- Optional Clean-Up Call of the Certificates," if the Trust Fund is not terminated as a result of the auction conducted by the Trustee on the initial Clean-Up Call Date, then on the immediately Succeeding Distribution Date, and all succeeding Distribution Dates, the A1 Margin will be increased to ____%, the 2A-1 Margin will be increased to ____%, the 2A-2 Margin will be increased to ____%, the B-1 Margin will be increased to ____%, the B-2 Margin will be increased to ____% and the B-3 Margin will be increased to ____%.]

      CERTIFICATE INTEREST RATES FOR THE CLASS X-1A, CLASS X-1B, CLASS X-2 AND CLASS X-B CERTIFICATES. The "Certificate Interest Rate" applicable to each of the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates will be a per annum rate equal to:

      - In the case of the Class X-1A Certificates, the excess of the Net WAC of the One-Month LIBOR Loans in Pool 1 over the Certificate Interest Rate on the Class 1A Certificates;

      - In the case of the Class X-1B Certificates, the excess of the Net WAC of the Six-Month LIBOR Loans in Pool 1 over the Certificate Interest Rate on the Class 1A Certificates;

      - In the case of the Class X-2 Certificates, the excess of the Pool 2 Net WAC over the weighted average of the Certificate Interest Rates on the Class 2A-1 and Class 2A-2 Certificates; and

      - In the case of the Class X-B Certificates, the excess of the Subordinate Net WAC over the weighted average of the Certificate Interest Rates on the Class B-1, Class B-2 and Class B-3 Certificates;

      Notwithstanding the foregoing, on each Distribution Date, the Interest Distribution Amounts that would otherwise be distributable to the holders of the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates, based on the applicable Certificate Interest Rates described above, may be reduced by the amount, if any, that is necessary to fund payment of any Basis Risk Shortfalls or unpaid Basis Risk Shortfalls to the holders of the related LIBOR Certificates (see "Basis Risk Reserve Fund" below).

      CERTIFICATE INTEREST RATES FOR THE CLASS B-4, CLASS B-5 AND CLASS B-6 CERTIFICATES. The Certificate Interest Rate applicable to each of the Class B-4, Class B-5 and Class B-6 Certificates will equal the Subordinate Net WAC.

      - The "NET WAC" of the Mortgage Loans (or any pool of Mortgage Loans or any portion thereof) for each Distribution Date will be the weighted average of the Net Mortgage Rates of the Mortgage Loans, as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances.

      - The "POOL 1 NET WAC" AND "POOL 2 NET WAC" as of any Distribution Date will in each case be the Net WAC of the Mortgage Loans in the related Mortgage Pool.

      - The "SUBORDINATE NET WAC" as of any Distribution Date will equal the weighted average of the Pool 1 Net WAC and the Pool 2 Net WAC, in each case weighted on the basis of the relative Pool Subordinate Amounts for Pool 1 and Pool 2, respectively, for such Distribution Date.

      - The "NET MORTGAGE RATE" as to any Mortgage Loan and any Distribution Date will equal the Mortgage Rate reduced by the Servicing Fee Rate.

      - The "MORTGAGE RATE" with respect to any Mortgage Loan is the annual rate of interest borne by the related Mortgage Note from time to time, as of the related Due Date.

      - The "STATED PRINCIPAL BALANCE" of a Mortgage Loan at any Due Date is equal to the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor.

      - The "DUE DATE" of a Mortgage Loan is the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

      Basis Risk Shortfalls. For any class of LIBOR Certificates and any Distribution Date, the "Basis Risk Shortfalls" for such class will equal the sum of:

            (A) the excess, if any, of an amount that would have been the Current Interest for such class if the Certificate Interest Rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual Current Interest for such class for such Distribution Date;

            (B) any excess described in clause (A) above remaining unpaid from prior Distribution Dates; and

            (C) interest for the applicable Accrual Period on the amount described in clause (ii) above based on the applicable Certificate Interest Rate (determined without regard to clause (ii) in the definition thereof).

      Basis Risk Reserve Fund. Pursuant to the terms of the Trust Agreement, the Trustee will establish an account (the "Basis Risk Reserve Fund"), which will be held in trust by the Trustee on behalf of the holders of the LIBOR Certificates and the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates. The Basis Risk Reserve Fund will not be an asset of either REMIC. The Basis Risk Reserve Fund will be the sole source of payments to the holders of the LIBOR Certificates with respect to any Basis Risk Shortfalls on such Certificates.

      The Basis Risk Reserve Fund will be comprised of two sub-accounts: the "Class X-A Sub-Account," and the "Class X-B Sub-Account." On each Distribution Date, Current Interest that would otherwise be distributable with respect to the Class X-1A, Class X-1B, and Class X-2 Certificates will be deposited instead in the Class X-A Sub-Account, and Current Interest that would otherwise be distributable with respect to the Class X-B Certificates will be deposited instead into the Class X-B Sub-Account, to the extent of the applicable "Required Reserve Fund Deposit" for each such class in the manner described below.

      For any Distribution Date, the Required Reserve Fund Deposit for the Class X-1A, Class X-1B, and Class X-2 Certificates will be an amount equal to the lesser of (i) the Current Interest for the Class X-1A, Class X-1B, and Class X-2 Certificates for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Class X-A Sub-Account up to an amount equal to the sum of (a) the Basis Risk Shortfalls for such Distribution Date with respect to the Class 1A, Class 2A-1 and Class 2A-2 Certificates and (b) $[8,000]. For any Distribution Date for which the Required Reserve Fund Deposit for the Class X-1A, Class X-1B, and Class X-2 Certificates is less than the sum of the Current Interest for each such class for such Distribution Date, the Class X-1A, Class X-1B, and Class X-2 Certificates shall each fund a portion of the Required Reserve Fund Deposit in proportion to the relative amounts of Current Interest for each such class for such Distribution Date.

      For any Distribution Date, the Required Reserve Fund Deposit for the Class X-B Certificates will be an amount equal to the lesser of (i) the Current Interest for the Class X-B Certificates for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Class X-B Sub Account up to an amount equal to the sum of (a) the Basis Risk

      Shortfalls for such Distribution Date with respect to the Class B-1, Class B-2 and Class B-3 Certificates and (b) $[2,000].

      On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class 1A, Class 2A-1, or Class 2A-2 Certificates, the Trustee shall withdraw from the Class X-A Sub-Account the amount of such Basis Risk Shortfall for distribution on such Distribution Date as described herein under "- Priority of Distributions."

      On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class B-1, Class B-2 or Class B-3 Certificates, the Trustee shall withdraw from the Class X-B Sub Account the amount of such Basis Risk Shortfall for distribution on such Distribution Date as described herein under "-- Priority of Distributions."

      Determination of LIBOR. On the second LIBOR Business Day preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination Date"), the Trustee will determine LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

      The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

      A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

      With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the

BBA's Interest Settlement Rate. The Trustee will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund's expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

      The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the Certificate Interest Rate applicable to each class of LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding. LIBOR for the first Distribution Date will be determined two Business Days prior to the Closing Date.

DISTRIBUTIONS OF PRINCIPAL

      General. All payments and other amounts received in respect of principal on the Mortgage Loans will be allocated between the Senior Certificates and the Subordinate Certificates as follows:

      Senior Principal Distribution Amount. On each Distribution Date, the related Mortgage Pool's Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the related Certificate Group, will be distributed as principal on the Senior Certificates up to the amount of the Senior Principal Distribution Amount for such Certificate Group.

      - The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for a Certificate Group for each Distribution Date is equal to the sum of:

            (1) the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date (see -- "Allocation of Realized Losses" below)) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

            (2) the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period; and (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the Seller, the Sponsor or any other person pursuant to the Mortgage Loan Purchase Agreement due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to the related Prepayment Period;

            (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was fully liquidated during the related Prepayment Period, the lesser of (a) the product of (i) the Senior Percentage for that date and (ii) the remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation and (b) the product of
(i) the Senior Prepayment Percentage for that date and (ii) the net Liquidation Proceeds allocable to principal; and

            (4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to such Certificate Group from prior Distribution Dates.

On any Distribution Date after a Senior Termination Date has occurred with respect to one of the Mortgage Pools, the Senior Principal Distribution Amount will be calculated pursuant to the above formula based on all of the Mortgage Loans, as opposed to the Mortgage Loans in the related Mortgage Pool.

            - A "SCHEDULED PAYMENT" with respect to a Mortgage Loan means the scheduled monthly payment on a Mortgage Loan on any Due Date allocable to principal or interest which, unless otherwise specified in the Pooling and Servicing Agreement, shall give effect to any related Debt Service Reduction and any related Deficient Valuation (as each such term is defined at "--Allocation of Realized Losses") that has the effect of reducing the monthly payment due on such Mortgage Loan.

            - Except as provided below, the "SENIOR PERCENTAGE" for each Mortgage Pool for any Distribution Date occurring prior to the Distribution Date in [DATE] is 100%. For any Distribution Date
                  (i) occurring before the Distribution Date in [DATE] but in or after [DATE] on which the "Two Times Test" is satisfied or
                  (ii) in or after [DATE], the related Senior Percentage for each Mortgage Pool will be the related "Pro Rata Senior Percentage." For any Distribution Date occurring prior to [DATE] on which the Two Times Test is satisfied, the related Senior Percentage for such Mortgage Pool will be equal to the related Pro Rata Senior Percentage plus 50% of an amount equal to 100% minus the related Pro Rata Senior Percentage. With respect to any Distribution Date after the related Senior Termination Date, the related Senior Percentage will be 0%. Since all of the Mortgage Loans provide for payments solely of interest (and not scheduled principal) for the first ten years following origination, Certificateholders of the related Certificate Group are not expected to receive any payments of scheduled principal for approximately ten years following the closing Date.

            - The "SENIOR TERMINATION DATE" is the date on which the aggregate Class Principal Amount of the Senior Certificates related to a Mortgage Pool is reduced to zero.

            - The "TWO TIMES TEST" will be satisfied on any Distribution Date if all the following conditions are met:

                  - the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date;

                  - the condition described in clause first of the definition of "Step-Down Test" (described below) is satisfied; and

                  - cumulative Realized Losses with respect to the Mortgage Loans do not exceed [20%] of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date.

            - The "AGGREGATE SUBORDINATE PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Principal Amount of the Subordinate Certificates immediately prior to that date and the denominator of which is the Pool Balance.

            - The "POOL BALANCE" for any Distribution Date will equal the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date of the month preceding the month of that Distribution Date.

            - The "PRO RATA SENIOR PERCENTAGE" for each Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Principal Amount of the senior class or classes of the related Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans in the related Mortgage Pool;

            - The "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring before the Distribution Date in [DATE] and any Mortgage Pool is 100%. Thereafter, the Senior Prepayment Percentage for any Mortgage Pool will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal to the Senior Certificates of a Certificate Group (other than the Class 2A-2 Certificates) will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate Certificates relative to that of the Senior Certificates of a Certificate Group is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

            - The "SENIOR PREPAYMENT PERCENTAGE" of each class of Senior Certificates of a Certificate Group for any Distribution Date occurring in or after [DATE], will be as follows:

                  - for any Distribution Date occurring in or after [DATE] but before[DATE], the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

                  - for any Distribution Date occurring in or after [DATE] but before [DATE], the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

                  - for any Distribution Date occurring in or after [DATE] but before [DATE], the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

                  - for any Distribution Date occurring in or after [DATE] but before [DATE], the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; and

                  - for any Distribution Date occurring in [DATE] or thereafter, the related Senior Percentage for that date.

      Notwithstanding the preceding paragraphs, no decrease in the Senior Prepayment Percentage for any Mortgage Pool will occur unless the Step-Down Test is satisfied on such Distribution Date.

      - As to any Distribution Date, the "STEP-DOWN TEST" will be satisfied if both of the following conditions are met:

            first, the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in bankruptcy, foreclosure and REO property), averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amounts on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and

            second, cumulative Realized Losses on the Mortgage Loans do not exceed:

      - for each Distribution Date occurring in the period from [DATE] to [DATE], 30% of the aggregate Class Principal Amounts of the Subordinate Certificates as of the Closing Date (the "Original Subordinate Class Principal Amount");

      - for each Distribution Date occurring in the period from [DATE] to [DATE], 35% of the Original Subordinate Class Principal Amount;

      - for each Distribution Date occurring in the period from [DATE] to [DATE], 40% of the Original Subordinate Class Principal Amount;

      - for each Distribution Date occurring in the period from [DATE] to [DATE], 45% of the Original Subordinate Class Principal Amount; and

      - for the Distribution Date in [DATE] and thereafter, 50% of the Original Subordinate Class Principal Amount.

      Notwithstanding the preceding paragraphs, if on any Distribution Date, the Two Times Test is satisfied, the Senior Prepayment Percentage for each Mortgage Pool will equal the related Senior Percentage. However, if, on any Distribution Date occurring on or after the Distribution Date in [DATE], the Pro Rata Senior Percentage exceeds the Pro Rata Senior Percentage on the Closing Date for a Certificate Group, the Senior Prepayment Percentage for the related Mortgage Pool for that date will once again equal 100%.

      If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the Senior Prepayment Percentage of these amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

      The Class 2A-2 Certificates. With respect to any Distribution Date prior to the Credit Support Depletion Date, the Class 2A-2 Certificates will not be entitled to distribution of their pro rata percentage of the Senior Principal Distribution Amount for Group 2, but rather will be entitled to distributions of the "Class 2A-2 Principal Distribution Amount" for such date. The Class 2A-2 Principal Distribution Amount for any Distribution Date prior to the Credit Support Depletion Date will be determined in the same manner as the Senior Principal Distribution Amount for Group 2 for such Distribution Date, except that (A) the related "Subordinate Percentage" will be substituted in each case for the related "Senior Percentage" in clause (i) of such definition and the "Subordinate Prepayment Percentage" will be substituted in each case for the "Senior Prepayment Percentage" in clauses (2) and (3) of such definition and (B) the amount determined pursuant to clause (A) will be multiplied by a fraction (expressed as a percentage), the numerator of which is (a) the Class Principal Amount of the Class 2A-2 Certificates immediately prior to such Distribution Date and the denominator of which is (b) the sum of the Class Principal Amounts of the Class 2A-1 and Class 2A-2 Certificates immediately prior to such Distribution Date; provided, however, on and after the Distribution Date on which the Class Principal Amount of the Class 2A-1 Certificates has been reduced to zero, all of the Senior Principal Distribution Amount for Group 2 will be allocated to the Class 2A-2 Certificates.

      As a consequence of the above allocations of the Pool 2 Senior Distribution Amount between the Class 2A-1 and Class 2A-2 Certificates, unless certain performance triggers are satisfied or the Class Principal Amount of the Class 2A-1 Certificates has been paid in full, no scheduled or unscheduled principal payments from the Mortgage Loans in Pool 2 will be distributed to the Class 2A-2 Certificates prior to the Distribution Date in [DATE], all such payments, if any, being distributed to the Class 2A-1 Certificates.

      Subordinate Principal Distribution Amount. Except as provided in the next paragraph, from the Available Distribution Amount remaining after the payment of interest and principal to the Senior Certificates, each class of Subordinate Certificates will be entitled to receive on each Distribution Date payments in respect of interest and its pro rata share of the Subordinate Principal Distribution Amount, subject to the priority of distributions as described at "- Priority of Distributions" below.

      With respect to each class of Subordinate Certificates, if on any Distribution Date the Applicable Credit Support Percentage on such Distribution Rate is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of Subordinate Certificates, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

      - The "APPLICABLE CREDIT SUPPORT PERCENTAGE" for each class of Subordinate Certificates and any Distribution Date will equal the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having higher numerical class designations than that class.

      - The "CLASS SUBORDINATION PERCENTAGE" for any Distribution Date and any class of Subordinate Certificates will equal a fraction (expressed as a percentage) the numerator of which is the Class Principal Amount of that class immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Amount of all classes of Certificates immediately before such Distribution Date.

      The approximate original Applicable Credit Support Percentages for the Subordinate Classes of Certificates on the date of issuance of such Certificates are expected to be as follows:

Class B-1.........................................................         ____%
Class B-2.........................................................         ____%
Class B-3.........................................................         ____%
Class B-4.........................................................         ____%
Class B-5.........................................................         ____%
Class B-6.........................................................         ____%

      The "CREDIT ENHANCEMENT PERCENTAGE" of a class of Subordinate Certificates is a fraction the numerator of which is the aggregate Class Principal Amount of all classes of Subordinate Certificates having higher numerical designations than such class and the denominator of which is the Class Principal Amount of all classes of Certificates. The Credit Enhancement Percentage of each of the Class 1A, Class 2A-1, Class 2-A2 Certificates is a fraction the numerator of which is the aggregate Class Principal Amount of all classes of Subordinate Certificates and the denominator of which is the aggregate Class Principal Amount of all classes of Certificates.

      The approximate initial Credit Enhancement Percentage for each class of Certificates on the date of issuance of such Certificates is expected to be as follows:

Class 1A..........................................................         ____%
Class 2-A1........................................................         ____%
Class 2-A2........................................................         ____%
Class B-1.........................................................         ____%
Class B-2.........................................................         ____%
Class B-3.........................................................         ____%
Class B-4.........................................................         ____%
Class B-5.........................................................         ____%
Class B-6.........................................................         ____%

      - The "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for any Mortgage Pool and for each Distribution Date is equal to the sum of:

            (1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

            (2) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in the related Mortgage Pool received during the related Prepayment Period and (iii) the principal portion of the purchase price of each Mortgage Loan in the related Mortgage Pool that was purchased by the Seller or any other person pursuant to the Mortgage Loan Purchase Agreement due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to such Distribution Date;

            (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

            (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;

                  minus the sum of:

            (A) if the aggregate Class Principal Amount of any Certificate Group has been reduced to zero, principal paid from the Available Distribution Amount from the related Mortgage Pool to the remaining Certificate Group, as described under "--Limited Cross-Collateralization;" and

            (B) the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the Senior Certificates related to an Undercollateralized Group, as described under " -- Limited
Cross-Collateralization."

      On any Distribution Date after the Senior Termination Date has occurred with respect to a Mortgage Pool, the Subordinate Principal Distribution Amount will not be calculated with respect to a Mortgage Pool, but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the Subordinate Certificates for such Distribution Date with respect to all of the Mortgage Loans as opposed to the Mortgage Loans in the related Mortgage Pool only.

      - The "SUBORDINATE CLASS PERCENTAGE" for each class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all classes of Subordinate Certificates immediately prior to such date.

      - The "SUBORDINATE PREPAYMENT PERCENTAGE" for any Distribution Date and any Mortgage Pool is the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to a Mortgage Pool, the Subordinate Prepayment Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will be equal to the difference between 100% and the Senior Prepayment Percentage related to the Mortgage Loans in the aggregate for such Distribution Date.

      - The "SUBORDINATE PERCENTAGE" with respect to each Mortgage Pool and any Distribution Date will be equal to the difference between 100% and the related Senior Percentage for such Mortgage Pool on such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to a Mortgage Pool, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will be equal to the difference between the 100% and the Senior Percentage related to the Mortgage Loans in the aggregate for such Distribution Date.

PRIORITY OF DISTRIBUTIONS

      On each Distribution Date, the Available Distribution Amount from the related Mortgage Pool (in the case of the Senior Certificates other than the Class X-B Certificates) and both Mortgage Pools in the aggregate (in the case of the Subordinate Certificates and the Class X-B Certificates) will be allocated among the classes of Senior Certificates and Subordinate Certificates in the following order of priority:

      [Describe payment priorities]

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

      The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates and the rights of the holders of each class of Subordinate Certificates (other than the Class B-1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination among the Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses as discussed at "- Allocation of Realized Losses" below.

ALLOCATION OF REALIZED LOSSES

      If a Realized Loss occurs on the Mortgage Loans, then on each Distribution Date the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-6 Certificates while those Certificates are outstanding, then to the Class B-5 Certificates, and so forth) and second, in the event the Class Principal Amount of all classes of the Subordinate Certificates has been reduced to zero, to the Senior Certificates of the Certificate Group related to the Mortgage Pool in which such Realized Loss occurred, pro rata based on their outstanding Class Principal Amounts

      On each Distribution Date, the principal portion of any Excess Loss (other than a Debt Service Reduction) for a Mortgage Pool will be allocated proportionately to the Senior Certificates of the related Certificate Group on the basis of their Class Principal Amounts and to the classes of Subordinate Certificates on the basis of their Apportioned Principal Balance; provided, however, that on any Distribution Date on and after the Credit Support Depletion Date, any Excess Loss will be allocated pro rata among the related classes of Senior Certificates, based on their respective Class Principal Amounts immediately prior to such Distribution Date; provided, further, that any such Excess Loss that would otherwise be allocable to the Class 2A-1 Certificates will first be allocated to the Class 2A-2 Certificates until the Class Principal Amount of the Class 2A-2 Certificates has been reduced to zero.

      The Class Principal Amount of the lowest ranking class of Subordinate Certificates then outstanding will also be reduced by the amount, if any, by which the total Certificate Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the total Stated Principal Balance of the Mortgage Loans for the related Distribution Date (a "Subordinate Certificate Writedown Amount").

      - In general, a "REALIZED LOSS" means (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan, or
            (b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a "Deficient Valuation"). In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

      - A "LIQUIDATED MORTGAGE LOAN" generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the related Servicer.

      In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, the Certificate Principal Amount of any class of Certificates then outstanding for which any such Realized Loss has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) the amount such class of Certificates has been written down in respect of such Realized Losses, to the extent not previously offset by increases in Certificate Principal Amount pursuant to this sentence and (ii) the total of any recovery distributed on such date to the Certificateholders (reduced as described in the Pooling and Servicing Agreement).

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, the Trustee will make available to each Certificateholder and other interested parties a statement (based on information received from the Servicer) generally setting forth, among other things:

      - the amount of the distributions, separately identified, with respect to each class of Certificates;

      - the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

      - the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

      - the amount of the distributions set forth in the first clause above allocable to Basis Risk Shortfalls, unpaid Basis Risk Shortfalls or the related accrued interest thereon, with respect to each class of Certificates;

      - the amount of any unpaid Interest Shortfall, Basis Risk Shortfall or unpaid Basis Risk Shortfall (if applicable) and the related accrued interest thereon, with respect to each class of Certificates;

      - the Class Principal Amount of each class of Certificates immediately prior to and after giving effect to the distribution of principal on that Distribution Date;

      - the Pool Balance an the related Net WAC of the Mortgage Loans in the related Mortgage Pool at the end of the related Prepayment Period;

      - the Stated Principal Balance of the Mortgage Loans in each Mortgage Pool whose Mortgage Rates adjust on the basis of the One-Month LIBOR index and the Six-Month LIBOR index at the end of the related Prepayment Period;

      - the Pro Rata Senior Percentage, Senior Percentage and Subordinate Percentage for each Mortgage Pool for the following Distribution Date;

      - Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Pool for the following Distribution Date;

      - in the aggregate and with respect to each Mortgage Pool, the amount of the Servicing Fee paid to or retained by the Servicer;

      - in the aggregate and with respect to each Mortgage Pool, the amount of Monthly Advances for the related Due Period;

      - the aggregate and with respect to each Mortgage Pool, the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

      - in the aggregate and with respect to each Mortgage Pool, for any Mortgage Loan as to which the related Mortgaged Property was an REO Property during the preceding calendar month, the loan number, the principal balance of that Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition of the REO Property;

      - in the aggregate and with respect to each Mortgage Pool, the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

      - in the aggregate and with respect to each Mortgage Pool, the amount of Realized Losses incurred during the preceding calendar month;

      - in the aggregate and with respect to each Mortgage Pool, the cumulative amount of Realized Losses incurred since the Closing Date;

      - the Realized Losses, if any, allocated to each class of Certificates on that Distribution Date;

      - the amount of compensating interest shortfalls, if any, allocated to each class of Certificates on that Distribution Date;

      (1) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay principal and interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, as amended, or the California Military and Veterans Code, as amended; and the amount of interest and principal not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions;

      - the number and the principal balance of Mortgage Loans with respect to any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      - the aggregate amount of all Advances recovered during the preceding calendar month;

      - the Certificate Interest Rate for each class of Certificates for that Distribution Date; and

      - for each class of Certificates, the amount deemed accrued, received or paid by such class in respect of each deemed interest rate cap agreement (as determined for federal income tax purposes) associated with such class.

      - Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.

      - In addition, describe any material changes to methodology regarding calculations of delinquencies and charge-offs.

      - Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

      - Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.

      - Material breaches of pool asset representations or warranties or transaction covenants. - Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.

      - Information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable. Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

      [-a statement as to whether any exchanges of Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the Certificateholder as a result of such exchange.]

      The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the _______'s website. The Trustee's website will be located at _______________, and assistance in using the website can be obtained by calling the Trustee's customer service desk at (___) ___-____. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Trustee at the following address: [TRUSTEE] [ADRESS]. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

      In addition, within a reasonable period of time after the end of each calendar year, the Trustee will, upon request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

FINAL SCHEDULED DISTRIBUTION DATE

      The "Final Scheduled Distribution Date" for the Offered Certificates is the Distribution Date in [DATE], which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Mortgage Loan. The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Distribution Date.

OPTIONAL CLEAN-UP CALL OF THE CERTIFICATES

      On any Distribution Date on or after the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Due Date is equal to or less than 10% of the principal balance of the Mortgage Loans (in the aggregate) as of the Cut-off Date (the "Clean-Up Call Date"), the Trustee will attempt to terminate the Trust Fund through an auction process and thereby effect the retirement of all of the Certificates. The Trustee will attempt to auction the remaining Trust Fund assets via a solicitation of bids from at least three bidders. Any such termination will occur only if the highest bid received is at least equal to the sum of (i) the then aggregate outstanding principal balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon through the Due Date in the month in which the proceeds of the auction will be distributed on the Certificates, (ii) any unreimbursed out-of-pocket costs and expenses owed to the Trustee or the Servicer and all unreimbursed Monthly Advances, (iii) any unreimbursed cost, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law, and (iv) all reasonable fees and expenses incurred by the Trustee in connection with such auction. Proceeds from the purchase will be distributed to the certificateholders in the order of priority described herein. Any such optional termination of the Trust Fund will result in an early retirement of the Certificates.

      If the Trust Fund is not terminated because a sufficient purchase price is not achieved on the initial Clean-Up Call Date, then on the immediately succeeding Distribution Date and each Distribution Date thereafter, the applicable margin specified in clause (i) of the definition of Certificate Interest Rate for the LIBOR Certificates will increase as described at "Description of the Certificates--Distributions of Interest."

THE TRUSTEE

      [TRUSTEE] will be the Trustee under the Pooling and Servicing Agreement. The Trustee will be entitled to retain as compensation for its services any interest or other income earned on funds on deposit in the Distribution Account prior to their distribution to Certificateholders on the related Distribution Date. The Trustee will also be entitled to reimbursement for certain expenses and other amounts prior to payment of any amounts to Certificateholders. The Trustee's "Corporate Trust Office" for purposes of presentment and for transfers and exchanges is located at [ADDRESS] (Attention: Merrill Lynch Mortgage Investors Trust Mortgage Pass Through Certificates, Series 200[_]-[_]), and for all other purposes is located at [ADDRESS]) or at such other addresses as the Trustee may designate from time to time.

VOTING RIGHTS

      The Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates will be allocated __% of all voting rights and the other classes of Certificates will be allocated __% of all voting rights under the Pooling and Servicing Agreement. Voting rights will be allocated among the classes of Certificates in proportion to their respective Class Principal Amounts or Class Notional Amounts, and among Certificates of each class in proportion to their Percentage Interests. The "Percentage Interest" of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Amount or notional amount, and the denominator of which is the applicable Class Principal Amount or Class Notional Amount.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING AND COLLECTION PROCEDURES

      [SERVICER] will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Servicing functions to be performed by [SERVICER] under the Pooling and Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims, and, if necessary, foreclosure. [SERVICER] may contract with subservicers to perform some or all of such servicing duties, but [SERVICER] will not thereby be released from its obligations under the Pooling and Servicing Agreement. When used herein with respect to servicing obligations, the term "Servicer" includes a subservicer.

      The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Pooling and Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. The Seller's prior approval or consent will be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

      Pursuant to the Pooling and Servicing Agreement, the Servicer will deposit collections on the Mortgage Loans into the Custodial Account established by it. The Custodial Account is required to be kept segregated from operating accounts of the Servicer and to meet the eligibility criteria set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, amounts on deposit in the Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to the Custodial Account by the Servicer out of its own funds.

      On or before the Closing Date, the Trustee, on behalf of the Trust Fund, will establish the Distribution Account into which the Servicer will remit all amounts required to be deposited therein pursuant to the Pooling and Servicing Agreement (net of the Servicer's servicing compensation) on the 18th day of each month (or, if the 18th is not a Business Day, on the immediately preceding Business Day). Not later than the 15th day of each month (a "Determination Date"), the Servicer will furnish to the Trustee information with respect to loan level remittance data for such month's remittance.

      Events of default under the Pooling and Servicing Agreement include (i) any failure of the Servicer to remit to the Distribution Account any required payment which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; (ii) any failure by the Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (iii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      In the event of a default by the Servicer, the Trustee will have the right to remove the Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Trustee removes the Servicer, the Trustee will act as successor servicer under the Pooling and Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor. In connection with the removal of the Servicer, the Trustee will be entitled to be reimbursed from the assets of the Trust Fund for all of its reasonable costs associated with the termination of the Servicer and the transfer of servicing to a successor servicer and any such reimbursement will not be subject to the annual limitation described under "Description of the Certificates-Available Distribution Amount."

      [MLCC] will service and administer the Additional Collateral in accordance with the procedures employed by [MLCC] to administer securities accounts and other pledged assets constituting additional collateral in a manner consistent with the related Mortgage 100(SM) Pledge Agreement or the related Parent Power(R) Agreement. [MLCC] may, without consent, amend or modify a Mortgage 100(SM) Pledge Agreement or a related Parent Power(R) Agreement in any non-material respect to reflect administrative or account changes.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Servicer shall be entitled to receive, from interest actually collected on each Mortgage Loan, a servicing fee (the "Servicing Fee") equal to the product of (1) the principal balance of such Mortgage Loan as of the first day of the related Due Period and (2) a per annum rate (the "Servicing Fee Rate") of ____%. The Servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Custodial Account.

      The amount of the Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "- Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

ADJUSTMENT TO SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

      When a borrower prepays a Mortgage Loan in full or in part between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid in full or in part with respect to any Distribution Date. Pursuant to the Pooling and Servicing Agreement, the Servicing Fee for any month will be reduced (but not below zero) by the amount of any Prepayment Interest Shortfall. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

ADVANCES

      Subject to the limitations described in the following paragraph, the Servicer will be required to advance prior to each Distribution Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for such Distribution Date, an amount equal to the scheduled payment of interest at the related Mortgage Rate (less the Servicing Fee Rate) and scheduled principal payment on each Mortgage Loan which were due on the related Due Date and which were not received prior to the related Determination Date (any such advance, a "Monthly Advance").

      Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. Any failure by the Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a default thereunder, in which case the Trustee will be required, as successor servicer, to make a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Trustee be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the

Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date.

CUSTODY OF THE MORTGAGE FILES

      The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under "The Pooling and Servicing Agreement -- [Assignment of Mortgage Loans]" below. These documents are generally required to be delivered to the Trustee or the Custodian on behalf of the Trustee. [TRUSTEE] will hold the related Mortgage Loan documents on behalf of the Trust The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by the [TRUSTEE]. The [TRUSTEE] will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files.

EVIDENCE AS TO COMPLIANCE

        The Pooling and Servicing Agreement will require each Servicer and any party required by Item 1123 of Regulation AB to deliver annually to the [Trustee] an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, the Servicer and each party that participates in the servicing and administration of more than 5% of the Mortgage Loans will be required to deliver annually to the [Trustee], a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

- a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

- a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

- the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

- a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

RESIGNATION OF SERVICER; ASSIGNMENT AND MERGER

      The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law, (ii) in certain cases, upon the sale of substantially all of its assets or (iii) upon a sale of its servicing rights with respect to the Mortgage Loans with the prior written consent of the Depositor, which consent may not be unreasonably withheld. No such resignation will become effective until the Trustee or a successor servicer approved by it has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement.

      Any person into which the Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Servicer is a party, any person succeeding to the business of the Servicer or any person to whom the Servicer assigns or transfers its duties and obligations, will be the successor of the Servicer under the Pooling and Servicing Agreement.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

      The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool. Yields will also be affected by the extent to which Mortgage Loans in the related Mortgage Pool bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

      Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. All of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the Mortgaged Properties, changes in the value of the Mortgaged Properties, mortgage market interest rates, servicing decisions and possible solicitation of borrowers by [MLCC] to refinance their Mortgage Loans. The Mortgage Loans generally have due-on-sale clauses.

      As of the Cut-off Date, approximately ____% and _____% of the Mortgage Loans are Six-Month LIBOR Loans and One-Month LIBOR Loans, respectively. Increases and decreases in the Mortgage Rate on a Mortgage Loan will be limited (except in the case of the first rate adjustment) by the maximum Mortgage Rate and the minimum Mortgage Rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable gross margin. The applicable index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.

      The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Originator will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

      Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

      As described herein, none of the Mortgage Loans provide for monthly payments of principal for the first ten years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such 10-year period. In addition, because no principal is due on the Mortgage Loans during the initial 10-year period, the Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the Mortgage Loans are recalculated on the basis of a 15 year level payment amortization schedule, as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 25 year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

      As described under "Description of the Certificates - Distributions of Principal" herein, scheduled and unscheduled principal payments on the Mortgage Loans in the related Mortgage Pool will generally be allocated disproportionately to the Senior Certificates (other than the Class 2A-2 Certificates) of the related Certificate Group during the first fourteen years following the Closing Date (except as described herein) or if certain conditions are met. Such allocation will initially accelerate the amortization of the Senior Certificates. Because the allocation of the Senior Principal Distribution Amount with respect to Pool 2 will be determined applying the same shifting interest rules used to determine principal allocations between the Senior and Subordinate classes of certificates, with limited exceptions, the Class 2A-2 Certificates generally will not be entitled to its pro rata share of the Senior Percentage of scheduled principal payments and Senior Prepayment Percentage of unscheduled principal payments until the Distribution Date in [DATE].

      The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls. The Certificate Interest Rates and the yields on the LIBOR Certificates, Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates will be affected by the level of LIBOR from time to time. Likewise, the yield on each class of Offered Certificates will be affected by the Mortgage Rates of the Mortgage Loans in the related Mortgage Pool from time to time, as described under "Risk Factors -- Your Yield May Be Affected by Changes in Interest Rates." No prediction can be made as to future levels of One-Month LIBOR or Six-Month LIBOR or as to the timing of any changes therein.

      The yields to investors in the Offered Certificates will be affected by the exercise of the auction termination on the Clean-Up Call Date, as described herein. See "Description of the Certificates -- Optional Clean-Up Call of the Certificates." If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

      Conversely, if the purchaser of a Class X-1A, Class X-1B, Class X-2 or Class X-B Certificate or another Certificate offered at a premium, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

      The effective yield to holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 20th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

      Prospective purchasers of the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such purchasers to recover their initial investments.

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

      On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any class of Certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the Class B-1, Class B-2 and Class B-3 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

      As more fully described herein, the principal portion of Realized Losses on the Mortgage Loans will be allocated first to the lower ranking class of Subordinate Certificates, then to the higher ranking class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the Senior Certificates; provided, however, in the case of Group 2, on and after the Credit Support Depletion Date, Realized Losses that would otherwise be allocated to the Class 2A-1 Certificates shall first be allocated to the Class 2A-2 Certificates until the Class Principal Amount of such class has been reduced to zero. The interest portion of Realized Losses on the Mortgage Loans (other than excess losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking related class outstanding on such date.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "Risk Factors - Prepayments are Unpredictable and Affect Yield." [Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is a Constant Prepayment Rate ("CPR"). CPR represents an assumed constant rate of prepayment each month, relative to the then outstanding principal balance of a pool of mortgage loans, for the life of such mortgage loans.

      CPR DOES NOT PURPORT TO BE EITHER A HISTORICAL DESCRIPTION OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGE LOANS OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

      The tables beginning on page S-__ of this prospectus supplement were prepared on the basis of the following assumptions (collectively, the "Structuring Assumptions"): (i) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in [DATE], (ii) the Mortgage Loans prepay at the indicated percentages of CPR, (iii) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans, and no shortfalls are incurred due to the application of the Relief Act, (iv) the Seller is not required to purchase or substitute for any Mortgage Loan, (v) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in [DATE] and are computed prior to giving effect to any prepayments received in the prior month, (vi) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vii) prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in [DATE] and include 30 days' interest, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics described in item (xii) below such that each such Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity (taking into account any interest-only period), (ix) Six-Month LIBOR is ____% and One-Month LIBOR is _____% at all times; (x) no exercise of any optional clean-up call will occur, except that this assumption does not apply to the calculation of weighted average lives to the Clean-Up Call Date (xi) the Closing Date of the sale of the Offered Certificates is [DATE] and (xii) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:]

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

MORTGAGE  LOAN TYPE  PRINCIPAL  CURRENT   NET       ORIGINAL  REMAINING  INTEREST-  GROSS   MAXIMUM   MINIMUM   NEXT
POOL                 BALANCES   MORTGAGE  MORTGAGE  TERM TO   TERM TO    ONLY       MARGIN  MORTGAGE  MORTGAGE  RATE
                                RATE      RATE (%)  MATURITY  MATURITY   REMAINING  (%)     RATE (%)  RATE (%)  ADJUSTMENT
                                                    (MONTHS)  (MONTHS)   (MONTHS)                               (MONTHS)


      [The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

      Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates (other than the Class A-R Certificate) and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that (other than the Class A-R Certificate) would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

      The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in
(1) above.]

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                       OUTSTANDING AT THE FOLLOWING [CPR]


                                       CLASS 1-A CERTIFICATES                      CLASS 2-A1 CERTIFICATES
                              -----------------------------------------   -----------------------------------------
     DISTRIBUTION DATE          0%      50%     100%     150%     200%      0%      50%     100%     150%     200%
---------------------------   ------   -----   ------   ------   ------   ------   -----   ------   ------   ------
Initial Percentage.........

Weighted Average Life in
Years to Maturity..........
Weighted Average Life in
Years to Clean-Up Call Date
of the Certificates........

----------
* Less than 0.5% but greater than 0.0%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                       OUTSTANDING AT THE FOLLOWING [CPR]

                                                                                     CLASS B-1, CLASS B-2
                                       CLASS 2-A2 CERTIFICATES                     & CLASS B-3 CERTIFICATES
                              -----------------------------------------   -----------------------------------------
     DISTRIBUTION DATE          0%      50%     100%     150%     200%      0%      50%     100%     150%     200%
---------------------------   ------   -----   ------   ------   ------   ------   -----   ------   ------   ------

Initial Percentage.........

Weighted Average Life in
Years to Maturity..........

                                                                                     CLASS B-1, CLASS B-2
                                       CLASS 2-A2 CERTIFICATES                     & CLASS B-3 CERTIFICATES
                              -----------------------------------------   -----------------------------------------
     DISTRIBUTION DATE          0%      50%     100%     150%     200%      0%      50%     100%     150%     200%
---------------------------   ------   -----   ------   ------   ------   ------   -----   ------   ------   ------
Weighted Average Life in
Years to Clean-Up Call Date
of the Certificates........

----------
* Less than 0.5% but greater than 0.0%.

SENSITIVITY OF THE CLASS X-1A, CLASS X-1B, CLASS X-2 AND CLASS X-B CERTIFICATES

      The yields to maturity of the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates will be highly sensitive to the prepayment, repurchase and default experience of both the One-Month LIBOR Loans and Six-Month LIBOR Loans. Investors should carefully consider the associated risks, including the risk that a rapid rate of principal prepayments on the related Mortgage Loans or purchases of such Mortgage Loans could result in the failure of investors in such Certificates to recover their initial investment.

      The following tables (the "Yield Tables") were prepared on the basis of the Structuring Assumptions, but assuming the exercise of the optional clean-up redemption, and demonstrate the sensitivity of the pre-tax yields on the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates to various constant rates of prepayment by projecting the aggregate payments of interest on such Certificates and the corresponding pre-tax yields on a corporate bond equivalent ("CBE") basis, assuming distributions on the Mortgage Loans are made as set forth in the Trust Agreement.

                PRE-TAX YIELD (%) ON THE CLASS X-1A CERTIFICATES
                                 (PRICE TO CALL)

                                      [CPR]

     ASSUMED
PURCHASE PRICE (%)
------------------
                                    10%     15%     20%     25%     30%     35%
                                   -----   -----   -----   -----   -----   -----




----------
* The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above

                PRE-TAX YIELD (%) ON THE CLASS X-1B CERTIFICATES
                                 (PRICE TO CALL)

                                      [CPR]

     ASSUMED
PURCHASE PRICE (%)
------------------
                                    10%     15%     20%     25%     30%     35%
                                   -----   -----   -----   -----   -----   -----





----------
* The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above

                 PRE-TAX YIELD (%) ON THE CLASS X-2 CERTIFICATES
                                 (PRICE TO CALL)

                                      [CPR]

     ASSUMED
PURCHASE PRICE (%)
------------------
                                    10%     15%     20%     25%     30%     35%
                                   -----   -----   -----   -----   -----   -----




----------
* The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above

                 PRE-TAX YIELD (%) ON THE CLASS X-B CERTIFICATES
                                 (PRICE TO CALL)

                                      [CPR]

     ASSUMED
PURCHASE PRICE (%)
------------------
                                    10%     15%     20%     25%     30%     35%
                                   -----   -----   -----   -----   -----   -----




----------
* The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above

      The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates, would cause the discounted present value of such assumed stream of cash flows to the Closing Date to equal the assumed purchase prices (plus accrued interest), and converting such monthly rates to CBE rates. Such calculation does not take into account the interest rates at which funds received by Certificateholders as distributions on the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates may be reinvested and consequently does not purport to reflect the return on any investment in such Certificates when such reinvestment rates are considered.

      It is highly unlikely that the related Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time or that prepayments will be spread evenly among Mortgage Loans with differing gross margins. As a result of these factors, the pre-tax yields on the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates are likely to differ from those shown in such tables, even if all of the related Mortgage Loans prepay at the indicated percentages of [CPR]. No representation is made as to the actual rate of principal payments on the Mortgage Loans (or the Mortgage Rates thereon) for any period or over the lives of the Class X-1A, Class X-1B, Class X-2 and Class X-B Certificates or as to the yields on such Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase such Certificates.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller. See "Use of Proceeds" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement.

                         FEDERAL INCOME TAX CONSEQUENCES

      The Pooling and Servicing Agreement provides that elections will be made to treat the Issuing Entity as including, for federal income tax purposes, one or more real estate mortgage investment conduits ("REMICs") in a tiered REMIC structure. For federal income tax purposes, (i) the Class [_____________________] Certificates will each represent a REMIC regular interest and the right to receive certain payments under agreements outside the REMIC, (ii) the Class [______________] Certificates will be treated as representing two REMIC regular interests issued by the upper-tier REMIC and the obligation to make certain payments to the holders of the Class [_____________] Certificates, and (iii) the Class A-R Certificate will represent ownership of the single class of residual interest in each of the REMICs.

      Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the terms of the Pooling and Servicing Agreement and the accuracy of certain representations made to it by the Depositor and certain representations made in connection with the transfer of the Mortgage Loans, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "CODE").

      The REMIC regular interests represented by the Class X Certificates will, and the REMIC regular interests represented by the other Offered Certificates may, be treated as having been issued with original issue discount ("OID"). The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes is a CPR of ___%. No representation is made that the Mortgage Loans will, in fact, prepay at that rate or any other rate.

      Under federal income tax law, a Certificateholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to backup withholding with respect to payments on the Certificates. The current backup withholding rate is 28%. This rate is scheduled to adjust for tax years after 2010. See "Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Information Reporting and Backup Withholding" in the accompanying prospectus for a general discussion of the mechanics of backup withholding.

[ADDITIONAL TAX CONSIDERATIONS APPLICABLE TO THE LIBOR CERTIFICATES

      Each LIBOR Certificate will also represent (in addition to a regular interest in a REMIC) a beneficial interest in the right to receive payments in respect of Basis Risk Shortfalls (such payments, "EXCESS PAYMENTS"). For information reporting purposes, the Trustee will treat the entitlement to such payments as interests in interest rate cap contracts ("INTEREST RATE CAP AGREEMENTS") written by (x) the holders of the Class [_______] Certificates in favor of holders of the Class [____________] Certificates and (y) the holders of the Class [_____] Certificates in favor of the holders of the Class [_________] Certificates, and, under the terms of the Pooling and Servicing Agreement, each holder of a LIBOR Certificate and the Class [___________] Certificateholders will agree, by virtue of their purchase of such Certificates, to adopt a tax reporting position consistent with that characterization. Alternative characterizations of such rights are, however, possible. For instance, the right to receive such payments could be classified for federal income tax purposes as in whole or in part a debt instrument or as an interest in a partnership formed among the affected Certificateholders to share cash flows from the Class [____________] Certificates. Such alternative characterizations would result in tax treatment of such payments that would differ from that which is described below. Prospective investors in the LIBOR Certificates should consult their tax advisors regarding the tax treatment of the rights of the holders of such Certificates to receive Excess Payments.

      A holder of a LIBOR Certificate must allocate its purchase price for such Certificate between its components -- the regular interest component and the Interest Rate Cap Agreements component. For information reporting purposes, the Trustee will assume that, with respect to a LIBOR Certificate, the Interest Rate Cap Agreements components will have no value. The Internal Revenue Service could argue, however, that the Interest Rate Cap Agreements components have value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount). See "Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount and Premium" in the accompanying prospectus.

      Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of such Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a capital asset within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap Agreements component should, and under recently proposed regulations would, be capital gain or loss. The proposed regulations referred to in the preceding sentence are proposed to be effective thirty days after they are published as final regulations. It is not known whether the proposed regulations will be adopted as final regulations or, if so, whether they will be adopted in their current form. Except for any amounts of accrued but unrecognized market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of the regular interest component of a LIBOR Certificate realized by an investor who holds such Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if the Certificate is held as part of a conversion transaction, as described in Section 1258(c) of the Code, up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Section 1274(d) of the Code in effect at the time the holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Certificate or regular interest component (as the case may be) were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Certificate or regular interest component (as the case may be). In addition, gain or loss recognized from the sale of the regular interest component of a LIBOR Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Section 582(c) of the Code. Long-term capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Interest Rate Cap Agreements component of such Certificate. The portion of the overall purchase price attributable to an Interest Rate Cap Agreements component must be amortized over the life of such LIBOR Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Certificateholders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreements component of a LIBOR Certificate.

      Any Excess Payments made to a holder of a LIBOR Certificate will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the related Interest Rate Cap Agreements component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the related periodic payments, such excess is allowable as an ordinary deduction. A beneficial owner's ability to recognize a net deduction with respect to an Interest Rate Cap Agreements component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts, REMICs and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to an Interest Rate Cap Agreements component in computing the beneficial owner's alternative minimum tax liability.

      The regular interest component of each LIBOR Certificate will be treated as an asset described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the Trust Fund would be so treated; provided, however, that if at least 95% of the assets of the Trust Fund are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the regular interest component of each LIBOR Certificate will be treated in its entirety as an asset described in Section 7701(a)(19)(C) of the Code. The regular interest component of each LIBOR Certificate will be treated as a "real estate asset" under Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust Fund would be so treated; provided, however, that if at least 95% of the assets of the Trust Fund are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the regular interest component of each LIBOR Certificate will be treated in its entirety as a "real estate asset" under
Section 856(c)(5)(B) of the Code. Interest on the regular interest component of each LIBOR Certificate will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that the assets of the Trust Fund are treated as "real estate assets" under Section 856(c)(5)(B) of the Code; provided, however, that if at least 95% of the assets of the Trust Fund are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the regular interest component of each LIBOR Certificate will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. The Interest Rate Cap Agreements components of the LIBOR Certificates will not be treated as assets described in
Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(5)(B) of the Code, and payments received that are treated as attributable to the Interest Rate Cap Agreements components will not be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code.]

ADDITIONAL CONSIDERATIONS FOR THE EXCHANGEABLE CERTIFICATES

      The arrangement under which the Exchangeable Certificates are created (the "Exchangeable Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests represented by the class or classes of related offered certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchangeable Pool, and each class of Exchangeable Certificates will represent beneficial ownership of an interest in the interest represented by each of the related offered certificates or portion thereof corresponding to that class of Exchangeable Certificates. See the discussion under "Material Federal Income Tax Consequences -- Taxation of Classes of Exchangeable Securities" in the prospectus. For purposes of that discussion, each Exchangeable Certificate will represent beneficial ownership of a proportionate interest in the interest represented by each related offered certificate corresponding to that Exchangeable Certificate.

      The exchange of an Exchangeable Certificate for a related offered certificate as described herein under "Description of the Certificates -- Exchangeable Certificates" will not be a taxable exchange. Rather, the investor will be treated as owning the same combination of proportional interests in the related offered certificate as such investor was treated as owning prior to the exchange. See "Material Federal Income Tax Consequences -- Taxation of Classes of Exchangeable Securities" in the prospectus.

THE CLASS A-R CERTIFICATE

      Special tax considerations apply to an investment in the Class A-R Certificate. In certain circumstances, the Class A-R Certificate can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the Class A-R Certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Class A-R Certificate were "excess inclusion" income. See "Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates" in the prospectus.

      Each of the residual interests represented by the Class A-R Certificate will be "noneconomic residual interests" for federal income tax purposes. Under applicable Treasury regulations, if a Class A-R Certificate is a "noneconomic residual interest," as described in the prospectus, the transfer of a Class A-R Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. The prospectus describes a safe harbor set out under existing regulations under which certain transfers of the Class A-R Certificate would be presumed not to have a significant purpose of impeding the assessment or collection of tax. Under final regulations issued by the Treasury Department (the "FINAL REGULATIONS"), a transfer of a noneconomic residual interest will not qualify under this safe harbor unless either (a) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses or (b) the transfer is to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the "safe harbor" provisions under part (b) of this safe harbor. Part (b) of this safe harbor is not available if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the noneconomic residual interest will not be paid.

      In addition, under the Final Regulations, the safe harbor applies only if the transferee represents that income from the Class A-R Certificate will not be attributed to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer. The Final Regulations contain additional detail regarding their application, and prospective investors in the Class A-R Certificate should consult their own tax advisors regarding the application of the Final Regulations to a transfer of the Class A-R Certificate.

      Under the Pooling and Servicing Agreement, the consent of the Servicer will not be required for the direct or indirect purchase, transfer or sale of the Class A-R Certificate. However, as a condition to such transfer, the proposed transferee must provide (i) an affidavit to the effect that it is not a disqualified organization and is not acquiring the Class A-R Certificate as a nominee or agent for a disqualified organization and (ii) a covenant to the effect that it agrees to be bound by and to abide by the transfer restrictions applicable to the Class A-R Certificate.

      Under the Pooling and Servicing Agreement, the consent of the Trustee will not be required for the direct or indirect transfer of any ownership interest in the Class A-R Certificate to a non-U.S. Person. However, as a condition to such transfer, such non-U.S. Person will be required to provide the certificate registrar and the transferor with a duly completed Internal Revenue Service Form W-8ECI.

      In addition, as a condition to the transfer of any interest in the Class A-R Certificate, the Trustee may require the proposed transferee to provide an opinion of counsel to the effect that the proposed transferee is neither a disqualified organization nor an agent or nominee thereof and is not a non-U.S. Person which has not provided a duly completed Form W-8ECI.

      An individual, trust or estate that holds the Class A-R Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class A-R Certificate may not be recovered until the termination of the Trust Fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class A-R Certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The Internal Revenue Service may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the Internal Revenue Service. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the Class A-R Certificate should consult its tax advisors.

TAX RETURN DISCLOSURE REQUIREMENTS

Taxpayers are required to report certain information on Internal Revenue Service Form 8886 if they participate in a "reportable transaction." Holders of Offered Certificates should consult with their tax advisors as to the need to file Internal Revenue Service Form 8886 with their federal income tax returns.

                                  ERISA MATTERS

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain duties on and restrict certain transactions by employee benefit plans (within the meaning of Section 3(3) of ERISA) that are subject to Title I of ERISA, "plans" within the meaning of and subject to Section 4975 of the Code (collectively, a "PLAN"), and entities the underlying assets of which are deemed to include assets of any such Plan and on persons who are fiduciaries of such Plans with respect to the investment of Plan assets. Governmental plans, certain church plans, and other plans that are not subject to Title I of ERISA or Section 4975 of the Code nonetheless may be subject to any state, local, federal, non-U.S. or other law substantively similar to Title I of ERISA or Section 4975 of the Code ("SIMILAR LAW"). Any fiduciary or other person making a decision to invest assets of a Plan or a plan subject to Similar Law in the Offered Certificates should review carefully with their legal advisers whether the acquisition or holding of the Offered Certificates could constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, a violation of ERISA fiduciary duties, or a violation of Similar Law. The Class A-R Certificate may not be acquired by a Plan or by a plan subject to Similar Law; therefore, references in the following discussion to the Offered Certificates do not apply, in general, to the Class A-R Certificate. See "ERISA Considerations" in the Prospectus.

      In general, any fiduciary considering an investment of Plan assets in the Offered Certificates should consider the "Risk Factors" discussed in this Prospectus Supplement and whether such purchase would be appropriate under the general fiduciary standards, including, but not limited to (a) whether the fiduciary has the authority to make the investment under the appropriate governing Plan instruments, (b) whether the investment meets standards of prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio, and the Plan's need for sufficient liquidity to pay benefits when due in the event that there is no ready market for the Offered Certificates at such time, (c) whether the investment is made solely in the interest of participants and beneficiaries of the Plan, and (d) whether the investment constitutes a direct or indirect non-exempt prohibited transaction. A fiduciary deciding whether to invest the assets of a Plan in the Offered Certificates should consider in particular, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

      Section 406 of ERISA prohibits Plans to which it applies from engaging in transactions described therein, and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975(c) of the Code. The prohibited transactions described in these provisions are transactions that involve the assets of a Plan, and to which a person related to the Plan (a "party in interest" as defined in ERISA or a "disqualified persons" as defined in the Code) is a party. For example, the acquisition or holding of the Offered Certificates by or on behalf of a Plan could be considered to constitute or give rise to a prohibited transaction if the Trustee is or becomes a party in interest or disqualified person with respect to the Plan, unless an exemption from the prohibited transaction rules applies.

      The U.S. Department of Labor has granted an exemption to Merrill Lynch

(Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemption (the "UNDERWRITER'S EXEMPTION").

      Each of the conditions listed below must be satisfied for the Underwriter's Exemption to apply:

      - The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

      - The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in the case of a Designated Transaction (defined below)) from a rating agency identified in the Underwriter's Exemption, such as Fitch, Moody's or S&P.

      - The Trustee must not be an affiliate of any other member of the "restricted group" (as defined below in the second following paragraph) other than the Underwriter.

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Originator and the Depositor pursuant to the assignment of the trust assets to the Issuing Entity represents not more than the fair market value of such assets; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

      - The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

      The Issuing Entity must also meet each of the requirements listed below:

      - Each Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

      - Certificates representing beneficial ownership in such other investment pools must have been rated in one of the three highest generic rating categories (four, in the case of a Designated Transaction) by a rating agency for at least one year prior to the Plan's acquisition of the Offered Certificates.

      - Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

      The term "DESIGNATED TRANSACTION" means a transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real estate or leasehold interests therein.

      Moreover, the Underwriter's Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group (as defined below)) to acquire indebtedness of a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

      - in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the restricted group;

      - such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

      - the Plan's investment in the Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

      - immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

      The term "RESTRICTED GROUP" means the group consisting of the Depositor, the Servicer, the Trustee, the Underwriter, any indemnitor or any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, or any affiliate of these parties.

      It is expected that the Underwriter's Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (other than the Class A-R Certificate) and that all conditions of the Underwriter's Exemption other than those within the control of the investors will be met.

      The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-," Certificates of that class will no longer be eligible for relief under the Underwriter's Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Underwriter's Exemption to dispose of it).

      BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE UNDERWRITER'S EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 83-1, THE ACQUISITION AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE INITIAL ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES A REPRESENTATION FROM THE ACQUIROR OR TRANSFEREE OF THE CLASS A-R CERTIFICATE TO THE EFFECT THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON DIRECTLY OR INDIRECTLY ACQUIRING THE CLASS A-R CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Underwriter's Exemption and PTCE 83-1 (described in the prospectus), and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions of the underwriting agreement dated [DATE] and the terms agreement, dated [DATE] between the Depositor and Merrill Lynch, as underwriter (the "UNDERWRITER"), the Offered Certificates are being purchased from the Depositor by the Underwriter. Distributions on the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

      Immediately prior to the sale of the Mortgage Loans to the Depositor, the Mortgage Loans were subject to financing provided by affiliates of Merrill Lynch. A portion of the proceeds from the sale of the Mortgage Loans to the Depositor will be applied to repay such financing.

      The Depositor and the Seller have agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      Expenses incurred by the Depositor in connection with this offering are expected to be approximately $_________.

      . [If expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses. If such expenses are to be paid to the sponsor, servicer contemplated by Item 1108(a)(2) of Regulation AB, depositor, issuing entity, originator contemplated by Item 1110 of Regulation AB, underwriter, or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.]

                                  LEGAL MATTERS

      Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by Dechert LLP, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the Senior Certificates that they be rated "___" by each of [RATING AGENCY], [RATING AGENCY] and [RATING AGENCY] (collectively, the "Rating Agencies"). It is a condition to the issuance of the Class B-1 Certificates that they be rated "__" by the Rating Agencies. It is a condition to the issuance of the Class B-2 Certificates that they be rated "_" by the Rating Agencies. It is a condition to the issuance of the Class B-3 Certificates that they be rated "___" by the Rating Agencies.

      The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the related mortgage pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

      The ratings do not address the likelihood that any Basis Risk Shortfalls or unpaid Basis Risk Shortfalls will be repaid to holders of the Offered Certificates.

      The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

      The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                          INDEX OF CERTAIN DEFINITIONS

                                                                            PAGE
[MLCC]........................................................................19
2A-1 Margin...................................................................53
2A-2 Margin...................................................................53
A1 Margin.....................................................................53
Accrual Period................................................................50
Additional Collateral.........................................................20
Additional Collateral Loans...................................................20
Aggregate Cut-off Date Balance................................................18
Aggregate Subordinate Percentage..............................................57
Applicable Credit Support Percentage..........................................60
Apportioned Principal Balance.................................................52
Available Distribution Amount.................................................49
B-1 Margin....................................................................53
B-2 Margin....................................................................53
B-3 Margin....................................................................53
Basis Risk Reserve Fund.......................................................54
Basis Risk Shortfalls.........................................................54
BBA...........................................................................54
BBAM..........................................................................55
Beneficial Owner..............................................................44
Book-Entry Certificates.......................................................44
Business Day..................................................................43
CBE...........................................................................77
Certificate Distribution Amount...............................................48
Certificate Group.............................................................43
Certificate Interest Rate.....................................................53
Certificate Principal Amount..................................................51
Certificateholder.............................................................43
Class 2A-2 Principal Distribution Amount......................................59
Class Excess Interest Amount..................................................51
Class Notional Amount.........................................................50
Class Principal Amount........................................................51
Class Subordination Percentage................................................60
Class X-1A Percentage.........................................................50
Class X-1B Percentage.........................................................50
Class X-A Sub-Account.........................................................54
Class X-B Sub-Account.........................................................54
Clean-Up Call Date............................................................67
Clearstream Luxembourg........................................................45
Clearstream Luxembourg Participants...........................................46
Closing Date..................................................................42
CODE..........................................................................79
Corporate Trust Office........................................................67
CPR...........................................................................73
Credit Enhancement Percentage.................................................60
Current Interest..............................................................50
Custodial Account.............................................................48
Cut-off Date..................................................................18
Defective Mortgage Loan.......................................................29

                                                                            PAGE
Deficient Valuation...........................................................64
Definitive Certificates.......................................................43
Deleted Mortgage Loan.........................................................30
Depositor.....................................................................30
Designated Telerate Page......................................................55
Designated Transaction........................................................84
Determination Date............................................................68
Distribution Account..........................................................48
Distribution Date.............................................................43
DTC...........................................................................43
Due Date......................................................................19
Due Period....................................................................51
Effective Loan-to-Value Ratio.................................................20
ERISA.........................................................................83
Euroclear.....................................................................45
Euroclear Operator............................................................45
Euroclear Participants........................................................46
European Depositories.........................................................45
Excess Payments...............................................................79
Final Regulations.............................................................81
Final Scheduled Distribution Date.............................................67
Financial Intermediary........................................................45
Global Certificates...........................................................79
Group 1 Certificates..........................................................43
Group 2 Certificates..........................................................43
Insurance Proceeds............................................................49
Interest Distribution Amount..................................................50
Interest Rate Cap Agreements..................................................79
Interest Settlement Rate......................................................55
Interest Shortfall............................................................52
IRS...........................................................................82
LIBOR.........................................................................55
LIBOR Business Day............................................................55
LIBOR Certificates............................................................47
LIBOR Determination Date......................................................55
LIBOR01.......................................................................55
Limited Purpose Surety Bond...................................................21
Liquidated Mortgage Loan......................................................64
Liquidation Proceeds..........................................................49
Loan-to-Value Ratio...........................................................19
Monthly Advance...............................................................69
Mortgage......................................................................29
Mortgage File.................................................................29
Mortgage Loan Purchase Agreement..............................................19
Mortgage Loans................................................................18
Mortgage Note.................................................................29
Mortgage Pool.................................................................18
Mortgage Rate.................................................................54
Mortgaged Property............................................................18
Net Interest Shortfall........................................................51
Net Mortgage Rate.............................................................54
Net Prepayment Interest Shortfalls............................................51

                                                                            PAGE
NET WAC.......................................................................54
Offered Certificates..........................................................43
OID...........................................................................79
One-Month LIBOR...............................................................29
One-Month LIBOR Loans.........................................................18
Original Subordinate Class Principal Amount...................................58
Parent Power(R) Loans.........................................................37
Participant...................................................................45
Percentage Interest...........................................................67
Plan..........................................................................83
Pool 1........................................................................18
Pool 1 Mortgage Loans.........................................................18
Pool 1 NET WAC................................................................54
Pool 1 Subordinate Amount.....................................................52
Pool 2........................................................................18
Pool 2 Mortgage Loans.........................................................18
Pool 2 Net WAC................................................................54
Pool 2 Subordinate Amount.....................................................52
Pool Balance..................................................................57
Pool Subordinate Amount.......................................................52
Pooling and Servicing Agreement...............................................42
Prepayment Interest Shortfall.................................................51
Prepayment Period.............................................................49
Privately-Offered Certificates................................................42
Pro Rata Senior Percentage....................................................57
Rating Agencies...............................................................86
Realized Loss.................................................................64
Record Date...................................................................43
Relevant Depository...........................................................45
Relief Act....................................................................51
Relief Act Reduction..........................................................51
REMICs........................................................................79
Replacement Mortgage Loan.....................................................30
Required Reserve Fund Deposit.................................................55
Restricted Group..............................................................85
Rules.........................................................................45
Scheduled Payment.............................................................57
Seller........................................................................39
Senior Certificates...........................................................32
Senior Percentage.............................................................57
Senior Prepayment Percentage..................................................58
Senior Principal Distribution Amount..........................................56
Senior Termination Date.......................................................57
Servicer......................................................................68
Servicing Fee.................................................................69
Servicing Fee Rate............................................................69
Similar Law...................................................................83
Six-Month LIBOR...............................................................29
Six-Month LIBOR Loans.........................................................18
Sponsor....................................................................... 3
Stated Principal Balance......................................................54
Step-Down Test................................................................58

                                                                            PAGE
Structuring Assumptions.......................................................74
Subordinate Certificate Writedown Amount......................................64
Subordinate Certificates......................................................42
Subordinate Class Percentage..................................................61
Subordinate Classes...........................................................42
Subordinate Net WAC...........................................................54
Subordinate Percentage........................................................61
Subordinate Prepayment Percentage.............................................61
Subordinate Principal Distribution Amount.....................................60
Terms and Conditions..........................................................47
TIN...........................................................................82
Trust Fund....................................................................42
Trustee.......................................................................42
Two Times Test................................................................57
Underwriter...................................................................85
Underwriter's Exemption.......................................................83

                                    ANNEX I:

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Merrill Lynch Mortgage Investors Trust Mortgage Pass-Through Certificates, Series 200[_]-[_] (the "Global Certificates") will be available only in book-entry form. Investors in the Global Certificates may hold such Global Certificates through any of DTC, Clearstream Luxembourg or Euroclear. The Global Certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Certificates through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurocertificate practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage certificate issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Global Certificates will be effected on a delivery-against-payment basis through the respective European Depositories of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      A holder that is not a United States person (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective European Depositories, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Certificates through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurocertificates, except that there will be no temporary global certificate and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage certificate issues in same-day funds.

                                     A-I-1

      TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurocertificates in same-day funds.

      TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository of the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Certificates are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the Relevant Depository for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing system, through the Relevant Depository, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the Relevant Depository, as appropriate, to deliver the Global Certificates to the DTC

                                      A-I-2

Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon Distribution Date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Certificates from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Certificates sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

      A.    the Trustee or the U.S. withholding agent receives a statement --

            (i) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that --

                  (a) is signed by the certificateholder under penalty of perjury,

                  (b) certifies that such owner is not a United States person, and

                  (c) provides the name and address of the certificateholder, or

                                      A-I-3

            (ii) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that --

                  (a) is signed under penalties of perjury by an authorized representative of the financial institution,

                  (b) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

                  (c) provides the name and address of the certificateholder, and

                  (d) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

      B. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

      C. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

      D. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the IRS (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

      A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, each holder holding book-entry certificates through Clearstream Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder:

      A. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

      B. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

      C     is a corporation, within the meaning of Section 7701(a) of the
Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "United States persons" within the meaning of Section 7701(a)(30) of the

                                      A-I-4

Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

      The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Certificates.

      Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.

                                      A-I-5

                                   [Annex II:
                Permitted Exchangeable Certificate Combinations]

               OFFERED CERTIFICATES                                            EXCHANGEABLE CERTIFICATES
-------------------------------------------------   ------------------------------------------------------------------------------
                                                                MAXIMUM
                                                                ORIGINAL                           SUMMARY
                                                                 CLASS                            INTEREST                FINAL
                  ORIGINAL     ORIGINAL     CUSIP   EXCHANGE   PRINCIPAL   INTEREST   PRINCIPAL     RATE      CUSIP   DISTRIBUTION
MORTGAGE POOL      CLASS      BALANCE(1)   NUMBER     CLASS     BALANCE      TYPE      TYPE(2)     FORMULA   NUMBER       DATE
-------------   -----------   ----------   ------   --------   ---------   --------   ---------   --------   ------   ------------
                COMBINATION
                     1
     [ ]            [ ]           [ ]        [ ]       [ ]        [ ]         [ ]        [ ]         [ ]       [ ]         [ ]
     [ ]            [ ]           [ ]        [ ]       [ ]        [ ]         [ ]        [ ]         [ ]       [ ]         [ ]

                COMBINATION
                     2
     [ ]            [ ]           [ ]        [ ]       [ ]        [ ]         [ ]        [ ]         [ ]       [ ]         [ ]
     [ ]            [ ]           [ ]        [ ]       [ ]        [ ]         [ ]        [ ]         [ ]       [ ]         [ ]

                                     A-II-1

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

                       $___________________ (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

                                SERIES 200[_]-[_]

                                 ISSUING ENTITY

                       MORTGAGE PASS-THROUGH CERTIFICATES

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor

                       [MERRILL LYNCH CREDIT CORPORATION]
                              Sponsor [and Seller]

                 [IF OTHER SPONSOR, NOTE SEPARATE SPONSOR HERE]
                              PROSPECTUS SUPPLEMENT

                                 --------------

                               MERRILL LYNCH & CO.

                                     [DATE]

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

This information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell those securities in any state where the offer or sale is not permitted.



                 SUBJECT TO COMPLETION DATED February 1, 2007

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED [DATE])

                          $_____________ (APPROXIMATE)

                                  [TRUST NAME]
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                Series 200[_]-[_]

                                 ISSUING ENTITY

                     [MERRILL LYNCH MORTGAGE LENDING, INC.]
                              SPONSOR [AND SELLER]
  [IF SPONSOR IS PARTY OTHER THAN SELLER, NOTE SEPARATE SPONSOR HERE ON COVER]


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR


      INVESTING IN THESE CERTIFICATES INVOLVES RISKS. YOU SHOULD NOT PURCHASE THESE CERTIFICATES UNLESS YOU FULLY UNDERSTAND THEIR RISKS AND STRUCTURE. SEE "RISK FACTORS" BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND PAGE _ OF THE ATTACHED PROSPECTUS.

      These certificates will be backed only by the assets of the issuing entity. Neither these certificates nor the assets of the trust will be obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Mortgage Investors, Inc., [Merrill Lynch Mortgage Lending, Inc.] [, other Sponsor(s), if applicable] or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency or any other entity.

      [TRUST NAME] Mortgage Loan Asset-Backed Certificates, Series 200[_]-[_] will issue [nineteen] classes of certificates, [thirteen] of which are offered by this prospectus supplement and the attached prospectus. The table on page S-3 identifies the various classes of offered certificates and specifies certain characteristics of each such class, including the class's initial certificate principal balance, interest rate and rating.

      Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected distribution date will be [DATE]. Credit enhancement for the offered certificates includes excess interest, overcollateralization, crosscollateralization, subordination, [ ] and [ ] features.

      The assets of the issuing entity will consist primarily of [sub-prime] [prime] mortgage loans secured by first or second liens on real properties which were originated or acquired by Merrill Lynch Mortgage Lending Inc. [insert alternative or additional seller(s) as applicable]

                 PRICE TO          UNDERWRITING       PROCEEDS TO
                  PUBLIC             DISCOUNT          DEPOSITOR
                  ------             --------          ---------

                $----------        $----------        $----------
                 -------%            -------%

      The price to public and underwriting discount shown are for all classes of offered certificates in the aggregate. This information is shown for each individual class on page S-__. See "Method of Distribution."

      The proceeds to depositor will be $___________ plus accrued interest, before deducting expenses, which are estimated at $_______. See "Method of Distribution."

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                               MERRILL LYNCH & CO.
                               ------------------


                The date of this prospectus supplement is [DATE]

           WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                           AND THE ATTACHED PROSPECTUS

      Information about the offered certificates is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the certificates; and (b) this prospectus supplement, which describes the specific terms of the certificates.

      This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

      In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Merrill Lynch Mortgage Investors, Inc.

      TO UNDERSTAND THE STRUCTURE OF THESE CERTIFICATES, YOU MUST READ CAREFULLY BOTH THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.


                                TABLE OF CONTENTS

THE SERIES 200[_]-[_] CERTIFICATES ..........................................       3
SUMMARY INFORMATION .........................................................       6
  Principal Parties .........................................................       6
  Affiliations and Relationships ............................................       6
  Cut-Off Date ..............................................................       7
  Closing Date ..............................................................       7
  Distribution Date .........................................................       7
  The Trust Fund ............................................................       7
  The Series 200[_]-[_] Certificates ........................................       7
  Interest Distributions ....................................................       7
  Principal Distributions ...................................................       8
  Denominations .............................................................       8
  Book-Entry Registration ...................................................       8
  Exchangeable Certificates .................................................       8
  Mortgage Loan Representations and Warranties ..............................       8
  Fees and Expenses .........................................................       8
  Credit Enhancement ........................................................       8
  [Certificate Insurance Policy] ............................................      10
  [Primary Mortgage Insurance Policy] .......................................      10
  [Interest Rate Cap/Swap Agreement] ........................................      10
  NIMS Insurer and Retention of Class C, Class P and Class L Certificates ...      10
  Optional Termination ......................................................      10
  Final Scheduled Distribution Date .........................................      10
  Legal Investment ..........................................................      11
  Federal Income Tax Consequences ...........................................      11
  ERISA Considerations ......................................................      11
  Ratings ...................................................................      11
  [Pre-funding] .............................................................      11
  The Mortgage Loans ........................................................      11
RISK FACTORS ................................................................      21
FORWARD-LOOKING STATEMENTS ..................................................      28
GLOSSARY ....................................................................      28
THE MORTGAGE POOL ...........................................................      28
  General ...................................................................      29
  Mortgage Loans ............................................................      29
  [Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account] .....      40
UNDERWRITING GUIDELINES .....................................................      41
THE TRANSACTION PARTIES .....................................................      41
  The Issuing Entity ........................................................      41
  The Sponsor [and Seller] ..................................................      41
  Static Pool Information ...................................................      41
  The Depositor .............................................................      42
  The Trustee ...............................................................      42

  The Securities Administrator ..............................................      42
  The Custodian .............................................................      43
  The Master Servicer .......................................................      43
  The Servicer ..............................................................      44
  [Certificate Insurer] .....................................................      50
  [Primary Mortgage Insurer] ................................................      50
  [Interest Rate Cap/Swap Provider] .........................................      50
  Affiliations and Relationships ............................................      50
ADMINISTRATION OF THE ISSUING ENTITY ........................................      50
  Servicing and Administrative Responsibilities..............................      50
  Trust Accounts ............................................................      53
THE SERVICING OF THE
MORTGAGE LOANS ..............................................................      54
  General ...................................................................      54
  Servicing Compensation and
       Payment of Expenses ..................................................      54
  Adjustment to Servicing Fee in Connection
       with Certain Prepaid Mortgage Loans ..................................      54
  Advances ..................................................................      54
  Loss Mitigation Procedures ................................................      55
  Evidence as to Compliance .................................................      56
  Custody of the Mortgage Files .............................................      56
DESCRIPTION OF THE CERTIFICATES .............................................      56
  General ...................................................................      56

BOOK-ENTRY CERTIFICATES .....................................................      57
  [Payments On Mortgage Loans; Collection Account; Certificate Account ......      60
  Exchangeable Certificates .................................................      61
  Distributions .............................................................      61
  Example of Distributions ..................................................      62
  Fees and Expenses of the Trust Fund .......................................      62
  Overcollateralization and Cross-collateralization Provisions ..............      64
  Calculation of One-Month LIBOR ............................................      64
  Reports to Certificateholders .............................................      65
POOLING AND SERVICING AGREEMENT .............................................      67
  General ...................................................................      67
  The Issuing Entity ........................................................      67
  Assignment of Mortgage Loans ..............................................      67
  Amendment .................................................................      68
  Optional Termination ......................................................      69
 [CERTIFICATE INSURANCE POLICY] .............................................      69
[PRIMARY MORTGAGE
INSURANCE POLICY]] ..........................................................      69
[INTEREST RATE CAP/SWAP
AGREEMENT] ..................................................................      69
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ...............................      69
  General ...................................................................      69
  Prepayments and Yields for
       Offered Certificates .................................................      70
  Additional Information ....................................................      82
FEDERAL INCOME TAX CONSEQUENCES .............................................      82
  Taxation of the Basis Risk Arrangements ...................................      82
  Original Issue Discount ...................................................      83
  Special Tax Attributes of the
       Offered Certificates .................................................      84
  [Additional Tax Considerations Applicable to the Exchangeable Certificates]      84
  Prohibited Transactions Tax and Other Taxes ...............................      84
STATE TAXES .................................................................      85
ERISA CONSIDERATIONS ........................................................      85
LEGAL INVESTMENT ............................................................      87
USE OF PROCEEDS .............................................................      87
METHOD OF DISTRIBUTION ......................................................      87
LEGAL MATTERS ...............................................................      89
RATINGS .....................................................................      89
GLOSSARY OF DEFINED TERMS ...................................................      91
ANNEX I .....................................................................   A-I-1
[ANNEX II PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS]                     A-II-1

                       THE SERIES 200[_]-[_] CERTIFICATES

                                   CLASS IA-1   CLASS IA-2   CLASS IA-3   CLASS IA-4  CLASS IA-5   CLASS IA-6
                                   ----------   ----------   ----------   ----------  ----------   ----------
Loan Group:..................        Fixed        Fixed        Fixed        Fixed        Fixed       Fixed
Initial Certificate Principal      $_________   $_________   $_________   $_________   $________   $_________
Balance: ....................
Pass Through Rate:...........        _____%       _____%       _____%       _____%      _____%       _____%
ERISA Eligible:..............         Yes          Yes          Yes          Yes          Yes         Yes
First Principal Payment Date:        _____        _____        _____        _____        _____       _____
Weighted Avg.  Life At
Issuance:
    to call (yrs.):..........         ____         ____         ____         ____        ____         ____
    to maturity (yrs.):......         ____         ____         ____         ____        ____         ____
Expected Maturity
    (to call):...............         ____         ____         ____         ____        ____         ____
Expected Maturity
    (to maturity):...........         ____         ____         ____         ____        ____         ____
Last Scheduled Distribution          _____        _____        _____        _____        _____       _____
Date:........................

Interest Accrual Method:.....        30/360       30/360       30/360       30/360      30/360       30/360
Payment Delay:...............       24 days      24 days      24 days      24 days      24 days     24 days

Record Date(1)                         DD           DD           DD           DD          DD           DD

Minimum Denominations                 ____         ____         ____         ____        ____         ____

Incremental Denominations             ____         ____         ____         ____        ____         ____

CUSIP Number                          ____         ____         ____         ____        ____         ____

Anticipated Ratings
([RATING AGENCY]/[RATING
AGENCY]/[RATING AGENCY])


                                CLASS IM-1     CLASS IM-2     CLASS IB     CLASS IIA-1    CLASS IIM-1    CLASS IIM-2     CLASS IIB
                                ----------     ----------     --------     -----------    -----------    -----------     ---------
Loan Group:..................      Fixed         Fixed         Fixed       Adjustable     Adjustable     Adjustable      Adjustable
Initial Certificate Principal   $_________     $_________    $________     $__________    $_________     $__________     $_________
Balance:.....................
Pass Through Rate:...........     _____%         _____%        _____%        _____%         _____%         _____%          _____%
ERISA Eligible:..............       Yes           Yes           Yes           Yes             Yes           Yes             Yes
First Principal Payment Date:      _____         _____         _____         _____           _____         _____           _____
Weighted Avg.  Life At
Issuance:
    to call (yrs.):..........      ____           ____          ____          ____           ____           ____           _____
    to maturity (yrs.):......      ____           ____          ____          ____           ____           ____            ____
Expected Maturity (to call):.      ____           ____          ____          ____           ____           ____            ____
Expected Maturity (to              ____           ____          ____          ____           ____           ____            ____
maturity):...................
Last Scheduled Distribution        _____         _____         _____         _____           _____         _____           _____
Date:........................

Interest Accrual Method:.....     30/360         30/360        30/360        30/360         30/360         30/360          30/360

Payment Delay:...............     24 days       24 days       24 days       24 days         24 days       24 days         24 days

Record Date                         DD             DD            DD            DD             DD             DD              DD

Minimum Denominations              ____           ____          ____          ____           ____           ____            ____

Incremental Denominations          ____           ____          ____          ____           ____           ____            ____

CUSIP Number                       ____           ____          ____          ____           ____           ____            ____

Anticipated Ratings
([RATING AGENCY]/[RATING
AGENCY]/[RATING AGENCY])

(1) DD=For any distribution date, the last business day of the month preceding such distribution [(or in the case of the first distribution date, the closing date)]

OTHER INFORMATION:

      The initial certificate principal balances shown above are subject to a permitted variance of plus or minus 10%.

      After the optional termination date described herein, the pass-through rate for the class IA-5, class IIA-1, class IIM-1, class IIM-2 and class IIB certificates will increase as follows: class IA-5, _____%, class IIA-1, LIBOR plus ____%; class IIM-1, LIBOR plus _____%; class IIM-2, LIBOR plus ____%; and class IIB, LIBOR plus _____%.

      The pass-through rates for the class IB certificates are subject to adjustment. Your pass-through rate may be lower. See "Description of the Certificates--Distributions--Distributions of Interest."

      The pass-through rate for the class IIA-1, class IM-1, class IIM-2 and class IIB certificates are one-month LIBOR plus the applicable pass-through margin. These pass-through rates are subject to adjustment and your pass-through rate may be lower. See "Description of the Certificates--Distributions--Distributions of Interest."

      The information set forth above regarding first principal payment date, weighted average life at issuance and expected maturity is based on the modeling assumptions beginning on page S-___ and __% HEP for the fixed rate mortgage loans or __% CPR for the adjustable rate mortgage loans, as applicable.

      The interest rate index reset date for the class IIA-1, class IIM-1, class IIM-2 and class IIB certificates is two business days prior to the start of each interest accrual period.

CREDIT ENHANCEMENT:

Group I                                    Group II
Excess Interest                            Excess Interest
Overcollateralization                      Overcollateralization
Crosscollateralization                     Crosscollateralization
Subordination                              Subordination

OVERCOLLATERALIZATION REQUIREMENTS:

Group I                                    Group II
Initial Percentage:  ____%                 Initial Percentage:  ____%
Stepdown Percentage:  ____% of current     Stepdown Percentage:  ____% of current
balance                                    balance
Targeted Percentage:  ____% of original    Targeted Percentage:  ____% of
balance                                    original balance
Minimum Required Percentage:  ____% of     Minimum Required Percentage:  ____% of
original balance                           original balance
Earliest Possible Stepdown Date: ________  Earliest Possible Stepdown Date: _________

                               SUMMARY INFORMATION

      This section briefly summarizes major characteristics of the certificates and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of the certificates, you should read both this prospectus supplement and the attached prospectus in their entirety.

                                PRINCIPAL PARTIES

      Issuing Entity: [TRUST NAME] Mortgage Loan Asset-Backed Certificates, Series 200[_]-[_]. See "The Transaction Parties -- The Issuing Entity."

      Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 28th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357. The Depositor is an affiliate of the Seller. See "The Transaction Parties -- The Depositor," "Affiliations and Relationships" in this prospectus supplement and "Merrill Lynch Mortgage Investors, Inc." in the attached prospectus.

      Sponsor [and Originator][and Seller]: Merrill Lynch Mortgage Lending Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 28th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357. See "The Transaction Parties -- The Seller [and Sponsor]." [insert alternative or additional seller(s) as applicable]

      [If applicable, insert similar information for other Sponsor(s) and or originator(s) of over 10% of the pool assets here] [If an affiliate of any other transaction party, disclose here.]

      [Master Servicer: [MASTER SERVICER], a [___________] corporation whose address is _______________, ________, ________ _____ and whose telephone number is (___) ___-____.] [If an affiliate of any other transaction party, disclose here.] See "The Transaction Parties -- The Master Servicer."

       Servicers: [Wilshire Credit Corporation, a Nevada corporation whose address is 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005 and whose telephone number is (503) 223-5600. Wilshire Credit Corporation is an affiliate of the depositor [and the sponsor].] [If servicer is other than Wilshire, or if additional servicers are involved, describe such servicer(s) here.] See "The Transaction Parties -- The Servicer."

      Trustee: [TRUSTEE], a _________________ whose address is _________________________________, ________________________________ and whose telephone number is (___) ________. [If an affiliate of any other transaction party, disclose here.] See "The Transaction Parties -- The Trustee."

      [Securities Administrator [SECURITIES ADMINISTRATOR], a _________________ whose address is _________________________________,
________________________________ and whose telephone number is (___) ________.]
[If an affiliate of any other transaction party, disclose here.] See "The Transaction Parties -- The Securities Administrator."

      [Custodian: [CUSTODIAN], a _________________ whose address is _________________________________, ________________________________ and whose telephone number is (___) ________.] [If an affiliate of any other transaction party, disclose here.] See "The Transaction Parties -- The Custodian."

      [Cap/Swap Provider: [CAP/SWAP PROVIDER], a _________________ whose address is _________________________________, ________________________________ and whose telephone number is (___) ________.] [If an affiliate of any other transaction party, disclose here.] See "The Transaction Parties -- The [Cap/Swap] Provider."

      [Certificate Insurer: [CERTIFICATE INSURER], a _________________ whose address is _________________________________,
________________________________ and whose telephone number is (___)
________.] [If an affiliate of any other transaction party, disclose here.] See "The Transaction Parties -- The Certificate Insurer."

      [Primary Mortgage Insurer:  [PRIMARY MORTGAGE INSURER], a
_________________ whose address is _________________________________,
________________________________ and whose telephone number is (___)
________.]  [If an affiliate of any other transaction party, disclose here.]
See

"The Transaction Parties -- The Primary Mortgage Insurer."

[Identify any applicable Ratings Agencies]

                         AFFILIATIONS AND RELATIONSHIPS

      Merrill Lynch Mortgage Investors, Inc., [Merrill Lynch Mortgage Lending Inc.], [Wilshire Credit Corporation] and [any other applicable party] are all affiliated. There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

      [The following diagram illustrates the various parties involved in the transaction and their respective functions.]

                              [INSERT FLOW CHART]

                                  CUT-OFF DATE

      The cut-off date will be [DATE].

                                  CLOSING DATE

      The closing date will be on or about [DATE].

                                DISTRIBUTION DATE

      The 25th day of each month, beginning in [MONTH/YEAR]. If the 25th day is not a business day, then the distribution date will be the next business day.

                               THE ISSUING ENTITY

      The name of the issuing entity is [TRUST NAME] Mortgage Loan Asset-Backed Certificates, Series 200[_]-[_]. We are forming the issuing entity to own a pool of [sub-prime] [prime] mortgage loans secured by first or second liens on real properties. The mortgage pool is divided into two loan groups: a group of fixed rate mortgage loans (group I), and a group of adjustable rate mortgage loans (group II). Each class of certificates represents an interest in one of these loan groups. However, due to the crosscollateralization features of the assets of the issuing entity, certificates of one group may receive credit support payments from mortgage loans in the other group.

                       THE SERIES 200[_]-[_] CERTIFICATES

      The certificates represent beneficial ownership interests in the assets of the issuing entity. The offered certificates will have the original certificate principal balance, pass-through rate and other features set forth in the table on page S-3. The issuing entity will issue the certificates under a pooling and servicing agreement dated as of [DATE], among Merrill Lynch Mortgage Investors, Inc., as depositor, [[MASTER SERVICER], as master servicer,] [[SECURITIES ADMINISTRATOR], as Securities Administrator,]] [SERVICER], as servicer and [TRUSTEE], as trustee. The issuing entity will not issue additional certificates after the closing date.

      When we refer to the group I certificates or the group II certificates, we mean the certificates representing interests in the group I mortgage loans or the group II mortgage loans, respectively. Any collections on the mortgage loans will be used to pay fees to the servicer [and [certificate/securities] administrator] (which include fees paid to the trustee [master servicer and custodian]) and to make interest or principal payments on the certificates See "Fees and Expenses of the Issuing Entity." All principal collections will be paid to one or more classes of the certificates offered through this prospectus supplement or to the residual certificates or other certificates which we are not offering by this prospectus supplement, based on the outstanding certificate balances and the remaining principal amount in each loan group. Any interest collections in excess of the amount paid to holders of the offered certificates--either as interest or principal--or the servicer will be paid to the owner of the residual certificates or other certificates which we are not offering by this prospectus supplement, which are entitled to receive those excess amounts. See "Description of the Certificates--Distributions."

                             INTEREST DISTRIBUTIONS

      Interest will accrue on each class of certificates at the pass-through rate for that class. Interest will accrue on each class of certificates (other than the class IIA-1, class IIM-1, class IIM-2 and class IIB certificates) during the calendar month preceding each distribution date. Interest will accrue on the class IIA-1, class IIM-1, class IIM-2 and class IIB certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date.

      The pass-through rate on the class IB certificates will be subject to a cap based on the weighted average net mortgage rate of the group I mortgage loans and these certificates will not carry over or be reimbursed for interest shortfalls resulting from the imposition of that interest rate cap. The pass-through rates on the class IIA-1, class IIM-1, class IIM-2 and class IIB certificates will be subject to an available amount interest rate cap. If the amount of interest due on the mortgage loans in group II, less certain amounts, is insufficient to pay the interest accrued on the group II certificates, the interest payment on the class IIA-1, class IIM-1, class IIM-2 and class IIB certificates, as applicable, on the related distribution date will be reduced by the amount of that interest shortfall for group II. In the case of the group II certificates, interest shortfall will be carried over on a subordinated basis with accrued interest at the then applicable pass-through rate and paid from excess cash flow in a later distribution, if available. The pass-through rates on the class IIA-1, class IIM-1, class IIM-2 and class IIB certificates will also be subject to a maximum interest rate cap based on the weighted average of the net maximum lifetime rates on the group II mortgage loans. Any interest shortfall due to the maximum amount cap will not be reimbursed. See "Description of the Certificates--Distributions--Distributions of Interest."

                             PRINCIPAL DISTRIBUTIONS

      Principal payments to the group I certificates and the group II certificates will generally reflect principal collections on the loans in the related loan group. Principal payments will also include a portion of interest collections to the extent necessary to restore overcollateralization to the required level, as described below.

                                  DENOMINATIONS

      The minimum denominations and the incremental denominations of each class of offered certificates. are set forth in the table on page S-3.

                             BOOK-ENTRY REGISTRATION

      The issuing entity will initially issue the certificates in book-entry form. You may elect to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear System in Europe, or indirectly through participants in these systems.

      You will not be entitled to receive a definitive certificate representing your interest except under limited circumstances. See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Certificates" in the attached prospectus.

[EXCHANGEABLE CERTIFICATES]

[On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable related certificates are allocated to the related exchangeable certificates that are entitled to principal. The payment characteristics of the classes of exchangeable certificates will reflect the payment characteristics of their related classes of certificates. Annex II shows the characteristics of the exchangeable certificates and the combinations of certificates and exchangeable certificates. See "Description of the Certificates--Exchangeable Certificates" in this prospectus supplement and "Description of the Securities--Exchangeable Certificates" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.]

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

      The [originator/seller/sponsor] has made certain representations and warranties concerning the mortgage loans. The benefit of those representations and warranties will be assigned to the depositor and by the depositor to the trustee for the benefit of the certificateholders under the pooling and servicing agreement. Such representations and warranties will include that none of the mortgage loans in the trust fund will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

      Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, or receipt of notice of that breach, the [originator/seller/sponsor] will be required either to (1) cure such breach, (2) repurchase the affected mortgage loan from the assets of the issuing entity or (3) in certain circumstances, substitute another mortgage loan.

      In order to substitute a new mortgage loan for a mortgage loan that has been removed from the assets of the issuing entity because of a breach of a representation or warranty, (a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

      See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" in this prospectus supplement.

                               FEES AND EXPENSES

      Before payments are made on the certificates, the servicer will be paid a monthly fee calculated as ___% per annum on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement).

      [Before payments are made on the certificates, the securities administrator will be paid a monthly fee calculated as ___% per annum on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement).]

      [The securities administrator will pay the fee of the trustee [master servicer and custodian].]

      Expenses of the [servicer, master servicer, securities administrator, custodian and the trustee] will be reimbursed before payments are made on the certificates.

      See "Fees and Expenses of the Trust Fund" in this prospectus supplement.



                               CREDIT ENHANCEMENT

      Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the group I certificates and the group II certificates will consist of the excess interest, overcollateralization, crosscollateralization , subordination features [and a certificate guaranty insurance policy] described in this prospectus supplement.

      Overcollateralization. The overcollateralization amount for a loan group is the excess of the aggregate outstanding principal balance of the mortgage loans in that loan group over the aggregate principal balance of the related certificates. On the closing date, the overcollateralization amount will equal approximately ____% of the aggregate outstanding principal balance of the group I mortgage loans and approximately ____% of the aggregate principal balance of the group II mortgage loans. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates and the expenses of the issuing entity, there is expected to be excess interest each month. If the overcollateralization amount for a loan group is reduced below the overcollateralization target amount for such loan group as a result of losses on the mortgage loans, the issuing entity will apply some or all of this excess interest as principal payments on the senior certificates in the related loan group until overcollateralization targets are reached, resulting in a limited acceleration of principal of the certificates relative to the mortgage loans in the related loan group. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to maintain the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time based upon whether the stepdown criteria have been met. This could result in a temporarily faster or slower amortization of one or both groups of the certificates. See "Description of the Certificates-- Overcollateralization and Crosscollateralization Provisions."

      Crosscollateralization. The issuing entity generally provides for crosscollateralization through the application of excess interest generated by one loan group to fund shortfalls in available funds and the required level of overcollateralization in the other loan group. See "Description of the Certificates--Overcollateralization and Crosscollateralization Provisions."

      Subordination. The rights of the holders of the more junior classes of certificates relating to each loan group to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates relating to each loan group to receive distributions. See "Description of the Certificates-- Distributions."

      In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

      Priority of Distributions. By the preferential right of the holders of the more senior classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of the more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

      Allocation of Losses. By the allocation to the more junior classes of certificates (in inverse order of seniority) of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of these losses to the more senior classes of certificates until their respective certificate principal balances have been reduced to zero.

      The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates. The initial level of credit support includes the overcollateralization level of ____% with respect to group I and ____% with respect to group II.

                                                  INITIAL
  GROUP I                  CREDIT                 CREDIT
 CLASS(ES)                 SUPPORT                SUPPORT
 ---------                 -------                -------
IA                     Class IM-1,               ____%
                         Class IM-2
                         and Class IB

IM-1                   Class IM-2 and            ____%
                         Class IB

IM-2                   Class IB                  ____%

IB                     Overcollateralization     ____%


                                                  INITIAL

  GROUP II                 CREDIT                 CREDIT
 CLASS(ES)                 SUPPORT                SUPPORT
 ---------                 -------                -------
IIA-1                  Class IIM-1,               _____%
                         Class IIM-2
                         and Class IIB

IIM-1                  Class IIM-2                _____%
                         and Class IIB

IIM-2                  Class IIB                   ____%

IIB                    Overcollateralization       ____%


                         [CERTIFICATE INSURANCE POLICY]

              [INSERT DESCRIPTION OF CERTIFICATE INSURANCE POLICY]



                       [PRIMARY MORTGAGE INSURANCE POLICY]

            [INSERT DESCRIPTION OF PRIMARY MORTGAGE INSURANCE POLICY]



                       [INTEREST RATE CAP/SWAP AGREEMENT]

            [INSERT DESCRIPTION OF INTEREST RATE CAP/SWAP AGREEMENT]

     NIMS INSURER AND RETENTION OF CLASS C, CLASS P AND CLASS L CERTIFICATES

      The NIMs Insurer, if any, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of three classes of certificates, the class C, class P and class L certificates, that we are not offering pursuant to this prospectus supplement. In such event, the NIMs Insurer will be able to exercise rights that could aversely impact the certificateholders. See "Risk Factors -- Rights of the NIMs Insurer, if any, may negatively impact the offered certificates."

The class C, class P and class L certificates may be retained by an affiliate of the [depositor]. The class C certificates will be entitled to certain residual payments, the class P certificates will be entitled to certain payments in respect of prepayment penalties and the class L certificates will be entitled to certain payments in respect of late fees, each as described in "Description of the Certificates -- Distributions."

[Certain charged off loans may be released to the holder of the class C certificates as described under "Servicing of the Mortgage Loans -- Loss Mitigation Procedures."]

[Disclose any other rights class C, class P or class L holder will have, if any.]

                              OPTIONAL TERMINATION

      Subject to restrictions described in this prospectus supplement, [the Servicer] will have the option (but not the obligation) to purchase all of the mortgage loans in a loan group after the aggregate unpaid principal balance of these mortgage loans is reduced to less than or equal to [10]% of the aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date. See "Description of the Certificates--Optional Termination."

                       FINAL SCHEDULED DISTRIBUTION DATE

      The final scheduled distribution date for the offered certificates will be [Date]. The final scheduled distribution date has been determined by adding one year to the month of scheduled maturity of the latest maturing mortgage loan in the assets of the issuing entity. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date. See "Prepayment and Yield Considerations."

                                LEGAL INVESTMENT

      [As of the closing date, the certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no representation as to the appropriate characterization of the certificates under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these securities. See "Risk Factors--These certificates lack SMMEA eligibility and may lack liquidity which may limit your ability to sell" and "Legal Investment Matters" in this prospectus supplement and the attached prospectus.]

                         FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes, the trustee will elect to treat all or a part of the assets of the issuing entity as one or more Real Estate Mortgage Investment Conduits ("REMICs"). For federal income tax purposes, (i) the class A group I, class IM-1, class IM-2 and class IB certificates will represent ownership of regular interests in a REMIC, and (ii) the class IIA-1, class IIM-1, class IIM-2 and class IIB certificates will represent ownership of both a regular interest in a REMIC and the right to receive payments under an interest rate cap agreement. To the extent that the offered certificates represent regular interests in a REMIC they will generally be treated as debt instruments for federal income tax purposes. Holders of offered certificates will be required to include in income all interest and original issue discount on the portion of their offered certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Federal Income Tax Consequences" in this prospectus supplement and in the attached prospectus for a discussion of the federal income tax treatment of a holder of a regular interest in a REMIC and for a discussion of the federal income tax consequences associated with the deemed rights to receive payments under an interest rate cap agreement. See "Federal Income Tax Consequences" in this prospectus supplement and in the attached prospectus.

                              ERISA CONSIDERATIONS

      [Under current law, in general, the offered certificates will be eligible for purchase by retirement or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended. You should consult with your counsel with respect to the legal consequences of an ERISA plan's acquisition and ownership of the certificates. See "ERISA Considerations" in this prospectus supplement and in the attached prospectus.]

                                     RATINGS

      The issuance of the offered certificates is conditioned on the certificates receiving the ratings indicated under the heading "Anticipated Ratings" in the chart shown on page S-3 of this prospectus supplement.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any interest carry forward amount will be paid. See "Ratings."

                              EXCHANGE ACT FILINGS

      The Issuing Entity will file Distribution Reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "Merrill Lynch Mortgage Investors Inc" (Commission file no. 333-[ ]). Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov. [Additionally, any reports filed will be made available on
the [Trustee's] website at                              .]


                                 [PRE-FUNDING]

      [Subject to conditions described in this prospectus supplement, the trust fund will be obligated to purchase from the seller on or before _________ additional [sub-prime] [prime] mortgage loans having an aggregate outstanding principal balance of approximately $____________, which represents approximately ___% of the mortgage pool (including mortgage loans in the trust fund as of the closing date and mortgage loans to be acquired by the trust fund). On the closing date, the depositor will deposit from the proceeds received from the sale of the certificates with the [trustee/securities administrator] approximately $___________, to provide the trust fund with sufficient cash to purchase the additional mortgage loans. Additional mortgage loans will not comprise more than ___% of Group I, ___% of Group II or ___% of the loans in the aggregate. For a description of the qualifications that additional mortgage loans must meet, see "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" in this prospectus supplement.]


                               THE MORTGAGE LOANS

      The mortgage loans are divided into two loan groups. The first group (group I) consists of fixed rate mortgage loans and the second group (group II) consists of adjustable rate mortgage loans. The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages. The following tables summarize approximate characteristics of each mortgage group as of [DATE]. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the mortgage loans in the related loan group as of [DATE], which we refer to as the cut-off date. For additional information on the mortgage loans, see "The Mortgage Pool."

                              MORTGAGE LOAN GROUP I

Number of loans......................    _____
Aggregate outstanding principal balance  $___________
Number of loans with prepayment          _____
penalties............................
Average prepayment term for loans with
prepayment penalties (in months).....    __


                                           AVERAGE OR
                                        WEIGHTED AVERAGE           RANGE
                                        ----------------           -----
Outstanding principal balance......         $_______       $______  to $_______
Original principal balance.........         $_______       $______  to $_______
Mortgage rate......................          _____%          _____% to ______%
Original Loan-to-value ratio(1)....          _____%           ____% to ______%
Stated remaining term to maturity (in         ____               __ to ___
months)............................
Credit Score.......................           ____              ___ to ___

(1) With respect to the group I mortgage loans which are in a second lien position, this table was calculated using the combined loan-to-value ratio. Approximately ___% of the group I mortgage loans are in a second lien position and the weighted average combined loan-to-value ratio for such group I mortgage loans is approximately _____%. The weighted average second lien ratio for such group I mortgage loans is approximately _____%.


                        [BAR GRAPH SHOWING MORTGAGE RATES
                           FOR MORTGAGE LOAN GROUP I]

                BAR GRAPH SHOWING ORIGINAL PRINCIPAL BALANCES
                          FOR MORTGAGE LOAN GROUP I]





                       [PIE GRAPH SHOWING PRODUCT TYPES
                          FOR MORTGAGE LOAN GROUP I]

                       [PIE GRAPH SHOWING CREDIT GRADES
                          FOR MORTGAGE LOAN GROUP I]





                   [BAR GRAPH SHOWING LOAN-TO-VALUE RATIOS
                         FOR MORTGAGE LOAN GROUP I]*





* With respect to the group I mortgage loans which are in a second lien position, this chart was calculated using the combined loan-to-value ratio for such group I mortgage loans. Approximately ___% of the group I mortgage loans are in a second lien position.

                   [BAR GRAPH SHOWING CREDIT SCORE SUMMARY
                          FOR MORTGAGE LOAN GROUP I]





                [BAR GRAPH SHOWING PREPAYMENT PENALTY SUMMARY
                          FOR MORTGAGE LOAN GROUP I]

                             MORTGAGE LOAN GROUP II

Number of loans......................    _____
Aggregate outstanding principal balance  $___________
Number of loans with prepayment          _____
penalties............................
Average prepayment term for loans with
prepayment penalties (in months).....    __


                                           AVERAGE OR
                                        WEIGHTED AVERAGE           RANGE
                                        ----------------           -----
Outstanding principal balance......         $_______       $______ to $_______
Original principal balance.........         $_______       $______ to $_______
Current mortgage rate..............          _____%          _____% to ______%
Original Loan-to-value ratio(1)....          _____%           ____% to ______%
Stated remaining term to maturity (in         ____               __ to ___
months)............................
Credit Score.......................           ____          $______ to $_______
Gross Margin.......................          _____%          _____% to ______%
Initial Rate Cap...................          _____%          _____% to ______%
Periodic Rate Cap..................          _____%           ____% to ______%
Minimum mortgage rates.............          _____%              __ to ___
Maximum mortgage rates.............          _____%             ___ to ___


                      [BAR GRAPH SHOWING MORTGAGE RATES
                         FOR MORTGAGE LOAN GROUP II]

                BAR GRAPH SHOWING ORIGINAL PRINCIPAL BALANCES
                         FOR MORTGAGE LOAN GROUP II]





                       [PIE GRAPH SHOWING PRODUCT TYPES
                         FOR MORTGAGE LOAN GROUP II]

                       [PIE GRAPH SHOWING CREDIT GRADES
                         FOR MORTGAGE LOAN GROUP II]





                   [BAR GRAPH SHOWING LOAN-TO-VALUE RATIOS
                         FOR MORTGAGE LOAN GROUP II]

                   [BAR GRAPH SHOWING CREDIT SCORE SUMMARY
                         FOR MORTGAGE LOAN GROUP II]





                [BAR GRAPH SHOWING PREPAYMENT PENALTY SUMMARY
                         FOR MORTGAGE LOAN GROUP II]

                                  RISK FACTORS

THE OVERCOLLATERALIZATION PROVISIONS ON YOUR CERTIFICATES WILL AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

      The overcollateralization provisions of the assets of the issuing entity will affect the weighted average life of the certificates of each certificate group and consequently the yield to maturity of these certificates. To the extent necessary to maintain the required amount of overcollateralization, net excess cashflow for the related loan group and, due to the cross-collateralization feature, in some cases the other mortgage loan group, will be applied as distributions of principal of the class A certificates of the related certificate group, thereby reducing the weighted average lives of the certificates in the related certificate group. The actual required amount of overcollateralization for a certificate group may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal for the certificate group. We cannot predict whether, or to what degree, it will be necessary to apply net excess cashflow as distributions of principal in order to maintain the required amount of overcollateralization.

      Net excess cashflow for a particular loan group generally is the excess of interest collected or advanced on the mortgage loans in that loan group over the interest required to pay interest on the certificates in the related certificate group and the issuing entity's expenses allocable to that certificate group. Mortgage loans with higher interest rates will contribute more interest to the net excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans in a loan group that have higher interest rates may adversely affect the amount of net excess cashflow for that loan group.

      As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the offered certificates may vary significantly over time. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the attached prospectus.

PREPAYMENTS OF THE MORTGAGE LOANS WILL AFFECT THE YIELD ON YOUR CERTIFICATES

      The yield to maturity and weighted average life of your certificates will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans in the related loan group. Each loan group's prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer intends to enforce these provisions unless
(1) enforcement is not permitted by applicable law; or (2) the servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related mortgaged property to assume the mortgage loan.

      To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Legal Aspects of the Mortgage Loans-Enforceability of Due-on-Sale Clauses" in the attached prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

      The yield on the group II certificates will also be sensitive to the level of one-month LIBOR and the level of the mortgage index. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately ____% of the group I mortgage loans and approximately ____% of the group II mortgage loans contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal prepayments for mortgage loans which do not contain prepayment penalties. See "Material Legal Aspects of the Mortgage Loans -- Late Charges, Default Interest and Limitations on Prepayment" in the attached prospectus. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the offered certificateholders as described in this prospectus supplement. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the attached prospectus.

MORTGAGE LOANS ORIGINATED UNDER THE UNDERWRITING GUIDELINES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT CARRY A RISK OF HIGHER DELINQUENCIES

      The underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund consider the credit quality of a mortgagor and the value of the mortgaged property. The originators provide loans primarily to mortgagors who do not qualify for loans conforming to FNMA or FHLMC guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the assets of the issuing entity do not prohibit a borrower from obtaining secondary financing on the mortgaged property. Secondary financing would reduce the borrower's equity in the related mortgaged property.

      As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the assets of the issuing entity, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to FNMA and FHLMC conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the assets of the issuing entity. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

THE INTEREST RATE ON THE GROUP II CERTIFICATES MAY BE CAPPED DEPENDING ON FLUCTUATIONS IN ONE-MONTH LIBOR AND SIX-MONTH LIBOR

      The pass-through rates on the group II certificates are calculated based upon the value of an index (one-month LIBOR) which is different from the value of the index applicable to substantially all of the group II mortgage loans (six-month LIBOR) as described under "The Mortgage Pool -- General" and is subject to an available amount interest rate cap and a maximum rate cap.

      The available amount interest rate cap effectively limits the amount of interest accrued on each class of group II certificates to the amount of interest accruing on the group II mortgage loans. Various factors may cause the interest rate cap described above to limit the amount of interest that would otherwise accrue on the group II certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR. In addition, the pass-through rates on the group II certificates adjust monthly, while the interest rates of the group II mortgage loans adjust less frequently, with the result that the operation of the interest rate cap described above may cause the pass-through rates to be reduced for extended periods in a rising interest rate environment. The adjustable rate mortgage loans are also subject to periodic (i.e., semi-annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the interest rate cap described above limiting increases in the pass-through rates for the group II certificates. Finally, the adjustable rate mortgage loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the group II certificates will be made on the basis of the actual number of days elapsed and a year of 360 days. This may result in the interest rate cap described above limiting the pass-through rates for the group II certificates in some periods. Consequently, the interest which becomes due on the group II mortgage loans (net of the servicing fee [and securities administrator fee]) with respect to any distribution date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the group II certificates during the related period. Furthermore, if the interest rate cap described above determines the pass-through rates for the group II certificates for a distribution date, the market value of that class of certificates may be temporarily or permanently reduced.

      In addition, the pass-through rate on each class of group II certificates is subject to a maximum rate cap, which limits the pass-through rates on each class of group II certificates based on the maximum lifetime interest rates on the group II mortgage loans, less the servicing fee rate [and securities administrator fee rate]. This maximum rate cap may limit increases in the pass-through rates on the group II certificates. This can occur even if there is sufficient interest collected on the group II mortgage loans, net of trust fund expenses, to pay interest on the group II certificates without giving effect to the maximum rate cap.

CHANGES TO THE WEIGHTED AVERAGE NET MORTGAGE RATE OF THE GROUP I MORTGAGE LOANS MAY REDUCE THE PASS-THROUGH RATE WITH RESPECT TO THE CLASS IB CERTIFICATES

      On any distribution date, the pass-through rate for the class IB certificates will equal the lesser of (A) the rate set forth for such class in the table on page S-3 and (B) the weighted average net mortgage rate on the group I mortgage loans. Therefore, to the extent that the weighted average net mortgage rate on the group I mortgage loans is ever reduced to less than the applicable rate described in clause (A), investors in the class IB certificates may experience a lower than anticipated yield.

      This limitation on the payment of interest on those group I certificates can occur even if there is sufficient interest collected on the group I mortgage loans, net of trust fund expenses, to pay interest on the class IB certificates without giving effect to these weighted average net interest rate caps.

THE PROTECTION AFFORDED TO YOUR CERTIFICATES BY SUBORDINATION IS LIMITED

      The rights of the class M-1 certificates of each certificate group to receive distributions with respect to the mortgage loans of the related loan group will be subordinate to the rights of the class A certificates of the related certificate group to receive those distributions; the rights of the class M-2 certificates of each certificate group to receive distributions with respect to the mortgage loans of the related loan group will be subordinate to the rights of the class A and the class M-1 certificates of the related certificate group to receive those distributions; and the rights of the class B certificates of each certificate group to receive distributions with respect to the mortgage loans of the related loan group will be subordinate to the rights of the class A, class M-1 and class M-2 certificates of the related certificate group to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

ALLOCATION OF LOSSES TO THE CLASS M AND CLASS B CERTIFICATES MAKES THE YIELD TO MATURITY ON THOSE CLASSES OF CERTIFICATES SENSITIVE TO DEFAULTS ON THE MORTGAGE LOANS

      If realized losses are incurred with respect to the mortgage loans in a loan group to the extent that the aggregate principal balance of the certificates of the related certificate group exceeds the stated principal balances of the mortgage loans in the related loan group, the principal balances of the class M and class B certificates of the related certificate group will be reduced in reverse order of seniority (first to class B, second to class M-2 and third to class M-1) by the amount of the excess. Consequently, the yields to maturity on the class M certificates and class B certificates of each certificate group will be sensitive, in varying degrees, to defaults on the mortgage loans in the related loan group and the timing of these defaults. Investors should fully consider the risks associated with an investment in the class M or class B certificates, including the possibility that these investors may not fully recover their initial investment as a result of realized losses.

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss and particularly if you are a holder of one of the most subordinate classes.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

      The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any interest carryforward amounts will be paid. See "Ratings."

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF A SELLER, THE MASTER SERVICER OR A SERVICER BECOMES INSOLVENT

      The sale of the mortgage loans from Merrill Lynch Mortgage Lending Inc. [insert alternative or additional seller(s) as applicable] to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending Inc., [insert alternative or additional seller(s), as applicable] the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing by the relevant entity, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

      In the event of a bankruptcy or insolvency of [MASTER SERVICER], as master servicer, the bankruptcy trustee or receiver may have the power to prevent [TRUSTEE], as trustee, or the certificateholders from appointing a successor master servicer. Regardless of whether a successor master servicer is appointed, any termination of [MASTER SERVICER], as master servicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

      In the event of a bankruptcy or insolvency of [SERVICER], as servicer, the bankruptcy trustee or receiver may have the power to prevent [TRUSTEE], as trustee, or the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of [SERVICER], as servicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

LIMITED OBLIGATIONS

The assets of the issuing entity are the sole source of payments on the certificates. The certificates are not the obligations of any other entity. None of the sponsor, the seller, the depositor, the underwriter, the trustee, the servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the ratings of the certificates. If credit enhancement is not available, holders of certificates may suffer losses on their investments.


THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

      The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

      1. The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

      2. The rate of principal distributions on, and the weighted average life of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

      3. You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

      4. It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

      You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and in the attached prospectus under the heading "Risk Factors."

MORTGAGE LOANS SECURED BY JUNIOR LIENS MAY EXPERIENCE A HIGHER RATE OF LOSS THAN MORTGAGE LOANS SECURED BY SENIOR LIENS

      Since the mortgage loans are secured in certain cases by junior liens subordinate to the rights of the mortgagee or beneficiary under the related senior mortgages or deeds of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a junior mortgage loan only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages or deeds of trust, in which case it must either pay the entire amount due on the senior mortgages or deeds of trust to the senior mortgages in the event the mortgagor is in default thereunder. In servicing junior mortgages in its portfolio, it is generally the servicer's practice to satisfy the senior mortgages at or prior to the foreclosure sale.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

      As of the cut-off date, approximately ____% of the mortgaged properties relating to the group I mortgage loans and approximately ____% of the mortgaged properties relating to the group II mortgage loans were located in [STATE]. As of the cut-off date, approximately ____% of the mortgaged properties relating to the group I mortgage loans and approximately ___% of the mortgaged properties relating to the group II mortgage loans were located in [STATE]. As of the cut-off date, approximately ___% of the mortgaged properties relating to the group I mortgage loans and approximately ___% of the mortgaged properties relating to the group II mortgage loans were located in [STATE]. As of the cut-off date, approximately ___% of the mortgaged properties relating to the group I mortgage loans and approximately ___% of the mortgaged properties relating to the group II mortgage loans were located in [STATE]. As of the cut-off date, approximately ___% of the mortgaged properties relating to the group I mortgage loans and approximately ___% of the mortgaged properties relating to the group II mortgage loans were located in [STATE]. As of the cut-off date, approximately ___% of the mortgaged properties relating to the group I mortgage loans and approximately ___% of the mortgaged properties relating to the group II mortgage loans were located in [STATE]. An overall decline in the [STATE], [STATE], [STATE], [STATE], [STATE] and [STATE] residential real estate market could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the [STATE], [STATE], [STATE], [STATE], [STATE] and [STATE] residential real estate market will not weaken. If the [STATE], [STATE], [STATE], [STATE], [STATE] and [STATE] residential real estate market should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially.

[Potential Damage to Mortgaged Properties]

        [Hurricane [NAME], which struck [STATE] and surrounding areas on [DATE], may have adversely affected mortgaged properties located in those areas. As of the cut-off date, approximately ___% of the mortgaged properties were located in disaster areas designated by the Federal Emergency Management Agency. the seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. We do not know how many mortgaged properties have been or may be affected by Hurricane [NAME] or Hurricane [NAME]. Damages to mortgaged properties as a result of Hurricane [NAME] or Hurricane [NAME] may or may not be covered by the related hazard insurance policies. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by Hurricane [NAME]. Any adverse impact as a result of Hurricane [NAME] may be borne by the holders of the certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, property values in these areas may be adversely affected by Hurricane [NAME]. Mortgagors in areas affected by the hurricanes may also be affected by a decline in the economic environment in these areas.]


MORTGAGE LOANS WITH BALLOON PAYMENTS MAY EXPERIENCE HIGHER DEFAULT RATES

      Approximately ___% of the aggregate principal balance of the group I mortgage loans as of the cut-off date are "balloon loans" that provide for the payment of the unamortized principal balance of the initial mortgage loan in a single payment at maturity. The balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan generally up to 15 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. We do not have any information regarding the default history or prepayment history of payments on balloon loans. Because borrowers of balloon loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the balloon loans is greater than that associated with fully-amortizing loans.

THE MORTGAGE POOL MAY CONTAIN DELINQUENT MORTGAGE LOANS WHICH MAY DECREASE THE AMOUNT OF PRINCIPAL DISTRIBUTED TO YOU

      The assets of the issuing entity may include delinquent mortgage loans which are 59 or fewer days delinquent as of the cut-off date. It is expected that not more than approximately ___% of the mortgage loans (by cut-off date principal balance) will be between 30 and 59 days delinquent. If there are not sufficient funds from amounts collected on the mortgage loans, the aggregate amount of principal returned to any class of offered certificateholders may be less than the certificate principal balance of a class on the day that class was issued.

OPTIONAL TERMINATION PROVISIONS COULD REDUCE BENEFITS OF
CROSSCOLLATERALIZATION

      As described in this prospectus supplement under "Description of the Certificates -- Optional Termination," the [ Servicer] will have the option to repurchase all of the remaining mortgage loans in a mortgage group when the aggregate principal balance of those mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans of the related loan group as of the closing date. To the extent that those repurchased mortgage loans were providing credit enhancement in the form of crosscollateralization to the certificates related to the mortgage loans in the other mortgage group, the exercise by the [Servicer] of its repurchase option will reduce the amount of credit enhancement then available to the remaining classes of certificates.

[THE CERTIFICATES LACK SMMEA ELIGIBILITY AND MAY LACK LIQUIDITY WHICH MAY LIMIT YOUR ABILITY TO SELL]

      [The underwriters intend to make a secondary market in the offered certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered certificates. The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in those non-SMMEA certificates, thereby limiting the market for those certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the offered certificates. See "Legal Investment Matters" in this prospectus supplement and in the attached prospectus.]

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

      Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicers and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

      - limit the ability of the servicers to collect principal or interest on the mortgage loans,

      -     provide the borrowers with a right to rescind the mortgage loans,

      - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

      - result in a litigation proceeding (including class action litigation) being brought against the trust, and

      - subject the trust to liability for expenses, penalties and damages resulting from the violations.

      As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

      The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

      We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See "Certain Legal Aspects of Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

[HIGH COST LOANS

      None of the mortgage loans are "High Cost Loans" within the meaning of the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the trust fund, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust fund or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.]

RIGHTS OF THE NIMS INSURER, IF ANY, MAY NEGATIVELY IMPACT THE OFFERED
CERTIFICATES

      Net interest margin securities may be issued by a separate trust and secured by all or a portion of the class R, class C, class P and class L certificates issued by the trust on the closing date. An insurer, if any, of such net interest margin securities (the "NIMs Insurer") will be a third party beneficiary of the pooling and servicing agreement.

      Pursuant to the terms of the pooling and servicing agreement, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the net interest margin securities or there exists a proceeding in bankruptcy by or against the NIMs Insurer (such events, a "NIMs Insurer Default"), such NIMs Insurer will be entitled to exercise extensive rights under the pooling and servicing agreement. Unless there exists a NIMs Insurer Default, wherever in the pooling and servicing agreement there shall be a requirement that any person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other person (whether as a condition to the eligibility of such person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed. For example, unless a NIMs Insurer Default exists, the NIMs Insurer's consent will be required prior to any amendment to the pooling and servicing agreement. Without limiting the foregoing, the NIMs Insurer also has the right to provide notices of each Servicers defaults and the right to direct the Master Servicer to terminate the rights and obligations of such Servicers under the pooling and servicing agreement in the event of a default by such Servicers.

      Investors in the offered certificates should note that:

      - any insurance policy issued by the NIMs Insurer, if any, will not cover, and will not benefit in any manner whatsoever the offered certificates;

      -     the rights granted to the NIMs Insurer, if any, are extensive;

      - the interests of the NIMs Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates, and the NIMs Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or non-exercise of such NIMs Insurer's rights; and

      - such NIMs Insurer's exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMs Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

                           FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

      1. economic conditions and industry competition; political, social and economic conditions;

      2.    the law and government regulatory initiatives; and

      3.    interest rate fluctuations.

      We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    GLOSSARY

      A glossary of defined terms used in this prospectus supplement begins on page S-___.

                                THE MORTGAGE POOL

GENERAL

      The mortgage pool consisted as of the Cut-off Date of approximately _____ conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $___________. [The mortgage loans are divided into two loan groups. The first group (Group I) consists of fixed rate mortgage loans and the second group (Group II) consists of adjustable rate mortgage loans.]

      [The mortgage loans have been selected by the Sponsor from mortgage loans in its portfolio that meet the characteristics of [describe selection characteristics]]

      References herein to percentages of mortgage loans refer in each case to the percentage of the aggregate principal balance of the mortgage loans or, as the case may be, the mortgage loans in the applicable loan group, as of the Cut-off Date, based on the outstanding principal balances of such mortgage loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate principal balances of the related mortgage loans (determined as described in the preceding sentence).

      The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first or second liens on real properties including single-family detached residences, two- to-four-family dwelling units, cooperative apartment dwelling units, condominiums, planned unit developments, small mixed use properties and manufactured housing. The assets of the issuing entity include, in addition to the mortgage pool:

      - certain amounts held from time to time in Accounts maintained in the name of the trustee under the pooling and servicing agreement to be dated as of [DATE] by and among Merrill Lynch Mortgage Investors, Inc., as depositor, [[MASTER SERVICER], as master servicer,] [SERVICER}, as servicer, [[SECURITIES ADMINISTRATOR], as securities administrator] and [TRUSTEE], as trustee;

      - any property which initially secured a mortgage loan and which is acquired by foreclosure or deed-in-lieu of foreclosure;

      - all insurance policies described below, along with the proceeds of those policies; and

      - rights to require repurchase of the mortgage loans by the Sellers for breach of representation or warranty.

      Approximately ____% of the Group I Mortgage Loans are in a first lien position, and approximately ___% of the Group I Mortgage Loans are in a second lien position. [All of the Group II Mortgage Loans are in a first lien position.]

      The mortgage loans to be included in the assets of the issuing entity will have been originated or purchased by the Sellers and will have been originated substantially in accordance with the underwriting criteria for [sub-prime] [prime] mortgage loans described herein under "Underwriting Guidelines -- [SERVICER]." [Sub-prime] [Prime] mortgage loans are generally mortgage loans made to borrowers who do not qualify for financing under conventional underwriting criteria due to prior credit difficulties, the inability to satisfy conventional documentation standards and/or conventional debt to income ratios.

      Scheduled Payments either earlier or later than the scheduled due dates on the mortgage loans will not affect the amortization schedule or the relative application of these payments to principal and interest. Substantially all of the mortgage notes will provide for a fifteen (15) day grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time; however, approximately ____% of the Group I Mortgage Loans and approximately ____% of the Group II Mortgage Loans provide for the payment by the borrower of a prepayment charge in limited circumstances on full or partial prepayments made during the prepayment penalty term. The weighted average prepayment penalty term is approximately 54 months with respect to the Group I Mortgage Loans which have prepayment penalties and approximately 40 months with respect to the Group II Mortgage Loans which have prepayment penalties. In general, the related mortgage note will provide that a prepayment charge will apply if, during the prepayment penalty term, the borrower prepays the mortgage loan in full or in part (although in certain cases the prepayment charge does not apply if the borrower refinances the mortgage loan with the originator or an affiliate). The enforceability of prepayment penalties is unclear under the laws of many states. Prepayment penalties will not be available for distribution to holders of the offered certificates. See "Material Legal Aspects of the Mortgage Loans -- Late Charges, Default Interest and Limitations on Prepayment" in the attached prospectus.

      Mortgage Loan Group I. As of the Cut-off Date, the aggregate outstanding principal balance of the Group I Mortgage Loans was approximately $___________. As of the Cut-off Date, the average outstanding principal balance of the Group I Mortgage Loans was approximately $_______, the minimum outstanding principal balance was approximately $______, the maximum outstanding principal balance was approximately $_______, the lowest Mortgage Rate and the highest Mortgage Rate were _____% and ______% per annum, respectively, and the weighted average Mortgage Rate was approximately _____% per annum. Approximately ___% of the Group I Mortgage Loans are Balloon Loans. Not more than ___% of the Group I Mortgage Loans are between 30 and 59 days delinquent.

      The weighted average Original Loan-to-Value Ratio as of the Cut-off Date for the Group I Mortgage Loans was approximately _____%. With respect to the Group I Mortgage Loans in a second lien position, such Original Loan-to-Value Ratio was calculated using the Combined Loan-to-Value Ratio for such Group I Mortgage Loans. Approximately ___% of the Group I Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Group I Mortgage Loans is approximately _____%. The weighted average Second Lien Ratio of such Group I Mortgage Loans is approximately
-----%.

      Mortgage Loan Group II. As of the Cut-off Date, the aggregate outstanding principal balance of the Group II Mortgage Loans was approximately $___________. As of the Cut-off Date the average outstanding principal balance of the Group II Mortgage Loans was approximately $_______, the minimum outstanding principal balance was approximately $_____, the maximum outstanding principal balance was approximately $_______, the lowest current Mortgage Rate and the highest current Mortgage Rate were _____% and ______% per annum, respectively, and the weighted average Mortgage Rate was approximately _____% per annum. Not more than ___% of the Group II Mortgage Loans are between 30 and 59 days delinquent.

      The weighted average Original Loan-to-Value Ratio as of the Cut-off Date for the Group II Mortgage Loans was approximately _____%.

      Approximately ___% of the Group II Mortgage Loans as of the Cut-off Date are 1/29 LIBOR Loans. The 1/29 LIBOR Loans are subject to a _____% Periodic Rate Cap with respect to the first Adjustment Date and a _____% Periodic Rate Cap with respect to each Adjustment Date thereafter. In addition, the 1/29 LIBOR Loans have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus _____% and have a Minimum Mortgage Rate equal to the initial Mortgage Rate.

      Approximately ____% of the Group II Mortgage Loans as of the Cut-off Date are 2/28 LIBOR Loans. The 2/28 LIBOR Loans are subject to a _____% Periodic Rate Cap with respect to the first Adjustment Date and a _____% Periodic Rate Cap with respect to each Adjustment Date thereafter. In addition, the 2/28 LIBOR Loans have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus _____% and have a Minimum Mortgage Rate equal to the initial Mortgage Rate.

      Approximately ____% of the Group II Mortgage Loans as of the Cut-off Date are 3/27 LIBOR Loans. The 3/27 LIBOR Loans are subject to a 3.000% Periodic Rate Cap with respect to the first Adjustment Date and Periodic Rate Caps which range from _____% to _____% (with a weighted average of _____%) with respect to each Adjustment Date thereafter. In addition, the 3/27 LIBOR Loans have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus _____% and have a Minimum Mortgage Rate equal to the Initial Mortgage Rate.

      Approximately ____% of the Group II Mortgage Loans as of the Cut-off Date are 5/25 LIBOR Loans. The 5/25 LIBOR Loans are subject to Periodic Rate Caps which range from _____% to _____% (with a weighted average of _____%) with respect to the first Adjustment Date and Periodic Rate Caps which range from _____% to _____% (with a weighted average of _____%) with respect to each Adjustment Date thereafter. In addition, the 5/25 LIBOR Loans have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus a percentage which ranges from _____% to _____% (with a weighted average of _____%) and have a Minimum Mortgage Rate equal to the initial Mortgage Rate.

      The weighted average Credit Score as of the Cut-off Date of the Group I Mortgage Loans that were scored was approximately ___ and the weighted average Credit Score as of the Cut-off Date of the Group II Mortgage Loans that were scored was approximately ___. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 300 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Seller or the Servicers makes any representations or warranties as to the actual performance of any mortgage loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

MORTGAGE LOANS

      The following tables describe the mortgage loans and the related mortgaged properties as of the close of business on the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

                              MORTGAGE LOAN GROUP I

                    MORTGAGE RATES FOR MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
RANGE OF MORTGAGE RATES                                                      MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
-----------------------                                                      --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

            As of the Cut-off Date, Mortgage Rates borne by the Group I Mortgage Loans ranged from _____% per annum to ______% per annum and the weighted average Mortgage Rate of the Group I Mortgage Loans was approximately _____% per annum.

          REMAINING MONTHS TO STATED MATURITY FOR MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
RANGE OF REMAINING TERMS (MONTHS)                                            MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
---------------------------------                                            --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

            As of the Cut-off Date, the remaining terms to stated maturity of the Group I Mortgage Loans ranged from __ months to ___ months and the weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately ___ months.

       ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES FOR MORTGAGE LOAN GROUP I

RANGE OF ORIGINAL MORTGAGE                                                     NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
LOAN PRINCIPAL BALANCES                                                      MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
-----------------------                                                      --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

            As of the Cut-off Date, the outstanding principal balances of the Group I Mortgage Loans ranged from approximately $______ to approximately $_______ and the average outstanding principal balance of the Group I Mortgage Loans was approximately $_______.

                     PRODUCT TYPES FOR MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
PRODUCT TYPE                                                                 MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
------------                                                                 --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

      STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
STATE                                                                        MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
-----                                                                        --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

            No more than approximately ___% of the Group I Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

             ORIGINAL LOAN-TO-VALUE RATIOS FOR MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS                                       MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------                                       --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

             As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group I Mortgage Loans ranged from ____% to ______% and the weighted average Original Loan-to-Value Ratio of the Group I Mortgage Loans was approximately _____%. With respect to the Group I Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Group I Mortgage Loans. Approximately ___% of the Group I Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Group I Mortgage Loans is approximately _____%. The weighted average Second Lien Ratio for such Group I Mortgage Loans is approximately _____%.

                     LOAN PURPOSE FOR MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
LOAN PURPOSE                                                                 MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
------------                                                                 --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

             TYPES OF MORTGAGED PROPERTIES FOR MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
PROPERTY TYPE                                                                MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
-------------                                                                --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

                 DOCUMENTATION SUMMARY FOR MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
DOCUMENTATION                                                                MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
-------------                                                                --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

                    OCCUPANCY TYPES FOR MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
OCCUPANCY                                                                    MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
---------                                                                    --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

            The information set forth above is based upon representations of the related mortgagors at the time of origination.

               MORTGAGE LOAN AGE SUMMARY FOR MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
MORTGAGE LOAN AGE (MONTHS)                                                   MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
--------------------------                                                   --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

            As of the Cut-off Date, the weighted average age of the Group I Mortgage Loans was approximately _ month.

                 CREDIT GRADE SUMMARY FOR MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
CREDIT GRADE SUMMARY                                                         MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
--------------------                                                         --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

                  YEAR OF ORIGINATION FOR MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
YEAR OF ORIGINATION                                                          MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
-------------------                                                          --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

                 PREPAYMENT PENALTIES FOR MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
PREPAYMENT PENALTY TERM                                                      MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
-----------------------                                                      --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

            The weighted average prepayment penalty term with respect to the Group I Mortgage Loans having prepayment penalties is approximately __ months. With respect to those Group I Mortgage Loans which have prepayment penalties, ____% of such mortgage loans are subject to a prepayment penalty which will equal six months interest calculated on the basis of the rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan.

                     CREDIT SCORES FOR MORTGAGE LOAN GROUP I

                                                                               NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
RANGE OF CREDIT SCORES                                                       MORTGAGE LOANS   BALANCE OUTSTANDING   LOAN GROUP
----------------------                                                       --------------   -------------------   ----------



                                                                             --------------   -------------------   ----------
      Totals
                                                                             ==============   ===================   ==========

            The Credit Scores of the Group I Mortgage Loans that were scored as of the Cut-off Date ranged from ___ to ___ and the weighted average Credit Score of the Group I Mortgage Loans that were scored as of the Cut-off Date was approximately ___.

                  DELINQUENCY STATUS FOR MORTGAGE LOAN GROUP I


DELINQUENCY         NUMBER OF         AGGREGATE          PERCENT OF
STATUS              MORTGAGE          PRINCIPAL          LOAN GROUP
                    LOANS             BALANCE
                                      OUTSTANDING
---------------------------------------------------------------------------


                    -------------------------------------------------------
      Totals
                    =======================================================

                             MORTGAGE LOAN GROUP II

               CURRRENT MORTGAGE RATES FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
RANGE OF MORTGAGE RATES                                MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
-----------------------                                --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

      As of the Cut-off Date, the current Mortgage Rates borne by the Group II Mortgage Loans ranged from _____% per annum to ______% per annum and the weighted average Mortgage Rate of the Group II Mortgage Loans was approximately _____% per annum.

         REMAINING MONTHS TO STATED MATURITY FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
RANGE OF REMAINING TERMS (MONTHS)                      MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
---------------------------------                      --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

      As of the Cut-off Date, the remaining terms to stated maturity of the Group II Mortgage Loans ranged from __ months to ___ months and the weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately ___ months.

      ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES FOR MORTGAGE LOAN GROUP II

RANGE OF ORIGINAL MORTGAGE                               NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
LOAN PRINCIPAL BALANCES                                MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
--------------------------                             --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

      As of the Cut-off Date, the outstanding principal balances of the Group II Mortgage Loans ranged from approximately $______ to approximately $_______ and the average outstanding principal balance of the Group II Mortgage Loans was approximately $_______.

                    PRODUCT TYPES FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
PRODUCT TYPE                                           MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

      STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
STATE                                                  MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
-----                                                  --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

         No more than approximately ___% of the Group II Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

            ORIGINAL LOAN-TO-VALUE RATIOS FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS                 MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
--------------------------------------                 --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group II Mortgage Loans ranged from ____% to ______% and the weighted average Original Loan-to-Value Ratio of the Group II Mortgage Loans was approximately _____%. With respect to the Group II Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Group II Mortgage Loans. Approximately ___% of the Group II Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Group II Mortgage Loans is approximately _____%. The weighted average Second Lien Ratio for such Group II Mortgage Loans is approximately _____%.

                     LOAN PURPOSE FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
LOAN PURPOSE                                           MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
------------                                           --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

            TYPES OF MORTGAGED PROPERTIES FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
PROPERTY TYPE                                          MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
-------------                                          --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

                DOCUMENTATION SUMMARY FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
DOCUMENTATION                                          MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
-------------                                          --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

                   OCCUPANCY TYPES FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
OCCUPANCY                                              MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
---------                                              --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

      The information set forth above is based upon representations of the related mortgagors at the time of origination.

              MORTGAGE LOAN AGE SUMMARY FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
MORTGAGE LOAN AGE (MONTHS)                             MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
--------------------------                             --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

      As of the Cut-off Date, the weighted average age of the Group II Mortgage Loans was approximately _ month.

                 CREDIT GRADE SUMMARY FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
CREDIT GRADE SUMMARY                                   MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
--------------------                                   --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

                 YEAR OF ORIGINATION FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
YEAR OF ORIGINATION                                    MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
-------------------                                    --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

                MAXIMUM MORTGAGE RATES FOR MORTGAGE LOAN GROUP II
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
RANGE OF MAXIMUM MORTGAGE RATES                        MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
-------------------------------                        --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

                 PREPAYMENT PENALTIES FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
PREPAYMENT PENALTY TERM                                MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
-----------------------                                --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

      The weighted average prepayment penalty term with respect to the Group II Mortgage Loans having prepayment penalties is approximately __ months. With respect to those Group II Mortgage Loans which have prepayment penalties, approximately ____% of those mortgage loans are subject to a prepayment penalty which will equal six months interest calculated on the basis of the rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan.

                 NEXT ADJUSTMENT DATE FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
NEXT ADJUSTMENT DATE                                   MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
--------------------                                   --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

                    CREDIT SCORES FOR MORTGAGE LOAN GROUP II

                                                         NUMBER OF          AGGREGATE PRINCIPAL        PERCENT OF
RANGE OF CREDIT SCORES                                 MORTGAGE LOANS       BALANCE OUTSTANDING        LOAN GROUP
----------------------                                 --------------       -------------------        ----------

                                                          -----------               -----------       -----------
     Totals
                                                          ===========               ===========       ===========

      The Credit Scores of the Group II Mortgage Loans that were scored as of the Cut-off Date ranged from ___ to ___ and the weighted average Credit Score of the Group II Mortgage Loans that were scored as of the Cut-off Date was approximately ___.

                  DELINQUENCY STATUS FOR MORTGAGE LOAN GROUP II


DELINQUENCY         NUMBER OF         AGGREGATE          PERCENT OF
STATUS              MORTGAGE          PRINCIPAL          LOAN GROUP
                    LOANS             BALANCE
                                      OUTSTANDING
---------------------------------------------------------------------------


                    -------------------------------------------------------
      Totals
                    =======================================================

[CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT

      Under and to the extent provided in the Pooling and Servicing Agreement, following the initial issuance of the Certificates, the Issuing Entity will be obligated to purchase from the Depositor during the period from _______ to ________, subject to the availability thereof, additional mortgage loans with an approximate principal balance of _________. In connection with the purchase of subsequent mortgage loans, the Issuing Entity will be required to pay to the Depositor from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof as of the cut-off date for such mortgage loans. The amount paid from the Pre-Funding Account will not include accrued interest on the subsequent mortgage loans. Following each purchase of subsequent mortgage loans, the aggregate principal balance of the Mortgage Loans will increase by an amount equal to the aggregate principal balance of the mortgage loans so purchased and the amount in the Pre-Funding Account will decrease accordingly. Subsequent Mortgage Loans will not comprise more than ___% of Loan Group I, ___% of Loan Group II or ___% of the Mortgage Loans in the aggregate.

      The Pre-Funding Account will be established by the [Securities Administrator/Trustee] and funded on the Closing Date with $____________ to provide the Issuing Entity with sufficient funds to purchase the subsequent mortgage loans. As subsequent mortgage loans are purchased, the original amount in the Pre-Funding Account will be reduced by the amount used to purchase such mortgage loans.

      Any conveyance of subsequent mortgage loans is subject to conditions including, but not limited to:

      (1) the Depositor will not select the Subsequent Mortgage Loans in a manner that it believes to be adverse to the interests of the certificateholders;

      (2) as of the cut-off date for the subsequent mortgage loans, each such mortgage loan will satisfy the following criteria:

            (A) [such mortgage loan may not be 31 or more days delinquent as of the cut-off date for the subsequent mortgage loans (except with respect to approximately 1.50% of such mortgage loans, by aggregate principal balance as of such date, which may be 31 or more days delinquent but less than 61 days delinquent as of such date);]

            (B) [the term to stated maturity of the such mortgage loan will not be less than 120 months and will not exceed 360 months;]

            (C) such mortgage loan may not provide for negative amortization;

            (D) such mortgage loan will not have a Loan-to-Value Ratio greater than 100%;

            (E) such mortgage loan will have, as of the cut-off date for the subsequent mortgage loans, a term since origination not in excess of six months;

            (F) such mortgage loan must have a first payment date occurring on or before _________;

            (G) such mortgage loan will be secured by a first lien on a Mortgage Property; and

            (H) the Depositor shall have provided the Trustee with an opinion of counsel that transfer of such mortgage loans is authorized and permitted by the Pooling and Servicing Agreement.

      In addition, following the purchase of any such mortgage loan by the Issuing Entity, the characteristics of the mortgage pool (including the subsequent mortgage loans) will not be materially different from the characteristics of the mortgage pool as of the Cut-off Date. ]

                             UNDERWRITING GUIDELINES

      The Mortgage Loans have been originated or acquired by [SELLER/ORIGINATOR] or its affiliates and correspondents in accordance with [SELLER/ORIGINATOR]'s (or its affiliates') respective Underwriting Guidelines. Approximately _____% of the Mortgage Loans in the assets of the issuing entity were originated or acquired in accordance with the [SELLER/ORIGINATOR] Underwriting Guidelines and approximately _____% of the Mortgage Loans were originated or acquired in accordance with the [Other Originator's] Underwriting Guidelines.

      [For each originator originating 20% or more of the pool, disclose originator's form of organization, describe originating experience in originating assets of this type and insert a description of the originator's underwriting guidelines]

                             THE TRANSACTION PARTIES

THE ISSUING ENTITY

     [ISSUING ENTITY] is a common law trust formed under the laws of the State of New York under the Pooling and Servicing Agreement. After its formation, the Issuing Entity will not engage in any activity other than:

      - acquiring and holding the Mortgage Loans and the other assets of the Issuing Entity and proceeds from those Mortgage Loans,

      -     issuing the Certificates,

      - making payments on the Certificates and engaging in other activities that are necessary, suitable or convenient to accomplish the specified obligations or are incidental to the specified obligations or connected with those obligations.

THE SPONSOR [AND SELLER]

      [Merrill Lynch Mortgage Lending, Inc..] a Delaware corporation is the Sponsor [and Seller].

      [Describe the sponsor's securitization program and state how long the sponsor has been engaged in the securitization of assets. The description must include, to the extent material, a general discussion of the sponsor's experience in securitizing assets of any type as well as a more detailed discussion of the sponsor's experience in and overall procedures for originating or acquiring and securitizing assets of the type included in the current transaction. Include to the extent material information regarding the size, composition and growth of the sponsor's portfolio of assets of the type to be securitized and information or factors related to the sponsor that may be material to an analysis of the origination or performance of the pool assets, such as whether any prior securitizations organized by the sponsor have defaulted or experienced an early amortization triggering event.]

      [Describe the sponsor's material roles and responsibilities in its securitization program, including whether the sponsor or an affiliate is responsible for originating, acquiring, pooling or servicing the pool assets, and the sponsor's participation in structuring the transaction.]

STATIC POOL INFORMATION

      For static pool information regarding the Sponsor please refer to [website]. This website includes information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of this prospectus supplement, prospectus or the registration statement.

      For further information regarding the Seller and Sponsor, See "Underwriting Guidelines" in this Prospectus Supplement.

      [Insert similar disclosure for other sponsor(s), if applicable]

THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, is the Depositor of the Mortgage Loans. [The Depositor generally does not engage in activities other than the securitization of assets.] [Describe continuing duties of after issuance of certificates, if any.]

      [The Depositor has an active program of securitizing residential and commercial mortgage loans. The Depositor has been securitizing residential mortgage loans similar to the Mortgage Loans since [1986]. ] [No such securitization transaction has experienced an event of default or similar difficulty.]

THE TRUSTEE

      [TRUSTEE] will act as Trustee under the Pooling and Servicing Agreement. [TRUSTEE] is a __________________ with approximately $____ in assets, __ million customers and ______ employees. The Depositor, the Seller and the Servicer may maintain banking and other commercial relationships with [TRUSTEE] and its affiliates. [TRUSTEE's} principal corporate trust offices are located at
_________________.

      [TRUSTEE] has provided corporate trust services since _____. As of ___________, [TRUSTEE] was acting as trustee with respect to _________ series of securities with an aggregate outstanding principal balance of approximately $__________. This portfolio includes [corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations]. As of _____________, [TRUSTEE] was acting as trustee on more than _____ series of residential mortgage-backed securities with an aggregate principal balance of approximately $______.

      [Under the terms of the Pooling and Servicing Agreement, the Trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the [Trust REMICs] and the preparation of monthly reports on Form 10-D [in regards to Distribution and Pool Performance Information] and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. [TRUSTEE] has been engaged in the business of securities administration since __________. It has acted as securities administrator with respect to _______ series of securities, and, as of ____________, was acting as securities administrator with respect to more than $_______ of outstanding residential mortgage-backed securities.]

      For a description of the Trustee's fees and compensation, see "Fees and Expenses of the Issuing Entity."

THE SECURITIES ADMINISTRATOR

      [SECURITIES ADMINISTRATOR] will act as Securities Administrator under the Pooling and Servicing Agreement. [SECURITIES ADMINISTRATOR] is a __________________ with approximately $____ in assets, __ million customers and
______ employees. The Depositor, the Seller and the Servicer may maintain banking and other commercial relationships with [SECURITIES ADMINISTRATOR] and its affiliates. [SECURITIES ADMINISTRATOR's} principal corporate offices are located at _________________.

      Under the terms of the Pooling and Servicing Agreement, the Securities Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The Securities Administrator is responsible for the preparation of all REMIC tax returns on behalf of the [Trust REMICs] and the preparation of monthly reports on Form 10-D [in regards to Distribution and Pool Performance Information] and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. [SECURITIES ADMINISTRATOR] has been engaged in the business of securities administration since __________. It has acted as securities administrator with respect to more than ____ series of securities, and, as of ____________, was acting as securities administrator with respect to more than $_______ of outstanding residential mortgage-backed securities.

      For a description of the Securities Administrator's fees and compensation, see "Fees and Expenses of the Issuing Entity."

THE CUSTODIAN

      [CUSTODIAN] will act as Custodian under a custodial agreement with the Trustee. [CUSTODIAN] is a __________________ with approximately $____ in assets, __ million customers and ______ employees. The Depositor, the Seller and the Servicer may maintain banking and other commercial relationships with [CUSTODIAN] and its affiliates. [CUSTODIAN's} principal corporate offices are located at _________________.

      [CUSTODIAN] is acting as custodian of the mortgage loan files pursuant to a custodial agreement with the Trustee. [CUSTODIAN] is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. [CUSTODIAN] segregates files for which it acts as custodian by _____________________. [CUSTODIAN] has been engaged in the mortgage document custody business since ______. [CUSTODIAN] maintains document custody facilities in its offices located in _____________. [CUSTODIAN] maintains mortgage custody vaults in each of those locations with an aggregate capacity of over _________ files. As of ______________, [CUSTODIAN] was acting as custodian of more than _______ residential mortgage loan files.

      For a description of the Custodian's fees and compensation, see "Fees and Expenses of the Issuing Entity."

THE MASTER SERVICER

      The information in this section has been provided by [MASTER SERVICER], and none of the Depositor, the Seller, the Servicer, the Trustee or the Underwriter makes any representation or warranty as to the accuracy or completeness of this information.

      [MASTER SERVICER] will act as Master Servicer under the Pooling and Servicing Agreement. [MASTER SERVICER] is a __________________ with approximately $____ in assets, __ million customers and ______ employees. The Depositor, the Seller and the Servicer may maintain banking and other commercial relationships with [MASTER SERVICER] and its affiliates. [MASTER SERVICER's} principal corporate offices are located at -----------------.

      [MASTER SERVICER] acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of the Pooling and Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity [and at the direction of the Trustee] against such defaulting Servicer. As of __________, [MASTER SERVICER] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

      [State how long the master servicer has been servicing assets and provide, to the extent material, a general discussion of the master servicer's experience in master servicing assets of any type as well as a more detailed discussion of the master servicer's experience in, and procedures for the master servicing function it will perform in the current transaction for assets of the type included in the current transaction. Include to the extent material information regarding the size, composition and growth of the master servicer's portfolio of master serviced assets of the type included in the current transaction and information on factors related to the master servicer that may be material to an analysis of the master servicing of the assets or the asset-backed securities, as applicable. Describe any material changes to the master servicer's policies or procedures in the master servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past three years. Provide information regarding the master servicer's financial condition to the extent that there is a material risk that the effect on one or more aspects of master servicing resulting from such financial condition could have a material impact on pool performance or performance of the asset-backed securities. Describe to the extent material any special or unique factors involved in master servicing the particular type of assets included in the current transaction, such as subprime assets, and the master servicer's processes and procedures designed to address such factors.]

      [Upon the failure of any Servicer to make a required advance of delinquent monthly payments on the Mortgage Loans, the Master Servicer will be required to terminate the defaulting servicer and to make such advance to the extent that the Master Servicer determines such advance is recoverable from subsequent payments or recoveries on the related mortgage loan"].

      As Master Servicer, [MASTER SERVICER] will not be ultimately responsible for the servicing of the Mortgage Loans, except to the extent described under "The Servicing of the Mortgage Loans" below.

      For a description of the Master Servicer's fees and compensation, see "Fees and Expenses of the Issuing Entity."

THE SERVICER

GENERAL

      Wilshire will act as Servicer of the Mortgage Loans and its obligations with respect to the Mortgage Loans are limited to its contractual servicing obligations. On the Closing Date, Wilshire will service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

[WILSHIRE

      The information set forth in the following paragraphs has been provided by Wilshire.

      The principal executive offices of Wilshire are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

      Wilshire, a Nevada corporation, is an affiliate of the Seller, the Depositor and the underwriter. Wilshire, together with the predecessor to Wilshire, has conducted a loan servicing business since 1994.

      Wilshire is primarily engaged in the specialty loan servicing and resolution business. At December 31, [ ], Wilshire was servicing approximately $_____ billion aggregate principal amount of loans and charge off assets. At December 31, [ ], Wilshire Credit Corporation had approximately ____ employees.

      Wilshire (or its predecessor in interest) has serviced mortgage loans since 1994 and has serviced mortgage loans similar to the Mortgage Loans since
______________.

      [Second Liens - 2000                           ]
            [Sub-Prime - 2003                              ]
            [Scratch & Dent - 1994                   ]
            [Non-Performing and Sub-Performing - 1994]

            The size, composition and growth of Wilshire's portfolio of assets of the type included in the current transaction are as follows:
            [CHOOSE APPLICABLE TYPES]

TYPE OF ASSET                       DECEMBER 31,    NUMBER OF            UPB
                                       YEAR           LOANS
--------------                      ------------    ---------     --------------
Second Liens                           2000            45,216        597,060,211
Sub-Prime                              2000             8,140        303,111,697
Scratch & Dent                         2000            78,829      1,242,186,380
Other                                  2000               782         46,717,712
                                                    ---------     --------------
Total                                                 132,967      2,189,076,000

Second Liens                           2001            68,123      1,794,771,239
Sub-Prime                              2001            12,045        584,972,781
Scratch & Dent                         2001            26,567        817,431,388
Other                                  2001               626         32,725,021
                                                    ---------     --------------
Total                                                 107,361      3,229,900,429

Second Liens                           2002            75,505      2,296,472,104
Sub-Prime                              2002             8,820        365,199,943
Scratch & Dent                         2002            21,651        679,901,266
Other                                  2002            11,879        542,350,172
                                                    ---------     --------------
Total                                                 117,855      3,883,923,484

Second Liens                           2003            67,505      2,638,073,436
Sub-Prime                              2003            18,520      2,137,893,258
Scratch & Dent                         2003            15,889      1,053,342,774
Other                                  2003             3,083        252,210,304
                                                    ---------     --------------
Total                                                 104,997      6,081,519,772

Second Liens                           2004           120,517      4,998,592,582
Sub-Prime                              2004            23,070      3,779,048,540
Scratch & Dent                         2004            17,327      1,072,250,609
Other                                  2004             2,540        306,289,043
                                                    ---------     --------------
Total                                                 163,454     10,156,180,774

Second Liens                           2005*          147,630      6,401,567,657
Sub-Prime                              2005*           70,725     12,943,548,687
Scratch & Dent                         2005*           14,800      1,000,519,697
Other                                  2005*            2,525        317,138,433
                                                    ---------     --------------
Total                                                 235,680     20,662,774,474

----------
* Note: 2005 is as of 10/31/05

            Wilshire has made the following material changes to its policies and procedures in servicing all of its mortgages during the past three years:

            On May 1, 2004, Wilshire was acquired by Merrill Lynch Mortgage Capital, Inc. With improved access to capital funding, Wilshire has been able to upgrade its servicing technology, infrastructure, and build additional capacity to accommodate future portfolio growth.

            In 2004, Wilshire implemented a staffing model to ensure that employee resources are equivalent to projected portfolio growth per each quarter throughout the calendar year. Wilshire has expanded its training and recruitment programs, and in 2005 adopted a centralized training and career-pathing corporate initiative.

            In 2005, Wilshire created a separate department to work with borrowers and provide reports to investors with regard to mortgage loans located in federally declared disaster areas.

            In 2005 Wilshire established a separate executive response team to respond to escalated borrower issues.

            [Second Liens: During the past three years, Wilshire has created a centralized senior lien-monitoring group and a centralized foreclosure-monitoring group for second lien mortgages. The senior lien-monitoring group attempts to determine the status of the senior lien once the mortgage becomes 60 days delinquent and every 30 days thereafter. The foreclosure-monitoring group assumes responsibility for the mortgage once Wilshire has determined that the senior lien holder has started a foreclosure action. This group then monitors the foreclosure process to protect the second lien position from being extinguished by the senior-lien holder.]

            The servicing of second mortgages, sub-prime mortgages and scratch & dent mortgages requires substantial personal interaction with the obligors to encourage them to make their payments timely, to work with them on missed payments, and to structure individual solutions for delinquent obligors. Servicing these loans also requires strong adherence to company policies since the servicer's interaction often may involve an obligor who is experiencing financial difficulties. Wilshire has established the following processes and procedures to address these factors.

            Customer service representatives undergo three weeks of orientation, classroom instruction, and mentoring before graduating to a live call-center environment, where they are monitored and supervised extensively. The call centers are automated and utilize a variety of technologies such as an automated call distribution (ACD) system and a voice response unit (VRU). Wilshire attempts to increase its interaction with borrowers through:

            - Extended daily hours of operation to accommodate a diverse geographic portfolio.

            -     A bilingual 24-hour VRU.

            - An extensive customer service website that offers various payment options, detailed account information, and FAQ section.

            - Robust trending analysis of call volume to monitor customer service issues, determine workflow demands, and identify training needs.

            - Customer service desk reference and other web-based materials for easy reference.

            - A dedicated support group handles research tasks to maximize call center efficiency.

            - Emergency Response Team responds to regulatory inquiries and attorney letters.

            - Proprietary systems that work in tandem with Wilshire's predictive dialer, enabling management to customize calling campaigns for multiple collectors or on an individual basis.

            Wilshire uses an early stage collections group that is responsible for loans in the 0-59 days past due category. Loans that migrate 60 days past due and beyond are handled by the late stage collections group. In this group, collectors have the discretion to establish a pre-forbearance agreement up to six months in duration prior to submitting the delinquent loan to a loss mitigation counselor. At approximately 75 days past due, delinquent loans are reviewed for submission to the foreclosure department or submitted for charge-off consideration, based upon the equity analysis and lien position. See additional procedures described under Wilshire's handling of delinquencies, losses, bankruptcy and recoveries.

            Wilshire has created an internal control regimen that oversees its procedures to ensure that they are followed. These include: corporate audit, internal legal counsel, a dedicated compliance officer, an internal control program, and a quality assurance group, each of which is obligated to separately police Wilshire's procedures.

            Under Wilshire's internal control program, all loan servicing departments are responsible for identifying operational and financial risks and testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by the internal control group, which is independent of the loan servicing functions.

            [Second lien servicing requires the constant monitoring of the first lien to ensure that the integrity of the second lien position is maintained. Wilshire has revised its monitoring processes as described above to enhance such monitoring.]

            Wilshire utilizes an estimated severity calculation to help minimize losses by using the loss information to determine the best servicing strategy. Estimated losses can determine collection strategy, foreclosure bid amounts, or aid in the determination of acceptance of loss mitigation transactions. At key points in the servicing process such as foreclosure referral or short sale transactions, Wilshire utilizes a committee to approve transactions to encourage creative and prudent decisions.

            Loss mitigation efforts are administered by the loan workout officers and officially commence with a mass mailing to all accounts that are 45 days delinquent depending on asset type. The loan workout officers are primarily responsible for identifying and soliciting viable workout opportunities through telephone and letter campaigns. Policies and procedures for loss mitigation efforts are documented with clearly defined approval levels and step-by-step procedures for pre-qualifying borrowers for workout packages. Loss mitigation efforts currently include:

            - Periodic contact attempts every five days with a 30-day "door knock"

            -     Updated broker price opinion (BPO) every six months.

            - Proprietary foreclosure disposition model performs calculations for best exit strategy to minimize loss severity.

            - Reasons for default are reviewed to identify legitimate hardship situations that qualify for workouts.

            -     No charges for forbearance agreements.

            A foreclosure committee, consisting of at least two corporate officers, is required to review and approve any loan for foreclosure commencement. A referral specialist in Wilshire is tasked with reviewing foreclosure files that have been inherited from a previous servicer to identify potential issues that may challenge efficient timeline processing.

            Wilshire's REO group is responsible for REO property marketing and disposition, as well as property inspections and preservation work, insurance claims, and property valuations.

            - A minimum of two property valuations post-acquisition are obtained to determine asset value and list price.

            - Assets are assigned based on investor and geographic considerations.

            - A written marketing plan is developed that includes list price, recommendations for property repairs, estimated sales price, and gain/loss projections.

            - Marketing plans are effective for a duration of 120 days and require management approval to ensure consistency in the marketing process.

            - Asset managers enjoy delegated approval to accept offers within pre-defined authority levels.

            - Cash for keys is used to minimize protracted eviction proceedings and to facilitate marketing time.

            -     Repairs are considered on a cost-benefit basis.

            - Wilshire reviews monthly broker status reports and generate scorecards to ensure acceptable marketing effort.

            -     Marketing is facilitated by property listing on internet site.

            The pooling and servicing agreement generally provides that Wilshire and its directors, officers, employees or agents shall not be under any liability to the Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this does not protect Wilshire or any such person against any breach of representations or warranties made by it or protect Wilshire or any such person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties, or by reason of reckless disregard of its obligations and duties. Wilshire and any director, officer, employee or agent of Wilshire may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters. Wilshire and any director, officer, employee or agent of Wilshire also are indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of its duties under, or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder, or by reason of reckless disregard of obligations and duties hereunder. Wilshire is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties and that in its opinion may involve it in any expense or liability; provided, however, that Wilshire, in its discretion, may undertake any such action that it may deem necessary or desirable. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and Wilshire shall be entitled to be reimbursed therefor out of the Collection Account.

      Wilshire is required to make advances to the extent described herein. See "The Pooling and Servicing Agreement -- Advances." Wilshire has not failed to make a required advance in connection with any mortgage-backed securitization.

            [Wilshire does not have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the Mortgages. Wilshire's lien release department holds the paid in full loan files in locked fire proof cabinets until the lien release is sent to the county.

            Wilshire also may receive original documents for the purpose of pursuing a foreclosure action or other borrower requests such as subordinations. Wilshire's collateral control department holds all files in locked fire proof cabinets until the loan is reinstated or liquidated, at which time the files are returned to the custodian or archived.]

WILSHIRE'S DELINQUENCY AND FORECLOSURE STATISTICS

      Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the mortgage loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the Mortgage Loans.

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                                          AS OF [ ]                                      AS OF [ ]
                        ---------------------------------------------  ----------------------------------------------
                                                             PERCENT                                         PERCENT
                                                  PERCENT       BY                                PERCENT      BY
                         NUMBER      PRINCIPAL     BY NO.   PRINCIPAL   NUMBER      PRINCIPAL      BY NO.   PRINCIPAL
                        OF LOANS      BALANCE     OF LOANS   BALANCE   OF LOANS      BALANCE      OF LOANS   BALANCE
                        --------  --------------  --------  ---------  --------  ---------------  --------  ---------
Period of
Delinquency*
  30-59 Days...........      [ ]  $          [ ]       [ ]        [ ]       [ ]  $           [ ]       [ ]        [ ]
  60-89 Days...........      [ ]  $          [ ]       [ ]        [ ]       [ ]  $           [ ]       [ ]        [ ]
  90 Days or more......      [ ]  $          [ ]       [ ]        [ ]       [ ]  $           [ ]       [ ]        [ ]
                        --------  --------------  --------  ---------  --------  ---------------  --------  ---------
Total Delinquent Loans.      [ ]  $          [ ]       [ ]        [ ]       [ ]  $           [ ]       [ ]        [ ]
                        ========  ==============  ========  =========  ========  ===============  ========  =========
Current...............       [ ]  $          [ ]       [ ]        [ ]       [ ]  $           [ ]       [ ]        [ ]
Loans in Foreclosure..       [ ]  $          [ ]       [ ]        [ ]       [ ]  $           [ ]       [ ]        [ ]
                        --------  --------------  --------  ---------  --------  ---------------  --------  ---------
Total.................       [ ]  $          [ ]       [ ]        [ ]       [ ]  $           [ ]       [ ]        [ ]
                        ========  ==============  ========  =========  ========  ===============  ========  =========

                                          AS OF [ ]
                        ----------------------------------------------
                                                              PERCENT
                                                   PERCENT      BY
                         NUMBER      PRINCIPAL      BY NO.   PRINCIPAL
                        OF LOANS      BALANCE      OF LOANS   BALANCE
                        --------  ---------------  --------  ---------
Period of
Delinquency*
  30-59 Days............     [ ]  $           [ ]       [ ]        [ ]
  60-89 Days............     [ ]  $           [ ]       [ ]        [ ]
  90 Days or more.......     [ ]  $           [ ]       [ ]        [ ]
                        --------  ---------------  --------  ---------
Total Delinquent Loans..     [ ]  $           [ ]       [ ]        [ ]
                        ========  ===============  ========  =========
Current.................     [ ]  $           [ ]       [ ]        [ ]
Loans in Foreclosure....     [ ]  $           [ ]       [ ]        [ ]
                        --------  ---------------  --------  ---------
Total...................     [ ]  $           [ ]       [ ]        [ ]
                        ========  ===============  ========  =========

----------
* As of June 30, 2003, Wilshire revised its method for calculating delinquency percentages to the ABS method. All of the delinquency experience above has been calculated using this method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due 30 days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered 30 days delinquent until the first day of the next month.

      It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Wilshire's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for Wilshire's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the mortgage pool. Wilshire does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wilshire. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.]

      For a description of the Servicer's fees and compensation, see "Fees and Expenses of the Issuing Entity."

[If applicable, insert disclosure for any other affiliated servicer or unaffiliated servicer servicing 20% or more of the mortgage pool.]

[CERTIFICATE INSURER]

      [Name, organizational form and general character of business of [Certificate Insurer] and, liable or contingently liable to provide 10% or more, but less than 20% of the cash flow for a class of certificates, then financial data as required by Item 301 of Regulation S-K will be provided and if contigently liable to provide 20% or more of the cash flow for a class of certificates, financial statements meeting the requirements of Regulation S-X will be provided.]

      [See "[The Certificate Insurance Policy]" for a description of the [Certificate Insurance Policy]]

[PRIMARY MORTGAGE INSURER]

      [Name, organizational form and general character of business of [Primary Mortgage Insurer] and, liable or contingently liable to provide 10% or more, but less than 20% of the cash flow for a class of certificates, then financial data as required by Item 301 of Regulation S-K will be provided and if contigently liable to provide 20% or more of the cash flow for a class of certificates, financial statements meeting the requirements of Regulation S-X will be provided.]

      [See "[Primary Mortgage Insurance]" for a description of the [Primary Mortgage Insurance Policy]]

[INTEREST RATE CAP/SWAP PROVIDER]

      [Name, organizational form and general character of business of [Interest Rate Cap/Swap Provider]. If the [Interest Rate Cap/Swap Provider] provides a significance percentage of 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided. If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

      [See "[The Interest Rate Cap/Swap Agreement]" for a description of the [Interest Rate Cap/Swap Agreement]]

AFFILIATIONS AND RELATIONSHIPS

      [Describe the ownership structure of any affiliated transaction parties.]

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

      The Servicer, [the Master Servicer,], the Trustee, [the Custodian] and the [Securities Administrator] will have the following responsibilities with respect to the Issuing Entity:

PARTY:                             RESPONSIBILITIES:

Servicer                            Performing the servicing functions with
                                    respect to the Mortgage Loans and the
                                    Mortgaged Properties in accordance with the provisions of the Pooling and Servicing
                                    Agreement, including, but not limited to:

                                   -    collecting monthly remittances of
                                        principal and interest on the Mortgage
                                        Loans from the related borrowers,
                                        depositing such amounts in the
                                        Collection Account, and delivering all
                                        amounts on deposit in the Collection
                                        Account to the [Securities
                                        Administrator/Trustee] for deposit in
                                        the Certificate Account on the Servicer
                                        Remittance Date;

                                   -    collecting amounts in respect of
                                        taxes and insurance from the related
                                        borrowers, depositing such amounts in
                                        the related escrow account, and paying
                                        such amounts to the related taxing
                                        authorities and insurance providers, as
                                        applicable;

                                   -    making Advances with respect to
                                        delinquent payments of principal and
                                        interest

PARTY:                             RESPONSIBILITIES:
                                        on the Mortgage Loans;

                                   -    making advances in respect of
                                        customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged
                                        Property or (c) borrower-paid primary
                                        mortgage insurance policy premiums and
                                        fire and hazard insurance coverage;

                                  -     providing monthly loan-level reports to
                                        the [Securities Administrator/Trustee];

                                   -   maintenance of certain insurance
                                        policies relating to the Mortgage Loans;

                                        and

                                   -    enforcement of foreclosure proceedings.

                                   See "The Servicer" and "The Servicing of the
                                   Mortgage Loans" below.

Master Servicer                    -    monitoring the Servicer's performance
[if applicable]                         and enforcing the Servicer's obligations
                                        under the Pooling and Servicing
                                        Agreement; [if applicable]

                                   -    collecting monthly remittances from
                                        the Servicer for deposit in the
                                        Collection Account on the Servicer's
                                        remittance date; [if applicable]

                                   -    upon the failure of the Servicer to make
                                        Advances with respect to a Mortgage
                                        Loan, making those Advances to the
                                        extent provided in the Pooling and
                                        Servicing Agreement. [if applicable]

                                   -    [acting as successor servicer in the
                                        event the Servicer resigns or is
                                        removed, unless another successor
                                        servicer is appointed.] [if applicable]

Securities Administrator           -    monitoring the Servicer's performance
[if applicable]                         and enforcing the Servicer's obligations
                                        under the Pooling and Servicing
                                        Agreement; [if applicable]

                                   -    [upon the termination of the Servicer,
                                        appointing a successor servicer, and
                                        until a successor servicer is appointed, acting as successor servicer; and] [if applicable]

                                   -    upon the failure of the Servicer to make
                                        Advances with respect to a Mortgage
                                        Loan, making those Advances to the
                                        extent provided in the Pooling and
                                        Servicing Agreement. [if applicable]

                                   -    collecting monthly remittances from the
                                        Servicer for deposit in the Certificate
                                        Account and distributing all amounts on
                                        deposit in the Certificate Account to
                                        the Certificateholders in accordance
                                        with the priorities described under
                                        "Descriptions of the
                                        Certificates-Distributions of Interest"
                                        and " -- Distributions of Principal" on
                                        each Distribution Date; [if applicable]

                                   -    preparing and distributing annual
                                        investor reports necessary to enable
                                        Certificateholders to prepare their tax
                                        returns; [if applicable]

                                   -    preparing and distributing investor
                                        reports, including the monthly
                                        distribution date statement to
                                        Certificateholders based on information
                                        received from the

PARTY:                             RESPONSIBILITIES:
                                        Servicer; [if applicable]

                                   -    preparing and filing annual federal and
                                        (if required) state tax returns on
                                        behalf of the Issuing Entity; [if
                                        applicable]

                                   -    preparing and filing periodic reports
                                        with the Securities Exchange Commission
                                        on behalf of the Issuing Entity with
                                        respect to the Certificates; and [if
                                        applicable]

                                   -    acting as successor servicer in the
                                        event the Servicer resigns or is
                                        removed, unless another successor
                                        servicer is appointed. [if applicable]

Trustee                            -    act as fiduciary of the assets of the
                                        Issuing Entity.

                                   - communicate with investors in connection with an event of default

                                   -    [Holding and maintaining the Mortgage
                                        Loan documents related to the Mortgage
                                        Loans in a fire-resistant facility
                                        intended for the safekeeping of mortgage loan files on behalf of the Issuing
                                        Entity.] [if applicable]

                                   -    [monitoring the Servicer's performance
                                        and enforcing the Servicer's obligations under the Pooling and Servicing
                                        Agreement;] [if applicable]

                                   -    [upon the termination of the Servicer,
                                        appointing a successor servicer, and
                                        until a successor servicer is appointed, acting as successor servicer; and] [if applicable]

                                   -    [upon the failure of the Servicer to
                                        make Advances with respect to a Mortgage
                                        Loan, making those Advances to the
                                        extent provided in the Pooling and
                                        Servicing Agreement.] [if applicable]

                                   - [collecting monthly remittances from the Servicer for deposit in the Certificate
                                        Account and distributing all amounts on
                                        deposit in the Certificate Account to
                                        the Certificateholders in accordance
                                        with the priorities described under
                                        "Descriptions of the Certificates-
                                        Distributions of Interest" and
                                        " -- Distributions of Principal" on
                                        each Distribution Date;] [if applicable]

                                   -    [preparing and distributing annual
                                        investor reports necessary to enable
                                        Certificateholders to prepare their tax
                                        returns;] [if applicable]

                                   -    [preparing and distributing investor
                                        reports, including the monthly
                                        distribution date statement to
                                        Certificateholders based on information
                                        received from the Servicer;] [if
                                        applicable]

                                   - [preparing and filing annual federal and (if required) state tax returns on behalf of the Issuing Entity;] [if applicable]

                                   -    [preparing and filing periodic reports
                                        with the Securities Exchange Commission
                                        on behalf of the Issuing Entity with
                                        respect to the Certificates; and] [if
                                        applicable]

                                   -    [acting as successor servicer in the
                                        event the Servicer resigns or is
                                        removed,

PARTY:                              RESPONSIBILITIES:
                                         unless another successor servicer is
                                         appointed.] [if applicable]

                                    See "The Pooling and Servicing Agreement --
                                    The Trustee" in the Prospectus.

[Custodian [if applicable]          [Holding and maintaining the Mortgage Loan
                                    documents related to the Mortgage Loans in a
                                    fire-resistant facility intended for the
                                    safekeeping of mortgage loan files on behalf
                                    of the Trustee.] [if applicable]

                                    See "The Pooling and Servicing Agreement --
                                    Custody of the Mortgage Files" below.

TRUST ACCOUNTS

      All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders, be invested in the Trust Accounts, which are accounts established in the name of the Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in eligible investments, as described under "The Agreements -- Investment of Funds" in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be as retained or distributed as follows:

TRUST ACCOUNT:        RESPONSIBLE PARTY:       APPLICATION OF ANY INVESTMENT
                                               EARNINGS:

Collection Account    Servicer                 Any investment earnings will be
                                               paid as compensation to
                                               the Servicer, and will not be
                                               available for distributions
                                               to Certificateholders.

Certificate Account   [Securities              Any investment earnings will be
                                               paid as compensation to
                      Administrator/Trustee]   the [Securities Administrator/
                                               Trustee], and will not be
                                               available for distributions to
                                               Certificateholders. Funds will
[Cap/Swap Account]    [Securities              remain uninvested.
                      Administrator/Trustee]

If funds deposited in any Trust Accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.


      The diagram on the next page illustrates the flow of collections and other payments on the mortgage loans through the trust accounts.


                                FLOW OF PAYMENTS

            Monthly Payments of Principal and Interest from Mortgagor

       Servicer Advances of Principal and Interest and Repurchase Proceeds

                                Custodial Account

                              Distribution Account

                       Distributions to Certificateholders

                      THE SERVICING OF THE MORTGAGE LOANS

GENERAL

      The Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement among the Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicer. Notwithstanding anything to the contrary in the prospectus, the Securities Administrator and the Trustee will not be responsible for the performance of the servicing activities by the Servicer. If the Servicer fails to fulfill its obligations under the Pooling and Servicing Agreement, the Master Servicer (in its discretion or at the direction of the certificateholders) is obligated to terminate the Servicer and the Master Servicer is obligated to appoint a successor servicer as provided in the Pooling and Servicing Agreement.

      In accordance with the Pooling and Servicing Agreement, the Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, which may be affiliates of the Servicer. Notwithstanding any subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans.

      The servicing rights with respect to the Mortgage Loans may be transferred to one or more successor servicers at any time, subject to the conditions set forth in the Pooling and Servicing Agreement, including the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae, and that each Rating Agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Offered Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Servicer will be paid the Servicing Fee. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under " -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Servicer is also entitled to receive, as additional servicing compensation, all late payment charges, insufficient funds charges, assumption fees and other similar charges (other than prepayment charges) and all investment income earned on amounts on deposit in the Collection Account. The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

      When a mortgagor prepays all of a Mortgage Loan between Due Dates, the mortgagor pays interest on the amount prepaid only to the date of the prepayment, instead of for a full month, with a resulting reduction in the interest payable for the period in which the prepayment is made. Prepayments received during the Prepayment Period are included in the distribution to certificateholders on the related Distribution Date, thereby causing a shortfall in interest. In order to mitigate the effect of any such shortfall in interest distributions to certificateholders on any Distribution Date, the Servicer shall deposit Compensating Interest in the related Collection Account for distribution to the certificateholders on such Distribution Date; provided, however, that such amount shall not exceed the product of (a) one-twelfth of ____% and (b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date. Any such deposit by the Servicer will be reflected in the distributions to the certificateholders made on the Distribution Date to which such Due Period relates. Any Prepayment Interest Shortfall will be allocated on such Distribution Date pro rata among the outstanding classes of certificates based upon the amount of interest each such class would otherwise be paid on such Distribution Date.

ADVANCES

      Subject to the limitations described below, on each Servicer Remittance Date, the Servicer will be required to make Advances from its funds or funds in the Collection Account that are not included in the available funds for such Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses.

      The Servicer is obligated to make Advances with respect to delinquent payments of principal and interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan; provided, however, that the Servicer will not make Advances with respect to the principal portion of any Balloon Amount but the Servicer will be required to advance monthly interest on a Balloon Loan until the principal balance thereof is reduced to zero subject to the Servicer's determination of nonrecoverability and provided further that the Servicer need not make Advances with respect to any Mortgage Loan that is 150 days or more delinquent. The Master Servicer will be obligated to make any required Advances if the Servicer fails in its obligation to do so. The Servicer and the Master Servicer, as applicable, shall have the right to reimburse itself for any such Advances from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed to certificateholders; provided, however, any funds so applied and transferred shall be replaced by the Servicer or the Master Servicer, as applicable, by deposit in the Collection Account no later than one Business Day prior to the Distribution Date on which such funds are required to be distributed. Notwithstanding the foregoing, in the event the Servicer or the Master Servicer, as applicable, previously made Advances which later are determined to be nonrecoverable, the Servicer or the Master Servicer, as applicable, will be entitled to reimbursement of such Advances prior to distributions to certificateholders.

      If the Servicer determines on any Servicer Remittance Date to make an Advance, such Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. In addition, the Servicer may withdraw from the Collection Account funds that were not included in the available funds for the preceding Distribution Date to reimburse itself for Advances previously made. Any failure by the Servicer to make an Advance as required by the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Master Servicer, solely in its capacity as successor servicer, or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

LOSS MITIGATION PROCEDURES

      The Servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide whether to (i) foreclose upon the mortgaged properties securing those Mortgage Loans, (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt if no net recovery is possible through foreclosure, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the Pooling and Servicing Agreement. As to any Mortgage Loan that becomes 120 days delinquent, the Servicer will be required to obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the Servicer will determine whether a net recovery is possible through foreclosure proceedings or other liquidation of the related mortgage property. If the Servicer determines that no such recovery is possible, it must charge off the related Mortgage Loan at the time it becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, the Servicer will not be entitled to Servicing Fees (except as provided below), and the loan will be treated as a liquidated Mortgage Loan giving rise to a Realized Loss. If the Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a Mortgage Loan that becomes 180 days delinquent, the Servicer may continue making Advances, and the Servicer will be required to notify the Securities Administrator of such decision.

      Any Mortgage Loan that is charged off may continue to be serviced by the Servicer for the Certificateholders using specialized collection procedures (including foreclosure, if appropriate). The Servicer will not be entitled to any Servicing Fees or reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, except to the extent of funds available from the aggregate amount of recoveries on all such Mortgage Loans. Any such Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such Mortgage Loans during such six month period will be treated as liquidation proceeds and included in the amount available to make distributions on the Certificates. On the date which is six months after the date on which the Servicer begins servicing such Mortgage Loans using the specialized collection procedures, unless specific net recoveries are anticipated by the Servicer on a particular Mortgage Loan, such charged off loan will be released to the majority holder of the Class C Certificates and thereafter, (i) the majority holder of the Class C Certificates will be entitled to any amounts subsequently received in respect of any such released loans, (ii) the majority holder of the Class C Certificates may designate any servicer to service any such released loan and (iii) the majority holder of the Class C Certificates may sell any such released loan to a third party.

EVIDENCE AS TO COMPLIANCE

      The Pooling and Servicing Agreement will require each Servicer and any party required by Item 1123 of Regulation AB to deliver annually to the [Trustee] an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, the Servicer and each party that participates in the servicing and administration of more than 5% of the Mortgage Loans will be required to deliver annually to the [Trustee], a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

- a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

- a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

- the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

- a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CUSTODY OF THE MORTGAGE FILES

      The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under "The Pooling and Servicing Agreement -- [Assignment of Mortgage Loans]" below. These documents are generally required to be delivered to the Trustee or the Custodian on behalf of the Trustee. [TRUSTEE/CUSTODIAN] will hold the related Mortgage Loan documents on behalf of the Issuing Entity The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by the [TRUSTEE/CUSTODIAN]. The [TRUSTEE/CUSTODIAN] will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. [The Trustee will pay the fees of the Custodian; however, if the Trustee does not pay the fees of the Custodian, the Custodian may be repaid its fees by the Trustee from the assets of the Issuing Entity.]

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will represent the entire beneficial ownership interest in the Issuing Entity, which consists of a trust fund created under the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within 15 days of the initial delivery of the certificates. Reference is made to the attached prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

      The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The certificates will consist of:

      (1) Class A Group I Certificates, class IM-1 certificates, class IM-2 certificates, class IB certificates, class IIA-1 certificates, class IIM-1 certificates, class IIM-2 certificates and class IIB certificates (all of which are being offered hereby); and

      (2) the class C certificates, class IP certificates, class IIP certificates, class IL certificates, class IIL certificates and the Residual Certificates (none of which are being offered hereby).

      The Offered Certificates will be issued in book-entry form as described below. The Definitive Certificates will be transferable and exchangeable through the [Trustee/Securities Administrator]. The Offered Certificates will be issued in minimum dollar denominations of $______ and integral multiples of $1 in excess of $______.

                             BOOK-ENTRY CERTIFICATES

      The Offered Certificates will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum Certificate Principal Balances of $25,000 and integral multiples of $1 in excess of $25,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg, or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the Business Day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Book-Entry Certificates, see "Material Federal Income Tax Consequences -- Grantor Trust Funds -- Non-U.S. Persons" and "Material Federal Income Tax Consequences -- Tax Treatment of Certificates as Debt for Tax Purposes -- Foreign Investors" in the Prospectus and "Global, Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex 1 hereto.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

      Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Operator, under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the paying agent to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the paying agent to Cede. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Grantor Trust Funds -- Non-U.S. Persons" and "Material Federal Income Tax Consequences -- Tax Treatment of Certificates as Debt for Tax Purposes -- Foreign Investors" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those Offered Certificates in the secondary market since some potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the trust fund provided by the [the Trustee] to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

      DTC has advised the Depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

      1. DTC or the Depositor advises the [Securities Administrator/Trustee] in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the [Securities Administrator/Trustee] is unable to locate a qualified successor;

      2. the Depositor, at its sole option, elects to terminate a book-entry system through DTC; or

      3. after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Certificates advise the [Securities Administrator/Trustee] and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the [Trustee/Securities Administrator] will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the [Trustee/Securities Administrator] will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the Pooling and Servicing Agreement.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

[PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT; CERTIFICATE ACCOUNT

      The Pooling and Servicing Agreement provides that the [[Master Servicer/Servicer] for the benefit of the certificateholders shall establish and maintain one or more accounts, known collectively as the "Collection Account,"] into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days, the payments and collections described in "Description of the Agreements -- Collection Account and Related Accounts" in the Prospectus, except that the Servicer may deduct its Servicing Fee and any expenses of liquidating defaulted mortgage loans or property acquired in respect thereof. The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining the related Collection Account to invest the funds in the related Collection Account in one or more investments acceptable to [RATING AGENCY], [RATING AGENCY] and [RATING AGENCY] as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect to any Collection Account investments out of its own funds as the losses are realized.

      The [Trustee/Securities Administrator] is obligated to establish and maintain the "Certificate Account" and to deposit into the Certificate Account not later than the Servicer Remittance Date preceding each Distribution Date, an amount equal to the Interest Funds and Principal Funds for each loan group with respect to such Distribution Date. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the [Trustee/Securities Administrator] is permitted to direct that the funds in the Certificate Account be invested so long as the investments mature, unless maintained with the institution holding the account, no later than the related Distribution Date. All income and gain realized from any Certificate Account investment will belong to the [Trustee/Securities Administrator] and is subject to its withdrawal or order from the Certificate Account. The [Trustee/Securities Administrator] will be required to deposit in the Certificate Account out of its own funds the amount of any losses incurred in respect of any Certificate Account investment, as the losses are realized. ]

[EXCHANGEABLE CERTIFICATES]

[General. All or a portion of the Class [ ] and Class [ ] Certificates (the "Exchangeable Certificates") may be exchanged for a proportionate interest in the related offered Certificates in the combinations shown in Annex II. All or a portion of the offered Certificates may also be exchanged for the related Exchangeable Certificates in the same manner. This process may occur repeatedly.

     The classes of offered certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur. Exchangeable Certificates and offered Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as shown in Annex II.

     Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures. If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the [Trustee][Securities Administrator][Certificate Registrar] by [ ] at [ ] or [ ] no later than [ ] Business Days before the proposed exchange date. The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Trustee's][Securities Administrator's] [Certificate Registrar's] approval. The notice must be on the Certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the Certificateholder's DTC participant number and the proposed exchange date. After receiving the notice, the [Trustee][Securities Administrator][Certificate Registrar] will [e-mail] the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the [ ] Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the [Trustee][Securities Administrator][Certificate Registrar] a fee equal to [ ]. In no event, however, will the fee be either less than $[ ] or greater than $[ ].

     The [Trustee][Securities Administrator] will make the first distribution on an offered certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations. The characteristics of the Exchangeable Certificates will reflect the characteristics of the related offered certificates. Investors should also consider a number of factors that will limit a Certificateholder's ability to exchange offered certificates for Exchangeable Certificates and vice versa:

     - At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

     - A Certificateholder that does not own the certificates may be unable to obtain the necessary offered certificates or Exchangeable Certificates.

     - The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

     - Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

     - Principal distributions will decrease the amounts available for exchange over time.

     -    Only the combinations listed on Annex II are permitted.]

DISTRIBUTIONS

      General. Distributions on the certificates will be made by [TRUSTEE/SECURITIES ADMINISTRATOR], on the Distribution Date commencing in [DATE], to the persons in whose names the certificates are registered at the close of business on the Record Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to distributions as it appears on the certificate register or, in the case of any certificateholder that holds 100% of a class of certificates or who holds a class of certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the [TRUSTEE/SECURITIES ADMINISTRATOR] in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the office of the paying agent or such other address designated in writing by the [TRUSTEE/SECURITIES ADMINISTRATOR]. On each Distribution Date, a holder of a certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the Group I Certificates is the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which the Distribution Date occurs less Prepayment Interest Shortfalls, if any, and the interest distributable with respect to the Group II Certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date less Prepayment Interest Shortfalls, if any.

      All calculations of interest of the Group I Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Group II Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

      On each Distribution Date, the Interest Funds for such Distribution Date with respect to each loan group are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

      [Describe payment priorities]

      For purposes of calculating interest on the Group I Certificates, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

      Any Adjustable Rate Certificate Carryover will be paid on future Distribution Dates from and to the extent of funds available for that purpose as described in this prospectus supplement. The ratings of the Group II Certificates do not address the likelihood of the payment of any Adjustable Rate Certificate Carryover.

      Distributions of Principal. On each Distribution Date, the Principal Distribution Amount with respect to each Certificate Group for each Distribution Date is required to be distributed as follows until the Principal Distribution Amount has been fully distributed:

      [Describe payment priorities]

EXAMPLE OF DISTRIBUTIONS

      The following sets forth an example of distributions on the Certificates for the Distribution Date in October _____:

September 2 through
October 1...........................    Due Period:                      Payments due on the first day of the month of the month of the related Distribution Date from borrowers will be
                                                                         deposited in the Servicer's collection account as received and will include scheduled principal payments [plus
                                                                         interest on September 1 principal balances of the Mortgage
                                                                         Loans.]

September 15 through
October 14..........................    Principal Prepayment Period:     Prepayments in full or in part received by the Servicer
                                                                         during the related Principal Prepayment Period will be
                                                                         deposited into the [Collection] Account for remittance to
                                                                         the [Trustee/Securities Administrator] on October 18.

September 30........................    Record Date                      With respect to all Classes of Offered Certificates
                                                                         distributions will be made to Certificateholders of record as of the last Business Day of the prior month [the close
                                                                         of business on the Business Day immediately preceding such
                                                                         Distribution Date.]

October 18th0.......................    Servicer Remittance Date:        The Servicer will remit collections and recoveries in
                                                                         respect of the Mortgage Loans including any Advances
                                                                         required to be made by the Servicer for that Distribution
                                                                         Date to the [Trustee/Securities Administrator] two Business
                                                                         Days prior to the related Distribution Date.

October 25..........................    Distribution Date:               On the 25th day of each month (or if the 25th day is not a
                                                                         Business Day, the next succeeding Business Day), the
                                                                         [Trustee/Securities Administrator] will make distributions to Certificateholders.

Succeeding months follow the same pattern.

FEES AND EXPENSES OF THE ISSUING ENTITY

      In consideration of their duties on behalf of the Issuing Entity, the Servicer, Master Servicer, Trustee and Securities Administrator will receive from the assets of the Issuing Entity certain fees as set forth in the following table:

                  FREQUENCY
FEE PAYABLE TO:   OF PAYMENT:                    AMOUNT OF FEE:                                HOW AND WHEN FEE IS PAID:
---------------   -----------    -----------------------------------------------     -----------------------------------------------
Servicer          Monthly        For each Mortgage Loan, a monthly fee paid to       The monthly fee will be deducted by the
                                 the Servicer out of interest collections            Servicer from the Servicing Account in respect
                                 received from the related Mortgage Loan             of each Mortgage Loan serviced by the Servicer,
                                 calculated on the outstanding principal balance     before payment of any amounts to
                                 of each Mortgage Loan at ______% per annum for      Certificateholders.
                                 each Mortgage Loan.

                  FREQUENCY
FEE PAYABLE TO:   OF PAYMENT:                    AMOUNT OF FEE:                                HOW AND WHEN FEE IS PAID:
---------------   -----------    -----------------------------------------------     -----------------------------------------------
                                 Additionally, any investment earnings on the
                                 Collection Account will be paid as compensation
                                 to the Servicer, and will not be available for
                                 distributions to Certificateholders. As
                                 additional servicing compensation, the Servicer
                                 is entitled to receive Prepayment Interest
                                 Excesses, all assumption fees, customary real
                                 estate referral fees and other similar charges
                                 (other than prepayment charges.

Master Servicer   Monthly        Paid directly by Securities Administrator.

Trustee           Monthly        [Paid directly by Securities Administrator.]/       [The monthly fee will be deducted by the
                                 [For each Mortgage Loan, a monthly fee paid to      Trustee from the Certificate Account in respect
                                 the Trustee out of interest collections             of each Mortgage Loan, before payment of any
                                 received from the related Mortgage Loan             amounts to Certificateholders]
                                 calculated on the outstanding principal balance
                                 of each Mortgage Loan at ______% per annum for
                                 each Mortgage Loan]

                                 [Additionally, any investment earnings on the Certificate Account will be paid as compensation to the Trustee, and will not be available for distributions to
                                 Certificateholders]

Securities        Monthly        For each Mortgage Loan, a monthly fee paid to       The monthly fee will be deducted by the
Administrator                    the Securities Administrator out of interest        Securities Administrator from the Certificate
                                 collections received from the related Mortgage      Account in respect of each Mortgage Loan,
                                 Loan calculated on the outstanding principal        before payment of any amounts to
                                 balance of each Mortgage Loan at ______% per        Certificateholders.
                                 annum for each Mortgage Loan. [Additionally,
                                 any investment earnings on the Certificate
                                 Account will be paid as compensation to the
                                 Securities Administrator, and will not be
                                 available for distributions to
                                 Certificateholders]

Custodian         Monthly        Paid directly by [Securities Administrator/
                                 Trustee]

      The fees of the Servicer, Master Servicer, Trustee and Securities Administrator as set forth in the table above may not be increased without amendment of the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement -- Amendment" in the prospectus.

      Expenses of the Servicer, Master Servicer, Trustee and Securities Administrator will be reimbursed before payments are made on the Certificates.

OVERCOLLATERALIZATION AND CROSSCOLLATERALIZATION PROVISIONS

      As set forth below, Net Excess Cashflow generally will be required to be applied as an Extra Principal Distribution Amount with respect to the other Mortgage Loan Group whenever the Stated Principal Balances of the mortgage loans in such loan group do not exceed, by the required amount, the aggregate Certificate Principal Balances of the related certificates. If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balances of the Offered Certificates with respect to a Mortgage Loan Group exceeds the Stated Principal Balances of the mortgage loans in the related loan group, the Certificate Principal Balances of the Subordinated Certificates of such Group will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to such excess.

      If the Certificate Principal Balance of a class of Subordinated Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Interest Funds and Principal Funds with respect to each Certificate Group not otherwise required to be distributed with respect to principal of and interest on the certificates of such Certificate Group will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such certificates in order of seniority.

      On each Distribution Date, Interest Funds and Principal Funds with respect to each loan group not otherwise required to be distributed with respect to principal of and interest on the certificates in the related Certificate Group as described above will be required to be distributed in respect of the following amounts until fully distributed:

      [Describe payment priorities]

CALCULATION OF ONE-MONTH LIBOR

      On each Interest Determination Date, the [TRUSTEE/SECURITIES ADMINISTRATOR] will determine One-Month LIBOR for the related Accrual Period on the basis of the (1) offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Telerate page 3750 as of 11:00 a.m. (London time), the [TRUSTEE/SECURITIES ADMINISTRATOR] will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

      If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Group II Certificates will be established by the Servicer or any paying agent on its behalf, as follows:

      (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Group II Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

      (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

      The establishment of One-Month LIBOR on each Interest Determination Date by the [TRUSTEE/SECURITIES ADMINISTRATOR], and the [TRUSTEE/SECURITIES ADMINISTRATOR]'s calculation of the rate of interest applicable to the Group II Certificates, for the related Accrual Period for the Group II Certificates shall (in the absence of manifest error) be final and binding.

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, the [TRUSTEE/SECURITIES ADMINISTRATOR] will cause to be forwarded or made available on its website located at _______________________ to each certificateholder a statement generally setting forth with respect to each loan group or Certificate Group, where applicable, among other information:

      (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount;

      (2) the amount of such distribution to holders of each class of certificates allocable to interest;

      (3)   the Interest Carry Forward Amount for each class of certificates;

      (4) the Certificate Principal Balance of each class of certificates immediately prior to and after giving effect to the distribution of principal on such Distribution Date;

      (5) the aggregate outstanding principal balance of each class of certificates for the following Distribution Date;

      (6) the amount of the [Master Servicing Fee, Securities Administrator Fee, Trustee Fee and/or Servicing Fee] paid to or retained by the [Master Servicer, Securities Administrator, Trustee and/or Servicer] for the related Due Period;

      (7) the Pass-Through Rate for each class of certificates for such Distribution Date;

      (8) the amount of Advances included in the distribution on such Distribution Date;

      (9) the number and aggregate principal amounts of mortgage loans in each loan group (A) delinquent (exclusive of mortgage loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

      (10) with respect to any mortgage loan that became an REO Property in each loan group during the preceding calendar month, the loan number and Stated Principal Balance of such mortgage loan as of the close of business on the Determination Date and the date of acquisition thereof;

      (11) with respect to each loan group, whether a Trigger Event has occurred;

      (12) the total number and principal balance of any REO Properties in each loan group as of the close of business on the related Determination Date;

      (13) any Adjustable Rate Certificate Carryover paid and all remaining Adjustable Rate Certificate Carryover remaining on each class of the Adjustable Rate Certificate on such Distribution Date;

      (14) the number and amount of prepayment penalties and the amount of late payment fees received during the related Prepayment Period;

      (15) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay principal and interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, as amended, or the California Military and Veterans Code, as amended; and the amount of interest and principal not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions;

      (16) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (1) one Monthly Payment, (2) two Monthly Payments and (3) three or more Monthly Payments and (B) in foreclosure, in each case, as of the end of the related Principal Prepayment Period;

      (17) the number and the principal balance of Mortgage Loans with respect to any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      (18) the aggregate amount of all Advances recovered during the related Due Period

      (19) the aggregate amount of Realized Losses during the related Due Period and the aggregate amount of Realized Losses since the Cut-off Date;

      (20) the allocation to each Class of Certificate of any Realized Losses during the related Due Period;

      (21) with respect to each Class of Certificates, the amount of any Compensating Interest Shortfalls on such Distribution Date; and

      (22) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.

      (23) In addition, describe any material changes to methodology regarding calculations of delinquencies and charge-offs.

      (24) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

      (25) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.

      (26) Material breaches of pool asset representations or warranties or transaction covenants.

      (27) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.

      (28) Information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable. Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

      (29) [-a statement as to whether any exchanges of Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the Certificateholder as a result of such exchange.]

In addition, within a reasonable period of time after the end of each calendar year, the [Trustee/Securities Administrator] will prepare and deliver to each Certificateholder of record during the previous calendar year, upon its written request, a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                         POOLING AND SERVICING AGREEMENT

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement at among the Depositor, the Master Servicer and the Trustee. The Certificates in certificated form will be transferable and exchangeable at the office of the Trustee, which will serve as certificate registrar and paying agent. The Trustee will provide to a prospective or actual Certificateholder upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to [TRUSTEE], [ADDRESS], Attention:
[_______________].

THE ISSUING ENTITY

      On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement, [Issuing Entity] will be a New York common law trust with no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificate under the Pooling and Servicing Agreement. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

      The Issuing Entity will not have any employees, officers or directors. The [Trustee, the Depositor and the Servicer] will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement. [See "The Servicer" and "The Pooling and Servicing Agreement."]

      The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Pooling and Servicing Agreement, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity, without the amendment of the Pooling and Servicing Agreement by Certificateholders and the other parties thereto as described under "The Pooling and Servicing Agreement -- Amendment" in the Prospectus.

      If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a New York common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

ASSIGNMENT OF MORTGAGE LOANS

      The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Scheduled Payments due on that date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer of such Mortgage Loan.

      As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated

(or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) or, in the case of a cooperative loan, the original security agreement and related documents, (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a cooperative loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a cooperative loan), and (5) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to many of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In those cases, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

      Pursuant to the terms of the various Sale Agreements, each transferor of Mortgage Loans has made or assigned, as of the date of (or provided in) the applicable agreement, to the Seller certain representations and warranties concerning the related Mortgage Loans that generally include representations and warranties similar to those summarized in the Prospectus under the heading "Descriptions of the Agreements -- Representations and Warranties; Repurchases." On the Closing Date, the Seller's rights under each Sale Agreement will be assigned by the Seller to the Depositor and, in turn, by the Depositor to the Trustee for the benefit of holders of the Offered Certificates. Within the period of time specified in the applicable Sale Agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of Offered Certificates in a Mortgage Loan, or receipt of notice of such breach, the applicable transferor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, to substitute another mortgage loan).

      Pursuant to the terms of a mortgage loan sale and assignment agreement whereby the Mortgage Loans will be purchased by the Depositor, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable transferor as described above, the applicable Seller will be obligated in the same manner as the transferor to cure such breach or repurchase the affected Mortgage Loans, as described above. In the event of a breach of any such representation or warranty that materially and adversely affects the interests of the certificateholders in a Mortgage Loan, the Seller will be obligated to cure such breach or repurchase the affected Mortgage Loans, in the same manner as described above.

      To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Certificates may incur a loss.

AMENDMENT

      The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of certificateholders, for any of the purposes set forth under "Descriptions of the Agreements -- Agreements Applicable to a Series" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, and the Trustee and the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

      (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

      (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of certificates of such class evidencing, as to such class, Percentage Interests aggregating 66 2/3%; or

      (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

OPTIONAL TERMINATION

      The [Servicer] will have the right (but not the obligation) to repurchase all remaining mortgage loans and REO Properties in either loan group and thereby effect the early retirement of all the certificates of the related Certificate Group on or after the Optional Termination Date. In the event this repurchase option is exercised by the [Servicer], the repurchase will be made at the Repurchase Price. Proceeds from the repurchase will be distributed to the certificateholders in the related Certificate Group in the priority described [Distributions of Principal]. The proceeds from this repurchase may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and the appraised value is less than the Stated Principal Balance of the related mortgage loan. Any repurchase of the mortgage loans and REO Properties will result in an early retirement of the certificates in the related Certificate Group.

[CERTIFICATE INSURANCE POLICY]

      [Describe material terms of certificate insurance policy, including limits on timing, limits on amount of payments, conditions precedent and substitution, as necessary. Indicate that policy will be filed as an exhibit.]

[PRIMARY MORTGAGE INSURANCE POLICY]

      [Describe material terms of primary mortgage insurance policy, including limits on timing, limits on amount of payments, conditions precedent and substitution, as necessary. Indicate that policy will be filed as an exhibit.]

[INTEREST RATE CAP/SWAP AGREEMENT]

      [Describe material terms of Interest Rate Cap/Swap Agreement, including limits on timing, limits on amount of payments, conditions precedent and substitution, as necessary. Indicate that agreement will be filed as an exhibit.]

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The weighted average life of, and the yield to maturity on each class of the Offered Certificates will be directly related to the rate of payment of principal (including prepayments) of the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in the related properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loan is subject to a prepayment penalty. In addition, the Sellers may solicit mortgagors to refinance their mortgage loans for a variety of reasons. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

      The weighted average life and yield to maturity of each class of Offered Certificates will also be influenced by the amount of Net Excess Cashflow generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Net Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Class A Certificates will be influenced by, among other factors:

      (1) the overcollateralization level of the assets in the related loan group at such time (i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related Class A Certificates);

      (2) the delinquency and default experience of the related mortgage loans; (3) the level of One-Month LIBOR;

      (4)   the Mortgage Index for the Adjustable Rate Mortgage Loans; and

      (5) the provisions of the Pooling and Servicing Agreement that permit Net Excess Cashflow to be distributed to the Residual Certificates when required overcollateralization levels have been met.

      To the extent that greater (or lesser) amounts of Net Excess Cashflow are distributed in reduction of the Certificate Principal Balances of a class of Offered Certificates, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Net Excess Cashflow distributed at any time or in the aggregate. See "Description of the Certificates -- Overcollateralization and Crosscollateralization Provisions."

      The Class IA-6 Certificates are not expected to receive distributions of principal until the Distribution Date in [DATE] (except as otherwise described herein). Thereafter, the relative entitlement of the Class I-A6 Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class IA-6 Distribution Amount. See "Description of the Certificates -- Distributions."

PREPAYMENTS AND YIELDS FOR OFFERED CERTIFICATES

      Generally, if purchased at other than par, the yield to maturity on the Offered Certificates will be affected by the rate of payments of principal of the mortgage loans in the related loan group. If the actual rate of payments on the mortgage loans in a loan group is slower than the rate anticipated by an investor who purchases related Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the mortgage loans in a loan group is faster than the rate anticipated by an investor who purchases related Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

      All the Group I Mortgage Loans are fixed rate mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the fixed rate mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on the fixed rate mortgage loans.

      All of the Group II Mortgage Loans are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the mortgage loans will experience.

      Although the Mortgage Rates on the Group II Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rate on the Group II Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Group II Certificates. The Mortgage Rate applicable to the Adjustable Rate Mortgage Loans on any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Group II Available Funds Cap. See "The Mortgage Pool."

      The calculation of the Pass-Through Rate on each class of the Group II Certificates is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all the Adjustable Rate Mortgage Loans in Group II (Six-Month LIBOR) as described under "The Mortgage Pool -- General" and is subject to the Group II Available Funds Cap. The Group II Available Funds Cap effectively limits the amount of interest accrued on each class of the Group II Certificates to the amount of scheduled interest received or advanced on the Mortgage Loans in Group II. Furthermore, even if One-Month LIBOR and Six-Month LIBOR were at the same level, various factors may cause the Group II Available Funds Cap to limit the amount of interest that would otherwise accrue on each class of the Group II Certificates. In particular, the Pass-Through Rate on each class of the Group II Certificates adjusts monthly, while the interest rates of the Group II Mortgage Loans adjust less frequently, with the result that the operation of the Group II Available Funds Cap may cause the Pass-Through Rates to be reduced for extended periods in a rising interest rate environment. In addition, the Group II Mortgage Loans are subject to periodic (i.e., semiannual) adjustment caps and maximum rate caps, and the applicable margin is subject to change based upon prepayment experience, which also may result in the Group II Available Funds Cap limiting increases in the Pass-Through Rate for such classes of the Group II Certificates. Finally, the Group II Mortgage Loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on each class of the Group II Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days. This may result in the Group II Available Funds Cap limiting the Pass-Through Rate for such classes of certificates in Accrual Periods that have more than 30 days. Consequently, the interest which becomes due on the Group II Mortgage Loans (net of the Servicing Fee) with respect to any Distribution Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each class of the Group II Certificates. Furthermore, if the Group II Available Funds Cap determines the Pass-Through Rate for a class of the Group II Certificates for a Distribution Date, the market value of such class of certificates may be temporarily or permanently reduced. Although the Pooling and Servicing Agreement provides a mechanism to pay, on a subordinated basis, any Adjustable Rate Certificate Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Group II Certificates do not address the likelihood of the payment of any such amount.

      In addition, the Pass-Through Rate on each class of the Group II Certificates is subject to the Group II Maximum Rate Cap, which is defined as the weighted average of the maximum lifetime Mortgage Rates on the Group II Mortgage Loans, less the Servicing Fee Rate. The Group II Maximum Rate Cap may limit increases in the Pass-Through Rates on such class of the Group II Certificates and any shortfall of interest will not be recovered.

      On any Distribution Date, the Pass-Through Rate for the class IB certificates will equal the lesser of (1) the rate set forth for such class in the table on page S-3 and (2) the weighted average Net Mortgage Rate on the Group I Mortgage Loans. Therefore, to the extent that the weighted average Net Mortgage Rate on the Group I Mortgage Loans is ever reduced to less than the applicable rate described in clause (1), investors in the class IB certificates may experience a lower than anticipated yield and any shortfall of interest will not be recovered.

      The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related loan group. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield.

      The Last Scheduled Distribution Date for each class of Offered Certificates is set forth in the chart appearing on page S-3. The actual final Distribution Date with respect to each class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

      (1) prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof;

      (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described herein;

      (3) the [ Servicer] may purchase any mortgage loan which is delinquent in payment by 91 days or more; and

      (4) the [ Servicer] may purchase all the mortgage loans in a loan group when the Stated Principal Balance of the mortgage loans and REO Properties in such loan group at the time of repurchase is less than or equal to [10]% of the aggregate Stated Principal Balance of the mortgage loans in such loan group, as of the Cut-off Date.

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the mortgage loans in each loan group. For the Group I Mortgage Loans, the prepayment model used in this prospectus supplement is HEP. For the Group II Mortgage Loans, the prepayment model used in this prospectus supplement is CPR with respect to the Adjustable Rate Mortgage Loans and HEP with respect to the Fixed Rate Mortgage Loans.

      As used in the following tables "0% of the prepayment model" assumes no prepayments on the mortgage loans; "80% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 80% of the related prepayment model; "100% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 100% of the related prepayment model; "150% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 150% of the related prepayment model; and "200% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 200% of the related prepayment model's assumed prepayment rates.

      There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, unemployment, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment penalties. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

      The weighted average lives of the Offered Certificates set forth on the following tables are determined by (1) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the total principal distribution on the Offered Certificates.

      The following tables have been prepared on the basis of the Modeling Assumptions, including the assumption that each loan group consists of mortgage loans having the approximate characteristics described below:

                             GROUP I MORTGAGE LOANS

                                                                                                           NUMBER OF
                                                                          ORIGINAL                         MONTHS TO
                                                                        AMORTIZATION      REMAINING       PREPAYMENT
                                     NET MORTGAGE     ORIGINAL TERM         TERM            TERM            PENALTY
CURRENT BALANCE    MORTGAGE RATE         RATE          (IN MONTHS)      (IN MONTHS)      (IN MONTHS)      EXPIRATION
---------------    -------------         ----          -----------      -----------      -----------      ----------


                             GROUP II MORTGAGE LOANS



                             ORIGINAL  REMAINING
                      NET      TERM       TERM              INITIAL
CURRENT  MORTGAGE  MORTGAGE     (IN       (IN      GROSS     RATE     PERIODIC
BALANCE    RATE      RATE     MONTHS)   MONTHS)   MARGIN  CHANGE CAP     CAP
-------    ----      ----     -------   -------   ------  ----------     ---




                                       NUMBER OF
                             RATE       MONTHS
                            CHANGE       UNTIL            MONTHS TO
                           FREQUENCY   NEXT RATE         PREPAYMENT
CURRENT  MAXIMUM  MINIMUM     (IN     ADJUSTMENT           PENALTY
BALANCE    RATE    RATE     MONTHS)      DATE     INDEX  EXPIRATION
-------    ----    ----     -------      ----     -----  ----------


               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW

                             CLASS IA-3                    CLASS IA-4
                             ----------                    ----------
DISTRIBUTION DATE    0%  80%  100%  150%  200%    0%  80%  100%  150%  200%
-----------------    --  ---  ----  ----  ----    --  ---  ----  ----  ----
Initial...........


Weighted Average Life
in Years

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW

                             CLASS IA-5                 CLASS IA-6
                             ----------                 ----------
DISTRIBUTION DATE    0%  80%  100%  150%  200%    0%  80%  100%  150%  200%
-----------------    --  ---  ----  ----  ----    --  ---  ----  ----  ----
Initial............


Weighted Average Life
in Years

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW

                             CLASS IM-1                    CLASS IM-2
                             ----------                    ----------
DISTRIBUTION DATE    0%  80%  100%  150%  200%    0%  80%  100%  150%  200%
-----------------    --  ---  ----  ----  ----    --  ---  ----  ----  ----
Initial............


Weighted Average Life
in Years

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW

                              CLASS IB                    CLASS IIA-1
                              --------                    -----------
DISTRIBUTION DATE    0%  80%  100%  150%  200%    0%  80%  100%  150%  200%
-----------------    --  ---  ----  ----  ----    --  ---  ----  ----  ----
Initial..........


Weighted Average Life
in Years

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW

                             CLASS IIM-1                  CLASS IIM-2
                             -----------                  -----------
DISTRIBUTION DATE    0%  80%  100%  150%  200%    0%  80%  100%  150%  200%
-----------------    --  ---  ----  ----  ----    --  ---  ----  ----  ----
Initial..........


Weighted Average Life
in Years

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW

                              CLASS IIMB
                              ----------
DISTRIBUTION DATE     0%  80%  100%  150%  200%
-----------------     --  ---  ----  ----  ----
Initial............


Weighted Average Life
in Years

ADDITIONAL INFORMATION

      The Depositor has filed additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the underwriters for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                         FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. The Issuing Entity will also include a grantor trust which will hold the Class C Certificates and certain obligations with respect to "Excess Interest Payments" (as defined below). The assets of the lowest-tier REMIC will consist of the mortgage loans and all other property in the trust fund except for (i) interests issued by any of the REMICs, (ii) prepayment penalties or late payment charges received with respect to the mortgage loans and (iii) the interests in the grantor trust described above. The assets of each REMIC other than the lowest-tier REMIC will be the regular interests issued by the next-lowest-tier REMIC. Each class of the Offered Certificates will represent the beneficial ownership of the corresponding regular interest of the highest-tier REMIC (the "Upper-Tier REMIC"). The Class R Certificates will represent the beneficial ownership of the residual interest in each of the REMICs.

      For federal income tax purposes, each of the regular interests in the Upper-Tier REMIC that corresponds to a Group II Offered Certificate will be subject to a cap equal to the weighted average net mortgage rate for the Group II Mortgage Loans. In addition to representing the beneficial ownership of the corresponding regular interest of the Upper-Tier REMIC, each of the Group II Offered Certificates will also represent the beneficial ownership of any excess of the interest actually distributable on such class over the interest that would have accrued on the corresponding class of regular interest had each of the Class IIA-1, Class IIM-1, Class IIM-2 and Class IIB Certificates been subject to a cap equal to the weighted average net mortgage rate for the Group II Mortgage Loans (such excess, "Excess Interest Payments").

      Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended, and the grantor trusts will qualify as such under subpart E, Part I of Subchapter J of the Code.

      Holders of Subordinated Certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related mortgage loans. See "Material Federal Income Tax Consequences" in the Prospectus.

      The current backup withholding rate is 28%. The rate is subject to adjustment after 2010.

TAXATION OF THE BASIS RISK ARRANGEMENTS

      General. Each holder of a Group II Offered Certificate will be treated for federal income tax purposes as having entered into, on the date it purchases its Certificates, one or more notional principal contracts whereby it has the right to receive payments with respect to Excess Interest Payments. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

      In general, the holders of the Group II Offered Certificates must allocate the price they pay for their certificates between their regular interest in the Upper-Tier REMIC and their rights to receive Excess Interest Payments based on their relative fair market values. To the extent rights to receive such payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by the holders of the Group II Offered Certificates. A holder of a Group II Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the right to receive Excess Interest Payments (adjusted to take into account decreases in notional principal amount) discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of the Group II Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regulations.

      Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received in connection with the right to receive Excess Interest Payments must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Group II Offered Certificates.

      Any amount of proceeds from the sale, redemption or retirement of a Group II Offered Certificate that is considered to be allocated to rights to receive Excess Interest Payments would be considered a "termination payment" under the Swap Regulations. It is anticipated that the Servicer will account for any termination payments for reporting purposes in accordance with the Swap Regulations as described below.

      Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights to receive Excess Interest Payments in connection with the sale or exchange of a Group II Offered Certificate would be considered a "termination payment" under the Swap Regulations allocable to that Certificate. A holder of a Group II Offered Certificate will have gain or loss from such a termination of the right to receive Excess Interest Payments equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its right to receive Excess Interest Payments.

      Gain or loss realized upon the termination of a right to receive Excess Interest Payments generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      Application of the Straddle Rules. The Group II Offered Certificates, representing beneficial ownership of the corresponding regular interest and the right to receive Excess Interest Payments may constitute positions in a straddle, in which case, the straddle rules of Code Section 1092 would apply. A selling beneficial owner's capital gain or loss with respect to such corresponding regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the right to receive Excess Interest Payments would be short-term. If the holder of a Group II Offered Certificate incurred or continued indebtedness to acquire or hold such Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the right to receive Excess Interest Payments.

ORIGINAL ISSUE DISCOUNT

      Classes of the Offered Certificates may be treated as being issued with original issue discount. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the mortgage loans in each loan group at a rate equal to 100% of the applicable prepayment model, as described above. No representation is made as to whether the mortgage loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Material Federal Income Tax Consequences" in the Prospectus.

      Other classes of the Offered Certificates may be treated as being issued at a premium. If this occurs, the holders of the Offered Certificates may elect under Section 171 of the Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on the certificates. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, and should only be made after consulting with a tax adviser.

      If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in such certificate exceeds the maximum amount of future payments to which such holder is entitled, assuming no further Principal Prepayments on the mortgage loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE OFFERED CERTIFICATES

      As is described more fully under "Material Federal Income Tax Consequences" in the Prospectus, the Offered Certificates, other than any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will represent qualifying assets under Sections 856(c)(5)(B) and 7701(a)(19)(C)(v) of the Code, and net interest income attributable to the Offered Certificates, other than any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the trust fund are assets described in such sections. The Offered Certificates, other than any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

ADDITIONAL CONSIDERATIONS FOR THE EXCHANGEABLE CERTIFICATES

     The arrangement under which the Exchangeable Certificates are created (the "Exchangeable Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests represented by the class or classes of related offered certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchangeable Pool, and each class of Exchangeable Certificates will represent beneficial ownership of an interest in the interest represented by each of the related offered certificates or portion thereof corresponding to that class of Exchangeable Certificates. See the discussion under "Material Federal Income Tax Consequences -- Taxation of Classes of Exchangeable Securities" in the prospectus. For purposes of that discussion, each Exchangeable Certificate will represent beneficial ownership of a proportionate interest in the interest represented by each related offered certificate corresponding to that Exchangeable Certificate.

     The exchange of an Exchangeable Certificate for a related offered certificate as described herein under "Description of the Certificates -- Exchangeable Certificates" will not be a taxable exchange. Rather, the investor will be treated as owning the same combination of proportional interests in the related offered certificate as such investor was treated as owning prior to the exchange. See "Material Federal Income Tax Consequences -- Taxation of Classes of Exchangeable Securities" in the prospectus.


PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. The trust fund will not accept contributions that would subject it to such tax.

      In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the trust fund will recognize net income from foreclosure property subject to federal income tax.

      Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Servicer's or the trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or trustee in either case out of its own funds. In the event that either the Servicer or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the trust fund first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the trust fund.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences -- REMICs" in the Prospectus.

                                   STATE TAXES

      The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

      All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

      Section 406 of ERISA prohibits "parties in interest" with respect to a Plan subject to ERISA and Section 4975 of the Code prohibits "disqualified persons" with respect to a Plan subject to the Code from engaging in transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans covered by Title I of ERISA. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the Offered Certificates. See "ERISA Considerations" in the Prospectus.

      Certain Plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such Plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal, state or local law materially similar to the provisions of ERISA and the Code discussed under this heading. Any such Plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

      The DOL has granted the Exemption to Merrill Lynch, Pierce, Fenner & Smith and its Affiliates from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to certificates such as the Offered Certificates.

      Among the general conditions that must be satisfied for the Exemption to apply are the following:

      1. the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      2. the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund, other than in the case of Designated Transactions;

      3. the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of S&P, Moody's or Fitch;

      4. the trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

      5. the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller for the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

      6. the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      The trust fund must also meet the following requirements:

      1. the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

      2. certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of certificates; and

      3. certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

      1. in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

      2. such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

      3. the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

      4. immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. However, the Exemption would not apply to the acquisition and holding of the Offered Certificates by Plans sponsored by members of the Restricted Group. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      [The Offered Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.]

      [No representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.]

                                 USE OF PROCEEDS

      Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the mortgage loans. [If expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses. If such expenses are to be paid to the sponsor, servicer contemplated by Item 1108(a)(2) of Regulation AB, depositor, issuing entity, originator contemplated by Item 1110 of this Regulation AB, underwriter, or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions of the underwriting agreement dated [DATE] and the terms agreement dated [DATE] between the Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, the Offered Certificates are being purchased from the Depositor by the underwriters in the respective initial Certificate Principal Balance of each class of Offered Certificates set forth below, in each case upon issuance of each class.

CLASS OF CERTIFICATE                                       MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
--------------------                                       --------------------------------------------------
Class IA-1 Certificates.................................
Class IA-2 Certificates.................................
Class IA-3 Certificates.................................
Class IA-4 Certificates.................................
Class IA-5 Certificates.................................
Class IA-6 Certificates.................................
Class IM-1 Certificates.................................
Class IM-2 Certificates.................................
Class IB Certificates...................................
Class IIA-1 Certificates................................
Class IIM-1 Certificates................................
Class IIM-2 Certificates................................
Class IIB Certificates..................................

     Total..............................................

      The Depositor has been advised that the underwriters propose initially to offer the Offered Certificates to the public at the offering prices set forth below. The Depositor has been advised that the underwriters propose initially to offer the Offered Certificates to certain dealers at such offering prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

                                           PRICE TO     UNDERWRITING       SELLING       REALLOWANCE
CLASS OF CERTIFICATE                        PUBLIC        DISCOUNT       REALLOWANCE      DISCOUNT
--------------------                        ------        --------       -----------      --------
Class IA-1 Certificates................
Class IA-2 Certificates................
Class IA-3 Certificates................
Class IA-4 Certificates................
Class IA-5 Certificates................
Class IA-6 Certificates................
Class IM-1 Certificates................
Class IM-2 Certificates................
Class IB Certificates..................
Class IIA-1 Certificates...............
Class IIM-1 Certificates...............
Class IIM-2 Certificates...............
Class IIB Certificates.................

      After the initial public offering, the public offering price, selling concessions and reallowance discounts may be changed.

      The Depositor has been advised by each underwriter that it intends to make a market in the Offered Certificates, but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

      Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and some selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the Offered Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the Depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor any of the underwriters makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The underwriters have agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the certificates.

      Merrill Lynch, Pierce, Fenner & Smith is an affiliate of the Depositor, the Sponsor, the Seller and the [Servicer].

                                  LEGAL MATTERS

      Certain legal matters will be passed upon for the Depositor and for the Underwriter by Dechert LLP, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the Offered Certificates that they be assigned the ratings designated below by [RATING AGENCY], [RATING AGENCY] and [RATING AGENCY].

CLASS                                         [RATING AGENCY]    [RATING AGENCY]    [RATING AGENCY]
-----                                         ---------------    ---------------    ---------------
IA-1.......................................
IA-2.......................................
IA-3.......................................
IA-4.......................................
IA-5.......................................
IA-6.......................................
IM-1.......................................
IM-2.......................................
IB.........................................
IIA-1......................................
IIM-1......................................
IIM-2......................................
IIB........................................


      The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Adjustable Rate Certificate Carryover or the anticipated yields in light of prepayments.

      [[The ratings of [RATING AGENCY]'s on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. [RATING AGENCY]'s ratings opinions address the structural and legal issues associated with the Certificates, including the nature of the underlying mortgage loans. [RATING AGENCY]'s ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated nor do they address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.]

      [[RATING AGENCY]'s ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the certificates. [RATING AGENCY]'s ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. [RATING AGENCY]'s ratings do not address the possibility that investors may suffer a lower than anticipated yield.]

      [The ratings assigned by [RATING AGENCY] to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. [RATING AGENCY]'s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. [RATING AGENCY]'s ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans or address the likelihood of receipt of interest carryover amounts.]

      The Depositor has not requested a rating of the Offered Certificates by any rating agency other than [RATING AGENCY], [RATING AGENCY] and [RATING AGENCY]. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                           GLOSSARY OF DEFINED TERMS

1/29 LIBOR LOANS        means mortgage loans which bear interest at a fixed rate
                        for a period of approximately one year after origination and thereafter have semiannual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

2/28 LIBOR LOANS        means mortgage loans which bear interest at a fixed rate
                        for a period of approximately two years after origination and thereafter have semiannual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

3/27 LIBOR LOANS        means mortgage loans which bear interest at a fixed rate
                        for a period of approximately three years after origination and thereafter have semiannual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

5/25 LIBOR LOANS        means mortgage loans which bear interest at a fixed rate
                        for a period of approximately five years after origination and thereafter have semiannual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

ACCOUNTS means one or more accounts maintained by the Trustee, any paying agent or the Servicer pursuant to the [trust/servicing agreement].

ACCRUAL PERIOD          means, with respect to the Group I Certificates and with
                        respect to a Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs, and with respect to the Group
                        II Certificates and with respect to a Distribution Date, means the period from and including the preceding
                        Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to such Distribution Date.

ADJUSTABLE RATE
CERTIFICATE             means, with respect to a Distribution Date, CARRYOVER in
                        the event that the Pass-Through Rate for a class of Group II Certificates is based upon its Group II
                        Available Funds Cap, the excess of (1) the amount of interest that such class would have been entitled to receive on such Distribution Date had the Pass-Through
                        Rate for that class not been calculated based on the Group II Available Funds Cap, up to but not exceeding the Group II Maximum Rate Cap over (2) the amount of interest such class received on such Distribution Date based on the Group II Available Funds Cap, up to but not exceeding the Group II Maximum Rate Cap, together with the unpaid portion of any such excess from prior
                        Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Group II Available Funds Cap).

ADJUSTABLE RATE
MORTGAGE LOAN           means a mortgage loan in the trust fund with an
                        adjustable interest rate.

ADJUSTMENT DATE         means, with respect to an Adjustable Rate Mortgage Loan,
                        generally the first day of the month or months specified in the related mortgage note.

ADVANCE means, with respect to a Servicer Remittance Date, an advance of each Servicer's own funds, or funds in the related Collection Account that are not required to be distributed on the related Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the mortgage loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date, together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each mortgage loan as to which there is REO Property, such latter amount to be calculated after taking into account any rental income.

APPLIED REALIZED
LOSS AMOUNT             means, with respect to any class of Subordinated
                        Certificates and as to any Distribution Date, the sum of the Realized Losses with respect to mortgage loans which have been applied in reduction of the Certificate
                        Principal Balance of such class.

BALLOON AMOUNT          means the balloon payment of the remaining outstanding
                        principal balance of a mortgage loan.

BALLOON LOAN            means a mortgage loan having an original term to stated
                        maturity of approximately 15 years and providing for level monthly payments generally based on a 30 year amortization schedule with a payment of a Balloon Amount due on such mortgage loan at its stated maturity.

BOOK-ENTRY
CERTIFICATES            means the Offered Certificates other than any Definitive
                        Certificates.

CERTIFICATE GROUP       means either the Group I Certificates or the Group II
                        Certificates, as the context requires.

CERTIFICATE OWNERS      means persons acquiring beneficial ownership interests
                        in the Offered Certificates.

CERTIFICATE PRINCIPAL
BALANCES                means the principal balances of the certificates.

CLASS A CERTIFICATES    means collectively, the Class A Group I Certificates and
                        the class IIA-1 certificates.

CLASS A GROUP I
CERTIFICATES            means the class IA-1, class IA-2, class IA-3, class
                        IA-4, class IA-5 and class IA-6 certificates.

CLASS A PRINCIPAL
DISTRIBUTION            means for a Certificate Group (1) with AMOUNT respect to
                        any Distribution Date prior to the related Stepdown Date or as to which a Trigger Event exists, 100% of the Principal Distribution Amount for such Certificate Group for such

                        Distribution Date and (2) with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event does not exist, the excess of
                        (A) the Certificate Principal Balance of the Class A Certificates for such Certificate Group immediately prior to such Distribution Date over (B) the lesser of
                        (1) approximately _____% for the Group I Mortgage Loans and approximately _____% for the Group II Mortgage Loans, of the Stated Principal Balances of the mortgage loans in such loan group as of the end of the immediately preceding Due Period, and (2) the excess of the Stated Principal Balances of the mortgage loans in such loan group as of the end of the immediately preceding Due Period over approximately $_________ for the Group I Mortgage Loans and approximately $_________ for the Group II Mortgage Loans; provided, however, that in no event will the Class A Principal Distribution Amount for a Certificate Group with respect to any Distribution Date exceed the Certificate Principal Balance of the related Class A Certificates.

CLASS B CERTIFICATES    means collectively, the class IB and class IIB
                        certificates.

CLASS B PRINCIPAL
DISTRIBUTION            means, for a Certificate Group and with AMOUNT respect
                        to any Distribution Date on or after the related
                        Stepdown Date and as long as a Trigger Event does not exist for such Certificate Group, the excess of (1) of the sum for such Certificate Group of (A) the Certificate Principal Balance of the related Class A
                        Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such
                        Distribution Date), (B) the Certificate Principal
                        Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal
                        Distribution Amount to such Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal
                        Balance of the related Class M-2 Certificates (after taking into account distributions of the Class M-2
                        Principal Distribution Amount to such Class M-2
                        Certificates for such Distribution Date) and (D) the Certificate Principal Balance of the related Class B
                        Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately _____% for the Group I Mortgage Loans and approximately _____% for the
                        Group II Mortgage Loans, of the Stated Principal
                        Balances of the mortgage loans in such loan group as of the end of the immediately preceding Due Period, and (B) the excess of the Stated Principal Balances of the mortgage loans in such loan group as of the end of the immediately preceding Due Period over approximately
                        $_________ for the Group I Mortgage Loans and approximately $_________ for the Group II Mortgage
                        Loans; provided, however, that after the Certificate
                        Principal Balances of the Class A, Class M-1 and Class
                        M-2 Certificates for such Certificate Group are reduced to zero, the Class B Principal Distribution Amount for such Distribution Date will equal 100% of the Principal
                        Distribution Amount for the related loan group remaining after any distributions on such Class A, Class M-1 and Class M-2 Certificates; and provided, further, however, that in no event will the Class B Principal Distribution Amount for a Certificate Group with respect to any Distribution
                        Date exceed the Certificate Principal Balance of the related Class B Certificates.

CLASS IA-6 PRINCIPAL
DISTRIBUTION AMOUNT     means for any Distribution Date prior to the
                        Distribution Date in [DATE, the product of (1) a fraction, the numerator of which is the Certificate
                        Principal Balance of the class IA-6 certificates and the denominator of which is the aggregate Certificate
                        Principal Balance of all Class A Group I Certificates, in each case immediately prior to such Distribution
                        Date, (2) the Class A Principal Distribution Amount with respect to the Group I Mortgage Loans for such Distribution Date and (3) the applicable percentage for such Distribution Date set forth in the following table

                        Distribution Date Occurring In                Percentage
                        ------------------------------                ----------
                        [DATE] through [DATE]:                             0%
                        [DATE] through [DATE]:                            45%
                        [DATE] through [DATE]:                            80%
                        [DATE] through [DATE]:                           100%
                        [DATE] through [DATE]:                           300%

                        With respect to the Distribution Date occurring in ____________ and each Distribution Date thereafter until the Certificate Principal Balance of the Class ____ certificates has been reduced to zero, the Class ____ Principal Distribution Amount will equal the Class A Principal Distribution Amount with respect to the Group I Mortgage Loans for such Distribution Date.

CLASS M-1 CERTIFICATES  means collectively, the class IM-1 and class IIM-1 certificates.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT     means, for a Certificate Group and with respect to any
                        Distribution Date on or after the related Stepdown Date, 100% of the Principal Distribution Amount for the related Certificate Group if the Certificate Principal
                        Balance of each class of Class A Certificates for such Certificate Group has been reduced to zero and a Trigger
                        Event exists, or, as long as a Trigger Event does not exist for such Certificate Group, the excess of (1) the sum for such Certificate Group of (A) the Certificate
                        Principal Balance of the related Class A Certificates
                        (after taking into account distributions of the Class A
                        Principal Distribution Amount to such Class A
                        Certificates for such Distribution Date) and (B) the Certificate Principal Balance of the related Class M-1
                        Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately _____% for the Group I Mortgage Loans and approximately _____% for the
                        Group II Mortgage Loans of the Stated Principal Balances of the mortgage loans in such loan group as of the end of the immediately preceding Due Period, and (B) the excess of the Stated Principal Balances of the mortgage loans in such loan group as of the end of the immediately preceding Due
                        Period over approximately $_________ for the Group I
                        Mortgage Loans and approximately $_________ for the Group II Mortgage Loans. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each class of Class A Certificates for a Certificate Group has been reduced to zero, the Class M-1 Principal Distribution
                        Amount for such Certificate Group will equal the lesser of (A) the outstanding Certificate Principal Balance of the related Class M-1 Certificates and (B) 100% of the Principal Distribution Amount for such Certificate Group remaining after any distributions on such Class A
                        Certificates and (2) in no event will the Class M-1
                        Principal Distribution Amount for a Certificate Group with respect to any Distribution Date exceed the Certificate Principal Balance of the related Class M-1
                        Certificates.

CLASS M-2 CERTIFICATES  means collectively, the class IM-2 and class IIM-2 certificates.

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT     means, for a Certificate Group and with respect to any
                        Distribution Date on or after the related Stepdown Date, 100% of the Principal Distribution Amount for the related Certificate Group if the Certificate Principal
                        Balance of each class of Class A and Class M-1
                        Certificates for such Certificate Group has been reduced to zero and a Trigger Event exists, or, as long as a Trigger Event does not exist for such Certificate Group, the excess of (1) the sum for such Certificate Group of
                        (A) the Certificate Principal Balance of the Class A
                        Certificates (after taking into account distributions of the Class A Principal Distribution Amount to such Class
                        A Certificates for such Distribution Date), (B) the
                        Certificate Principal Balance of the related Class M-1
                        Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount to such
                        Class M-1 Certificates for such Distribution Date) and
                        (C) the Certificate Principal Balance of the related
                        Class M-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately _____% for the Group I Mortgage Loans and approximately _____% for the Group II Mortgage Loans, of the aggregate Stated Principal Balances of the mortgage loans in such loan group as of the end of the immediately preceding Due Period, and (B) the excess of the Stated Principal Balances of the mortgage loans in such loan group as of the end of the immediately preceding Due Period over approximately $_________ for the Group I Mortgage Loans and approximately $_________ for the Group II Mortgage Loans. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate
                        Principal Balance of each class of Class A Certificates and the Class M-1 Certificates for a Certificate Group has been reduced to zero, the Class M-2 Principal
                        Distribution Amount for such Certificate Group will equal the lesser of (A) the outstanding Certificate
                        Principal Balance of the related Class M-2 Certificates and (B) 100% of the

                        Principal Distribution Amount for such Certificate Group remaining after any distributions on such Class A and Class M-1 Certificates and (2) in no event will the Class M-2 Principal Distribution Amount for a Certificate Group with respect to any Distribution Date exceed the Certificate Principal Balance of the related Class M-2 Certificates.

CLASS L CERTIFICATES    means collectively, the class IL and class IIL
                        certificates.

CLASS P CERTIFICATES    means collectively, the class IP and class IIP
                        certificates.

CLEARSTREAM LUXEMBOURG  means Clearstream Banking, societe anonyme.

CLOSING DATE            means on or about [DATE].

CODE                    means the Internal Revenue Code of 1986, as amended.

COLLATERAL VALUE        means, with respect to a Mortgage Loan the proceeds of
                        which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related mortgage loan, and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

COMBINED LOAN-TO-VALUE
RATIO                   means, for any Mortgage Loan in a second lien position,
                        (1) the sum of (A) the original principal balance of such Mortgage Loan and (B) any outstanding principal balance of the mortgage loan the lien on which is senior to the lien on the Mortgage Loan (such sum calculated at the date of origination of such Mortgage Loan in a second lien position) divided by (2) the Collateral Value of the related mortgaged property.

COMPENSATING INTEREST   means, for any Distribution Date, the amount of the
                        Servicing Fee otherwise payable to the Servicers for the related month, which the Servicers are obligated to deposit into the Collection Account for distribution to certificateholders on that Distribution Date, in an amount up to the amount of any shortfall in interest payments resulting from prepayments [in full and in part] received during the prior Prepayment Period[;
                        provided, that any such deposit in reduction of the Master Servicing Fee otherwise payable with respect to that Distribution Date will be limited to the product of
                        (1) one-twelfth of ____% and (2) the aggregate Stated
                        Principal Balance of the mortgage loans with respect to the related Distribution Date].

COOPERATIVE             means Euroclear Clearance Systems S.C., a Belgian
                        cooperative corporation.

CO-OP LOAN              means a Mortgage Loan secured by the stock allocated to
                        a
                        cooperative unit in a residential cooperative housing corporation.

CPR OR CONSTANT
PREPAYMENT RATE         means a prepayment assumption which represents a
                        constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. __%
                        CPR, which represents 100% of the prepayment model for the Adjustable Rate Mortgage Loans, assumes a constant prepayment rate of __% per annum.

CREDIT SCORES           means statistical credit scores obtained by many
                        mortgage lenders in connection with the loan application.

CURRENT INTEREST        means, with respect to each class of the Offered
                        Certificates and each Distribution Date, the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
                        Balance of such class as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy less any Prepayment Interest Shortfalls allocated to such class on such Distribution Date.

CUT-OFF DATE            means [DATE].

DEFINITIVE CERTIFICATE  means a physical certificate representing an Offered
                        Certificate.

DEPOSITOR               means Merrill Lynch Mortgage Investors, Inc.

DESIGNATED TRANSACTION  means, for certificates transferred on or after August
                        23, 2000, a transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

DETERMINATION DATE      means, with respect to a Distribution Date, the
                        fifteenth day of the month of such Distribution Date
                        (or, if not a Business Day, the immediately preceding
                        Business Day).

DISTRIBUTION DATE       means the 25th day of each month, or if such day is not
                        a Business Day, on the first Business Day thereafter.

DUE DATE means a scheduled monthly payment date for any mortgage loan.

DUE PERIOD              means, with respect to any Distribution Date, the period
                        beginning on the second day of the calendar month preceding the calendar month in which such Distribution
                        Date occurs (or, in the case of the first Distribution
                        Date, on the Cut-off Date) and ending on the first day in the month in which such

                        Distribution Date occurs.

ERISA                   means the Employee Retirement Income Security Act of
                        1974, as amended.

EUROCLEAR               means the Euroclear System.

EUROCLEAR OPERATOR      means the Brussels, Belgium office of JPMorgan Chase
                        Bank

EUROPEAN DEPOSITARIES   means, Citibank, N.A., as depositary for Clearstream
                        Luxembourg and JPMorgan Chase Bank, as depositary for Euroclear, collectively.

EXCHANGEABLE            means a class that may be exchanged for another
CERTIFICATES            class under the terms specified in this Prospectus
                        Supplement.

EXEMPTION               means the administrative exemption, means Prohibited
                        Transaction Exemption ("PTE") 90-29 (Exemption
                        Application No. D-8012, 55 Fed. Reg. 21459 (1990)) or
                        any substantially similar administrative exemption granted by the U.S. Department of Labor to the Underwriter[s] as amended from time to time, granted by the U.S. Department of Labor to Merrill Lynch, Pierce,
                        Fenner & Smith Incorporated and its Affiliates.

EXTRA PRINCIPAL
DISTRIBUTION AMOUNT     means, for a Mortgage Loan Group and with respect to any
                        Distribution Date, (1) prior to the Stepdown Date, the excess of (A) the sum of (x) the aggregate Certificate
                        Principal Balances of the certificates of the related
                        Certificate Group and (y) approximately $_________ for the Group I Mortgage Loans and approximately $_________ for the Group II Mortgage Loans over (B) the Stated
                        Principal Balances of the mortgage loans in such loan group as of such Distribution Date, and (2) on and after the Stepdown Date, (A) the sum of (x) the aggregate
                        Certificate Principal Balances of the certificates of such Certificate Group and (y) the greater of (a) ____% for the Group I Mortgage Loans and ____% for the Group
                        II Mortgage Loans of the Stated Principal Balances of the mortgage loans in the related loan group, and (b) approximately $_________ for the Group I Mortgage Loans and approximately $_________ for the Group II Mortgage
                        Loans less (B) the Stated Principal Balances of the mortgage loans in the related loan group as of the end of the immediately preceding Due Period; provided, however, that if on any Distribution Date, a Trigger
                        Event is in effect, the Extra Principal Distribution
                        Amount for the related loan group will not be reduced to the applicable percentage of the then-current Stated
                        Principal Balance of such loan group (and will remain fixed at the applicable percentage of the Stated
                        Principal Balance of the mortgage loans in the related loan group as of the Due Date immediately prior to the occurrence of the Trigger Event) until the next
                        Distribution Date on which the Trigger Event is not in effect.

FINANCIAL INTERMEDIARY  means a bank, brokerage firm, thrift institution or other financial intermediary.

FITCH                   means Fitch, Inc. or any successor.

FIXED RATE
MORTGAGE LOAN           means a mortgage loan in the trust fund with a fixed
                        interest rate.

GROSS MARGIN            a fixed percentage amount specified in the related
                        mortgage note.

GROUP I CERTIFICATES    means the Class A Group I Certificates, the Subordinated
                        Group I Certificates, the class IP certificates, and the class IL certificates.

GROUP I MORTGAGE LOANS  means those Mortgage Loans in Group I.

GROUP I REQUIRED
LOSS PERCENTAGE         means, for any Distribution Date, the applicable
                        percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE
OCCURRING IN            REQUIRED LOSS PERCENTAGE
--------------------    ----------------------------------------------------------
[DATE] - [DATE]         ____% with respect to [DATE], plus an additional 1/12th of
                        ____% for each month thereafter

[DATE] - [DATE]         ____% with respect to [DATE], plus an additional 1/12th of
                        ____% for each month thereafter

[DATE] - [DATE]         ____% with respect to [DATE], plus an additional 1/12th of
                        ____% for each month thereafter

[DATE] - [DATE]         ____% with respect to [DATE], plus an additional 1/12th of
                        ____% for each month thereafter

[DATE] AND THEREAFTER   ____%

GROUP II CERTIFICATES   means the class IIA-1 certificates, the Subordinated
                        Group II Certificates, the class IIP certificates, and
                        the class IIL certificates.

GROUP II MORTGAGE LOANS means those Mortgage Loans in Group II.

GROUP II MAXIMUM
RATE CAP                means the weighted average of the maximum lifetime
                        Mortgage Rates on the Group II Mortgage Loans and the
                        Mortgage Rates on the Group II Mortgage Loans, less the
                        Servicing Fee Rate.

GROUP II OFFERED
CERTIFICATES            means the Group II Certificates, excluding the class IIP
                        certificates, and class IIL certificates.

GROUP II REQUIRED
LOSS PERCENTAGE         means, for any Distribution Date, the applicable
                        percentage for such Distribution Date set forth in the
                        following table:

DISTRIBUTION DATE
OCCURRING IN            REQUIRED LOSS PERCENTAGE
---------------------   ----------------------------------------------------------
[DATE] - [DATE]         ____% with respect to [DATE], plus an additional 1/12th of
                        ____% for each month thereafter

[DATE] - [DATE]         ____% with respect to [DATE], plus an additional 1/12th of

                        ____% for each month thereafter

[DATE] - [DATE]         ____% with respect to [DATE], plus an additional 1/12th of
                        ____% for each month thereafter

[DATE] - [DATE]         ____% with respect to [DATE], plus an additional 1/12th of
                        ____% for each month thereafter

[DATE] AND THEREAFTER   ____%


HEP OR HOME EQUITY
PREPAYMENT              means a prepayment model which uses a prepayment
                        assumption which represents an assumed rate of
                        prepayment each month relative to the then outstanding
                        principal balance of a pool of mortgage loans for the
                        life of such mortgage loans. 20% HEP, which represents
                        100% of the prepayment model for the Fixed Rate Mortgage
                        Loans, assumes prepayment rates of 2.0% per annum of the
                        then outstanding principal balance of the related
                        mortgage loans in the first month of the life of such
                        mortgage loans and an additional 2.0% per annum in each
                        month thereafter up to and including the tenth month.
                        Beginning in the eleventh month and in each month
                        thereafter during the life of such mortgage loans, 20%
                        HEP assumes a constant prepayment rate of 20% per annum.

INDIRECT PARTICIPANTS   participants and organizations which have indirect
                        access to the DTC system, such as banks, brokers,
                        dealers and trust companies that clear through or
                        maintain a custodial relationship with a Participant,
                        either directly or indirectly.

INTEREST CARRY
FORWARD AMOUNT          means, with respect to each class of the Offered
                        Certificates and each Distribution Date, the sum of (1)
                        the excess of (A) Current Interest for such class with
                        respect to prior Distribution Dates (excluding any
                        Adjustable Rate Certificate Carryover for such class, if
                        applicable) over (B) the amount actually distributed to
                        such class with respect to interest on such prior
                        Distribution Dates and (2) interest on such excess (to
                        the extent permitted by applicable law) at the
                        applicable Pass-Through Rate for the related Accrual
                        Period.

INTEREST DETERMINATION
DATE means each date which is the second LIBOR Business Day preceding the commencement of each Accrual Period for the Group II Certificates.

INTEREST FUNDS          means, with respect to each loan group and any
                        Distribution Date, the sum, without duplication, of (1)
                        all scheduled interest due during the related Due Period
                        that is received before the related Servicer Remittance
                        Date or advanced on or before the related Servicer
                        Remittance Date less the Servicing Fee, (2) all Advances
                        relating to interest, (3) all Compensating Interest, (4)
                        Liquidation Proceeds, (to the extent such Liquidation
                        Proceeds relate to interest), (5) proceeds of any
                        Mortgage Loan repurchased by the Depositor for document
                        defects, breach of a representation or warranty,
                        realization upon default or optional termination (to

                        the extent such proceeds relate to interest), and (6) prepayment penalties and late payment fees received with respect to the related Mortgage Loans, less all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Due Period.

LAST SCHEDULED
DISTRIBUTION DATE       means, for each class of the Offered Certificates, the
                        date on which the Certificate Principal Balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the mortgage loans in the related loan group and that scheduled monthly payments of principal of and interest on each of such mortgage loans are timely received and that excess interest is not used to make accelerated payments of principal.

LIBOR BUSINESS DAY      means a day on which banks are open for dealing in
                        foreign currency and exchange in London and New York
                        City.

MASTER SERVICER         means [MASTER SERVICER].

MASTER SERVICER FEE     [describe Master Servicer Fee]

MASTER SERVICER
FEE RATE                [describe Master Servicer Fee Rate.]

[MASTER SERVICER]
UNDERWRITING GUIDELINES means the underwriting standards and guidelines established by the Master Servicer and further described under the heading "Underwriting Guidelines -- Master Servicer."

MAXIMUM MORTGAGE RATE   means the rate which the Mortgage Rate on the related
                        Adjustable Rate Mortgage Loan will never exceed.

MEZZANINE CERTIFICATES  means collectively, the Mezzanine Group I Certificates and the Mezzanine Group II Certificates.

MEZZANINE GROUP I
CERTIFICATES            means, collectively, the class IM-1 and the class IM-2
                        certificates.

MEZZANINE GROUP II
CERTIFICATES            means, collectively, the class IIM-1 and class IIM-2
                        certificates.

MINIMUM MORTGAGE RATE   means the rate which the Mortgage Rate on the related
                        Adjustable Rate Mortgage Loan will never be less than.

MODELING ASSUMPTIONS    means the following assumptions:

                        - the mortgage loans of the related loan group prepay at the indicated percentage of the related prepayment model;

                        - distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing on [DATE], in accordance with the payment priorities defined in this prospectus supplement;

                        - no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

                        - scheduled payments are assumed to be received on the related Due Date commencing on [DATE], and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in [DATE, and include 30 days' interest thereon;

                        - the level of Six-Month LIBOR remains constant at _______%, and the level of One-Month LIBOR remains constant at _______%;

                        - the Pass-Through Rates for the Group II Certificates remain constant at the rates applicable prior to the related Optional Termination Date;

                        -     the Closing Date for the certificates is [DATE];

                        - the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors);

                        - overcollateralization levels are initially set as specified in the Pooling and Servicing Agreement, and thereafter decrease in accordance with the provisions of the Pooling and Servicing Agreement;

                        - the mortgage loans in Group I are purchased on the first applicable Optional Termination Date and the mortgage loans in Group II are purchased on the first applicable Optional Termination Date;

                        - the Mortgage Rate for each Adjustable Rate Mortgage Loan adjusts once every six months;

                        - the index used for obtaining the Mortgage Rate for each Adjustable Rate Mortgage Loan is Six-Month LIBOR; and

                        - each loan group consists of mortgage loans having the approximate characteristics described in the tables on page S-__ and S-__.

MOODY'S                 means Moody's Investors Service, Inc. or any successor.

MORTGAGE INDEX          means, with respect to the Adjustment Date of a
                        Six-Month LIBOR Loan, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall
                        Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the trustee, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

MORTGAGE LOANS          means the mortgage loans included in the trust fund as
                        of the closing date.

MORTGAGE LOAN SCHEDULE  means the schedule of mortgage loans appearing as an exhibit to the Pooling and Servicing Agreement from time to time.

MORTGAGE RATE           means the per annum interest rate borne by a mortgage
                        loan.

NET EXCESS CASHFLOW     means Interest Funds and Principal Funds with respect to
                        a Certificate Group not otherwise required to be distributed with respect to principal of and interest on the certificates of such Certificate Group.

NET MORTGAGE RATE       means, with respect to any mortgage loan, the Mortgage
                        Rate with respect to such mortgage loan less the Trustee
                        Fee Rate, the Master Servicing Fee Rate and the
                        Servicing Fee Rate.

OFFERED CERTIFICATES    means the Group I Certificates and the Group II
                        Certificates, excluding the class IP, class IIP, class
                        IL and class IIL certificates.

ONE-MONTH LIBOR         means the London interbank offered rate for one-month
                        United States dollar deposits.

OPTIONAL TERMINATION
AMOUNT means, with respect to either loan group, the Repurchase Price paid by the Master Servicer in connection with any repurchase of all of the mortgage loans in such loan group.

OPTIONAL TERMINATION
DATE means the date on which the Stated Principal Balance of the Mortgage Loans and REO Properties in such Loan Group at the time of repurchase is less than or equal to [10]% of the aggregate stated principal balance of the Mortgage Loans in such Loan Group as of the Cut-off Date.

ORIGINAL LOAN-TO-VALUE
RATIO means, for any Mortgage Loan, (1) the principal balance of such Mortgage Loan at the date of origination, divided by (2) the Collateral Value of the related mortgaged property.

PARTICIPANTS            means participating organizations that utilize the
                        services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

PASS-THROUGH MARGIN     means for each class of Group II Certificates, for any
                        Distribution Date on or before the applicable Optional
                        Termination Date: class IIA-1, ____%; class IIM-1,
                        ____%; class IIM-2, ____%; class IIB, ____%; and for any Distribution Date after the Optional Termination Date:
                        class IIA-1, ____%; class IIM-1, _____%; class IIM-2,
                        ____%;

                        and class IIB, _____%.

PASS-THROUGH RATE       means:

                        - with respect to the class IA-1 certificates on any Distribution Date, _____%; class IA-2 certificates on any Distribution Date, _____%; class IA-3 certificates on any Distribution Date, _____%; class IA-4 certificates on any Distribution Date, _____%; class IA-5 certificates on any Distribution Date, _____% or, on any Distribution Date after the Optional Termination Date, _____%; class IA-6 certificates on any Distribution Date, _____%; class IM-1 certificates on any Distribution Date, _____%; and class IM-2 certificates on any Distribution Date, _____%;

                        - with respect to the class IB certificates on any Distribution Date, the lesser of (1) _____% and
                              (2) the weighted average Net Mortgage Rate on the Group I Mortgage Loans; and

                        - with respect to the Group II Certificates on any Distribution Date, the least of (1) One-Month LIBOR plus the Pass-Through Margin for such class,
                              (2) the Group II Maximum Rate Cap, and (3) the Group II Available Funds Cap for the Group II Certificates.

PERCENTAGE INTEREST     means, with respect to any certificate, the percentage
                        derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

PERIODIC RATE CAP       means the maximum amount by which the Mortgage Rate on
                        any Adjustable Rate Mortgage Loan may increase or decrease on an Adjustment Date.

PLAN means a plan or other arrangement subject to Title I of ERISA, the prohibited transaction provisions set forth under Section 4975 of the Code or any provision of applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code.

POOLING AND SERVICING
AGREEMENT               means the Pooling and Servicing Agreement, dated as of
                        [DATE] among the Depositor, the Master Servicer and the Trustee.

PREPAYMENT INTEREST
SHORTFALL               means a shortfall in interest distributions to
                        certificateholders in excess of Compensating Interest.

PREPAYMENT PERIOD       means, with respect to any Distribution Date, the
                        calendar month preceding the month in which such Distribution Date occurs.

PRINCIPAL DISTRIBUTION
AMOUNT means, with respect to each Distribution Date and a Certificate Group, the sum of (1) the Principal Funds for such Distribution Date for such Certificate Group and (2) any Extra Principal Distribution Amount for such Distribution

                        Date for the related Certificate Group.

PRINCIPAL FUNDS         means, with respect to each loan group and any
                        Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due
                        Period and received before the related Servicer
                        Remittance Date or advanced on or before the related
                        Servicer Remittance Date, (2) prepayments collected in the related Prepayment Period, (3) the Stated Principal
                        Balance of each Mortgage Loan that was repurchased by the Depositor or Servicer during the related Prepayment
                        Period or, in the case of a repurchase in connection with an optional termination, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by a Seller in connection with a substitution of a Mortgage Loan and (5) all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds related to principal) less all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Due Period.

REALIZED LOSS           means the excess of the Stated Principal Balance of a
                        defaulted Mortgage Loan plus accrued interest over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

RECORD DATE             means, for a Distribution Date, the last Business Day of
                        the month preceding the month of such Distribution Date.

REFERENCE BANKS         means leading banks selected by the Servicer and engaged
                        in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (3) which have been designated as such by the Servicer and (4) not controlling, controlled by, or under common control with, the Depositor, the Servicer, the Sellers or any successor Servicer.

RELEVANT DEPOSITARY     means Citibank, N.A., as depositary for Clearstream
                        Luxembourg and JPMorgan Chase Bank, as depositary for Euroclear, individually.

REO PROPERTY            means mortgaged property which has been acquired by the
                        Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

REPURCHASE PRICE        means the sum of (1) 100% of the Stated Principal
                        Balance of each mortgage loan in the related loan group
                        (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate, (2) the appraised value of any REO Property (up to the Stated Principal Balance of the related mortgage loan), and (3) any unreimbursed out-of-pocket costs and expenses and the principal portion of any unreimbursed Advances, in each case previously incurred by the Servicer in the performance of its servicing obligations with respect to such mortgage loans.

REQUIRED PERCENTAGE     means, with respect to each Certificate Group and a
                        Distribution Date after the Stepdown Date, the quotient of (x) the excess of (1) the Stated Principal Balances of the mortgage loans in the related loan group, over
                        (2) the Certificate Principal Balance of the most senior class of certificates of such Certificate Group outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, and (y) the Stated Principal Balances of the mortgage loans in the related loan group. As used herein, the Certificate Principal Balance of the most senior class of certificates of the Group I Certificates will equal the aggregate Certificate Principal Balance of the Class A Group I Certificates for such date of calculation.

RESERVE INTEREST RATE   means the rate per annum that the Servicer determines to
                        be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Servicer are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Servicer can determine no such arithmetic mean, (2) the lowest one-month United States dollar lending rate which New
                        York City banks selected by the Servicer are quoting on such Interest Determination Date to leading European banks.

RESIDUAL CERTIFICATES   means the Class R Certificates.

RESTRICTED GROUP        means the underwriter, the trustee, the Servicer, any
                        obligor with respect to mortgage loans included in the trust fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties.

REUTERS SCREEN
LIBO PAGE               means the display designated as page "LIBO" on the
                        Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

RULES means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard & Poor's, A Division of The McGraw-Hill Companies, Inc. or any successor.

SALE AGREEMENT          means certain transfer agreements whereby the Mortgage
                        Loans (other than those originated by the Seller) were purchased by the Seller.

SCHEDULED PAYMENTS      means scheduled monthly payments made by mortgagors on
                        the mortgage loans.

SECOND LIEN RATIO       means, for any Mortgage Loan in a second lien position,
                        the ratio of the original principal balance of such Mortgage Loan to the sum of (1) the original principal balance of such Mortgage Loan and (2) the outstanding principal balance of any mortgage loan the lien on which is senior to the lien of the Mortgage Loan at the time of origination of such Mortgage Loan.

[SECURITIES
ADMINISTRATOR           means [SECURITIES ADMINISTRATOR]]


SELLER means Merrill Lynch Mortgage Lending Inc. [insert alternative or additional seller(s) as applicable]

SERVICER ADVANCE DATE   means, with respect to any Distribution Date, the
                        related Servicer Remittance Date.

SERVICER FEE            [means the monthly fee paid to each Servicer with
                        respect to each Mortgage Loan serviced by it calculated at the Servicer Fee Rate.]

SERVICER FEE RATE
SERVICER                [means approximately ____% per annum.]

REMITTANCE DATE         means, with respect to any Distribution Date, the second
                        Business Day preceding the Distribution Date.

SERVICING FEE           means a monthly fee paid to the Servicer from interest
                        collected with respect to each mortgage loan serviced by it (as well as from any liquidation proceeds from a liquidated mortgage loan that are applied to accrued and unpaid interest) generally equal to the product of the Servicing Fee Rate and the Stated Principal Balance of such mortgage loan. The Servicer is also entitled to receive, as additional servicing compensation, all assumption fees and other similar charges (other than prepayment penalties and late payment fees) and all investment income earned on amounts on deposit in the related Collection Account.

SERVICING FEE RATE      means ______% per annum for each mortgage loan.

[SERVICER] UNDERWRITING
GUIDELINES              means the underwriting standards and guidelines
                        established by [SERVICER] and further described under "Underwriting Guidelines -- [SERVICER]."

SERVICER                means [SERVICER]

SIX-MONTH LIBOR LOANS   means Adjustable Rate Mortgage Loans having a Mortgage
                        Rate which is generally subject to semi-annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (1) the Mortgage Index and (2) the Gross Margin.

SMMEA                   means the Secondary Mortgage Market Enhancement Act of
                        1984, as amended.

STATED PRINCIPAL
BALANCE means, with respect to a mortgage loan, after giving effect to any Advances made with respect to that mortgage loan, the unpaid principal balance of the mortgage loan.

STEPDOWN DATE           means, with respect to each Certificate Group, the later
                        to occur of (1) the Distribution Date in [DATE] or (2) the first Distribution Date on which (A) the Certificate
                        Principal Balance of the Class A Certificates in such
                        Certificate Group is less than or equal to (B) _____% for the Group I Mortgage Loans, and _____%, for the Group II Mortgage Loans, of the Stated Principal
                        Balances of the mortgage loans in the related loan group.

SUBORDINATED
CERTIFICATES            means, collectively, the Subordinated Group I
                        Certificates and the Subordinated Group II Certificates.

SUBORDINATED GROUP I
CERTIFICATES            means, collectively, the class IB and the Mezzanine
                        Group I Certificates.

SUBORDINATED GROUP II
CERTIFICATES            means, collectively, the class IIB and the Mezzanine
                        Group II Certificates.

TERMS AND CONDITIONS    means the Terms and Conditions Governing Use of
                        Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

TRIGGER EVENT           means the situation that exists with respect to each
                        Certificate Group and a Distribution Date after the Stepdown Date, if either (a) the product of (1) [2.0], for the Group I Mortgage Loans, and [2.5], for the Group
                        II Mortgage Loans and (2) the quotient of (A) the aggregate Stated Principal Balance of all mortgage loans
                        60 or more days delinquent for each loan group
                        (including mortgage loans in foreclosure and REO
                        Properties) and (B) the Stated Principal Balance of that loan group, in each case as of the preceding Servicer
                        Advance Date, equals or exceeds the Required Percentage or (b) the quotient (expressed as a percentage) of (A) the aggregate Realized Losses incurred with respect to the applicable loan group from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage Loans in that loan group as of the Cut-off Date, exceeds the Group I Required Loss
                        Percentage or the Group II Required Loss Percentage, as applicable.

TRUST ACCOUNTS          means the Collection Account and the Certificate Account
                        [and the Cap Contract/Swap Account].

TRUSTEE FEE             means the monthly fee calculated as a fixed percentage.

TRUSTEE FEE RATE        means approximately ___% per annum.

UNDERWRITING GUIDELINES means underwriting standards and guidelines.

UNPAID REALIZED
LOSS AMOUNT             means, with respect to any class of the Subordinated
                        Certificates and as to any Distribution Date, the excess of (1)

                        Applied Realized Loss Amounts with respect to such class over (2) the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

UPPER-TIER REMIC        means the REMIC described as such under "Federal Income
                        Tax Consequences" in this prospectus supplement.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered [TRUST NAME] Asset-Backed Certificates, Series 200[_]-[_] known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

      Trading between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.


                                    A-I-1

      Trading between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg


                                     A-I-2

Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Securities.

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      The term "U.S. Person" means


                                     A-I-3

      (1)   a citizen or resident of the United States,

      (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

      (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or

      (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                     A-I-4

                                   [Annex II:
                Permitted Exchangeable Certificate Combinations]

               OFFERED CERTIFICATES                                            EXCHANGEABLE CERTIFICATES
-------------------------------------------------   ------------------------------------------------------------------------------
                                                                MAXIMUM
                                                                ORIGINAL                           SUMMARY
                                                                 CLASS                            INTEREST                FINAL
                  ORIGINAL     ORIGINAL     CUSIP   EXCHANGE   PRINCIPAL   INTEREST   PRINCIPAL     RATE      CUSIP   DISTRIBUTION
MORTGAGE POOL      CLASS      BALANCE(1)   NUMBER     CLASS     BALANCE      TYPE      TYPE(2)     FORMULA   NUMBER       DATE
-------------   -----------   ----------   ------   --------   ---------   --------   ---------   --------   ------   ------------
                COMBINATION
                     1
     [ ]            [ ]           [ ]        [ ]       [ ]        [ ]         [ ]        [ ]         [ ]       [ ]         [ ]
     [ ]            [ ]           [ ]        [ ]       [ ]        [ ]         [ ]        [ ]         [ ]       [ ]         [ ]

                COMBINATION
                     2
     [ ]            [ ]           [ ]        [ ]       [ ]        [ ]         [ ]        [ ]         [ ]       [ ]         [ ]
     [ ]            [ ]           [ ]        [ ]       [ ]        [ ]         [ ]        [ ]         [ ]       [ ]         [ ]

                                     A-II-1

                          $_____________ (APPROXIMATE)

                                  [TRUST NAME]


           MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 200[_]-[_]


                                 ISSUING ENTITY

                     [MERRILL LYNCH MORTGAGE LENDING, INC.]
                              SPONSOR [AND SELLER]
      [IF SPONSOR IS PARTY OTHER THAN SELLER, NOTE SEPARATE SPONSOR HERE]


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                   DEPOSITOR

                             _____________________

                             PROSPECTUS SUPPLEMENT
                             _____________________


                              MERRILL LYNCH & CO.

      You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

      We are not offering these certificates in any state where the offer is not permitted.

      We represent the accuracy of the information in this prospectus supplement and the attached prospectus only as of the dates stated on their respective covers.

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

                                     [DATE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION DATED FEBRUARY 1, 2007

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED [DATE])

                                   $__________

                              ____________________

                          ASSET-BACKED NOTES, [SERIES]

                                 ISSUING ENTITY

                                     [LOGO]

                              [SELLER AND SPONSOR]

  [IF SPONSOR IS PARTY OTHER THAN SELLER, NOTE SEPARATE SPONSOR HERE ON COVER]




                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

     ___________________ [SERIES] will be formed pursuant to a trust agreement, dated as of [DATE], between Merrill Lynch Mortgage Investors, Inc., as depositor, and ___________, as owner trustee. The [SERIES] Issuing Entity will issue $___________aggregate principal amount of _____________ Home Equity Loan Asset-Backed Notes, [SERIES]. The Class A-F and Class A-V Notes will be issued pursuant to an indenture, dated as of [DATE], between the [SERIES] Issuing Entity and ________, as indenture trustee. Only the Class A-F Notes and the Class A-V Notes are offered hereby.

         These notes will be backed only by the assets of the issuing entity. Neither these notes nor the assets of the trusts will be obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Mortgage Investors, Inc. [, other Sponsor(s), if applicable] or any of their affiliates. These notes will not be insured or guaranteed by any governmental agency or any other entity.

         Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected distribution date will be [DATE]. Credit enhancement for the notes includes [ ] and [ ] features.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

     Before buying these securities, you should consider the factors set forth under "Risk Factors" beginning on page S-__ of this prospectus supplement.

     The notes will be purchased from the depositor by the underwriter and will be offered by the underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-F Notes are expected to be approximately $____________ before deducting expenses plus accrued interest from the cut-off date and the proceeds to the depositor from the sale of the Class A-V Notes are expected to be approximately $__________ before deducting expenses.

     The notes are offered by the underwriter subject to prior sale, when, as and if delivered to and accepted by the underwriter and subject to other conditions. The underwriter reserves the right to withdraw, cancel or modify the offer and to reject any order in whole or in part. It is expected that delivery of the notes will be made on or about [DATE] in book-entry form through The Depository Trust Company, Clearstream and the Euroclear system as discussed in this prospectus supplement, against payment for the notes in immediately available funds.

     Upon receipt of a request by an investor for an electronic prospectus supplement from the underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement, the underwriter will promptly deliver, or cause to be delivered, in addition to the electronic prospectus supplement, without charge, a paper copy of the prospectus supplement.

     There is currently no secondary market for the notes. Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, intends to make a secondary market in the notes, but is not obligated to do so. There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue or provide noteholders with sufficient liquidity of investment. The notes will not be listed on any securities exchange.

                               MERRILL LYNCH & CO.
                THE DATE OF THIS PROSPECTUS SUPPLEMENT IS [DATE]

                                TABLE OF CONTENTS

                                                                            PAGE
SUMMARY ...............................................................        1

RISK FACTORS...........................................................       11

DESCRIPTION OF THE HOME EQUITY LOAN POOL...............................       13

THE DEPOSITOR .........................................................       22

THE SELLER AND SPONSOR.................................................       22

THE [SERIES] ISSUING ENTITY............................................       23

THE OWNER TRUSTEE......................................................       24

THE INDENTURE TRUSTEE..................................................       25

[THE NOTE INSURER].....................................................       26

ADMINISTRATION OF THE TRUST FUNDS......................................       28

DESCRIPTION OF THE NOTES...............................................       30

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS............................       50

DESCRIPTION OF THE SERVICING AGREEMENTS................................       58

THE NOTE INSURANCE POLICY..............................................       66

MATERIAL FEDERAL INCOME TAX CONSEQUENCES...............................       66

METHOD OF DISTRIBUTION.................................................       67

LEGAL OPINIONS.........................................................       68

RATINGS ...............................................................       68

LEGAL INVESTMENT.......................................................       69

USE OF PROCEEDS........................................................       69

ERISA CONSIDERATIONS...................................................       69

EXPERTS ...............................................................       70

GLOSSARY ..............................................................       70

S

                                     SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and in the prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the glossary.

The Notes ................        $_____________ Home Equity Loan Asset-Backed
                                  Notes, [SERIES] Class A-F and Class A-V. The notes will be issued pursuant to an indentures, dated as of [DATE], between the issuing entity and the indenture trustee. Each class of notes represents the right to receive payments from funds available to be distributed with respect to the related loan group, as described in this prospectus supplement; provided that in the limited circumstances described in this prospectus supplement under "Description of the Notes," excess cash flow from the loan group related to a series of notes may be available for shortfalls on the other series of notes.

Issuing Entity.. .........        The Class A-F and Class A-V Notes will be
                                  issued by Home Equity Loan Trust [SERIES], the
                                  [SERIES] Issuing Entity, a Delaware business trust established pursuant to a trust agreement, dated as of [DATE], between the depositor and the owner trustee. The notes will represent non-recourse obligations solely of the issuing entity, and the proceeds of the assets of the issuing entity and the note insurance policy will be the sole source of payments on the notes, as applicable. The issuing entity is not expected to have any significant assets other than those pledged as collateral to secure the Class A-F Notes and the Class A-V Notes.

Depositor ................        Merrill Lynch Mortgage Investors, Inc. See
                                  "The Depositor" in the prospectus and in this prospectus supplement.

Seller and Sponsor .......        ___________________. See "Description of the
                                  Home Equity Loan Pool -- The Seller" in this prospectus supplement.

Master Servicer ..........        ___________________. See "Description of the
                                  Servicing Agreement -- The Master Servicer" in this prospectus supplement.

Sub-Servicer .............        ___________________. See "Description of the
                                  Servicing Agreement -- The Sub-Servicer" in this prospectus supplement.

Owner Trustee ............        ___________________, a Delaware _________. See
                                  "The Owner Trustee" in this prospectus
                                  supplement.

Indenture Trustee ........        _________________, a ____________. See "The
                                  Indenture Trustee" in this prospectus
                                  supplement.

Affiliations..............        Merrill Lynch Mortgage Investors, Inc. and
                                  [any other applicable party] are all
                                  affiliated. There are no relationships,
                                  agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

Cut-off Date .............        ___________.

Closing Date .............        On or about [DATE].

Payment Date .............        The [25th] day of each month, or, if that day
                                  is not a business day, the next business day, beginning on [DATE]. Denominations and
                                  Registration. The notes will be issued,
                                  maintained and transferred on the book-entry records of DTC and its participants or Clearstream or Euroclear. The notes will be offered in registered form, in minimum denominations of $25,000 and integral multiples of $1,000 in excess of $25,000. No security owner will be entitled to receive a note in fully registered, certificated form, except under the limited circumstances described in this prospectus supplement. See
                                  "Description of the Notes -- Book-Entry Notes" in this prospectus supplement.

Record Date ..............        [For any Payment Date, the last business day
                                  of the month preceding such distribution [(or in the case of the first Payment Date, the Closing Date.]]

Minimum and Incremental
Denominations ............        The Notes will be issued in minimum
                                  denominations of $______ and in incremental denominations of $[1] in excess thereof.

CUSIP Numbers ............        The Notes will have the following CUSIP
                                  Numbers:___________

The Home Equity Loan Pool.        The home equity loan pool will consist of two
                                  groups of home equity loans. The loans in each loan group are referred to in this prospectus supplement as the "fixed rate loans" and the "adjustable rate loans."

                                  Fixed Rate Loans. The fixed rate loans are secured by first and second liens on one- to four- family real properties. The initial fixed rate loans have individual principal balances as of the cut-off date of at least $________ but not more than $_______ with an average principal balance as of the cut-off date of approximately $______.

                                  Approximately _____% of the initial fixed rate loans, by aggregate principal balance as of the cut-off date, are secured by second liens on the related mortgaged properties. The initial fixed rate loans generally have terms to maturity of up to 30 years from the date of origination and a weighted average remaining term to stated maturity of approximately ___ months as of the cut-off date. The mortgage rate on the fixed rate loans will be fixed for the life of the loan. As of the cut-off date, the initial fixed rate loans in the aggregate will have mortgage rates of at least ____% per annum but not more than _____% per annum, with a weighted average of ______%. Approximately ____% of the initial fixed rate loans, by aggregate principal balance of the fixed rate loans as of the cut-off date, were thirty days or more but less than sixty days delinquent in their monthly payments as of the cut-off date. None of the initial fixed rate loans were sixty days or more delinquent in their monthly payments as of the cut-off date.

                                  Adjustable Rate Loans. The adjustable rate loans are secured by first liens on mortgaged properties. The initial adjustable rate loans have individual principal balances as of the cut-off date of at least $_______ but not more than $_______ with an average principal balance as of the cut-off date of approximately $_______. The initial adjustable rate loans generally have terms to maturity of up to 30 years from the date of origination and a weighted average remaining term to stated maturity of approximately ___ months as of the cut-off date. The mortgage rate on the adjustable rate loans will be adjustable, subject to adjustment commencing:

                                  - with respect to approximately _____% of the initial adjustable rate loans, approximately six months after the date of origination,

                                  - with respect to approximately _____% of the initial adjustable rate loans, approximately two years after origination,

                                  - with respect to approximately _____% of the initial adjustable rate loans, approximately three years after origination and

                                  - with respect to approximately _____% of the initial adjustable rate loans, approximately five years after origination on the adjustment date to equal the sum, rounded as described in this prospectus supplement, of the index described below and a fixed percentage set forth in the related mortgage note.

                                  However,

                                  - on any adjustment date the mortgage rate may not increase or decrease by more than the periodic rate cap, except as described in this prospectus supplement,

                                  - over the life of the adjustable rate loan, the mortgage rate may not exceed the related maximum mortgage rate, which maximum mortgage rates will range from _____% per annum to _____% per annum and

                                  - ________ over the life of the adjustable rate loan, the mortgage rate may not be lower than a specified minimum mortgage rate, which minimum mortgage rates will range from _____% per annum to _____% per annum.

                                  The adjustable rate loans will have gross margins ranging from _____% per annum to _____% per annum with a weighted average of
                                  _____% as of the cut-off date. For a further description of the loans, see "Description of the Home Equity Loan Pool" in this prospectus supplement.

Pre-Funding Accounts .....        On the closing date, approximately $__________
                                  from the sales proceeds of the Class A-F Notes will be deposited in an account, which account is in the name of the indenture trustee and is part of the trust estate and will be used to acquire subsequent fixed rate loans. During the Class A-F funding period, the Class A-F original pre-funded amount will be reduced by the amount of the pre-funded amount used by the issuing entity to purchase subsequent fixed rate loans from the seller. In addition, on the closing date, approximately
                                  $____________ from the sales proceeds of the Class A-V Notes will be deposited in an account, which account is in the name of the indenture trustee and is part of the trust estate and will be used to acquire subsequent adjustable rate loans. During the related
                                  Class A-V funding period, the Class A-V
                                  original pre-funded amount will be reduced by the amount of the original pre-funded amount used by the issuing entity to purchase subsequent adjustable rate loans from the seller. The Class A-F funding period and the Class A-V funding period are the periods commencing on the closing date and ending on the earlier to occur of the date on which the amount on deposit in the Class A-V pre-funding account is less than $_______, and [DATE]. See
                                  "Description of the Home Equity Loan Pool" in this prospectus supplement.

Interest Coverage
Accounts .................        On the closing date, a portion of the sales
                                  proceeds of the Class A-F Notes will be
                                  deposited in an account for application by the indenture trustee to cover shortfalls in the Class A-F interest payment amount, as described in this prospectus supplement, attributable to the pre-funding feature during the Class A-F funding period. In addition, on the closing date, a portion of the sales proceeds of the Class A-V Notes will be deposited in an account for application by the indenture trustee to cover shortfalls in the Class A-V interest payment amount attributable to the pre-funding feature during the Class
                                  A-V funding period. Any amounts remaining in an interest coverage account at the end of the related pre-funding period will be paid to the seller. See "Description of the Notes --
                                  Interest Coverage Accounts" in this prospectus supplement

The Index ................        As of any adjustment date with respect to any
                                  adjustable rate loan, the index applicable to the determination of the related mortgage rate will be the average of the interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks as most recently available generally as of the first business day of the month immediately preceding the month in which the adjustment date occurs.

Interest Payments ........        Interest on the Class A-F Notes will be paid
                                  monthly on each payment date, commencing in _______, in an amount which is equal to interest accrued on the Class A-F Note principal balance immediately before the payment date at ____% per annum. The sum of the aggregate principal balance of the initial fixed rate loans as of the cut-off date and the Class A-F original pre-funded amount is referred to in this prospectus supplement as the Class A-F original pool balance. Interest on the Class A-V Notes will be paid monthly on each payment date, commencing in ________, in an amount which is equal to the greater of

                                        -  interest accrued on the Class A-V
                                           Note principal balance immediately
                                           prior to the payment date at the
                                           Class A-V Note interest rate for the
                                           related interest period and

                                        -  the guaranteed interest payment
                                           amount.

                                  The Class A-V Note interest rate on each payment date will be a floating rate equal to the lesser of

                                        -  with respect to each payment date up
                                           to and including the payment date
                                           which occurs on or prior to the date
                                           on which the aggregate principal
                                           balance of the adjustable rate loans
                                           is less than or equal to [10]% of the
                                           sum of the aggregate principal
                                           balance of the initial adjustable
                                           rate loans as of the cut off date and
                                           the Class A-F original pre-funded
                                           amount, one-month LIBOR, as defined
                                           in this prospectus supplement, plus
                                           ____% and (b) with respect to each
                                           payment date after that payment date,
                                           one-month LIBOR plus ____% and

                                        -  ____% per annum. Interest in respect
                                           of any payment date on the Class A-F
                                           Notes will accrue on the basis of a
                                           360-day year consisting of twelve
                                           30-day months and on the Class A-V
                                           Notes will accrue from the preceding
                                           payment date, or, in the case of the
                                           first payment date, from the closing
                                           date, through the day preceding the
                                           payment date on the basis of the
                                           actual number of days in the interest
                                           period and a 360-day year.

                                  With respect to each loan and each payment date, the master servicer will be entitled to a fee equal to 1/12 of the servicing fee rate times the principal balance of those loan as of the date. With respect to each loan and each payment date, the indenture trustee will be entitled to a fee equal to 1/12 of the indenture trustee fee rate times the principal balance of the loan as of the date. For any payment date, the servicing fee rate is equal to _____% per annum, the indenture trustee fee rate is equal to _____% per annum, the owner trustee fee is $______ per annum, payable on the payment date in ____ of each year from each related payment account, and the note insurer premium is equal to 1/12 of the per annum rate specified pursuant to the related insurance agreement, times the note principal balance of the Class A-F Notes or the Class A-V Notes, as applicable. With respect to each adjustable rate loan and each payment date, the minimum spread is equal to 1/12 of ____% per annum times the principal balance of the loan as of the date. The note insurance policies do not cover prepayment interest shortfalls, any relief act shortfalls, each as further described in this prospectus supplement, or with respect to the Class A-V Notes, the carry-forward amount, nor do the ratings assigned to the notes address the payment of any prepayment interest shortfalls, any relief act shortfalls or with respect to the Class A-V Notes, the carry-forward amount.

Principal Payments .......        Principal payments will be payable on the
                                  notes on each payment date in an aggregate amount equal to the related principal payment amount for the payment date. The principal payment amount with respect to the Class A-F
                                  Notes and the Class A-V Notes will include, to the extent of the Class A-F available funds and Class A-V available funds, each as defined in this prospectus supplement, and except as otherwise described in this prospectus supplement, the principal portion of all scheduled monthly payments, to the extent received, due from mortgagors in the related loan group on the related due date, and all unscheduled amounts in the related loan group received during the preceding calendar month that are allocable to principal, including proceeds of repurchases, principal and adjustments in the case of substitutions, prepayments, liquidations and insurance, but excluding proceeds paid in respect of the related note insurance policy, and may be reduced as a result of overcollateralization in excess of the required level, as described in this prospectus supplement. In addition, on any payment date, to the extent of related funds available for the payment, Class A-F
                                  Noteholders and Class A-V Noteholders will also be entitled to receive payments generally equal to the amount, if any, necessary to increase the related subordination amount to the related required subordination amount and with respect to the payment date immediately following the end of the related funding period, any amounts in the Class A-F pre-funding account and Class A-V pre-funding account, as applicable, after giving effect to any purchase of fixed rate subsequent loans or adjustable rate subsequent loans, as applicable.

                                  Any loss on a liquidated loan, like a realized loss, may or may not be allocated to the related series of notes on the payment date which immediately follows the event of loss. However, the holders of the notes are entitled to receive ultimate recovery of any realized losses which occur in the related loan group which receipt will be no later than the payment date occurring after the realized loss creates an aggregate subordination deficit, as described in this prospectus supplement, and will be in the form of an insured payment if not covered through net monthly excess cashflow from the related loan group or the other loan group. See " -- Note Insurance Policies" in this prospectus supplement. Insured payments do not include realized losses until that time as the aggregate cumulative realized losses have created an aggregate subordination deficit.

[Note Insurer ............        _________________. See "____________" in this
                                  prospectus supplement.] [Note Insurance
                                  Policies. ____________ On the closing date, the note insurer will issue a note insurance policy in favor of the indenture trustee for the benefit of the holders of the Class A-F
                                  Notes. Also, the note insurer will issue a
                                  note insurance policy in favor of the
                                  indenture trustee for the benefit of the holders of the Class A-V Notes. See
                                  "Description of the Notes -- Note Insurance
                                  Policies" in this prospectus supplement and "Description of Credit Support" in the prospectus.]

The certificates .........        Trust certificates, [SERIES]-F and Trust
                                  certificates, [SERIES]-V. Each series of certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interest in the issuing entity. The certificates are not offered hereby.

Credit Enhancement .......        The credit enhancement provided for the
                                  benefit of the Class A-F Noteholders and the Class A-V Noteholders consists solely of

                                        -  the related net monthly excess
                                           cashflow, as defined in this
                                           prospectus supplement,

                                        -  the related overcollateralization and
                                           crosscollateralization and

                                        -  [the related note insurance policy.]

                                  See "Description of the Notes -- Class A-F
                                  Notes -- Overcollateralization Provisions" and " -- Cross-collateralization Provisions" and "Class A-V Notes -- Overcollateralization Provisions" and " -- Cross-collateralization Provisions" in this prospectus supplement. Also see "Description of the Notes -- Note Insurance Policies" in this prospectus supplement.

Mandatory Prepayments
on the Notes .............        The Class A-F Notes and the Class A-V Notes,
                                  as applicable, will be prepaid in part on the payment date immediately following the end of the related funding period in the event that any amount remains on deposit in the related pre-funding account on the payment date after the purchase by the issuing entity of the related subsequent loans, if any. Although no assurance can be given, it is anticipated that the principal amount of the subsequent fixed rate loans and subsequent adjustable rate loans purchased by the issuing entity will require the application of substantially all of the related original pre-funded amount and that there should be no material amount of principal prepaid to the Class A-F Notes and the Class A-V Notes from the related pre-funding account. However, it is unlikely that the seller will be able to sell subsequent fixed rate loans and subsequent adjustable rate loans to the issuing entity with an aggregate principal balance identical to the related original pre-funded amount and, therefore, a prepayment will likely occur. See "Description of the Notes -- Mandatory Prepayments on the Notes" in this prospectus supplement.

                                  [If applicable, briefly describe any other triggers or events that may alter cashflows]

Advances .................        Prior to each payment date, the sub-servicer
                                  is required under the sub-servicing agreement, and the master servicer is required under the servicing agreement, to make advances in respect of delinquent payments of interest on the loans, subject to the limitations described in this prospectus supplement. See
                                  "Description of the Notes -- Advances" in this prospectus supplement and "Description of the Securities" in the prospectus.

Optional Redemption
of the Notes .............        The Class A-F Notes and the Class A-V Notes
                                  may be redeemed in whole, but not in part, by the holder of a majority of the related certificates on any payment date on or after the payment date on which the aggregate principal balance of the fixed rate loans and the adjustable rate loans is less than or equal to [10]% and [10]%, respectively, of the related original pool balance. See
                                  "Description of the Notes -- Optional
                                  Redemption" in this prospectus supplement and "Description of the Securities -- Termination" in the prospectus.

Special Prepayment
Considerations ...........        The rate and timing of principal payments on
                                  the notes will depend, among other things, on the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases of the related loans due to a breach of a representation or warranty, on the related loans. As is the case with mortgage-backed securities generally, the notes are subject to substantial inherent cash-flow uncertainties because the loans may be prepaid at any time; however, a prepayment may subject the related mortgagor to a prepayment charge with respect to approximately _____% and _____% of the initial fixed rate loans and initial adjustable rate loans, respectively, each by aggregate principal balance of the related loan group as of the cut-off date. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at the higher prevailing rates would be desirable.
                                  Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible. Typically, the initial loans with a prepayment charge provision provide for a prepayment charge for partial prepayments and full prepayments. Prepayment charges may be payable for a period of time ranging from one to five years from origination. Prepayment charges may reduce the rate of prepayment on the loans. Investors should be aware that _____% of the initial fixed rate loans are secured by second liens on the related mortgaged properties. In addition, some of the subsequent fixed rate loans may be secured by second liens on the related mortgaged properties. Generally, loans secured by second liens are not viewed by mortgagors as permanent financing.
                                  Accordingly, the fixed rate loans may
                                  experience a higher rate of prepayment than fixed rate loans secured by first liens. None of the adjustable rate loans are secured by second liens. See "Certain Yield and Prepayment Considerations" in this prospectus supplement, and "Maturity and Prepayment
                                  Considerations" in the prospectus.

Special Yield
Considerations............        The yield to maturity on the notes will depend
                                  on, among other things, the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases of the related loans due to a breach of a representation or warranty, on the related loans and the allocation of those principal payments to reduce the related note principal balance. The yield to maturity on the notes will also depend on the related note interest rate and the purchase price for the notes.

                                  See "Certain Yield and Prepayment
                                  Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

                                  Material Federal Income Tax Consequences. Upon the issuance of the notes, Dechert LLP, counsel to the depositor, will deliver its opinion generally to the effect that, while there is no authority directly on point, based on the application of existing law and assuming compliance with the trust agreement for federal income tax purposes:

                                        -  each of the Class A-F Notes and the
                                           Class A-V Notes will be characterized
                                           as indebtedness and not as
                                           representing an ownership interest in
                                           the trust estate or an equity
                                           interest in the issuing entity or the
                                           depositor, and

                                        -  the [SERIES] issuing entity will not
                                           be:

                                        -  classified as an association taxable
                                           as a corporation for federal income
                                           tax purposes,

                                        -  a taxable mortgage pool as defined in
                                           Section 7701(i) of the Internal
                                           Revenue Code, or

                                        -  ________ a "publicly traded
                                           partnership" as defined in Treasury
                                           Regulation Section 1.7704-1. Each
                                           holder of a
                                           note, by its acceptance of the note,
                                           will agree to treat the notes as
                                           indebtedness.

                                  For further information regarding federal income tax consequences of an investment in the notes see "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" and "State Tax Consequences" in the prospectus.

ERISA Considerations .....        A fiduciary of an employee benefit plan and
                                  other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which the plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of
                                  1974, as amended, or Section 4975 of the Internal Revenue Code should carefully review with its legal advisors whether the purchase or holding of notes could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                  Section 4975 of the Code or cause the related loans securing the notes to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R.
                                  2510.3-101. Although exceptions from the application of the prohibited transaction rules and the plan asset regulations exist, there can be no assurance that any exception will apply with respect to the acquisition of the notes. Although not entirely free from doubt, it is believed that, as of the date of this prospectus supplement, the notes will be treated as debt obligations without significant equity features for purposes of the plan asset regulations. Accordingly, a plan that acquires the notes should not be treated as having acquired a direct interest in the assets of the related issuing entity.
                                  However, there can be no complete assurance that the notes will be treated as debt obligations without significant equity features for purposes of the plan asset regulations. Investors are advised to consult their counsel and to review "ERISA
                                  Considerations" in this prospectus supplement and in the prospectus.

Legal Investment .........        The notes will not constitute "mortgage
                                  related securities" for purposes of the
                                  Secondary Mortgage Market Enhancement Act of
                                  1984, as amended. See "Legal Investment" in this prospectus supplement.

Rating ...................        It is a condition to the issuance of each
                                  series of notes that each series of the notes be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
                                  and "Aaa" by Moody's Investors Service, Inc.
                                  See "Certain Yield and Prepayment
                                  Considerations" and "Ratings" in this
                                  prospectus supplement.

Exchange Act Filings .....        The Issuing Entity will file Distribution
                                  Reports on Form 10-D, Annual Reports on Form
                                  10-K and (if applicable) Current Reports on
                                  Form 8-K with the Securities and Exchange
                                  Commission (the "Commission") regarding the
                                  Certificates, to the extent, and for such
                                  time, as it shall be required to do so under
                                  the Securities Exchange Act of 1934, as
                                  amended. Such reports will be filed under the
                                  name "Merrill Lynch Mortgage Investors Inc"
                                  (Commission file no. 333-[     ]). Members of
                                  the public may read and copy any materials
                                  filed with the Commission at the Commission's
                                  Public Reference Room at 100 F Street, N.E.,
                                  Washington, D.C. 20549. Members of the public
                                  may obtain information regarding the operation
                                  of the Public Reference Room by calling the
                                  Commission at 1-800-SEC-0330. The Commission
                                  maintains an internet site that contains
                                  reports, proxy and information statements, and
                                  other information regarding issuers that file
                                  electronically with the Commission. The
                                  address of that internet site is
                                  http://www.sec.gov. [Additionally, any reports
                                  filed will be made available on the [Indenture
                                  Trustee's] website at                 .]

                                  RISK FACTORS

     You should consider, among other things, the items discussed under "Risk Factors" in the prospectus and the following factors in connection with the purchase of the notes:

DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES IN TO INVESTORS.

- Approximately ____% and ____% of the initial fixed rate loans and the initial adjustable rate loans, respectively, each by aggregate principal balance of the related loan group as of the cut off date, were thirty days or more but less than sixty days delinquent in their monthly payments as of the cut off date. None of the initial fixed rate loans and the initial adjustable rate loans were sixty days or more delinquent in their monthly payments as of the cut off date.

- Approximately ____% and ____% of the initial fixed rate loans and initial adjustable rate loans, respectively, each by aggregate principal balance of the related loan group as of the cut off date, are secured by mortgaged properties located in the State of _______. In the event ________ experiences a decline in real estate values, losses on the loans may be greater than otherwise would be the case.

- Approximately ____% and ____% of the initial fixed rate loans and initial adjustable rate loans, respectively, each by aggregate principal balance of the related loan group as of the cut off date, have loan-to-value ratios, as defined in this prospectus supplement, in excess of ___%. None of those loans are covered by a primary mortgage insurance policy and consequently, those loans will be affected to a greater extent than loans with a loan-to-value ratio, as defined in this prospectus supplement, equal to or less than ___% by any decline in the value of the related mortgaged property. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

- [Approximately ___% of the initial fixed rate loans are Balloon Loans, by aggregate principal balance of the fixed rate loans as of the cut off date, which require monthly payments of principal based on 30 year amortization schedules and have scheduled maturity dates of 15 years from the due date of the first monthly payment, in each case leaving a balloon payment, which is a substantial portion of the original principal amount due and payable on the respective scheduled maturity date. The Balloon Loans entail a greater degree of risk for you because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to refinance the related Balloon Loan or to sell the related mortgaged property. The mortgagor's ability to sell or refinance will be affected by a number of factors, including the level of prevailing mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and credit profile of the mortgagor, applicable tax laws and general economic conditions. None of the depositor, the master servicer, the indenture trustee, the seller or any of their respective affiliates, nor any other person, is obligated to refinance any Balloon Loan. In addition, the master servicer and the sub-servicer are not obligated to make delinquent principal advances with respect to any balloon payment. See "Description of the Servicing Agreements -- Advances" in this prospectus supplement.]

- Approximately ______% of the initial fixed rate loans, by aggregate principal balance of the fixed rate loans as of the cut off date, are secured by second liens on the related mortgaged properties, which liens are subordinate to the rights of the mortgagee under the related first lien. Accordingly, investors will be subject to a loss if the holder of a first lien on the related mortgaged property is successful in foreclosure of its mortgage since second liens or encumbrances do not survive a foreclosure. Also, due to the priority of the first lien on the related mortgaged property, the holder of a fixed rate loan secured by a second lien may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received in respect of those fixed rate loans will be available to satisfy the outstanding balance of those fixed rate loans only to the extent that the claims of those first liens have been satisfied in full, including any related foreclosure costs. None of the adjustable rate loans are secured by second liens.

SUBSEQUENT LOANS MAY HAVE DIFFERENT CHARACTERISTICS THAN THE INITIAL LOANS.

     Subsequent loans may have characteristics different from those of the initial loans. However, each subsequent loan must satisfy the eligibility criteria referred to herein under "Description of the Home Equity Loan Pool" at the time of its conveyance to the trust estate and must be underwritten in accordance with the criteria set forth in this prospectus supplement under "Description of the Home Equity Loan Pool -- Underwriting."

THE ENTIRE AMOUNT OF A PRE-FUNDED ACCOUNT MAY NOT BE USED TO PURCHASE SUBSEQUENT MORTGAGE LOANS; IN WHICH CASE THERE MAY BE A PARTIAL PREPAYMENT OF THE RELATED NOTES.

     To the extent that amounts on deposit in the Class A-F pre-funding account and the Class A-V pre-funding account have not been fully applied to the purchase of related subsequent loans by the issuing entity by the end of the related funding period, the holders of the Class A-F Notes and the Class A-V Notes, as applicable, will receive, as described in this prospectus supplement, on the payment date immediately following the end of the related funding period, any amounts in the related pre-funding account after giving effect to any purchase of related subsequent loans. Although no assurances can be given, the issuing entity intends that the principal amount of subsequent loans sold to the trust estate will require the application of substantially all amounts on deposit in the related pre-funding account and that there will be no material principal payment to the Class A-F Notes and the Class A-V Notes on the payment date.

HOME EQUITY LOAN YIELD MAY REDUCE THE NOTE INTEREST RATE ON THE CLASS A-V NOTES.

     The note interest rate on the adjustable rate loans is based upon, among other factors as described in this prospectus supplement under "Description of the Notes -- Class A-V Notes -- Interest Payments on the Notes," the one-month LIBOR, as defined in this prospectus supplement. It should be noted that the one-month LIBOR is different from the value of the index applicable to the adjustable rate loans, which is the six-month LIBOR, as defined in this prospectus, as described under "Description of the Home Equity Loan Pool" in this prospectus supplement. One-month LIBOR and the index on the adjustable rate loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable rate loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates, each, as defined in this prospectus supplement. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which the index is stable or falling or that, even if both one-month LIBOR and the index rises during the same period, one-month LIBOR may rise much more rapidly than the index. See "Description of the Notes -- Class A-V Notes -- Interest Payments on the Notes."

     There is a Glossary on page S-_____ where you will find definitions of the capitalized terms used in this prospectus supplement.

                    DESCRIPTION OF THE HOME EQUITY LOAN POOL

GENERAL

     The statistical information presented in this prospectus supplement describes only the initial fixed rate loans and the initial adjustable rate loans included in the assets of the issuing entity as of the closing date and does not include subsequent fixed rate loans and subsequent adjustable rate loans purchased by the issuing entity and included in its assets after the closing date.

Subsequent fixed rate loans and subsequent adjustable rate loans are intended to be purchased by the issuing entity from the seller from time to time on or before [DATE], from funds on deposit in the pre-funding account. The subsequent fixed rate loans and the subsequent adjustable rate loans, if available, will be sold by the seller to the issuing entity for inclusion in the assests of the issuing entity. The related purchase agreement will provide that the subsequent fixed rate loans and the adjustable rate loans must conform to specified characteristics described under " -- Fixed Rate Loans -- Conveyance of Subsequent Loans and the Pre-Funding Account" and " -- Adjustable Rate Loans -- Conveyance of Subsequent Loans and the Pre-Funding Account". In the sole discretion of the note insurer, subsequent loans with characteristics varying from those described in this prospectus supplement may be purchased by the issuing entity and included in its assets.

FIXED RATE LOANS

     General. The home equity loan pool with respect to the fixed rate loans will consist of fixed rate, monthly payment, first and second lien mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. As of the cut off date, the principal balance of the initial fixed rate loans was equal to $__________________. The depositor will acquire the initial fixed rate loans to be included in the home equity loan pool from _____________________, as seller, on the closing date pursuant to a fixed rate loan purchase agreement between the depositor and the seller. All of the fixed rate loans will be master serviced by ___________________, as master servicer, and subserviced by ____________, as sub-servicer. The depositor will convey the initial fixed rate loans to the issuing entity on the closing date pursuant to the trust agreement. The seller and ________ will make representations and warranties with respect to the fixed rate loans and, as more particularly described in the prospectus, each will have repurchase or substitution obligations in connection with a breach of any representation or warranty, or an omission or defect in respect of constituent documents required to be delivered with respect to the fixed rate loans, if the breach, omission or defect cannot be cured and it materially and adversely affects the value of the related fixed rate loan or the interests of holders of the Class A-F Notes or the note insurer. See "Description of the Agreements -- Representations and Warranties; Repurchases" in the prospectus. The fixed rate loans will have been originated or acquired by the seller in accordance with the underwriting criteria described in this prospectus supplement. See " -- Underwriting" in this prospectus supplement.

     The representations and warranties made by the seller and _______ will be pledged to the indenture trustee for the benefit of the Class A-F Noteholders and the note insurer.

     Approximately _____% of the initial fixed rate loans, by aggregate principal balance of the fixed rate loans as of the cut off date, will have loan-to-value ratios in excess of ___%. Initial fixed rate loans will not be covered by a primary mortgage insurance policy. See "Description of the Agreements -- Hazard Insurance Policies" in the prospectus.

     With respect to each fixed rate loan, the loan-to-value ratio at any given time generally will be the ratio, expressed as a percentage, the numerator of which is the unpaid principal balance of the fixed rate loan, and the denominator of which is the lesser of:

- the appraised value of the related mortgaged property as of the date of the appraisal used by or on behalf of the seller to underwrite the fixed

- rate loan or the sale price of the related mortgaged property if a sale occurred at origination of the fixed rate loan.

     As of the cut off date, the minimum and maximum loan-to-value ratios at origination for the initial loans were approximately ____% and _____%, respectively, and the weighted average loan-to-value ratio at origination of the initial fixed rate loans was approximately _____%. As of the cut off date, the minimum and maximum combined loan-to-value ratios at origination for the initial fixed rate loans were approximately _____% and _____%, respectively, and the weighted average combined loan-to-value ratio at origination of the initial fixed rate loans was approximately ______%. With respect to each fixed rate loan secured by a mortgaged property that is subject to a second lien, the "combined loan-to-value ratio" at any given time generally will be the ratio, expressed as a percentage, the numerator of which is the sum of:

- the unpaid principal balance of the fixed rate loan plus the original principal balance of any second lien on the related mortgaged property as of the date,

and the denominator of which is the lesser of: - the appraised value of the related mortgaged property as of the date of the appraisal used by or on behalf of the seller to underwrite the fixed rate loan or

- the sale price of the related mortgaged property if a sale occurred at origination of the fixed rate loan.

     The fixed rate loans will contain a customary "due-on-sale" clause. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. Pursuant to the terms of the related servicing agreement, the master servicer or the sub-servicer, as the case may be, will be entitled to all late payment charges and prepayment penalties received on the fixed rate loans as additional servicing compensation and those amounts will not be available for distribution on the Class A-F Notes.

     Fixed Rate Loan Characteristics. All percentages of the initial fixed rate loans described in this prospectus supplement are approximate percentages, except as otherwise indicated, by aggregate principal balance of the fixed rate loans as of the cut off date.

     The initial fixed rate loans generally have original terms to stated maturity of approximately 30 years.

     Approximately ____% of the initial fixed rate loans, by aggregate principal balance of the fixed rate loans as of the cut off date, are secured by second liens on the related mortgaged properties.

     As of the cut off date, each initial fixed rate loan will have an unpaid principal balance of not less than $______ or more than $______ and the average unpaid principal balance of the initial fixed rate loans will be approximately $______. The latest stated maturity date of any of the initial fixed rate loans will be in _______; however, the actual date on which any initial fixed rate loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     The weighted average remaining term to stated maturity of the initial fixed rate loans will be approximately ___ months. The weighted average original term to maturity of the initial fixed rate loans will be approximately ___ months.

     The earliest year of origination of any initial fixed rate loan is ____ and the latest month and year of origination is ______.

     With respect to approximately _____% of the initial fixed rate loans, by aggregate principal balance of the fixed rate loans as of the cut off date, the related mortgagors have obtained secondary financing from _______ on the related mortgaged property, which second lien is not included in the assets of the insuring entity. There can be no assurance, however, that the mortgagors have not obtained or will not obtain secondary financing from sources other than the seller and its affiliates.

     Certain of the initial fixed rate loans provide for payment of a prepayment charge. As to each fixed rate loan, the prepayment charge provisions typically provide for payment of a prepayment charge for partial prepayments and full prepayments. Prepayments may be payable for a period of time ranging from one to five years from origination date. Prepayment charges received on the fixed rate loans will be available for distribution on the Class A-F Notes.

     None of the initial fixed rate loans are Buydown Loans.

     [Approximately ____% of the initial fixed rate loans are Balloon Loans.]

     Set forth below is a description of additional characteristics of the initial fixed rate loans as of the cut off date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

         FIXED RATE LOAN GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
          STATE                          FIXED RATE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
          -----                          ----------------      -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total..................                                        $                            100.00%
                                       =====================   =================      =================

      No more than approximately _____% of the initial fixed rate loans will be secured by mortgaged properties in any one zip code.

        PRINCIPAL BALANCES OF THE INITIAL FIXED RATE LOANS AT ORIGINATION


                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
        ORIGINAL HOME EQUITY             NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
     LOAN PRINCIPAL BALANCE ($)          FIXED RATE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
     --------------------------          ----------------      -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total.............................                             $                                100.00%
                                       =====================   =================      =================

      The average principal balance of the initial fixed rate loans at origination will be approximately $________


   PRINCIPAL BALANCES OF THE INITIAL ADJUSTABLE RATE LOANS AT THE CUT-OFF DATE


                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
       ORIGINAL HOME EQUITY              NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
    LOAN PRINCIPAL BALANCE ($)         ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
    --------------------------         ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total..........................                                $                                100.00%
                                       =====================   =================      =================

      The average cut off date principal balance of the initial adjustable rate loans will be approximately $________.

                            ORIGINAL TERM TO MATURITY

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
      ORIGINAL TERM                    ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
      -------------                    ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total..................                                        $                                100.00%
                                       =====================   =================      =================

      The weighted average original term to maturity at origination of the initial adjustable rate loans will be approximately ____ months.

                           REMAINING TERM TO MATURITY

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
     REMAINING TERM                    ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
     --------------                    ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total..................                                        $                                100.00%
                                       =====================   =================      =================

      The weighted average remaining term to maturity at origination of the initial adjustable rate loans will be approximately ____ months.

                               DOCUMENTATION TYPE

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
      ORIGINAL TERM                    ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
      -------------                    ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total..................                                        $                                100.00%
                                       =====================   =================      =================

                                 OCCUPANCY TYPES

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
             OCCUPANCY                   NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
    (AS INDICATED BY BORROWER)         ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
    --------------------------         ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total............................                              $                                100.00%
                                       =====================   =================      =================

                RISK CATEGORIES OF INITIAL ADJUSTABLE RATE LOANS

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
      RISK CATEGORY                    ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
      -------------                    ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total..................                                        $                                100.00%
                                       =====================   =================      =================

      See " -- Underwriting" for a description of the credit categories of the loans.

                                 PROPERTY TYPES

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
      PROPERTY TYPE                    ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
      -------------                    ---------------------   -----------------      -----------------
                                                               $                                  %
                                       ---------------------   -----------------      -----------------
Total..................                                        $                                100.00%
                                       =====================   =================      =================

                    PURPOSES OF INITIAL ADJUSTABLE RATE LOANS

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
         PURPOSE                       ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
         -------                       ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total..................                                        $                                100.00%
                                       =====================   =================      =================

      See " -- Underwriting" for a description of loan purpose.

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
  ORIGINAL LOAN-TO-VALUE RATIO (%)     ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
  --------------------------------     ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total.............................                             $                                100.00%
                                       =====================   =================      =================

      The weighted average loan-to-value ratio at origination of the initial adjustable rate loans will be approximately ______%.

                          MORTGAGE RATES AT ORIGINATION
                        FOR INITIAL ADJUSTABLE RATE LOANS

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
    MORTGAGE RATES (%)                 ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
    ------------------                 ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total...................                                       $                                100.00%
                                       =====================   =================      =================

      The weighted average mortgage rate of the initial adjustable rate loans at origination will be approximately ________% per annum.

                     MINIMUM MORTGAGE RATES AT CUT-OFF DATE
                        FOR INITIAL ADJUSTABLE RATE LOANS

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
    MINIMUM MORTGAGE RATES (%)         ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
    --------------------------         ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total............................                              $                                100.00%
                                       =====================   =================      =================

      The weighted average minimum mortgage rate of the initial adjustable rate loans as of cut off date will be approximately _______% per annum.

                              NEXT ADJUSTMENT DATE
                        FOR INITIAL ADJUSTABLE RATE LOANS

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
       NEXT ADJUSTMENT DATE            ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
       --------------------            ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total............................                              $                                100.00%
                                       =====================   =================      =================

      The weighted average remaining months to the next adjustment date of the initial adjustable rate loans will be approximately __ months.

                              MAXIMUM MORTGAGE RATE
                        FOR INITIAL ADJUSTABLE RATE LOANS

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
    MAXIMUM MORTGAGE RATES (%)         ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
    --------------------------         ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total............................                              $                                100.00%
                                       =====================   =================      =================

      The weighted average maximum mortgage rate of the initial adjustable rate loans will be approximately _______% per annum.

                                  GROSS MARGIN
                        FOR INITIAL ADJUSTABLE RATE LOANS

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
         GROSS MARGIN (%)              ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
         ----------------              ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total............................                              $                                100.00%
                                       =====================   =================      =================

      The weighted average gross margin of the initial adjustable rate loans will be approximately _____% per annum.

                            INITIAL PERIODIC RATE CAP
                        FOR INITIAL ADJUSTABLE RATE LOANS

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
     INITIAL PERIODIC RATE CAP         ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
     -------------------------         ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total............................                              $                                100.00%
                                       =====================   =================      =================

      The weighted average initial Periodic Rate Cap of the initial adjustable rate loans will be approximately ______%.

                                PERIODIC RATE CAP
                        FOR INITIAL ADJUSTABLE RATE LOANS

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
         PERIODIC RATE CAP             ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
         -----------------             ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total............................                              $                                100.00%
                                       =====================   =================      =================

                            NUMBER OF DAYS DELINQUENT

                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                         NUMBER OF INITIAL     AGGREGATE UNPAID           AGGREGATE
     NUMBER OF DAYS DELINQUENT         ADJUSTABLE RATE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
     -------------------------         ---------------------   -----------------      -----------------
                                                               $                                      %
                                       ---------------------   -----------------      -----------------
Total............................                              $                                100.00%
                                       =====================   =================      =================

     Conveyance of Subsequent Loans and the Pre-Funding Account. Under the adjustable rate purchase agreement, following the initial issuance of the Class A-V Notes, the [SERIES] issuing entity will be obligated to purchase from the seller for inclusion in the assets of the issuing entity during the Class A-V funding period, subject to the availability of those notes, the subsequent adjustable rate loans secured by first liens on fee simple interests in one- to four-family residential real properties. Each subsequent adjustable rate loan will have been underwritten in accordance with the criteria set forth in this prospectus supplement under "Description of the Home Equity Loan Pool -- Underwriting." subsequent adjustable rate loans will be transferred to the [SERIES] issuing entity pursuant to subsequent transfer instruments between the seller and the [SERIES] issuing entity. In connection with the purchase of subsequent adjustable rate loans on the subsequent transfer dates, the [SERIES] issuing entity will be required to pay to the seller from amounts on deposit in the Class A-V pre-funding account a cash purchase price of 100% of the principal balance. In each instance in which subsequent adjustable rate loans are transferred pursuant to a subsequent transfer instrument, the [SERIES] issuing entity will designate the subsequent cut-off date with respect to the subsequent adjustable rate loans acquired on that date. The amount paid from the Class A-V pre-funding account on each subsequent transfer date will not include accrued interest on the subsequent adjustable rate loans. Following each subsequent transfer date, the aggregate principal balance of the adjustable rate loans will increase by an amount equal to the aggregate principal balance of the subsequent adjustable rate loans so acquired and the amount in the Class A-V pre-funding account will decrease accordingly. The subsequent adjustable rate loans will not comprise more than __% of the adjustable rate loan groups or more than __% of the loans in the aggregate.

     On the closing date, approximately $_______, which is the Class A-V original pre-funded amount, will be deposited in the Class A-V pre-funding account, which account will be in the name of the indenture trustee and shall be part of the trust estate and which amount will be used to acquire subsequent adjustable rate loans. During the Class A-V funding period, as defined in this prospectus supplement, the Class A-V original pre-funded amount will be reduced by the amount of the Class A-V original pre-funded amount used to purchase subsequent adjustable rate loans. It should be noted that on any date of determination, the related Class A-V original pre-funded amount as so reduced is referred in this prospectus supplement as the Class A-V pre-funded amount. The "Class A-V funding period" is the period commencing on the closing date and ending on the earlier to occur of:

      - the date on which the amount on deposit in the Class A-V Funding Account is less than $[10,000] and

      -     [DATE].

      Any conveyance of subsequent adjustable rate loans on a subsequent transfer date is subject to conditions including, but not limited to:

      - each subsequent adjustable rate loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the adjustable rate purchase agreement;

      - the seller will select the subsequent adjustable rate loans in a manner that it reasonably believes is not adverse to the interests of the Class A-V Noteholders or the note insurer;

      - the seller will deliver opinions of counsel acceptable to the note insurer and the indenture trustee with respect to the validity of the conveyance of the subsequent adjustable rate loans; and

      - as of each subsequent cut-off date, each subsequent adjustable rate loan will satisfy the following criteria:

      - the subsequent adjustable rate loan may not be 30 or more days contractually delinquent as of the related subsequent cut-off date;

      - the remaining stated term to maturity of the subsequent adjustable rate loan will not exceed 360 months;

      - the subsequent adjustable rate loan must have an outstanding principal balance of at least $[20,000] and no more than $[500,000] as of the subsequent cut-off date;

      - the subsequent adjustable rate loan will be underwritten in accordance with the criteria set forth under "Description of the Home Equity Loan Pool -- Underwriting" in this prospectus supplement;

      - the subsequent adjustable rate loan must have a loan-to-value ratio at origination of no more than _______%;

      - the stated maturity of the subsequent adjustable rate loan will be no later than 360 months;

      - the subsequent adjustable rate loan shall not provide for negative amortization;

      - the subsequent adjustable rate loan must have a gross margin of at least ____%; and

      - following the purchase of the subsequent adjustable rate loans by the issuing entity, the adjustable rate loans included in the trust estate must have a weighted average interest rate, a weighted average remaining term to maturity and a weighted average loan-to-value ratio at origination, as of each respective subsequent cut-off date, which does not vary materially from the initial adjustable rate loans included initially in the trust estate.

- the subsequent adjustable rate loan shall not provide for negative amortization;

- the subsequent adjustable rate loan must have a gross margin of at least ____%; and

- following the purchase of the subsequent adjustable rate loans by the issuing entity, the adjustable rate loans included in the assets of the issuing entity must have a weighted average interest rate, a weighted average remaining term to maturity and a weighted average loan-to-value ratio at origination, as of each respective subsequent cut-off date, which does not vary materially from the initial adjustable rate loans included initially in the trust estate.

      In addition, the indenture trustee shall not agree to any transfer of subsequent adjustable rate loans without a signed certification from the note insurer that the subsequent adjustable rate loans are acceptable to the note insurer in its sole discretion. Subsequent adjustable rate loans with characteristics varying from those set forth above may be purchased by issuing entity and included in the trust estate in the sole discretion of the note insurer. Upon the end of the Class A-V funding period, under some circumstances, the note insurer may adjust the related required subordination amount.

      Under the fixed rate purchase agreement, following the initial issuance of the Class A-F Notes, the [SERIES] issuing entity will be obligated to purchase from the seller for inclusion in the assets of the issuing entity during the Class A-F funding period, subject to the availability of those notes, the subsequent fixed rate loans secured by liens on fee simple interests in one- to four-family residential real properties. Each subsequent fixed rate loan will have been underwritten in accordance with the criteria set forth in this prospectus supplement under "Description of the Home Equity Loan Pool -- Underwriting." subsequent fixed rate loans will be transferred to the [SERIES] issuing entity pursuant to subsequent transfer instruments between the seller and the [SERIES] issuing entity. In connection with the purchase of subsequent fixed rate loans on the subsequent transfer dates, the [SERIES] issuing entity will be required to pay to the seller from amounts on deposit in the Class A-F pre-funding account a cash purchase price of 100% of the principal balance. In each instance in which subsequent fixed rate loans are transferred pursuant to a subsequent transfer instrument, the [SERIES] issuing entity will designate the subsequent cut-off date with respect to the subsequent fixed rate loans acquired on that date. The amount paid from the Class A-F pre-funding account on each subsequent transfer date will not include accrued interest on the subsequent fixed rate loans. Following each subsequent transfer date, the aggregate principal balance of the fixed rate loans will increase by an amount equal to the aggregate principal balance of the subsequent fixed rate loans so acquired and the amount in the Class A-F pre-funding account will decrease accordingly. The subsequent fixed rate loans will not comprise more than __% of the fixed rate loan group or more than __% of the loans in the aggregate.

      On the closing date, approximately $_______, which is the Class A-F original pre-funded amount, will be deposited in the Class A-F pre-funding account, which account will be in the name of the indenture trustee and shall be part of the assets of the issuing entity and which amount will be used to acquire subsequent fixed rate loans. During the Class A-F funding period, as defined in this prospectus supplement, the Class A-F original pre-funded amount will be reduced by the amount of the Class A-F original pre-funded amount used to purchase subsequent adjustable rate loans. It should be noted that on any date of determination, the related Class A-F original pre-funded amount as so reduced is referred in this prospectus supplement as the Class A-F pre-funded amount. The "Class A-F funding period" is the period commencing on the closing date and ending on the earlier to occur of:

      - the date on which the amount on deposit in the Class A-F Funding Account is less than $[10,000] and

      - [DATE].

      Any conveyance of subsequent fixed rate loans on a subsequent transfer date is subject to conditions including, but not limited to:

      - each subsequent fixed rate loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the fixed rate purchase agreement;

      - the seller will select the subsequent fixed rate loans in a manner that it reasonably believes is not adverse to the interests of the Class A-F Noteholders or the note insurer;

      - the seller will deliver opinions of counsel acceptable to the note insurer and the indenture trustee with respect to the validity of the conveyance of the subsequent fixed rate loans; and

      - as of each subsequent cut-off date, each subsequent fixed rate loan will satisfy the following criteria:

      - the subsequent fixed rate loan may not be 30 or more days contractually delinquent as of the related subsequent cut-off date;

      - the remaining stated term to maturity of the subsequent fixed rate loan will not exceed 360 months;

      - the subsequent fixed rate loan must have an outstanding principal balance of at least $[20,000] and no more than $[500,000] as of the subsequent cut-off date;

      - the subsequent fixed rate loan will be underwritten in accordance with the criteria set forth under "Description of the Home Equity Loan Pool -- Underwriting" in this prospectus supplement;

      - the subsequent fixed rate loan must have a loan-to-value ratio at origination of no more than _______%;

      - the stated maturity of the subsequent fixed rate loan will be no later than 360 months;

      - the subsequent fixed rate loan shall not provide for negative amortization; and

      - following the purchase of the subsequent fixed rate loans by the issuing entity, the fixed rate loans included in the trust estate must have a weighted average interest rate, a weighted average remaining term to maturity and a weighted average loan-to-value ratio at origination, as of each respective subsequent cut-off date, which does not vary materially from the initial fixed rate loans included initially in the trust estate.

      In addition, the indenture trustee shall not agree to any transfer of subsequent fixed rate loans without a signed certification from the note insurer that the subsequent fixed rate loans are acceptable to the note insurer in its sole discretion. Subsequent fixed rate loans with characteristics varying from those set forth above may be purchased by issuing entity and included in the trust estate in the sole discretion of the note insurer. Upon the end of the Class A-F funding period, under some circumstances, the note insurer may adjust the related required subordination amount.

UNDERWRITING

      [Description of seller's underwriting].

ADDITIONAL INFORMATION

      Prior to the issuance of a series of notes, initial loans may be removed from the trust estate as a result of incomplete documentation or otherwise, if the depositor deems the removal necessary or appropriate. A limited number of other loans may be included in each loan group prior to the issuance of the related notes. The depositor believes that the information set forth herein will be substantially representative of the characteristics of each loan group as it will be constituted at the time the related notes are issued, although the range of mortgage rates and maturities and other characteristics of the loans in the related loan group may vary, although the variance will not be material.

                                 THE DEPOSITOR

            Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, is the Depositor of the Mortgage Loans. [The Depositor generally does not engage in activities other than the securitization of assets.] [Describe continuing duties of after issuance of notes, if any]

            [The Depositor has an active program of securitizing residential and commercial mortgage loans. The Depositor has been securitizing home equity loans similar to the home equity loans in the trusts since ______. ] [No such securitization transaction has experienced an event of default or similar difficulty.]

                             THE SELLER AND SPONSOR

      The information set forth in the following paragraphs has been provided by the seller. None of the depositor, the underwriter, the owner trustee, the indenture trustee, the note insurer, the sub-servicer, the [SERIES] issuing entity or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information provided by the seller.

      [Describe seller's organizational structure and general activities with respect to securitizing home equity loans.]

      [Describe the sponsor's securitization program and state how long the sponsor has been engaged in the securitization of assets. The description must include, to the extent material, a general discussion of the sponsor's experience in securitizing assets of any type as well as a more detailed discussion of the sponsor's experience in and overall procedures for originating or acquiring and securitizing assets of the type included in the current transaction. Include to the extent material information regarding the size, composition and growth of the sponsor's portfolio of assets of the type to be securitized and information or factors related to the sponsor that may be material to an analysis of the origination or performance of the pool assets, such as whether any prior securitizations organized by the sponsor have defaulted or experienced an early amortization triggering event.]

      [Describe the sponsor's material roles and responsibilities in its securitization program, including whether the sponsor or an affiliate is responsible for originating, acquiring, pooling or servicing the pool assets, and the sponsor's participation in structuring the transaction.]

      For static pool information regarding the sponsor please refer to [website]. This website includes information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of this prospectus supplement, prospectus or the registration statement.

      [Insert similar disclosure for other Sponsor(s), if applicable]

      No person other than the seller and ___________ is obligated with respect to the representations and warranties respecting the loans and the remedies for any breach of those representations and warranties that are assigned to the indenture trustee for the benefit of the related noteholders and the note insurer. Moreover, as discussed above, the seller and ________ have only limited assets available to perform its repurchase obligations in respect of any breach of those representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as _________ continues to originate, acquire and sell mortgage loans. There can be no assurance that the seller will continue to generate operating earnings, or that it will be successful under its current business plan. Therefore, you should consider the possibility that the seller and _________ will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of loans are required to be repurchased due to breaches of representations and warranties.

      The seller does not have sufficient historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of mortgage loans similar to the loans.

                          THE [SERIES] ISSUING ENTITY

      Home Equity Loan Trust [SERIES] is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement, dated as of [DATE], between the depositor and ________________ as the owner trustee for the transactions described in this prospectus supplement. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the [SERIES] issuing entity will not engage in any activity other than:

      - ________ acquiring and holding the loans and the other assets of the [SERIES] issuing entity and proceeds from those fixed rate loans,

      - issuing the Class A-F and Class A-V Notes and the related certificates,

      - making payments on the Class A-F and Class A-V Notes and the related certificates and

      - ________ engaging in other activities that are necessary, suitable or convenient to accomplish the specified obligations or are incidental to the specified obligations or connected with those obligations.

      The [SERIES] issuing entity is not expected to have any significant assets other than those pledged as collateral to secure the Class A-F and Class A-V Notes.

      The assets of the [SERIES] issuing entity will consist of the loans and related assets pledged to secure the Class A-F and Class A-V Notes.

      The [SERIES] issuing entity's principal offices are in Wilmington, Delaware, in care of _______________, as owner trustee.

                               THE OWNER TRUSTEE

      ______________________ is the owner trustee under the trust agreement. The owner trustee is a Delaware ____________________ and its principal offices are located in Wilmington, Delaware.

      Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the [SERIES] issuing entity or the noteholders under the trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of representations made by the owner trustee in the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under the trust agreement.

      The owner trustee is a __________________ with approximately $____ in assets, __ million customers and ______ employees. The Depositor, the Seller and the Master Servicer may maintain banking and other commercial relationships with the owner trustee and its affiliates. The owner trustee's principal corporate trust offices are located at _________________.

            The owner trustee has provided corporate trust services since _____. As of ___________, [OWNER TRUSTEE] was acting as owner trustee with respect to _________ series of securities with an aggregate outstanding principal balance of approximately $__________. This portfolio includes [corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations]. As of _____________, [OWNER TRUSTEE] was acting as owner trustee on more than _____ series of residential mortgage-backed securities with an aggregate principal balance of approximately $______.

                  For a description of the owner trustee's fees and compensation, see "Fees and Expenses of the Issuing Entity"

                             THE INDENTURE TRUSTEE

      _________________________, a _______________________, will act as indenture trustee under the indenture. A copy of the indenture will be provided by the issuing entity without charge upon written request. Requests should be addressed to the indenture trustee at _____________________________, Attention:
Home Equity Loan Trust [SERIES].

[INDENTURE TRUSTEE] is a __________________ with approximately $____ in assets, __ million customers and ______ employees. The Depositor, the Seller and the Master Servicer may maintain banking and other commercial relationships with the indenture trustee and its affiliates. The indenture trustee's principal corporate trust offices are located at _________________.

      [INDENTURE TRUSTEE] has provided corporate trust services since _____. As of ___________, [INDENTURE TRUSTEE] was acting as indenture trustee with respect to _________ series of securities with an aggregate outstanding principal balance of approximately $__________. This portfolio includes [corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations]. As of _____________, [INDENTURE TRUSTEE] was acting as indenture trustee on more than _____ series of residential mortgage-backed securities with an aggregate principal balance of approximately $______.

      [Under the terms of the Indenture, the indenture trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the indenture trustee is responsible for the preparation of all tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D [in regards to Distribution and Pool Performance Information] and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. [INDENTURE TRUSTEE] has been engaged in the business of securities administration since __________. It has acted as securities administrator with respect to _______ series of securities, and, as of ____________, was acting as securities administrator with respect to more than $_______ of outstanding residential mortgage-backed securities.]

      For a description of the indenture trustee's fees and compensation, see "Fees and Expenses of the Issuing Entity"

                               [THE NOTE INSURER]

      [The following information has been supplied by ____________________, as note insurer, for inclusion in this prospectus supplement.

GENERAL

      [Name, organizational form and general character of business of Note Insurer and, liable or contingently liable to provide more than 10%/20% of cash flow, provide appropriate financial data/statements as appropriate]

      The principal executive offices of the note insurer are located at _____________________, and its telephone number at that location is (___)
___-____.

REINSURANCE

      Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the note insurer or any of its domestic operating insurance company subsidiaries are reinsured among the companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the note insurer reinsures a portion of its liabilities under some of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Reinsurance is utilized by the note insurer as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit the note insurer obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

      The note insurer's claims-paying ability is rated ["Aaa" by Moody's and "AAA" by S&P]. The rating reflects only the view of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies. See "Ratings."

CAPITALIZATION

      The following table sets forth the capitalization of the note insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of ______________, ____, in thousands:

                                                                               (UNAUDITED)
                                                                               -----------
Deferred Premium Revenue (net of prepaid reinsurance premiums)...............  $
Shareholder's Equity.........................................................
     Common Stock............................................................
     Additional Paid-in Capital..............................................
     Unrealized Gain on Investments (net of deferred income taxes)...........
     Accumulated Earnings....................................................
                                                                               -----------
Total Shareholder's Equity...................................................
                                                                               -----------
Total Deferred Premium Revenue and Shareholder's Equity......................  $
                                                                               ===========

      For further information concerning the note insurer, see the consolidated financial statements of the note insurer and subsidiaries, and the notes to those financial statements, incorporated by reference in this prospectus supplement. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the note insurer are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      In addition to the documents described under "Incorporation of Certain Information by Reference" in the prospectus, the consolidated financial statements of the note insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission are hereby incorporated by reference in this prospectus supplement, which together with the prospectus, forms a part of the depositor's registration statement:

      -     the annual report on Form 10-K for the year ended [DATE] and

      -     the quarterly report on Form 10-Q for the three-month period ended
            [DATE].

      All financial statements of the note insurer and subsidiaries included in documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the documents.

      The depositor will provide without charge to any person to whom this prospectus supplement is delivered, upon oral or written request of the person, a copy of any or all of the financial statements incorporated by reference. Requests for the copies should be directed to the Secretary, Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, 4 World Financial Center, Floor #28, New York, NY 10080.

INSURANCE REGULATION

      The note insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the note insurer and its insurance subsidiaries are subject to regulations by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the note insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, requires that each insurer maintain a minimum surplus to policy holders, establishes contingency, loss and unearned premium reserve requirements for each insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies like the note insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidation, acquisitions or sale of assets and incurrence of liability for borrowing.]

[See "The Note Insurance Policy" for a description of the Note Insurance Policy]

                        ADMINISTRATION OF THE TRUST FUNDS

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

      The Master Servicer, the Sub-Servicer, the Indenture Trustee and the Owner Trustee will have the following responsibilities with respect to the Trust
Funds:

PARTY:            RESPONSIBILITIES:
Sub-servicer      Performing the servicing functions with respect to the
                  Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the servicing agreements, including, but not limited to:

                  - collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers and delivering all amounts to the Master Servicer for deposit in the [Collection Account] on the sub-servicer remittance date;

                  - [collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;]

                  - making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans;

                  - [making advances in respect of customary costs and expenses incurred in the performance by the sub-servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;]

                  -     providing monthly loan-level reports to the Master
                        Servicer;

                  - [maintenance of certain insurance policies relating to the Mortgage Loans;] and

                  -     enforcement of foreclosure proceedings.

Master Servicer   -     monitoring the sub-servicer's performance and enforcing
                        the sub-servicer's obligations under the servicing
                        agreements;

                  - collecting monthly remittances from the sub-servicer for deposit in the Collection Account on the sub-servicer's remittance date;

                  - [upon the failure of the Servicer to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Sale and

PARTY:            RESPONSIBILITIES:
                        Servicing Agreement. [if applicable]]

                  - [acting as successor servicer in the event the sub-servicer resigns or is removed, unless another successor sub-servicer is appointed.] [if applicable]

                  - [preparing and filing periodic reports with the Securities Exchange Commission on behalf of the Issuing Entity with respect to the Notes;]

Owner Trustee...  -     act as fiduciary of the assets of the Issuing Entity.

                  - communicate with investors in connection with an event of default

                  - Holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Issuing Entity.

Indenture Trustee -     collecting monthly remittances from the Master Servicer
                        for deposit in the Certificate Account and distributing
                        all amounts on deposit in the Certificate Account to the
                        Noteholders in accordance with the priorities described
                        herein.

                  - preparing and distributing annual investor reports necessary to enable Noteholders to prepare their tax returns;

                  - preparing and distributing investor reports, including the monthly distribution date statement to Noteholders based on information received from the Master Servicer;

                  - preparing and filing annual federal and (if required) state tax returns on behalf of the Issuing Entity; and

                  - [preparing and filing periodic reports with the Securities Exchange Commission on behalf of the Issuing Entity with respect to the Notes;]

TRUST ACCOUNTS

      All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders, be invested in the Trust Accounts, which are accounts established in the name of the Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in eligible investments, as described under "The Agreements -- Investment of Funds" in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be as retained or distributed as follows:

TRUST ACCOUNT:                  RESPONSIBLE PARTY:      APPLICATION OF ANY INVESTMENT EARNINGS:
[DESCRIBE
ACCOUNTS,
RESPONSIBLE PARTIES
AND INVESTMENT
EARNINGS
ENTITLEMENTS, AS
APPLICABLE]

      If funds deposited in any Trust Accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

                            DESCRIPTION OF THE NOTES

GENERAL

      The Class A-F and Class A-V Notes will be issued pursuant to the indenture dated as of __________ 1, ____, between the [SERIES] issuing entity and __________________, as indenture trustee. The Class A-F and Class A-V Certificates, together with the Class A-F and Class A-V Notes, will be issued pursuant to the trust agreement dated as of __________, between the depositor and ___________________, as owner trustee. The following summaries describe the material provisions of each of the Class A-F and Class A-V Notes, the Class A-F and A-V Certificates, the indentures, the trust agreements and the servicing agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the notes are offered hereby.

      The notes will be secured by the pledge by the issuing entity of its assets to the indenture trustee pursuant to the indenture. The pledged assets forming the trust estate will consist of the following:

      -     the fixed rate loans or the adjustable rate loans;

      - ________ collections in respect of principal and interest of the fixed rate loans and the adjustable rate loans, received after the cut off date or subsequent cut-off date, as applicable, other than payments due on or before the cut off date or the subsequent cut-off date, as applicable;

      - ________ the amounts on deposit in any collection account, as defined in the prospectus, including the payment account in which amounts are deposited prior to payment to the Class A-F Noteholders or the Class A-V Noteholders, as applicable, including net earnings on those collection accounts;

      - ________ insurance policies maintained by the mortgagors or by or on behalf of the master servicer or any related subservicer in respect of the fixed rate loans or the adjustable rate loans, as applicable;

      - an assignment of the depositor's rights under the related purchase agreement;

      - an assignment of the issuing entity's rights under the related servicing agreement;

      - amounts on deposit in the related interest coverage account and the related pre-funding account and

      -     proceeds of the pledged assets.

      Each class of notes represents the right to receive payments from funds available to be distributed with respect to the related loan group, as described in this prospectus supplement; provided that in the limited circumstances described in this prospectus supplement under "Description of the Notes," excess cash flow from the loan group related to a class of notes may be available for shortfalls on the other class of notes.

      The notes will be issued in denominations of $25,000 and integral multiples of $1,000 in excess of $25,000. See " -- Book-Entry Notes" below.

BOOK-ENTRY NOTES

      General. Security owners may elect to hold their notes through the DTC in the United States, or Clearstream or Euroclear, in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry notes will be issued in one or more securities which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the book-entry notes in minimum denominations representing security balances of $25,000 and in integral multiples of $1,000 in excess of $25,000. Notwithstanding any provision in this prospectus supplement, no beneficial owner will be entitled to receive a definitive note, which is a physical certificate representing the security. Unless and until definitive notes are issued, it is anticipated that the only "holder" of the notes will be Cede & Co., as nominee of DTC. Security owners will not be holders as that term is used in the indenture.

      The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of those book-entry notes will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate.

      Security owners will receive all payments of principal of, and interest on, the notes from the indenture trustee through DTC and DTC participants. While the notes are outstanding, notwithstanding the circumstances in this prospectus supplement, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of, and interest on, the notes.

      Participants and indirect participants with whom security owners have accounts with respect to notes are similarly required to make book-entry transfers and receive and transmit those payments on behalf of their respective security owners. Accordingly, although security owners will not possess physical certificates, the rules provide a mechanism by which security owners will receive payments and will be able to transfer their interest.

      Security owners will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described in this prospectus supplement. Unless and until definitive notes are issued, security owners who are not participants may transfer ownership of notes only through participants and indirect participants by instructing those participants and indirect participants to transfer the notes, by book-entry transfer, through DTC for the account of the purchasers of those notes, which account is maintained with their respective participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

      Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since the payments will be forwarded by the indenture trustee to Cede & Co. Payments with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of those book-entry notes, may be limited due to the lack of physical certificates for those book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of those notes in the secondary market since potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that those actions are taken on behalf of financial intermediaries whose holdings include those book-entry notes. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by noteholders under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some notes which conflict with actions taken with respect to other notes.

      Definitive Notes. Definitive notes will be issued to security owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Securities -- Book-Entry Registration and Definitive Securities."

      Upon the occurrence of an event described in the prospectus in the seventh paragraph under "Description of the Securities -- Form of Book-Entry Registration and Definitive Securities," the indenture trustee is required to notify, through DTC, participants who have ownership of book-entry notes as indicated on the records of DTC of the availability of definitive notes for their book-entry notes. Upon surrender by DTC of the definitive certificates representing the book-entry notes and upon receipt of instructions from DTC for re-registration, the indenture trustee will reissue the book-entry notes as definitive notes issued in the respective principal amounts owned by individual security owners, and after which the indenture trustee will recognize the holders of those definitive notes as noteholders under the indenture.

      Although DTC, Clearstream and Euroclear have agreed to the procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. See Annex I to this prospectus supplement.

      In addition, security owners will receive all payments of principal and interest on the related book-entry notes from the paying agent, as defined in the prospectus, through DTC and participants. Accordingly, security owners may experience delays in their receipt of payments. Unless and until definitive notes are issued for the related book-entry notes, it is anticipated that the only registered noteholder of those book-entry notes will be Cede & Co., as nominee of DTC. Security owners will not be recognized by the indenture trustee or the master servicer as noteholders, as the term is used in the indenture, and security owners will be permitted to receive information furnished to noteholders and to exercise the rights of noteholders only indirectly through DTC, its participants and intermediaries.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry notes among participants and to receive and transmit payments of principal of, and interest on, those book-entry notes. Participants and Intermediaries with which security owners have accounts with respect to those book-entry notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective security owners. Accordingly, although security owners will not possess physical certificates evidencing their interests in the book-entry notes, the rules provide a mechanism by which security owners, through their participants and Intermediaries, will receive payments and will be able to transfer their interests in the book-entry notes.

      None of the depositor, the master servicer, the note insurer, the owner trustee, the issuing entity, the sub-servicer or the indenture trustee will have any liability for any actions taken by DTC or its nominee, Clearstream or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of security ownership interests in the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      For additional information regarding DTC and the book-entry notes, see "Description of the Securities -- Book-Entry Registration and Definitive Securities" in the prospectus.

PAYMENTS

      Payments on the notes will be made by the indenture trustee or the paying agent on the [25th] day of each month or, if that day is not a business day, then the next succeeding business day, commencing in ________________. Payments on the notes will be made to the persons in whose names those notes are registered at the close of business on the day prior to each payment date or, if the notes are no longer book-entry notes, on the record date. See "Description of the Securities -- Distributions" in the prospectus. Payments will be made by check or money order mailed, or upon the request, at least five business days prior to the related record date, of a holder owning notes having denominations aggregating at least $5,000,000, by wire transfer or otherwise, to the address of the person entitled to those payments, which, in the case of book-entry notes, will be DTC or its nominee, as it appears on the security register on the related record date. However, the final payment in respect of the notes will be made only upon presentation and surrender of those notes at the office or the agency of the indenture trustee specified in the notice to holders of the final payment. A "business day" is any day other than:

      -     a Saturday or Sunday or

      - ________ a day on which banking institutions in New York City, __________ or Delaware or in the city in which the corporate trust offices of the indenture trustee or the principal office of the note insurer are located, are required or authorized by law to be closed.

CLASS A-F NOTES

      Available Funds. The "available funds" for the Class A-F Notes for any payment date will equal the amount received by the indenture trustee and available in the Class A-F payment account on each payment date. The available funds for the Class A-F Notes will generally be equal to the amount on deposit in the Class A-F payment account on the payment date and available for distribution to the Class A-F Noteholders, minus:

      - the related administrative fee and the related indenture trustee fee and

      - ________ if the Class A-F Notes have been declared due and payable following an event of default on that payment date, any amounts owed by the issuing entity to the indenture trustee or note insurer pursuant to the indenture.

      In addition, on the payment date relating to the due period in which the termination of the related funding period occurred, available funds will include the amount on deposit in the Class A-F pre-funding account at that time, plus on the payment dates in ________ and __________ ______, available funds will include the amount, if any, withdrawn from the Class A-F interest coverage account. With respect to any payment date:

      - the "due date" is the first day of the month in which the payment date occurs, and

      - ________ the "determination date" is the 15th day of the month in which the payment date occurs, or if the day is not a business day, the immediately preceding business day.

      Interest Payments. On each payment date, holders of the Class A-F Notes will be entitled to receive the Class A-F interest payment amount equal to interest accrued on the Class A-F Note principal balance of those notes immediately prior to the payment date at the Class A-F Note interest rate for the related interest period. With respect to each payment date, interest payable on the Class A-F Notes will accrue during the interest period. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If payments are not made as required under the related note insurance policy, additional interest shortfalls may be allocated to the Class A-F Notes. See "Description of the Notes -- Note Insurance Policies."

      On each payment date, the Class A-F Note interest rate will be ___% per annum.

      With respect to each fixed rate loan and each payment date, the master servicer will be entitled to a servicing fee equal to 1/12 of the servicing fee rate times the principal balance of those fixed rate loan as of that date. With respect to each fixed rate loan and each payment date, the indenture trustee will be entitled to a fee equal to 1/12 of the indenture trustee fee rate times the principal balance of that fixed rate loan as of that date. For any payment date, the servicing fee rate is equal to ____% per annum, the indenture trustee fee rate is equal to _____% per annum, the owner trustee fee is $______ per annum, payable on the payment date in __________ of each year, and the "note insurer premium" is equal to 1/12 of the per annum rate specified pursuant to the related insurance agreement times the note principal balance. The note insurance policy with respect to the Class A-F Notes does not cover any Prepayment Interest Shortfalls or any Relief Act Shortfalls, each as defined in this prospectus supplement, nor do the ratings assigned to the Class A-F Notes address the payment of any Prepayment Interest Shortfalls or any Relief Act Shortfalls. "Relief Act Shortfalls" for any payment date are any shortfalls relating to the Servicemembers Civil Relief Act, as amended or similar legislation or regulations.

      As described in this prospectus supplement, the interest payment amount is based on the Class A-F Note principal balance. The Class A-F Note principal balance as of any date of determination is equal to the related initial principal balance of those notes as of the closing date reduced by all amounts allocable to the Class A-F principal payment amount and the subordination increase amount previously distributed with respect to the Class A-F Notes.

      The "principal balance" of any loan is, at any given time, the principal balance as of the cut off date or subsequent cut-off date, as applicable, of the loan, minus:

      - the sum of all amounts paid or advanced with respect to that loan with respect to principal and

      - the principal portion of any losses with respect to those losses for any previous payment date.

      Principal Payments. The "Class A-F principal payment amount" for the Class A-F Notes:

      - on any payment date, other than the final scheduled payment date, will be equal to the lesser of:

            - the sum of the available funds with respect to the Class A-F Notes remaining after distributions pursuant to " -- Class A-F Notes -- Priority of Payment" below and any portion of any insured payment, as defined in this prospectus supplement, for the payment date representing principal and

      -     the sum of:

            - the principal portion of all scheduled monthly payments on the fixed rate loans received on the fixed rate loans with respect to the related due date;

            - the principal portion of all proceeds of the repurchase of a fixed rate loan, or, in the case of a substitution, amounts representing a principal adjustment, pursuant to the related servicing agreement or the fixed rate purchase agreement received during the preceding calendar month;

            - the principal portion of all other unscheduled collections received on the fixed rate loans during the related prepayment period, or deemed to be received during the related prepayment period, including, without limitation, full and partial principal prepayments made by the respective mortgagors, liquidation proceeds and insurance proceeds, excluding proceeds paid in respect of the note insurance policy, to the extent not distributed in the preceding month;

            - any insured payment made with respect to principal plus the lesser of:

                  - the net monthly excess cashflow relating to the Class A-V Notes, or, if the Class A-V Notes have been retired, the amount in the Class A-F escrow account, minus the amount by which the Class A-F interest payment amount exceeds the Class A-F available funds and

                  -     the subordination deficit relating to the Class A-F
                        Notes;

            - with respect to the payment date immediately following the end of the related funding period, any amounts in the related pre-funding account after giving effect to any purchase of subsequent fixed rate loans;

                  minus

            - the amount of any related subordination reduction amount for the payment date; and

      - with respect to the final scheduled payment date, the amount necessary to reduce the Class A-F Note principal balance to zero.

      In no event will the Class A-F principal payment amount with respect to any payment date be less than zero or greater than the then outstanding Class A-F Note principal balance.

      PRIORITY OF PAYMENT.

      [Describe payment priorities]

      [If multiple classes of notes are being issued, describe payment priorities among such classes. Also, if applicable, describe any triggers or other events that may alter cashflows.]

      Overcollateralization Provisions. Overcollateralization Resulting from Cash Flow Structure. With respect to any payment date, the "subordination amount" is the excess, if any, of:

      - the sum of the aggregate principal balances of the fixed rate loans as of the close of business on the last day of the period commencing on the second day of the month preceding the month of that payment date, or, with respect to the first payment date, the day following the cut off date, and ending on the related due period date and the amount of funds in the Class A-F pre-funding account as of that payment date over

      - the Class A-F Note Principal balance as of that payment date, and following the making of all payments made on that payment date.

      The indenture requires that, on each payment date, the net monthly excess cashflow, if any, for the Class A-F certificates be applied on that payment date as an accelerated payment of principal on the Class A-F Notes, but only to the limited extent described in this prospectus supplement. The "net monthly excess cashflow" for the Class A-F Notes for any payment date is equal to the amount of related available funds remaining after application under " -- Class A-F Notes -- Priority of Payment" in this prospectus supplement. This application has the effect of accelerating the amortization of the Class A-F Notes relative to the amortization of the fixed rate loans. The indenture requires that the net monthly excess cashflow for the Class A-F Notes not used to make payments in respect of the Class A-V Notes be applied as an accelerated payment of principal on the Class A-F Notes until the subordination amount has increased to a level equal to the required subordination amount for that payment date.

      Any amount of net monthly excess cashflow for the Class A-F Notes actually applied as an accelerated payment of principal is a "subordination increase amount." The "required subordination amount" is the required level of the subordination amount with respect to a payment date on that payment date. The indenture generally provides that the required subordination amount may, over time, decrease, or increase, subject to floors, caps and triggers with respect to the fixed rate loans or the adjustable rate loans.

      In the event that the required subordination amount is permitted to decrease or "step down" on a payment date in the future, the indenture provides that a portion of the principal payment which would otherwise be distributed to the holders of the Class A-F Notes on that payment date shall be distributed to the holders of the related certificates on that payment date, subject to prior applications, as described under " -- Class A-F Notes -- Cross-collateralization." This has the effect of decelerating the amortization of the Class A-F Notes relative to the amortization of the fixed rate loans, and of reducing the subordination amount. With respect to any payment date, the difference, if any, between:

      - the subordination amount that would result on that payment date after taking into account all payments to be made on that payment date, exclusive of any reductions attributable to subordination reduction amounts on that payment date, and

      - the required subordination amount for that payment date is the "excess subordination amount" with respect to that payment date.

      With respect to any payment date, an amount equal to the lesser of:

      -     the excess subordination amount and

      - the principal collections received by the master servicer with respect to the prior due period is the "subordination reduction amount."

      In addition, a subordination reduction amount may result even before the occurrence of any decrease or "step down" in the required subordination amount. This is because the holders of the Class A-F Notes will generally be entitled to receive 100% of collected principal, even though the Class A-F Note principal balance will represent less than 100% of the fixed rate loans' principal balance. In the absence of the provisions relating to the subordination reduction amount, the preceding may otherwise increase the subordination amount above the required subordination amount even without the application of any net monthly excess cashflow.

      The indenture provides that, on any payment date, all unscheduled collections on account of principal, other than any amount applied to the payment of a subordination reduction amount, with respect to loans during the calendar month preceding the calendar month in which that payment period date occurs will be distributed to the holders of the Class A-F Notes on that payment date. If any loan became a liquidated loan during that prepayment period, the net Liquidation Proceeds, as defined in the prospectus, related to the liquidated loan and allocated to principal may be less than the principal balance of the related loan; the amount of any insufficiency is generally defined as a "Realized Loss." A "liquidated loan" is, in general, a defaulted loan as to which the master servicer has determined that all amounts that it expects to recover on that loan have been recovered, exclusive of any possibility of a deficiency judgment. The principal balance of any loan after it becomes a liquidated loan shall equal zero. The indenture does not contain any provision which requires that the amount of any Realized Loss should be distributed to the holders of the Class A-F Notes on the payment date which immediately follows the event of loss; i.e., the indenture does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the subordination amount, which, to the extent that the reduction causes the subordination amount to be less than the required subordination amount applicable to the related payment date, will require the payment of a subordination increase amount on that payment date, or, if insufficient funds are available on that payment date, on subsequent payment dates, until the subordination amount equals the required subordination amount. The effect is to allocate losses to overcollateralization by reducing, or eliminating entirely, payments of net monthly excess cashflow and of subordination reduction amounts which the holders of the related certificates would otherwise receive. While the note insurer is not obligated to pay any losses on liquidated loans unless those losses would create an aggregate subordination deficit, the note insurer may, at its sole option, pay any losses on liquidated loans in accordance with the related note insurance policy.

      Overcollateralization and the Related Note Insurance Policy. The indenture defines a "subordination deficit" with respect to a payment date to be the amount, if any, by which:

      - the aggregate Class A-F Note principal balance as of that payment date, and following the making of all payments to be made on that payment date, except for any payment to be made as to principal from proceeds of the note insurance policy, exceeds

      - the sum of the aggregate principal balances of the fixed rate loans as of the close of business on the due date preceding that payment date and the amount of funds in the related pre-funding account on that payment date.

The "aggregate subordinate deficit" is the Class A-F subordination deficit, if any, plus the Class A-V subordination deficit, if any, minus the Class A-F subordination amount, if any, minus the Class A-V subordination amount, if any. The indenture requires the indenture trustee to make a claim for an insured payment under the related note insurance policy not later than the second business day prior to any payment date as to which the indenture trustee has determined that an aggregate subordination deficit will occur for the purpose of applying the proceeds of the insured payment as a payment of principal to the holders of the Class A-F Notes on that payment date. The amount of the claim will be the lesser of the Class A-F subordination deficit and the aggregate subordination deficit reduced by any net excess cashflow available to pay those amounts. Investors in the Class A-F Notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no payments of principal.

      Cross-collateralization. On each payment date, an amount equal to net monthly excess cashflow remaining after application of the first through the third items under " -- Class A-F Notes -- Priority of Payment" in this prospectus supplement shall be available to cover any shortfalls in amounts to pay the Class A-V interest payment amount and any subordination deficit relating to that payment date and any net monthly excess cashflow remaining after application of the first through the eighth items under " -- Class A-F Notes -- Priority of Payments" in this prospectus supplement shall be available to reimburse the note insurer for an insured payment and other reimbursements owed to the insurer. After retirement of the Class A-F Notes, if the Class A-V subordination amount is less than the Class A-V required subordination amount, amounts payable pursuant to the tenth item under " -- Class A-F Notes -- Priority of Payment" will be paid to the Class A-V escrow account. Amounts in the Class A-V escrow account will be treated, on future payment dates, as net monthly excess cashflow on the Class A-F Notes and will be available to make the payments described in the preceding sentence in respect of the Class A-V Notes.

CLASS A-V NOTES

      Available Funds. The "available funds" for the Class A-V Notes for any payment date will equal the amount received by the indenture trustee and available in the related Class A-V payment account on each payment date. The available funds for the Class A-V Notes will generally be equal to the amount on deposit in the Class A-V payment account on the payment date and available for distribution to the Class A-V Noteholders, minus:

      - the related administrative fee and the related indenture trustee fee and

      - if the Class A-V Notes have been declared due and payable following an event of default on the payment date, any amounts owed by the issuing entity to the indenture trustee or note insurer pursuant to the indenture.

      In addition, on the payment date relating to the due period in which the termination of the related funding period occurred, available funds will include the amount on deposit in the Class A-V pre-funding account at that time, plus on the payment dates in July and August, ____, available funds will include the amount, if any, withdrawn from the Class A-V interest coverage account.

      Interest Payments. On each payment date, holders of the Class A-V Notes will be entitled to receive a Class A-V interest payment amount equal to the lesser of:

      - interest accrued on the Class A-V Note principal balance immediately prior to that payment date at the Class A-V Note interest rate for the related interest period and

      -     the guaranteed interest payment amount.

      With respect to each payment date, interest payable on the Class A-V Notes will accrue during the interest period. Interest will be calculated on the basis of the actual number of days in the interest period and a 360-day year. Notwithstanding any provisions in this prospectus supplement, if payments are not made as required under the related note insurance policy, additional interest shortfalls may be allocated to the Class A-V Notes.

      See "Description of the Notes -- Note Insurance Policies."

      On each payment date, the "Class A-V Note interest rate" will be a floating rate equal to the lesser of:

      -

            - with respect to each payment date up to and including the payment date which occurs on or prior to the date on which the aggregate principal balance of the adjustable rate loans is less than or equal to [10]% of the Class A-V original pool balance, one-month LIBOR, as defined in this prospectus supplement, plus ____, and

            - with respect to each payment date after that payment date, one-month LIBOR plus ____% and

      -     _____% per annum

      As further described in this prospectus supplement, with respect to the Class A-V Notes and any payment date, to the extent that the amount calculated pursuant to the definition of interest payment amount with respect to the Class A-V Notes exceeds the guaranteed interest payment amount, as defined in this prospectus supplement, the holders of the Class A-V Notes will be paid the amount of the carry-forward amount with interest on that amount, to the extent permitted by applicable law, at the note interest rate for the Class A-V Notes applicable from time to time after payments to the holders of the Class A-V Notes, the Class A-F Notes and the note insurer to the extent of available funds. The "guaranteed interest payment amount" for any payment date is equal to the amount of interest that accrued on the aggregate outstanding principal balance of the adjustable rate loans payable on the related due date minus the aggregate amount of each related servicing fee, the indenture trustee fee, the owner trustee fee, the note insurer premium and the minimum spread. With respect to each adjustable rate loan and each payment date, the master servicer will be entitled to a servicing fee equal to 1/12 of the servicing fee rate times the principal balance of that adjustable rate loan as of that date. With respect to each adjustable rate loan and each payment date, the indenture trustee will be entitled to a fee equal to 1/12 of the indenture trustee fee rate times the principal balance of that adjustable rate loan as of that date. For any payment date, the servicing fee rate is equal to ____% per annum, the indenture trustee fee rate is equal to _____% per annum, the owner trustee Fee is $______ per annum, payable on the payment date in July of each year, and the "note insurer premium" is equal to 1/12 of the per annum rate specified pursuant to the related insurance agreement times the note principal balance. With respect to each adjustable rate loan and each payment date, the "minimum spread" is equal to 1/12 of ____% per annum times the principal balance of that adjustable rate loan as of that date. The note insurance policy with respect to the Class A-V Notes does not cover any Prepayment Interest Shortfalls, any Relief Act Shortfalls or the carry-forward amount, nor do the ratings assigned to the Class A-V Notes address the payment of any Prepayment Interest Shortfalls, any Relief Act Shortfalls or the carry-forward amount.

      As described in this prospectus supplement, the Class A-V interest payment amount is based on the Class A-V Note principal balance. The "Class A-V Note principal balance" as of any date of determination is equal to the initial principal balance as of the closing date reduced by all amounts allocable to the Class A-V principal payment amount and the related subordination increase amount previously distributed with respect to that Class A-V Note.

      Calculation of One-Month LIBOR. The indenture trustee will determine the London interbank offered rate for one-month United States dollar deposits, or one-month LIBOR, for each interest period for the Class A-V Notes on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as the rates appear on the Telerate Page 3750, as of 11:00 a.m., London time, on the related interest determination date. "Interest determination date" shall mean:

      - with respect to the payment date occurring in ___________, the second business day preceding the closing date and,

      - with respect to each payment date after the closing date, on the second business day preceding the related interest period.

      If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant interest period, commencing on the first day of that interest period. The indenture trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the indenture trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant interest period, commencing on the first day of that interest period.

      "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices, and "Reference Banks" means leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      The establishment of one-month LIBOR on each interest determination date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the Class A-V Notes for the related interest period shall, in the absence of manifest error, be final and binding.

      Principal Payments. The "Class A-V principal payment amount":

      - any payment date, other than the final scheduled payment date, will be equal to the lesser of

            - the sum of the Class A-V available funds remaining after distributions pursuant to " -- Class A-V Notes -- Priority of Payment" and any portion of any insured payment, as defined in this prospectus supplement, for that payment date representing principal and

            -     the sum of:

                  - the principal portion of all scheduled monthly payments on the adjustable rate loans received on the adjustable rate loans with respect to the related due date;

                  - the principal portion of all proceeds of the repurchase of a adjustable rate loan, or, in the case of a substitution, amounts representing a principal adjustment, pursuant to the related servicing agreement or the Class A-V purchase agreement received during the preceding calendar month;

                  - the principal portion of all other unscheduled collections received on the adjustable rate loans during the related prepayment period, or deemed to be received during the related prepayment period, including, without limitation, full and partial principal prepayments made by the respective mortgagors, liquidation proceeds and insurance proceeds, but excluding proceeds paid in respect of the note insurance policy, to the extent not distributed in the preceding month;

                  - any insured payment made with respect to principal plus the lesser of:

                        - the net monthly excess cashflow relating to the Class A-F Notes, or, if the Class A-F Notes have been retired, the amount in the Class A-V escrow account, minus the amount by which the Class A-V interest payment amount exceeds the Class A-V available funds and

                        - the subordination deficit relating to the Class A-V Notes;

                        - with respect to the payment date immediately following the end of the related funding period, any amounts in the related pre-funding account after giving effect to any purchase of subsequent adjustable rate loans;

            minus

                        - the amount of any related subordination reduction amount for that payment date; and

                  - with respect to the final scheduled payment date, the amount necessary to reduce the Class A-V Note principal balance to zero.

      In no event will the Class A-V principal payment amount with respect to any payment date be less than zero or greater than the then outstanding Class A-V Note principal balance.

      [If multiple classes of notes are being issued, describe payment priorities among such classes. Also, if applicable, describe any triggers or other events that may alter cashflows.]

      -     Priority of Payment. [Describe payment priority]

      - Overcollateralization Provisions," in reduction of the Class A-V Note principal balance, until the Class A-V Note principal balance has been reduced to zero;

      - to the Class A-V Noteholders, Prepayment Interest Shortfalls not covered by the master servicer by compensating interest, Relief Act Shortfalls and carry forward amounts for that payment date;

      - to the indenture trustee, for any amounts owing to the indenture trustee;

      - to the master servicer, any amounts owing to the master servicer pursuant to the servicing agreement in connection with the indemnity by the [SERIES] issuing entity under the servicing agreement; and

      - any remaining amounts to the holders of the related certificates; provided, however, that if the Class A-V Notes have been retired and the Class A-F subordination amount is less than the Class A-F required subordination amount, those amounts shall be transferred to the Class A-F escrow account.

      Overcollateralization Provisions. Overcollateralization Resulting from Cash Flow Structure. With respect to any payment date, the "subordination amount" is the excess, if any, of:

      - the sum of the aggregate principal balances of the adjustable rate loans as of the close of business on the last day of the period commencing on the second day of the month preceding the month of that payment date, or, with respect to the first payment date, the day following the cut off date, and ending on the related due period date and the amount of funds in the Class A-V pre-funding account as of that payment date over:

      - the Class A-V Note principal balance as of that payment date, and following the making of all payments made on that payment date.

      The indenture requires that, on each payment date, the net monthly excess cashflow, if any, for the Class A-V certificates not used to make payments in respect of the Class A-F Notes be applied on that payment date as an accelerated payment of principal on the Class A-V Notes, but only to the limited extent described in this prospectus supplement. The "net monthly excess cashflow" for the Class A-V Notes for any payment date is equal to the amount of related available funds remaining after application to the first through third items under " -- Class A-V Notes -- Priority of Payment" in this prospectus supplement. This application has the effect of accelerating the amortization of the Class A-V Notes relative to the amortization of the adjustable rate loans. The indenture requires that the net monthly excess cashflow for the Class A-V Notes be applied as an accelerated payment of principal on the Class A-V Notes until the subordination amount has increased to a level equal to the required subordination amount for that payment date.

      Any amount of net monthly excess cashflow for the Class A-V Notes actually applied as an accelerated payment of principal is a "subordination increase amount." The required level of the subordination amount with respect to a payment date is the "required subordination amount" with respect to that payment date. The indenture generally provides that the required subordination amount may, over time, decrease, or increase, subject to floors, caps and triggers with respect to the adjustable rate loans or the fixed rate loans.

      In the event that the required subordination amount is permitted to decrease or "step down" on a payment date in the future, the indenture provides that a portion of the principal payment which would otherwise be distributed to the holders of the Class A-V Notes on that payment date shall be distributed to the holders of the related certificates on that payment date, subject to prior applications as described under "Class A-V Notes -- Cross-collateralization." This has the effect of decelerating the amortization of the Class A-V Notes relative to the amortization of the adjustable rate loans, and of reducing the subordination amount. With respect to any payment date, the difference, if any, between:

      - the subordination amount that would result on that payment date after taking into account all payments to be made on that payment date, exclusive of any reductions attributable to subordination reduction amounts, on that payment date, and

      - the required subordination amount for that payment date is the "excess subordination amount" with respect to that payment date.

With respect to any payment date, an amount equal to the lesser of:

      -     the excess subordination amount and

      - the principal collections received by the master servicer with respect to the prior due period is the "subordination reduction amount."

      In addition, a subordination reduction amount may result even prior to the occurrence of any decrease or "step down" in the required subordination amount. This is because the holders of the Class A-V Notes will generally be entitled to receive 100% of collected principal, even though the Class A-V Note principal balance will represent less than 100% of the adjustable rate loans' principal balance. In the absence of the provisions relating to the subordination reduction amount, the preceding may otherwise increase the subordination amount above the required subordination amount even without the application of any net monthly excess cashflow.

      The indenture provides that, on any payment date, all unscheduled collections on account of principal, other than any amount applied to the payment of a subordination reduction amount, with respect to loans during the calendar month preceding the calendar month in which that payment date occurs will be distributed to the holders of the Class A-V Notes on that payment date. If any loan became a liquidated loan during that prepayment period, the net Liquidation Proceeds, as defined in the prospectus, related to the liquidated loan and allocated to principal may be less than the principal balance of the related loan; the amount of any insufficiency is generally defined as a "Realized Loss." The principal balance of any loan after it becomes a liquidated loan shall equal zero. The indenture does not contain any provision which requires that the amount of any Realized Loss should be distributed to the holders of the Class A-V Notes on the payment date which immediately follows the event of loss; i.e., the indenture does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the subordination amount, which, to the extent that the reduction causes the subordination amount to be less than the required subordination amount applicable to the related payment date, will require the payment of a subordination increase amount on that payment date, or, if insufficient funds are available on that payment date, on subsequent payment dates, until the subordination amount equals the required subordination amount. The effect of these provisions is to allocate losses to overcollateralization by reducing, or eliminating entirely, payments of net monthly excess cashflow and of subordination reduction amounts which the holders of the related certificates would otherwise receive. While the note insurer is not obligated to pay any losses on liquidated loans unless those losses would create an aggregate subordination deficit, the note insurer may, at its sole option, pay any losses on liquidated loans in accordance with the related note insurance policy.

      Overcollateralization and the Related Note Insurance Policy. The indenture defines a "subordination deficit" with respect to a payment date to be the amount, if any, by which:

      - the aggregate Class A-V Note principal balance of the Class A-V Notes as of that payment date, and following the making of all payments to be made on that payment date, except for any payment to be made as to principal from proceeds of the note insurance policy, exceeds

      - the sum of the aggregate principal balances of the adjustable rate loans as of the close of business on the due date preceding that payment date and the amount of funds in the related pre-funding account on that payment date.

      The aggregate subordination deficit is defined in this prospectus supplement under "Class A-F Notes -- Overcollateralization and the Related Note Insurance Policy." The indenture requires the indenture trustee to make a claim for an insured payment under the related note insurance policy not later than the second business day prior to any payment date as to which the indenture trustee has determined that an aggregate subordination deficit will occur for the purpose of applying the proceeds of the insured payment as a payment of principal to the holders of the Class A-V Notes on that payment date. The amount of the claim will be the lesser of the Class A-V subordination deficit and the aggregate subordination deficit reduced by any net excess cashflow available to pay those amounts. Investors in the Class A-V Notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no payments of principal.

      Cross-collateralization. On each payment date, an amount equal to net monthly excess cashflow remaining after the application of " -- Class A-V Notes -- Priority of Payment" in this prospectus supplement shall be available to cover any shortfalls in amounts to pay the Class A-F interest payment amount and any subordination deficit relating to that payment date and any net monthly excess cashflow remaining after the application of " -- Class A-V Notes -- Priority of Payments" in this prospectus supplement shall be available to reimburse the note insurer for an insured payment and other reimbursements owed to the insurer. After retirement of the Class A-V Notes, if the Class A-F subordination amount is less than the Class A-F required subordination amount, amounts payable under " -- Class A-V Notes -- Priority of Payment" will be paid to the Class A-F escrow account. Amounts in the Class A-F escrow account will be treated, on future payment dates, as net monthly excess cashflow on the Class A-V Notes and will be available to make the payments described in the preceding sentence in respect of the Class A-F Notes.

EXAMPLE OF DISTRIBUTIONS

      [The following sets forth an example of distributions on the Notes for the Payment Date in October _____:

September 2 through

October 1..................   Due Period:                  Payments due on the first day of the month of the month of the related Payment Date from borrowers will be collected
                                                           by the sub-servicer as received and will include scheduled principal payments [plus interest on September 1 principal balances of the Mortgage Loans.]

September 30...............   Record Date                  With respect to all Classes of Offered Notes distributions will be made to Noteholders of record as of the last
                                                           Business Day of the prior month [the close of business on
                                                           the Business Day immediately preceding such Payment Date.]

October 18th-October 19th..   Sub-servicer Remittance      The Sub-servicer will remit collections and recoveries in

                              Date:                        respect of the Mortgage Loans including any Advances
                                                           required to be made by the Sub-servicer for that Payment Date on the 18th of the month or the next succeeding Business
                                                           Day and the Master Servicer will remit such funds to the
                                                           Indenture Trustee on the next succeeding Business Day.

October 25.................   Distribution Date:           On the 25th day of each month (or if the 25th day is not a
                                                           Business Day, the next succeeding Business Day), the
                                                           Indenture will make distributions to Noteholders.

Succeeding months follow the same pattern.]

FEES AND EXPENSES OF THE ISSUING ENTITY

      In consideration of their duties on behalf of the Issuing Entity, Master Servicer, Sub-servicer Indenture Trustee and Owner Trustee will receive from the assets of the Issuing Entity certain fees as set forth in the following table:

                     FREQUENCY                                                              HOW AND WHEN FEE IS
FEE PAYABLE TO:      OF PAYMENT:                    AMOUNT OF FEE:                                 PAID:
Sub-servicer         [As             [Describe any monthly or other periodic fee   [Describe, as applicable, frequency
                     applicable]     and note whether such fee has priority over
                                     of payment and whether payment is payments
                                     to noteholders. Additionally, out of the
                                     assets of the issuing entity or paid by
                                     describe any additional compensation,
                                     another transaction party out of including
                                     entitlement to any investment such party's
                                     compensation] earnings on any accounts.]

Master Servicer      [As             [Describe any monthly or other periodic fee   [Describe, as applicable, frequency
                     applicable]     and note whether such fee has priority over   of payment and whether payment is
                                     payments to noteholders. Additionally         out of the assets of the issuing entity
                                                                                   or paid by another transaction party out of
                                                                                   such party's compensation]

Owner Trustee        [As             [Describe any monthly or other periodic fee   [Describe, as applicable, frequency
                     applicable]     and note whether such fee has priority over   of payment and whether payment is
                                     payments to noteholders. Additionally         out of the assets of the issuing entity
                                                                                   or paid by another transaction party out of
                                                                                   such party's compensation]

Indenture            [As             [Describe any monthly or other periodic fee   [Describe, as applicable, frequency
Trustee              applicable]     and note whether such fee has priority over   of payment and whether payment is
                                     payments to noteholders. Additionally         out of the assets of the issuing entity
                                                                                   or paid by another transaction party out of
                                                                                   such party's compensation]

            The fees of the Master Servicer, Sub-servicer Indenture Trustee and Owner Trustee as set forth in the table above may not be increased without amendment of the Indenture.

            Expenses of the Master Servicer, Sub-servicer, Indenture Trustee and Owner Trustee will be reimbursed before payments are made on the Notes.

NOTE INSURANCE POLICIES

      [The following summary of the terms of the note insurance policies does not purport to be complete and is qualified in its entirety by reference to the note insurance policies. A form of the note insurance policies may be obtained, upon request, from the depositor.

      Simultaneously with the issuance of the notes, the note insurer will deliver a note insurance policy with respect to the Class A-F Notes and a note insurance policy with respect to the Class A-V Notes to the indenture trustee for the benefit of the related noteholders. Under each note insurance policy, the note insurer will irrevocably and unconditionally guarantee payment on each payment date to the indenture trustee for the benefit of the related noteholders the full and complete payment of insured payments with respect to the Class A-F Notes or Class A-V Notes, as applicable, calculated in accordance with the original terms of the related notes when issued and without regard to any amendment or modification of the related notes or the indenture except amendments or modifications to which the note insurer has given its prior written consent. "Insured payments" shall mean with respect to the Class A-F Notes or Class A-V Notes, as applicable,

      -     as of any payment date,

            - the amount by which related interest payment amount, which is the net of any related Prepayment Interest Shortfalls, whether or not those shortfalls are covered by the master servicer by compensating interest, as defined in this prospectus supplement, and any Relief Act Shortfalls, exceeds the related available funds for that loan group and any net monthly excess cashflow from the other loan group available to cover the shortfall as of that payment date, and

            - the amount by which the lesser of the subordination deficit with respect to the related loan group and the aggregate subordination deficit exceeds the related available funds for that loan group and any net monthly excess cashflow from the other loan group available to cover those amounts and

            - without duplication of the amount specified above, the aggregate note principal balance of the Class A-F Notes and Class A-V Notes, as applicable, to the extent unpaid on the payment date in ____________, after giving effect to all other amounts distributable and allocable to principal on that payment date. The note insurance policy with respect to the Class A-V Notes does not guarantee the payment of the carry-forward amount nor does either note insurance policy cover Prepayment Interest Shortfalls or Relief Act Shortfalls.

      If any insured payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the note insurer will pay the amount out of funds of the note insurer on the later of:

      - the date when due to be paid pursuant to the order referred to below or

      -     the first to occur of

            - the fourth business day following receipt by the note insurer from the indenture trustee of

            - a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a noteholder is required to return principal or interest distributed with respect to a note during the term of the related note insurance policy because those distributions were avoidable preferences under applicable bankruptcy law,

            - a certificate of the holder of notes that the order has been entered and is not subject to any stay, and

            - an assignment duly executed and delivered by that noteholder, in that form as is reasonably required by the note insurer and provided to that noteholder by the note insurer, irrevocably assigning to the note insurer all rights and claims of that noteholder against the debtor which made that preference payment or otherwise with respect to that preference payment, or

            - the date of receipt by the note insurer from the indenture trustee of the items referred to above if, at least four business days prior to that date of receipt, the note insurer shall have received written notice from the indenture trustee that the items were to be delivered on that date and that date was specified in the notice.

      The payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the indenture trustee or noteholder directly, unless a noteholder has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case that payment shall be disbursed to the indenture trustee for distribution to that noteholder upon proof of that payment reasonably satisfactory to the note insurer. The note insurer shall have the rights provided pursuant to the indenture.

      Payment of claims under either note insurance policy will be made by the note insurer following receipt by the note insurer of the appropriate notice for payment of the later to occur of:

      - 12:00 noon, New York City time, on the second business day following receipt of the notice for payment, and

      -     12:00 noon, New York City time, on the relevant payment date.

      The terms "receipt" and "received," with respect to the note insurance policies, mean actual delivery to the note insurer and to its fiscal agent appointed by the note insurer at its option, if any, prior to 12:00 p.m., New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 p.m., New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under either note insurance policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and the note insurer or the fiscal agent shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

      Under each note insurance policy, "business day" means any day other than:

      -     a Saturday or Sunday or

      - a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law or executive order to be closed.

      The note insurer's obligations under each note insurance policy to make insured payments shall be discharged to the extent funds are transferred to the indenture trustee as provided in the note insurance policy, whether or not those funds are properly applied by the indenture trustee.

      "Term of the note insurance policy" means, with respect to each note insurance policy, the period from and including the date of issuance of the note insurance policy to and including the date on which the principal balances of the related notes are zero, plus the additional period, to the extent specified in the note insurance policy, during which any payment on the related notes could be avoided in whole or in part as a preference payment.

      The note insurer shall be subrogated to the rights of the related noteholders to receive payments of principal and interest, as applicable, with respect to distributions on the related notes to the extent of any payment by the note insurer under each note insurance policy. To the extent the note insurer makes insured payments, either directly or indirectly, as by paying through the indenture trustee, to the noteholders, the note insurer will be subrogated to the rights of the Class A-F Noteholders and Class A-V Noteholders, as applicable, with respect to the insured payment and shall be deemed to the extent of the payments so made to be a registered noteholder for purposes of payment.

      Claims under the note insurance policies constitute direct unsecured and unsubordinated obligations of the note insurer, and will rank equally with any other unsecured and unsubordinated obligations of the note insurer except for obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the note insurance policies cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the depositor. The note insurance policies by their terms may not be canceled or revoked prior to distribution in full of all insured payments, as defined in this prospectus supplement. The note insurance policies are governed by the laws of the State of New York. The note insurance policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      To the fullest extent permitted by applicable law, the note insurer agrees under each note insurance policy not to assert, and waives, for the benefit of each related noteholder, all its rights, whether by counterclaim, setoff or otherwise, and defenses, including, without limitation, the defense of fraud, whether acquired by subrogation, assignment or otherwise, to the extent that those rights and defenses may be available to the note insurer to avoid payment of its obligations under that note insurance policy in accordance with the express provisions of that note insurance policy.

      Pursuant to the terms of the indenture, unless a note insurer default exists, the note insurer will be entitled to exercise rights of the related noteholders, without the consent of the noteholders, and the noteholders may exercise those rights only with the prior written consent of the note insurer.

      With respect to the Class A-F Notes and the Class A-V Notes, respectively, the issuing entity, the seller and the note insurer will enter into a related insurance agreement pursuant to which the issuing entity and the seller will agree to reimburse, with interest, the note insurer for amounts paid pursuant to claims under the related note insurance policy. The depositor and the seller will further agree to pay the note insurer all reasonable charges and expenses which the note insurer may pay or incur relative to any amounts paid under the related note insurance policy or otherwise in connection with the transaction and to indemnify the note insurer against liabilities. Except to the extent provided in this prospectus supplement, amounts owing under each insurance agreement will be payable solely from the trust estate. An event of default by the master servicer under either insurance agreement will constitute an event of default by the master servicer under the indenture and allow the note insurer, among other things, to direct the indenture trustee to terminate the master servicer. An "event of default" by the master servicer under each insurance agreement includes:

      - the master servicer's failure to pay when due any amount owed under the insurance agreement or other documents,

      - the master servicer's untruth or incorrectness in any material respect of any representation or warranty of the master servicer in the insurance agreement, the indenture, in its capacity as master servicer, or other documents,

      - the master servicer's failure to perform or to observe any covenant or indenture in the insurance agreement, the indenture, in its capacity as master servicer, and other documents,

      - the master servicer's failure to pay its debts in general or the occurrence of an event of insolvency or bankruptcy with respect to the master servicer, and

      - the occurrence of an event of default under the indenture or other documents.]

ADVANCES

      Prior to each payment date, the sub-servicer is required under each sub-servicing agreement, and the master servicer is required under the related servicing agreement, to make "advances," out of its own funds, advances made by any subservicer, or funds held in the related collection account, as described in the prospectus, for future payment or withdrawal, with respect to any payments of interest, net of the servicing fee, which were due on the fixed rate loans or the adjustable rate loans on the immediately preceding due date and which are delinquent on the business day next preceding the related determination date. With respect to Balloon Loans, the master servicer is not obligated to make advances with respect to the balloon payment, but shall advance interest on the Balloon Loan as if the mortgage loan was an amortized loan.

      Advances are required to be made by the master servicer and sub-servicer only to the extent they are deemed by the master servicer and sub-servicer, respectively, to be recoverable from related late collections, insurance proceeds, or Liquidation Proceeds. The purpose of making those advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. Any failure by the master servicer to make an advance as required under the related servicing agreement will constitute an event of default under the servicing agreement, in which case the indenture trustee, as successor master servicer, will be obligated to make any advance, in accordance with the terms of the related servicing agreement.

      All advances will be reimbursable to the master servicer or sub-servicer, as the case may be, on a first priority basis from late collections, insurance proceeds or Liquidation Proceeds from the related loan as to which the unreimbursed advance was made. In addition, any advances previously made which are deemed by the master servicer or sub-servicer to be nonrecoverable from related late collections, insurance proceeds and Liquidation Proceeds may be reimbursed to the master servicer or the sub-servicer, as the case may be, out of any funds in the related collection account prior to payments on the related notes.

THE PAYING AGENT

      The paying agent shall initially be the indenture trustee. The paying agent shall have the revocable power to withdraw funds from the related payment account for the purpose of making payments to the noteholders.

OPTIONAL REDEMPTION

      The Class A-F Notes may be redeemed in whole, but not in part, by the holder of a majority of the related certificates on any payment date on or after the payment date on which the aggregate principal balance of the fixed rate loans is less than or equal to [10]% of the Class A-F Original Pool Balance. The Class A-V Notes may be redeemed in whole, but not in part, by the holder of a majority of the related certificates on any payment date on or after the payment date on which the aggregate principal balance of the adjustable rate loans is less than or equal to [10]% of the Class A-V original pool balance. The purchase price will be equal to 100% of the aggregate outstanding Class A-F or Class A-V Note principal balance of the Class A-F Notes or the Class A-V Notes, as applicable, and accrued and unpaid interest on the outstanding principal balance, including any carry-forward amount with respect to the Class A-V Notes, at the related note interest rate through the date on which the Class A-F Notes or the Class A-V Notes, as applicable, are redeemed in full together with all amounts due and owing, including any amounts due and owing in connection with the redemption, to the note insurer, the master servicer and the indenture trustee. The "final scheduled payment date" is the payment date occurring in ______________ with respect to the Class A-F Notes and the Class A-V Notes.

MANDATORY PREPAYMENTS ON THE NOTES

      The Class A-F Notes and the Class A-V Notes, as applicable, will be partially prepaid on the payment date immediately following the end of the related funding period to the extent that any amount remains on deposit in the related pre-funding account on that payment date. Although no assurance can be given, it is anticipated that the principal amount of subsequent fixed rate loans and subsequent adjustable rate loans sold by the seller to the issuing entity and included in the trust estate will require the application of substantially all of the related original pre-funded amount and that there should be no material amount of principal prepaid to the Class A-F Notes and the Class A-V Notes from the related pre-funding account. However, it is unlikely that the seller will be able to deliver subsequent fixed rate loans and subsequent adjustable rate loans with an aggregate principal balance identical to the related original pre-funded amount.

INTEREST COVERAGE ACCOUNT

      On the closing date, a portion of the sales proceeds of the Class A-F Notes and the Class A-V Notes will be deposited in an interest coverage account for application by the indenture trustee to cover shortfalls in the related interest payment amount attributable to the pre-funding feature during the related funding period. The shortfall initially will exist during the related funding period because the aggregate principal balance of the Class A-F Notes and the Class A-V Notes, and interest accrued on the principal balance, during the related funding period will be greater than the aggregate principal balance of the related loans, and interest accrued on the principal balance, during that period. On the first business day following the first payment date following the termination of the related funding period, funds remaining on deposit in the related interest coverage account will be paid to the seller.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity of a series of notes will depend on the price paid by the holder for the note, the related note interest rate and the rate and timing of principal payments, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, on the related loans and the allocation of those payments. The yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the related loans and the amount, if any, distributed from the related pre-funding account at the end of the related funding period. The rate of principal payments on the loans will in turn be affected by the amortization schedules of the loans, the rate and timing of principal prepayments on those loans by the Mortgagors and liquidations of defaulted loans, and purchases of loans due to breaches of representations and warranties and optional repurchases of delinquent loans by the master servicer. The timing of changes in the rate of prepayments, liquidations and repurchases of the loans may, and the timing of losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations", no assurance can be given as to the rate or the timing of principal payments on the notes.

      The loans generally may be prepaid in full or in part at any time; however, with respect to ______% and _____% of the initial fixed rate loans and the initial adjustable rate loans, respectively, prepayment will subject the mortgagor to a prepayment charge. Investors should be aware that _____% of the fixed rate loans are secured by second liens on the related mortgaged properties. Generally, loans secured by second liens are not viewed by mortgagors as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than first lien mortgage loans. None of the adjustable rate loans are secured by second liens. [The adjustable rate loans generally are assumable under some circumstances if, in the sole judgment of the master servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the adjustable rate loan is not impaired by the assumption. The fixed rate loans each contain a customary "due on sale" provision.] The master servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the master servicer determines that it is reasonably likely that any mortgagor will bring, or if any mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the master servicer shall not be required to enforce the due-on-sale clause or to contest the action. The extent to which the loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related notes and may result in a prepayment experience on the loans that differs from that on other loans. See "Yield Considerations" in the prospectus. Prepayments, liquidations and purchases of the loans will result in payments to holders of the notes of principal amounts which would otherwise be distributed over the remaining terms of the loans. Factors affecting prepayment, including defaults and liquidations, of loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

      The rate of defaults on the loans will also affect the rate and timing of principal payments on the loans. In general, defaults on loans are expected to occur with greater frequency in their early years. Increases in the monthly payments of the Class A-V loans to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment loans, particularly since the mortgagor under each adjustable rate loan was qualified on the basis of the mortgage rate in effect at origination. The repayment of the adjustable rate loans will be dependent on the ability of the mortgagor to make larger monthly payments as the mortgage rate increases. With respect to the fixed rate loans that are secured by second liens on the related mortgaged properties, the loans are subordinate to the rights of the mortgagee under the related first lien. Accordingly, investors will be subject to a loss if the holder of a first lien on the related mortgaged property is successful in foreclosure of its mortgage since no second lien or encumbrances survive a foreclosure. In addition, the rate of default on loans which are refinance or limited documentation loans, and on loans with high loan-to-value ratios, may be higher than for other types of loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield Considerations" in the prospectus.

      To the extent that the related original pre-funded amount has not been fully applied to the purchase of subsequent fixed rate loans and subsequent adjustable rate loans by the issuing entity by the end of the related funding period, the holders of the Class A-F Notes and the Class A-V Notes, as applicable, will receive on the first payment date following the termination of the related funding period a prepayment of principal in an amount equal to the lesser of:

      - the related pre-funded amount remaining in the related pre-funding account and

      - the outstanding note principal balance of the Class A-F Notes and the Class A-V Notes, as applicable.

      Although no assurance can be given, it is anticipated by the depositor that the principal amount of subsequent fixed rate loans and subsequent adjustable rate loans sold to the issuing entity for inclusion in the trust estate will require the application of substantially all amounts on deposit in the related pre-funding account and that there will be no material amount of principal prepaid to the related noteholders. However, it is unlikely that the seller will be able to deliver subsequent fixed rate loans and subsequent adjustable rate loans with an aggregate principal balance identical to the related pre-funded amount and therefore, some prepayment is expected on the notes.

      In addition, the yield to maturity of each series of notes will depend on, among other things, the price paid by the holders of the related notes and the then applicable related note interest rate. The extent to which the yield to maturity of a note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a note is purchased at a premium and principal payments on that note occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a note is purchased at a discount and principal payments on the notes occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the notes, see "Yield Considerations" in the prospectus.

      Furthermore, the yield to maturity on the notes may be affected by shortfalls with respect to interest in the event that the interest accrued on the notes at the related note interest rate is greater than the amount of interest accrued on the loans at the related mortgage rates less the sum of the servicing fee rate, the indenture trustee fee rate and the administrative fees. In that event, the resulting shortfall will only be payable to the extent that on any future payment date interest accrued on the loans at the related mortgage rates less the rates is greater than the interest accrued on the notes, and only to the extent of available funds following distributions to the noteholders and the note insurer pursuant to the first through the fourth clauses under "Description of the Securities-Priority of Payment."

      The Class A-V Note interest rate is based upon, among other factors as described in this prospectus supplement under "Description of the Notes -- Class A-V Notes -- Interest Payments," the value of an index, which is the one-month LIBOR, as defined in this prospectus supplement, which is different from the value of the index applicable to the adjustable rate loans, which is the six-month LIBOR. The mortgage rate for each adjustable rate loan adjusts semi-annually, commencing on the related first adjustment date, based upon the index, whereas the Class A-V Note interest rate on the Class A-V Notes adjusts monthly based upon one-month LIBOR plus _____%, or after the payment date which occurs on or prior to the date on which the aggregate principal balance of the sum of the adjustable rate loans is less than or equal to [10]% of the Class A-V original pool balance, one-month LIBOR plus ____%, limited by the maximum interest rate. In addition, one-month LIBOR and the index on the adjustable rate loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable rate loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates, each, as defined in this prospectus supplement. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which the index are stable or falling or that, even if both one-month LIBOR and the index rise during the same period, one-month LIBOR may rise much more rapidly than the index.

      Although the mortgage rates on the adjustable rate loans will adjust semi-annually, the increases and decreases may be limited by the Periodic Rate Cap, the maximum mortgage rate and the minimum mortgage rate, if applicable, on each adjustable rate loan, and will be based on the applicable index, which may not rise and fall consistently with prevailing mortgage rates, plus the related gross margin, which may be different from the prevailing margins on other adjustable rate loans. As a result, the mortgage rates on the adjustable rate loans at any time may not equal the prevailing rates for other adjustable-rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated. In addition, because all of the adjustable rate loans have maximum mortgage rates, if prevailing mortgage rates were to increase above the maximum mortgage rates, the rate of prepayment on the adjustable rate loans may be slower than would otherwise be the case. In general, if prevailing mortgage rates fall significantly below the mortgage rates on the adjustable rate loans, the rate of prepayments, including refinancings, will be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the adjustable rate loans, the rate of prepayment on the adjustable rate loans will be expected to decrease.

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of the security, assuming no losses. The weighted average life of the notes will be influenced by, among other things, the rate at which principal of the related loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. Because the amortization schedule of each Class A-V loan will be recalculated semi-annually after the initial adjustment date for the adjustable rate loan, any partial prepayments of the loan will not reduce the term to maturity of the adjustable rate loan. In addition, an increase in the mortgage rate on a adjustable rate loan will result in a larger monthly payment and in a larger percentage of the monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the mortgage rate on the adjustable rate loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

CLASS A-F NOTES

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement with respect to the Class A-F Notes, the Conditional Prepayment Rate model, assumes that the outstanding principal balance of a pool of loans prepays each month at a specified annual rate or Conditional Prepayment Rate. In generating monthly cash flows, this annual rate is converted to an equivalent monthly rate. With respect to the fixed rate loans, the prepayment model assumes a Conditional Prepayment Rate of 2% in the first month of the life of the fixed rate loans and an additional 2% per annum in each month after the first month until the tenth month; beginning in the tenth month and in each month after the tenth month, the Prepayment Assumption model assumes a Conditional Prepayment Rate of 20%. The levels of Conditional Prepayment Rate used above in defining the Prepayment Assumption represent 100% of the Prepayment Assumption. To assume a Conditional Prepayment Rate percentage in either prepayment model is to assume that the stated percentage of the outstanding principal balance of the pool would be prepaid over the course of a year. No representation is made that the loans will prepay at the percentages of Conditional Prepayment Rate specified in either prepayment model.

      The table set forth below has been prepared on the basis of assumptions regarding the weighted average characteristics of the fixed rate loans that are expected to be included in the trust estate as described under "Description of the Home Equity Loan Pool" in this prospectus supplement and the performance of the fixed rate loans. The table assumes, among other things, that:

-     the fixed rate loans have the following characteristics:

                                         FIXED RATE LOANS
                                     ------------------------
                                      ORIGINAL     REMAINING       ORIGINAL
                                       TERM TO      TERM TO      AMORTIZATION   MORTGAGE
                        PRINCIPAL     MATURITY      MATURITY         TERM       INTEREST    AMORTIZATION
                         BALANCE     (IN MONTHS)  (IN MONTHS)    (IN MONTHS)      RATE         METHOD
                        ---------    -----------  -----------    ------------   --------    ------------
Initial Loans

Subsequent Loans

      - payments on the Class A-F Notes are based upon a 360-day year consisting of twelve 30-day months and are received, in cash, on the 25th day of each month, commencing in ___________;

      - there are no delinquencies or losses on the loans, and principal payments on the loans are timely received together with prepayments, if any, at the respective constant percentages of Conditional Prepayment Rate or Prepayment Assumption set forth in the following table;

      -     there are no repurchases of the loans;

      - the scheduled monthly payment for the fixed rate loan is calculated based on its principal balance, mortgage rate and remaining term to maturity so that the Class A-F loan will amortize in amounts sufficient to repay the remaining principal balance of the Class A-F loan by its remaining term to maturity;

      -     payments on the fixed rate loans earn no reinvestment return;

      - the note insurer premium is the rate set forth in the related insurance agreement, the indenture trustee fee rate is _______% per annum and the servicing fee rate is _____% per annum;

      - there are additional ongoing trust estate expenses of approximately $_________ per month payable out of the trust estate;

      -     the fixed rate loans experience no prepayment penalties;

      - there are no investment earnings on amounts in any related collection account, including the related payment account, and no other miscellaneous servicing fees are passed through to the Class A-F Noteholders;

      - the subsequent fixed rate loans are purchased by ________[DATE] and are assumed to have their first scheduled monthly payment due in _________; and

      -     the notes will be purchased on [DATE].

      The actual characteristics and performance of the fixed rate loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the fixed rate loans will prepay at a constant level of Conditional Prepayment Rate until maturity or that all of the fixed rate loans will prepay at the same level of Conditional Prepayment Rate or Prepayment Assumption. Moreover, the diverse remaining terms to stated maturity of the fixed rate loans could produce slower or faster principal payments than indicated in the table at the various constant percentages of Conditional Prepayment Rate specified, even if the weighted average remaining term to stated maturity of the fixed rate loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the fixed rate loans, or actual prepayment experience, will affect the percentages of initial note principal balance outstanding over time and the weighted average life of the Class A-F Notes. Subject to the previous discussion and assumptions, the following table indicates the weighted average life of the notes, and sets forth the percentages of the Initial Class A-F Note principal balance that would be outstanding after each of the dates shown at various percentages of Conditional Prepayment Rate. With respect to the information set forth in the table below, percentages are rounded to the nearest whole percentage. In addition, the fixed rate loans are determined as a percentage of the Prepayment Assumption. The weighted average life of the Class A-F Note assumes the seller exercises its option to redeem the Class A-F Notes when the aggregate principal balance of the fixed rate loans remaining is less than or equal to [10]% of the Class A-F original pool balance, under "Description of the Notes -- Optional Redemption" in this prospectus supplement, and that the Class A-F Notes remain outstanding to their maturity date. The weighted average life of a Class A-F Note is determined by:

      - multiplying the amount of each distribution of principal on a note by the number of years from the date of issuance of the Class A-F Note to the related payment date,

      -     adding the results, and

      - dividing the sum by the Initial Class A-F Note principal balance of the Class A-F Note.

        PERCENT OF INITIAL CLASS A-F NOTE PRINCIPAL BALANCE OUTSTANDING
       AT THE SPECIFIED PERCENTAGES OF CONDITIONAL PREPAYMENT RATE OR THE
                             PREPAYMENT ASSUMPTION

                                    SCENARIO

Fixed Rate Loans..................  0%    25%    75%    100%   125%   175%   200%
Payment Date
Initial Percentage................  100%  100%   100%   100%   100%   100%   100%
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................

_____ 25, ____....................
Weighted Average Life in Years....
Weighted Average Life in Years....

      This table has been prepared based on the assumptions described in the second paragraph preceding this table, including the assumptions regarding the characteristics and performance of the fixed rate loans which differ from the actual characteristics and performance of those fixed rate loans, and should be read in conjunction with those fixed rate loans.

CLASS A-V NOTES

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement with respect to the Class A-V Notes, the Conditional Prepayment Rate model, assumes that the outstanding principal balance of a pool of loans prepays each month at a specified annual rate or Conditional Prepayment Rate. In generating monthly cash flows, this annual rate is converted to an equivalent monthly rate. With respect to the adjustable rate loans, the Prepayment Assumption model assumes a constant Conditional Prepayment Rate of 25%. The levels of Conditional Prepayment Rate used above in defining the Prepayment Assumption represent 100% of the Prepayment Assumption. To assume a Conditional Prepayment Rate percentage in either prepayment model is to assume that the stated percentage of the outstanding principal balance of the pool would be prepaid over the course of a year. No representation is made that the loans will prepay at the percentages of Conditional Prepayment Rate specified in either prepayment model.

      The table set forth below has been prepared on the basis of assumptions regarding the weighted average characteristics of the adjustable rate loans that are expected to be included in the trust estate as described under "Description of the Home Equity Loan Pool" in this prospectus supplement and the performance of those adjustable rate loans. The table assumes, among other things, that:

      -     the adjustable rate loans have the following characteristics:

                                                     ADJUSTABLE RATE LOANS
                       ORIGINAL       REMAINING                           MONTHS
                        TERM TO        TERM TO     MORTGAGE               TO
     PRINCIPAL         MATURITY       MATURITY     INTEREST    GROSS      RATE     LIFE    LIFE     PERIODIC  INITIAL
      BALANCE         (IN MONTHS)    (IN MONTHS)     RATE      MARGIN     CHANGE    CAP    FLOOR      CAP       CAP
Initial Loans
$
Subsequent Loans
$

            -     one-month LIBOR remains constant at _______%;

            - payments on the Class A-V Notes are based upon the actual number of days in the month and a 360-day year and are received, in cash, on the [25]th day of each month, commencing in ____________;

            - there are no delinquencies or losses on the adjustable rate loans, and principal payments on the adjustable rate loans are timely received together with prepayments, if any, at the respective constant percentages of Conditional Prepayment Rate or Prepayment Assumption set forth in the following table;

            -     there are no repurchases of the adjustable rate loans;

            - the scheduled monthly payment for the adjustable rate loan is calculated based on its principal balance, mortgage rate and remaining term to maturity that the adjustable rate loan

================================================================================
                  will amortize in amounts sufficient to repay the remaining principal balance of the adjustable rate loan by its remaining term to maturity;

            - the index remains constant at _____% and the mortgage rate on each adjustable rate loan is adjusted on the next adjustment date, and on subsequent adjustment dates, as necessary, to equal the index plus the applicable gross margin, subject to the maximum mortgage rate and minimum mortgage rate listed below and the related Periodic Rate Cap;

            - with respect to each adjustable rate loan, the monthly payment on the adjustable rate loan is adjusted on the due date immediately following the next related adjustment date, and on subsequent adjustment dates, as necessary, to equal a fully amortizing payment as described above;

            - payments on the adjustable rate loans earn no reinvestment return;

            - the note insurer premium is the rate set forth in the related insurance agreement, the indenture trustee fee rate is ____% per annum and the servicing fee rate is ____% per annum;

            - there are additional ongoing trust estate expenses of approximately $________ per month payable out of the trust estate;

            -     the adjustable rate loans experience no prepayment penalties;

            - there are no investment earnings on amounts in any related collection account, including the related payment account, and no other miscellaneous servicing fees are passed through to the Class A-V Noteholders;

            - the subsequent adjustable rate loans are purchased by _____________ and are assumed to have their first scheduled monthly payment due in ____________; and

            -     the Class A-V Notes will be purchased on [DATE].

      The actual characteristics and performance of the adjustable rate loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the adjustable rate loans will prepay at a constant level of Conditional Prepayment Rate until maturity or that all of the adjustable rate loans will prepay at the same level of Conditional Prepayment Rate or Prepayment Assumption. Moreover, the diverse remaining terms to stated maturity of the adjustable rate loans could produce slower or faster principal payments than indicated in the table at the various constant percentages of Conditional Prepayment Rate specified, even if the weighted average remaining term to stated maturity of the adjustable rate loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the adjustable rate loans, or actual prepayment experience, will affect the percentages of initial note principal balance outstanding over time and the weighted average life of the Class A-V Notes. Subject to the previous discussion and assumptions, the following table indicates the weighted average life of the Class A-V Notes, and sets forth the percentages of the Initial Class A-V Note principal balance that would be outstanding after each of the dates shown at various percentages of Conditional Prepayment Rate. With respect to the information set forth in the table below, percentages are rounded to the nearest whole percentage. In addition, the adjustable rate loans are determined on the Conditional Prepayment Rate. The weighted average life of the Class A-V Note assumes the seller exercises its option to redeem the Class A-V Notes when the aggregate principal balance of the adjustable rate loans remaining is less than or equal to [10]% of the Class A-V original pool balance, under "Description of the Notes -- Optional Redemption" in this supplement, and that the Class A-V Notes remain outstanding to their maturity date. The weighted average life of a Class A-V Note is determined by:

            - multiplying the amount of each distribution of principal on a Class A-V Note by the number of years from the date of issuance of the Class A-V Note to the related payment date,

            -     adding the results, and

            - dividing the sum by the initial Class A-V Note principal balance of the Class A-V Note.

        PERCENT OF INITIAL CLASS A-V NOTE PRINCIPAL BALANCE OUTSTANDING
       AT THE SPECIFIED PERCENTAGES OF CONDITIONAL PREPAYMENT RATE OR THE
                             PREPAYMENT ASSUMPTION

                                    SCENARIO

Adjustable Rate Loans.............  0%      10%    20%    25%    30%    40%    50%
Payment Date
Initial Percentage................  100%    100%   100%   100%   100%   100%   100%
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
_____ 25, ____....................
Weighted Average Life in Years....
Weighted Average Life in Years....

      This table has been prepared based on the assumptions described in the second paragraph preceding this table, including the assumptions regarding the characteristics and performance of the adjustable rate loans which differ from the actual characteristics and performance of those adjustable rate loans, and should be read in conjunction with those adjustable rate loans.

                     DESCRIPTION OF THE SERVICING AGREEMENTS

      The following summary describes terms of the servicing agreements, with respect to the fixed rate loans and the adjustable rate loans, dated as of _________ 1, ____, between the issuing entity, the indenture trustee and the master servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreements. Whenever particular sections or defined terms of the servicing agreements are referred to, those sections or defined terms are thereby incorporated in this prospectus supplement by reference.

THE MASTER SERVICER

      ___________________________, as master servicer, will act as master servicer for the fixed rate loans and the adjustable rate loans pursuant to the related servicing agreements.

      [MASTER SERVICER] is a __________________ with approximately $____ in assets, __ million customers and ______ employees. The Depositor and the Seller may maintain banking and other commercial relationships with [MASTER SERVICER] and its affiliates. [MASTER SERVICER's} principal corporate offices are located at

      [MASTER SERVICER] acts as Master Servicer pursuant to the Sale and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of the servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Sale and Servicing Agreement. [In addition, upon the occurrence of certain sub-servicer events of default under the terms of the servicing agreements, the Master Servicer may be required to enforce certain remedies on behalf of the Trusts [and at the direction of the Trustee] against such defaulting sub-servicer.] As of __________, [MASTER SERVICER] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

            [State how long the master servicer has been servicing assets and provide, to the extent material, a general discussion of the master servicer's experience in master servicing assets of any type as well as a more detailed discussion of the master servicer's experience in, and procedures for the master servicing function it will perform in the current transaction for assets of the type included in the current transaction. Include to the extent material information regarding the size, composition and growth of the master servicer's portfolio of master serviced assets of the type included in the current transaction and information on factors related to the master servicer that may be material to an analysis of the master servicing of the assets or the asset-backed securities, as applicable. Describe any material changes to the master servicer's policies or procedures in the master servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past three years. Provide information regarding the master servicer's financial condition to the extent that there is a material risk that the effect on one or more aspects of master servicing resulting from such financial condition could have a material impact on pool performance or performance of the asset-backed securities. Describe to the extent material any special or unique factors involved in master servicing the particular type of assets included in the current transaction, such as subprime assets, and the master servicer's processes and procedures designed to address such factors.]

      [Upon the failure of any sub-servicer to make a required advance of delinquent monthly payments on the Mortgage Loans, the Master Servicer will be required to terminate the defaulting sub-servicer and to make such advance to the extent that the Master Servicer determines such advance is recoverable from subsequent payments or recoveries on the related mortgage loan"].

            As Master Servicer, [MASTER SERVICER] will not be ultimately responsible for the servicing of the Mortgage Loans, except to the extent described under "Description of the Servicing Agreements".

      The master servicer will initially delegate its servicing obligations to the sub-servicer.

      Any servicing default, including performance test violations, under one servicing agreement will constitute an event of default under the other servicing agreement and as provided in the servicing agreements, the master servicer may be then removed under the servicing agreement.

      The sub-servicer will meet eligibility requirements, as set forth in each servicing agreement, and each sub-servicing agreement shall require that the fixed rate loans and the adjustable rate loans be serviced in a manner that is consistent with the terms of the related servicing agreement. The master servicer will not be released of its servicing obligations and duties with respect to any subserviced loans, notwithstanding the delegation of duties to the sub-servicer.

            For a description of the Master Servicer's fees and compensation, see "Fees and Expenses of the Issuing Entity."

THE SUB-SERVICER

      The information set forth in the following paragraphs has been provided by the sub-servicer. None of the depositor, the master servicer, the seller, the indenture trustee, the note insurer, the owner trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

      ______________________, as sub-servicer, will act as sub-servicer for the fixed rate loans and the adjustable rate loans pursuant to the related sub-servicing agreement.

            [Insert a description of the [SUB-SERVICER] including Loss and Delinquency Information]

            [State how long the sub-servicer has been servicing assets. Provide, to the extent material, a general discussion of the sub-servicer's experience in servicing assets of any type as well as a more detailed discussion of the sub-servicer's experience in, and procedures for the servicing function it will perform in the current transaction for assets of the type included in the current transaction.]

            [Include to the extent material information regarding the size, composition and growth of the sub-servicer's portfolio of serviced assets of the type included in the current transaction and information on factors related to the sub-servicer that may be material to an analysis of the servicing of the assets or the asset-backed securities, as applicable.]

            [Describe any material changes to the sub-servicer's policies or procedures in the servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past three years.]

            [Provide information regarding the sub-servicer's financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance or performance of the asset-backed securities.]

            [Describe to the extent material any special or unique factors involved in servicing the particular type of assets included in the current transaction, such as subprime assets, and the sub-servicer's processes and procedures designed to address such factors.]

            [Describe to the extent material the sub-servicer's process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of the underlying collateral, note sale by a special sub-servicer or borrower negotiation or workouts.].

            [Describe to the extent material any ability of the sub-servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cash flows from the assets. ].

            [The Sub-servicer will not be liable for any losses on the Mortgage Loans except in the event of negligence.]

            The Sub-servicer is required to make advances to the extent described herein. See "Description of the Notes -- Advances." [The Sub-servicer has not failed to make a required advance in connection with any mortgage-backed securitization. ]

[If applicable, insert same disclosure for any other affiliated sub-servicer or unaffiliated sub-servicer servicing 20% or more of the mortgage pool.]

      The notes will not represent an interest in or obligation of, nor are the loans guaranteed by, the sub-servicer.

DELINQUENCY AND LOSS EXPERIENCE OF THE SUB-SERVICER

      Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the sub-servicer for its owned and managed servicing portfolio for the quarter ended [DATE], and for each of the four prior years ended ____________. The sub-servicer's "owned and managed servicing portfolio" consists of the sub-servicer's servicing portfolio of fixed and variable rate home equity loans excluding loans serviced by the sub-servicer that were not originated or purchased and reunderwritten by the sub-servicer or any affiliate of that sub-servicer. In addition to the owned and managed servicing portfolio, the sub-servicer serviced as of [DATE], approximately ________ mortgage loans with an aggregate principal balance as of that date of approximately $_________, the loans were not originated by the sub-servicer or any affiliate of that sub-servicer and, with respect to those in the Third Party Servicing Portfolio, are being serviced for third parties on a contract servicing basis. No loans in the Third-Party Servicing Portfolio are included in the tables set forth below.

      With respect to the information set forth in the table below, the period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure. "Foreclosure rate" is the number of home equity loans or the dollar amount of home equity loans in foreclosure as a percentage of the total number of home equity loans or the dollar amount of home equity loans, as the case may be, as of the date indicated. In addition, REO properties, or "real-estate owned properties," are properties relating to mortgage foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the sub-servicer pending disposition. REO properties percentages are calculated using the number of loans, not the dollar amount.

     DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE SUB-SERVICER'S OWNED AND
                          MANAGED SERVICING PORTFOLIO

                        THREE MONTHS ENDING
                          MARCH 31, 1998
                                    DOLLAR             DOLLAR   NUMBER   DOLLAR    NUMBER   DOLLAR             DOLLAR
                          NUMBER    AMOUNT    NUMBER   AMOUNT     OF     AMOUNT      OF     AMOUNT   NUMBER    AMOUNT
                          OF LOANS   (000)   OF LOANS   (000)   LOANS    (000)     LOANS    (000)   OF LOANS   (000)
Portfolio............
  Delinquency
  Percentage
   30-59 days........
   60-89 days........
   90 days or more...
Total................
Foreclosure Rate.....
REP Properties.......

      With respect to the information set forth in the table below, "average amount outstanding" during the period is the arithmetic average of the principal balances of the home equity loans outstanding on the last business day of each month during the period. "Gross losses" are amounts which have been determined to be uncollectible relating to home equity loans for each respective period. "Recoveries" are recoveries from liquidation proceeds and deficiency judgments. "Net losses" represents "gross losses" minus "recoveries". For the three months ended [DATE], "net losses as a percentage of average amount outstanding" was annualized by multiplying net losses by four before calculating the percentage of "net losses as a percentage of average amount outstanding." In addition, managed portfolio statistics is restated to exclude interest advances on serviced portfolio to be consistent with presentation of owned portfolio.

              LOAN LOSS EXPERIENCE OF THE SUB-SERVICER'S OWNED AND
                      MANAGED SERVICING PORTFOLIO OF LOANS

                                                                          YEAR ENDING DECEMBER 31,
                                                           ----------------------------------------------------
                                            THREE MONTHS
                                               ENDING
                                                     ,
                                                -----      ------         ------         ------         ------
Average amount outstanding.............     $              $              $              $              $
Gross losses...........................     $              $              $              $              $
Recoveries.............................     $              $              $              $              $
Net losses.............................     $              $              $              $              $
Net losses as percentage of............
average amount outstanding.............                 %        %              %              %              %

      There can be no assurance that the delinquency experience of the loans will correspond to the delinquency experience of the sub-servicer's servicing portfolio set forth in the tables. The statistics shown above represent the delinquency experience for the sub-servicer's servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the loans will depend on the results obtained over the life of the loans. The sub-servicer's servicing portfolio includes loans underwritten pursuant to guidelines not necessarily representative of those applicable to the loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the sub-servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the loans.

SERVICER LOAN MODIFICATIONS

      Each servicing agreement provides that the master servicer may approve a change in the loan rate of a loan or extend a final maturity date on a loan if the mortgagor requests the modification and the note insurer consents to the modification; provided, however, if the note insurer does not object in writing to the change or extension specified in the notice to the note insurer within five (5) business days after its receipt of the notice, the master servicer may effectuate the change or extension and the note insurer shall be deemed to approve the action; provided further, however, in no event shall the master servicer modify the loan if at the time the aggregate amount of all the modified loans equals or exceeds [5]% of the related original pool balance.

SERVICING AND OTHER COMPENSATION

      The servicing fee for each loan is payable out of the interest payments on that loan. The servicing fee rate in respect of each loan will be equal to ____% per annum of the outstanding principal balance of that loan. The master servicer will pay the fees of any sub-servicer out of the amounts it receives as the servicing fee. The master servicer or the sub-servicer will be entitled to additional servicing compensation in the form of prepayment penalties, late payment charges, modification fees, assumption fees and other miscellaneous fees and those amounts will not be included in related available funds.

      With respect to any payment date and determined separately for each series of notes, Prepayment Interest Shortfalls in full during the preceding calendar month will be offset by the sub-servicer or the master servicer, but only to the extent the Prepayment Interest Shortfalls do not exceed an amount equal to the servicing fee payable to the master servicer with respect to that payment date and the related loan group. It should be noted that any payments by the sub-servicer or the master servicer is "compensating interest." Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the servicing fee, any other servicing compensation or otherwise. The Prepayment Interest Shortfall for any payment date is equal to the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments in full or in part on the loans during the preceding calendar month. Shortfalls will result because interest on prepayments in full is paid only to the date of prepayment, and because no interest is paid on prepayments in part, as those prepayments in part are applied to reduce the outstanding principal balance of the related loans as of the due date in the month of prepayment. No assurance can be given that compensating interest will be sufficient to cover Prepayment Interest Shortfalls in full for any payment date. The servicing fee or any other servicing compensation shall not be used to offset shortfalls arising from application of the Relief Act.

EVIDENCE AS TO COMPLIANCE

        The Sale and Servicing Agreement will require the Master Servicer, the Sub-Servicer and any party required by Item 1123 of Regulation AB to deliver annually to the [Indenture Trustee] an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

        In addition, for each year in which a Report on Form 10-K is required to be filed, the Master Servicer, the Sub-Servicer and each party that participates in the servicing and administration of more than 5% of the Mortgage Loans will be required to deliver annually to the [Trustee], a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

- a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

- a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

- the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

- a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

THE INDENTURE

      The following summary describes terms of the indenture related to the [SERIES] issuing entity. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the trust agreement and indenture. Whenever particular defined terms of the indenture are referred to, those defined terms are thereby incorporated in this prospectus supplement by reference. See "The Agreements" in the prospectus.

CONTROL BY NOTE INSURER

      Pursuant to the indenture, unless a note insurer default exists:

      - the note insurer shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee, subject to limitation, and

      - the indenture trustee may take actions which would otherwise be at its option or within its discretion, including the actions referred to under " -- Events of Default" and " -- Rights Upon Event of Default," only at the direction of the note insurer and

      - the note insurer shall be deemed to be the holder of the related notes for most purposes, other than with respect to payment on the related notes, and will be entitled to exercise all rights of the noteholders under the indenture, without the consent of those noteholders, and the related noteholders may exercise those rights only with the prior written consent of the note insurer. A "note insurer default" means the existence and continuation of:

      - a failure of the note insurer to make a payment under the note insurance policy in accordance with its terms or

      -     bankruptcy or insolvency actions by or against the note insurer.

EVENTS OF DEFAULT

      An "Event of Default" with respect to the notes is defined in the indenture as follows:

      -     the failure of the issuing entity to pay:

            - the interest payment amount or the principal payment amount with respect to a payment date on that payment date, provided that for purposes of this clause, payment by the indenture trustee from proceeds of the related note insurance policy shall not be considered payment by the issuing entity with respect to the related notes, or

            - any subordination increase amount or carry-forward amount, but only to the extent funds are available to make that payment as described under "Description of the Notes -- Class A-F Notes -- Priority of Payment" or " -- Class A-V Notes -- Priority of Payment," as applicable, provided that for purposes of this clause, payment by the indenture trustee from proceeds of the related note insurance policy shall not be considered payment by the issuing entity with respect to the related notes;

      - the failure by the issuing entity on the final scheduled payment date to reduce the note principal balance to zero;

      - a default in the observance or performance of any covenant or agreement of the issuing entity in the indenture, and the continuation of any default for a period of thirty days after notice to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the note insurer, or if a note insurer default exists, by the holders of at least 25% of the note principal balance of the related notes;

      - any representation or warranty made by the issuing entity in the indenture or in any certificate or other writing delivered pursuant to the indenture having been incorrect in a material respect as of the time made, and the circumstance in respect of which the representation or warranty is incorrect not having been cured within thirty days after notice is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the note insurer, or, if a note insurer default exists, by noteholders representing at least 25% of the note principal balance of the related notes; or

      - events of bankruptcy, insolvency, receivership or reorganization of the issuing entity.

RIGHTS UPON EVENT OF DEFAULT

      In case an event of default should occur and be continuing with respect to the Class A-F Notes or Class A-V Notes, the indenture trustee may, with the prior written consent of the note insurer, and, upon the written direction of the note insurer or, if a note insurer default exists, related noteholders representing more than 50% of the note principal balance of the related notes shall, declare the principal of the notes to be immediately due and payable. The declaration may under some circumstances be rescinded by the note insurer, or if a note insurer default exists, related noteholders representing more than 50% of the note principal balance of the notes.

      If, following an event of default, the notes have been declared to be due and payable, the indenture trustee may, in its discretion, provided that the note insurer or, if a note insurer default exists, the noteholders representing more than 50% of the note principal balance of the notes, have not directed the indenture trustee to sell the assets included in the related trust estate, refrain from selling the assets and continue to apply all amounts received on those assets to payments due on the notes in accordance with their terms, notwithstanding the acceleration of the maturity of the notes. In addition, upon an event of default the indenture trustee may, with the consent of the note insurer, sell all or part of the assets included in the trust estate, in which event the collections on, or the proceeds from the sale of, those assets will be applied as provided below; provided, however, that any proceeds of a claim under the related note insurance policy shall be used only to pay interest and principal on the notes:

      - to the payment of the fees of the indenture trustee which have not been previously paid;

      -     to the note insurer, any note insurer premium then due, provided no note insurer default exists;

      - to the noteholders, the amount of interest then due and unpaid on the notes, but not including any carry-forward amount in the case of the Class A-V Notes, without preference or priority of any kind;

      - to the related noteholders, the amount of principal then due and unpaid on those notes, without preference or priority of any kind;

      - to the payment of the amounts due and owing to the note insurer, to the extent not previously reimbursed;

      - to the related noteholders, the amount of any carry-forward amount in the case of the Class A-V Notes not previously paid; and

      - to the owner trustee for distribution to the holders of the certificates; provided, however, that if the related subordination amount with respect to the other series of notes is less than the related required subordination amount with respect to those other series, those amounts shall be transferred to the related escrow account.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing, the indenture trustee shall be under no obligation to exercise any of the rights and powers under the indenture at the request or direction of any of the related noteholders, unless the noteholders shall have offered to the indenture trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with that request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the note insurer, or if a note insurer default exists, noteholders representing more than 50% of the note principal balance of the related notes shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the notes; and the note insurer, or if a note insurer default exists, noteholders representing more than 50% of the note principal balance of the related notes may, in some cases, waive any default with respect to the indenture, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holder of each outstanding note affected thereby.

LIMITATION ON SUITS

      No noteholder will have any right to institute any proceedings with respect to the indenture unless:

      - the noteholder has previously given written notice to the indenture trustee of a continuing event of default;

      - noteholders representing not less than 25% of the note principal balance of the related notes have made written request to the indenture trustee to institute proceedings in respect of the event of default in its own name as indenture trustee;

      - the noteholders have offered to the indenture trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with that request;

      - for 60 days after its receipt of the notice of, request and offer of indemnity the indenture trustee has failed to institute any proceedings;

      - no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the noteholders representing more than 50% of the note principal balance of the related notes; and

      - the noteholders have the consent of the note insurer, unless a note insurer default exists.

REPORTS TO NOTEHOLDERS

            On each Payment Date, the Indenture Trustee will cause to be forwarded or made available on its website located at _______________________ to each noteholder a statement generally setting forth with respect to each loan group, where applicable, among other information:

      - the amount of the related payment to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

      - the amount of such payment to Holders of each Class allocable to interest;

      -     the Note Rate on each Class of Notes for that Payment Date;

      - the Note Principal Balance of each Class after giving effect (i) to all payments allocable to principal on such Payment Date and (ii) the allocation of any Applied Realized Loss Amounts or Realized Loss Excess Coverage Amounts for such Payment Date;

      -     the aggregate of the Stated Principal Balance of the Mortgage Loans;

      - the related amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period;

      - the Net Rate Carryover Amount paid on any Class of Notes on such Payment Date and any Net Rate Carryover Amounts remaining unpaid on any Class of Notes on such Payment Date;

      - the amount of Advances for each Loan Group included in the payment on such Payment Date;

      - the amount of Applied Realized Loss Amounts or Realized Loss Excess Coverage Amounts applied to the Notes for such Payment Date;

      - the cumulative amount of Applied Realized Loss Amounts or Realized Loss Excess Coverage Amounts applied to the Notes to date;

      - the number and aggregate principal amounts of Mortgage Loans: (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, and (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and
            (3) 90 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date;

      - with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan and the date of acquisition thereof;

      - the aggregate Stated Principal Balances of any Mortgage Loans converted to REO Properties as of the close of business on the Determination Date preceding such Payment Date;

      -     the aggregate Stated Principal Balances of all Liquidated Loans;

      - with respect to any Liquidated Loan, the loan number and Stated Principal Balance relating thereto;

      - all payments made by the Master Servicer in respect of Prepayment Interest Shortfalls for such Payment Date;

      -     the amount remaining in the Pre-Funding Account as of such Payment
            Date;

      - the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay principal and interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, as amended, or the California Military and Veterans Code, as amended; and the amount of interest and principal not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions;

      - the number and the principal balance of Mortgage Loans with respect to any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      - the aggregate amount of all Advances recovered during the related Due Period

      - Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.

      - In addition, describe any material changes to methodology regarding calculations of delinquencies and charge-offs.

      - Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

      - Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.

      - Material breaches of pool asset representations or warranties or transaction covenants.

      - Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met. Information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable. Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

In addition, within a reasonable period of time after the end of each calendar year, the Indenture Trustee will prepare and deliver to each Noteholder of record during the previous calendar year, upon its written request, a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

      -

RESIGNATION OF THE INDENTURE TRUSTEE

      The indenture trustee may resign at any time under the indenture, in which event the issuing entity will be obligated to appoint, with the consent of the note insurer, a successor indenture trustee. The indenture trustee also may be removed under the indenture at any time by the note insurer, or if a note insurer default exists, then by noteholders representing more than 50% of the note principal balance of the related notes. The issuing entity shall, with the consent of the note insurer, so long as no note insurer default exists, remove the indenture trustee if the indenture trustee ceases to be eligible to continue under the indenture or if the indenture trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the indenture trustee or its property. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                          [THE NOTE INSURANCE POLICY]

[Describe material terms of note insurance policy, including limits on timing, limits on amount of payments, conditions precedent and substitution, as necessary. Indicate that policy will be filed as an exhibit.]

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Upon the issuance of the notes, Dechert LLP, counsel to the depositor, will deliver its opinion generally to the effect that, while there is no authority directly on point, based on the application of existing law and assuming compliance with the related trust agreement, for federal income tax purposes:

      the notes issued under the [SERIES] issuing entity will be characterized as indebtedness and not as representing an ownership interest in the trust estate or an equity interest in the issuing entity or the depositor, and

      -     the [SERIES] issuing entity will not be:

      - classified as an association taxable as a corporation for federal income tax purposes,

      - a taxable mortgage pool as defined in Section 7701(i) of the Code, or

      -     a "publicly traded partnership" as defined in Treasury Regulation
            Section 1.7704-1.

      The notes will not be treated as having been issued with "original issue discount," as defined in the prospectus. The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the adjustable rate loans will prepay at a rate equal to [25% Conditional Prepayment Rate] and the fixed rate loans will prepay at a rate equal to [2% Conditional Prepayment Rate] in the first month of the life of the fixed rate loans and an additional [2% Conditional Prepayment Rate] per annum in each month after the first month until the tenth month; beginning in the tenth month and in each month after the tenth month, the fixed rate loans will prepay at a rate equal to [20% Conditional Prepayment Rate]. No representation is made that the loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences" in the prospectus.

      The notes will not be treated as assets described in Section 7701(a)(19)
(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The notes will also not be treated as "qualified mortgages" under
Section 860G(a)(3) of the Code.

      You should see "Material Federal Income Tax Consequences" and "State Tax Considerations" in the prospectus for a discussion of the application of federal income and state and local tax laws to the issuing entity and purchasers of the notes.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement dated [DATE] with respect to the Class A-F Notes and Class A-V Notes, between the depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, the depositor has agreed to sell the notes to the underwriter and the underwriter has agreed to purchase the notes from the depositor. It is expected that delivery of the notes will be made only in book-entry form through the same day funds settlement system of DTC, on or about [DATE], against payment for those notes in immediately available funds.

      The notes will be purchased from the depositor by the underwriter and will be offered by the underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-F Notes are expected to be approximately $___________, before deducting expenses plus accrued interest from the cut off date and the proceeds to the depositor from the sale of the Class A-V Notes are expected to be approximately $___________, before deducting expenses. The underwriter may effect those transactions by selling the notes to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter. In connection with the sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the notes may be deemed to be underwriters and any profit on the resale of the notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

      The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect of those underwriting agreement.

      There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue or provide the noteholders with sufficient liquidity of investment. The primary source of information available to investors concerning the notes will be the monthly statements discussed in this prospectus supplement under "Reports to Noteholders," which will include information as to the outstanding principal balance of the notes. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of the information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

                                 LEGAL OPINIONS

      Certain legal matters relating to the notes will be passed upon for the seller and the master servicer by ________________, and for the depositor and the underwriter by Dechert LLP, New York, New York.

                                    RATINGS

      It is a condition of the issuance of each class of the notes that each class of notes be rated ["AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc.].

      S&P's ratings on mortgage pass-through certificates address the likelihood of the receipt by noteholders of payments required under the indenture. S&P's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the notes, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the notes. S&P's rating on the notes does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. The ratings issued by S&P on payment of principal and interest do not cover the payment of any Prepayment Interest Shortfalls, Relief Act Shortfalls or any carry-forward amount.

      The rating process of Moody's addresses the structural and legal aspects associated with the notes, including the nature of the underlying loans. The ratings assigned to the notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield. The ratings do not address the likelihood that Class A-V Noteholders will be paid the carry-forward amount.

      The depositor has not requested a rating on the notes by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes by S&P and Moody's.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings Initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the notes.

                                LEGAL INVESTMENT

      The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      The depositor makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

      See "Legal Investment" in the prospectus.

                                USE OF PROCEEDS

            Substantially all of the net proceeds to be received from the sale of the Notes will be applied by the Depositor to the purchase price of the mortgage loans. . [If expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses. If such expenses are to be paid to the sponsor, servicer contemplated by Item 1108(a)(2) of Regulation AB, depositor, issuing entity, originator contemplated by Item 1110 of Regulation AB, underwriter, or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.]

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended, and the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts of insurance companies in which the plans or arrangements are invested and on persons who are fiduciaries with respect to those Plans. ERISA and the Code prohibit transactions involving the assets of a Plan and "disqualified persons" and "parties in interest" who have specified relationships to the Plan. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the related issuing entity, the depositor, the seller, the related trust estate, the underwriter, any other underwriter, the owner trustee, the indenture trustee, the master servicer, the sub-servicer, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a party in interest or disqualified person with respect to the Plan and, if so, whether the transaction is subject to one or more statutory or administrative exemptions.

      Additionally, an investment of the assets of a Plan in securities may cause the assets included in the related trust fund to be deemed "plan assets" of that Plan, and any person with specified relationships to the related trust fund to be deemed a party in interest or disqualified person. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. Section 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the plan asset regulations, generally, when a Plan acquires an "equity interest" in another entity, like the trust fund, the underlying assets of that entity may be considered to be plan assets. The plan asset regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Although not entirely free from doubt, it is believed that, as of the date of this prospectus supplement, the notes will be treated as debt obligations without significant equity features for the purposes of the plan asset regulations. Because of the factual nature of the above-described provisions of ERISA, the Code and the plan asset regulations, Plans or persons investing plan assets should carefully consider whether an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the notes.

                                    EXPERTS

      The consolidated balance sheets of ___________________________ and its subsidiaries as of _____________, _____ and _____________________, _____ and the
related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended [DATE], incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of ____________________ independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    GLOSSARY

      Whenever used in this prospectus supplement, the following terms have the following meanings: "Balloon Loans" means fixed rate mortgage loans having original or modified terms to maturity of 5 or 7 years in most cases, with level monthly payments of principal and interest based on a 30 year amortization schedule.

      "Buydown Loan" means a loan subject to a temporary buydown plan.

      "Relief Act Shortfalls" means, for any distribution date, any shortfall attributable to the Servicemembers Civil Relief Act, as amended.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Conditional Prepayment Rate" means a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

      "Liquidation Proceeds" means amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

      "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

      "Prepayment Assumption" means, for federal income tax purposes any security, the rate of prepayments assumed in pricing the security.

      "Prepayment Interest Shortfall" means with respect to a mortgage loan that is subject to a mortgage prepayment or liquidation, the amount that equals the difference between a full month's interest due with respect to that mortgage loan and the amount of interest paid or recovered with respect hereto.

      "Realized Loss" means as to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, as described in the related pooling and servicing agreement, will equal the portion of the stated principal balance remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related advances and expenses, towards interest and principal owing on the mortgage loan. With respect to a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

                                 $
                                  ---------------

                            --------------------------

                        ASSET-BACKED NOTES, [SERIES]

                                 Issuing Entity



                                     [LOGO]

                             ---------------------
                               Seller and Sponsor

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor

                             ---------------------

                             Prospectus Supplement

                             ---------------------

                              MERRILL LYNCH & CO.

      No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the prospectus and, if given or made, that information or representation must not be relied upon. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes offered hereby, nor an offer of the notes in any state or jurisdiction in which, or to any person to whom, that offer would be unlawful. The delivery of this prospectus supplement or the prospectus at any time does not imply that information in this prospectus supplement or in the prospectus is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus supplement or the prospectus is required by law to be delivered, this prospectus supplement or the prospectus will be amended or supplemented accordingly.

      Until 90 days after the date of this prospectus supplement, all dealers selling the notes, whether or not participating in this distribution, will deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                     [DATE]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.


SEC Registration Fee..............................   $107.00
Legal Fees and Expenses*..........................        **
Accounting Fees and Expenses*.....................        **
Trustee's Fees and Expenses*......................        **
Printing and Engraving Fees*......................        **
Rating Agency Fees*...............................        **
Miscellaneous*....................................        **

                                                      ------
Total.............................................   $107.00

-----------------------
 * Estimated in accordance with Item 511 of Regulation S-K.

** To be filed by Amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's By-laws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits and proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

ITEM 16. EXHIBITS.

1.1      Form of Underwriting Agreement (Filed as Exhibit 1.1 to Registration
         Statement on Form S-3 (File No. 333-24327) and incorporated herein by reference)

3.1      Certificate of Incorporation of the Registrant (Filed as Exhibit 3.1 to
         Registration Statement on Form S-3 (File No. 333-24327) and incorporated herein by reference)

3.2      By-laws of the Registrant (Filed as Exhibit 3.2 to Registration
         Statement on Form S-3 (File No. 333-07569) and incorporated herein by reference)

4.1      Form of Pooling and Servicing Agreement (Filed as Exhibit 4.1 to
         Registration Statement on Form S-3 (File No. 333-130545) and incorporated herein by reference)

4.2      Form of Indenture (Filed as Exhibit 4.2 to Registration Statement on
         Form S-3 (File No. 333-130545) and incorporated herein by reference)

4.3      Form of Trust Agreement (Filed as Exhibit 4.3 to Registration
         Statement on Form S-3 (File No. 333-130545) and incorporated herein by reference)

*5.1 Opinion of Dechert LLP regarding the legality of the securities being registered

*5.2 Opinion of Richards, Layton and Finger, P.A. regarding the legality of certain certificates

*8.1 Opinion of Dechert LLP regarding certain federal income tax matters with respect to the securities being registered (Incorporated in Exhibit 5.1)

*23.1    Consent of Dechert LLP (Incorporated in Exhibit 5.1)

*23.2    Consent of Richards, Layton and Finger, P.A. (Incorporated in Exhibit
         5.2)

*24.1    Powers of Attorney (Incorporated in Signatures)

 99.1    Form of Sale and Servicing Agreement (Filed as Exhibit 99.1 to
         Registration Statement on Form S-3 (File No. 333-130545) and incorporated herein by reference)

 99.2    Form of Mortgage Loan Purchase Agreement (Filed as Exhibit 99.2 to
         Registration Statement on Form S-3 (File No. 333-07569) and incorporated herein by reference)

 99.3    Form of Mortgage Loan Purchase Agreement (Filed as Exhibit 99.3 to
         Registration Statement on Form S-3 (File No. 333-24327) and incorporated herein by reference)

------------------
* Filed herewith.

Item 17. Undertakings.

In accordance with Item 512 of Regulation S-K under the Securities Act of 1933

         (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

         PROVIDED, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) As to documents subsequently filed that are incorporated by reference: The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Undertaking in respect of indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  (d) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (e) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to
         Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S -3 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 1st day of February, 2007.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                        By:    /s/ Paul Park
                                               ---------------------------------
                                        Name:  Paul Park
                                        Title: President

                               POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. McGovern and Paul Park, and both of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any pre-effective or post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities as directors and officers of Merrill Lynch Mortgage Investors, Inc. in the capacities and on the date indicated below.

Signature                      Title                         Date
---------                      -----                         ----
/s/ Paul Park                  President and Chairman        February 1, 2007
-----------------------
Paul Park


/s/ Brian T. Sullivan          Vice President and Treasurer  February 1, 2007
-----------------------        (principal financial officer
Brian T. Sullivan              and controller)

/s/ Michael M. McGovern        Director                      February 1, 2007
-----------------------
Michael M. McGovern

/s/ Donald J. Puglisi          Director                      February 1, 2007
-----------------------
Donald J. Puglisi

                                  EXHIBIT INDEX

EXHIBIT        DESCRIPTION
1.1            Form of Underwriting Agreement (Filed as Exhibit 1.1 to
               Registration Statement on Form S-3 (File No. 333-24327) and
               incorporated herein by reference)

3.1            Certificate of Incorporation of the Registrant (Filed as Exhibit
               3.1 to Registration Statement on Form S-3 (File No. 333-24327) and incorporated herein by reference)

3.2            By-laws of the Registrant (Filed as Exhibit 3.2 to Registration
               Statement on Form S-3 (File No. 333-07569) and incorporated herein by reference)

4.1            Form of Pooling and Servicing Agreement (Filed as Exhibit 4.1 to
               Registration Statement on Form S-3 (File No. 333-130545) and incorporated herein by reference)

4.2 Form of Indenture (Filed as Exhibit 4.2 to Registration Statement on Form S-3 (File No. 333-130545) and incorporated herein by reference)

4.3            Form of Trust Agreement (Filed as Exhibit 4.3 to Registration
               Statement on Form S-3 (File No. 333-130545) and incorporated herein by reference)

*5.1 Opinion of Dechert LLP regarding the legality of the securities being registered

*5.2 Opinion of Richards, Layton and Finger, P.A. regarding the legality of certain certificates

*8.1 Opinion of Dechert LLP regarding certain federal income tax matters with respect to the securities being registered
               (Incorporated in Exhibit 5.1)

*23.1          Consent of Dechert LLP (Incorporated in Exhibit 5.1)

*23.2          Consent of Richards, Layton and Finger, P.A. (Incorporated in
               Exhibit 5.2)

*24.1          Powers of Attorney (Incorporated in Signatures)

 99.1          Form of Sale and Servicing Agreement (Filed as Exhibit 99.1 to
               Registration Statement on Form S-3 (File No. 333-130545) and incorporated herein by reference)

 99.2 Form of Mortgage Loan Purchase Agreement (Filed as Exhibit 99.2 to Registration Statement on Form S-3 (File No. 333-07569) and incorporated herein by reference)

 99.3 Form of Mortgage Loan Purchase Agreement (Filed as Exhibit 99.3 to Registration Statement on Form S-3 (File No. 333-24327) and incorporated herein by reference)


------------------
* Filed herewith.